The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this preliminary prospectus supplement may be amended or completed, Dated May 15, 2007

Prospectus Supplement dated May [___], 2007 (To Prospectus dated December 13, 2006)

$507,851,000 (Approximate)

Citigroup Mortgage Loan Trust 2007-AHL2
Issuing Entity

Asset-Backed Pass-Through Certificates, Series 2007-AHL2

Citigroup Mortgage Loan Trust Inc.
Depositor

Citigroup Global Markets Realty Corp.
Sponsor

Countrywide Home Loans Servicing LP
Servicer

Citibank, N.A.
Trust Administrator

You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement and page 5 in the prospectus.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of the depositor, the servicer or the sponsor, or any of their affiliates.

Offered Certificates
The trust created for the Series 2007-AHL2 certificates will hold a pool of one- to four-family residential first lien and second lien, fixed-rate and adjustable-rate mortgage loans. The mortgage loans will be segregated into three groups, one consisting of mortgage loans with principal balances at origination that conform to Freddie Mac loan limits, one consisting of mortgage loans with principal balances at origination that conform to Fannie Mae loan limits and one consisting of mortgage loans with principal balances at origination that may or may not conform to Freddie Mac or Fannie Mae loan limits. The trust will issue eight classes of offered certificates. You can find a list of these classes, together with their initial certificate principal balances and pass-through rates, on page S-5 of this prospectus supplement. Credit enhancement for the offered certificates will be provided in the form of excess interest, subordination and overcollateralization. In addition, the offered certificates will have the benefit of an interest rate swap agreement. The offered certificates will be entitled to monthly distributions beginning in June 2007.

Underwriting
Citigroup Global Markets Inc., as underwriter, will offer to the public the offered certificates at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates, before deducting expenses, will be approximately [___]% of the aggregate initial certificate principal balance of the offered certificates. See “Method of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Citi

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and
•	this prospectus supplement, which describes the specific terms of this series of certificates.
Citigroup Mortgage Loan Trust Inc.’s principal offices are located at 390 Greenwich Street, 4th Floor, New York, New York 10013 and its phone number is (212) 816-6000, Attention: Mortgage Finance.

Table of Contents

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENTS
RISK FACTORS
AFFILIATIONS AND RELATED TRANSACTIONS
USE OF PROCEEDS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ORIGINATOR
THE SERVICER
THE TRUSTEE
THE TRUST ADMINISTRATOR
THE SPONSOR
THE DEPOSITOR
THE ISSUING ENTITY
THE INTEREST RATE SWAP PROVIDER
YIELD ON THE CERTIFICATES
DESCRIPTION OF THE CERTIFICATES
POOLING AND SERVICING AGREEMENT
FEDERAL INCOME TAX CONSEQUENCES
METHOD OF DISTRIBUTION
SECONDARY MARKET
LEGAL OPINIONS
RATINGS
LEGAL INVESTMENT
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS
ANNEX I
ANNEX II
ANNEX III

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b)
it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Title of Series	Citigroup Mortgage Loan Trust Inc., Asset-Backed Pass-Through Certificates, Series 2007-AHL2.
Cut-off Date	May 1, 2007.
Closing Date	On or about May 30, 2007.
Issuing Entity
Citigroup Mortgage Loan Trust 2007-AHL2. The issuing entity will be established under a pooling and servicing agreement among Citigroup Mortgage Loan Trust Inc., as depositor, Countrywide Home Loans Servicing LP, as servicer, Citibank, N.A., as trust administrator and U.S. Bank National Association, as trustee.

Depositor
Citigroup Mortgage Loan Trust Inc., a Delaware corporation and an affiliate of Citigroup Global Markets Inc. The depositor will deposit the mortgage loans into the trust. See “The Depositor” in this prospectus supplement.

Originator	Accredited Home Lenders, Inc., a California corporation. See “The Originator” in this prospectus supplement.
Servicer
Countrywide Home Loans Servicing LP, a Texas limited partnership. Any obligation specified to be performed by the master servicer in the prospectus will be, with respect to the servicing of the mortgage loans, an obligation to be performed by the servicer pursuant to the pooling and servicing agreement, as described herein. See “The Servicer” in this prospectus supplement.

Sponsor
Citigroup Global Markets Realty Corp., a New York corporation and an affiliate of Citigroup Global Markets Inc. The sponsor will sell the mortgage loans to the depositor. See “The Sponsor” in this prospectus supplement.

Trust Administrator and Custodian
Citibank, N.A., a national banking association and an affiliate of Citigroup Global Markets Inc. See “The Trust Administrator”and “The Pooling and Servicing Agreement—The Custodian” in this prospectus supplement.

Trustee	U.S. Bank National Association, a national banking association. See “The Trustee” in this prospectus supplement.
Credit Risk Manager	OfficeTiger Global Real Estate Services, Inc. See “Pooling and Servicing Agreement—The Credit Risk Manager” in this prospectus supplement.
Interest Rate Swap Provider	Swiss Re Financial Products Corporation. See “The Interest Rate Swap Provider” in this prospectus supplement.
Distribution Dates	Distributions on the certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in June 2007.
Final Scheduled Distribution Dates
The final scheduled distribution date for the Class A Certificates and Mezzanine Certificates will be the distribution date in May 2037. The final scheduled distribution date for the Class A Certificates and Mezzanine Certificates is calculated as the month after the maturity of the latest maturing loan in the pool. The actual final distribution date for each class of Class A Certificates and Mezzanine Certificates may be earlier, and could be substantially earlier, than the applicable final scheduled distribution date.

Offered Certificates
Only the certificates listed in the immediately following table are being offered by this prospectus supplement. Each class of offered certificates will have the initial certificate principal balance and pass-through rate set forth or described in the immediately following table.

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate(2)	Class	Initial Certificate Principal Balance (1)	Pass-Through Rate(2)
A-3A	$214,500,000	Variable	M-2	$39,486,000	Variable
A-3B	$133,185,000	Variable	M-3	$13,797,000	Variable
A-3C	$33,620,000	Variable	M-4	$16,651,000	Variable
M-1	$43,768,000	Variable	M-5	$12,844,000	Variable
_______________
(1) Approximate. Subject to a variance of + 5%.
(2) The pass-through rate on each class of offered certificates is based on one-month LIBOR plus an applicable certificate margin, subject to a rate cap as described in this prospectus supplement under “Description of the Certificates—Pass-Through Rates.”

The Trust

The depositor will establish a trust with respect to the certificates pursuant to a pooling and servicing agreement, dated as of the cut-off date, among the depositor, the servicer, the trust administrator and the trustee. There will be nineteen classes of certificates representing beneficial interests in the trust. See “Description of the Certificates” in this prospectus supplement.

The certificates will represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the certificates will be made only from payments received in connection with the mortgage loans and amounts received under the interest rate swap agreement.

The Mortgage Loans

References to percentages of the mortgage loans or weighted averages with respect to the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans, or of the indicated subset thereof, as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement. Any statistic presented on a weighted average basis or any statistic based on the aggregate principal balance of the mortgage loans is subject to a variance of plus or minus 5%.

The trust will contain approximately 4,792 conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $951,478,465 as of the cut-off date, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The mortgage loans will be divided into three loan groups, loan group I, loan group II and loan group III. Loan group I will consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conform to Freddie Mac loan limits. Loan group II will consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conform to Fannie Mae loan limits. Loan group III will consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that may or may not conform to Freddie Mac or Fannie Mae loan limits. In addition, certain of the conforming balance mortgage loans included in loan group III might otherwise have been included in loan group I or loan group II, but were excluded from loan group I or loan group II because they did not meet Freddie Mac or Fannie Mae criteria (including published guidelines) for factors other than principal balance. The mortgage loans in loan group I are referred to in this prospectus supplement as the Group I Mortgage Loans. The mortgage loans in loan group II are referred to in this prospectus supplement as the Group II Mortgage Loans. The mortgage loans in loan group III are referred to in this prospectus supplement as the Group III Mortgage Loans.

The Group I Mortgage Loans will consist of approximately 1,243 mortgage loans having an aggregate principal balance as of the cut-off date of approximately $226,904,738, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The Group II Mortgage Loans will consist of approximately 1,261 mortgage loans having an aggregate principal balance as of the cut-off date of approximately $229,372,512, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The Group III Mortgage Loans will consist of approximately 2,288 mortgage loans having an aggregate principal balance as of the cut-off date of approximately $495,201,215, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans:	72.02%
Fixed-rate mortgage loans:	27.98%
Interest only mortgage loans:	17.78%
Second lien mortgage loans:	2.52%
Range of mortgage rates:	4.625% - 15.950%
Weighted average mortgage rate:	8.269%
Range of gross margins of the adjustable-rate mortgage loans:	2.199% - 10.000%
Weighted average gross margin of the adjustable-rate mortgage loans:	4.908%
Range of minimum mortgage rates of the adjustable-rate mortgage loans:	2.250% - 13.990%
Weighted average minimum mortgage rate of the adjustable-rate mortgage loans:	7.824%
Range of maximum mortgage rates of the adjustable-rate mortgage loans:	8.375% - 20.990%
Weighed average maximum mortgage rate of the adjustable-rate mortgage loans:	15.121%
Weighted average next adjustment date of the adjustable-rate mortgage loans:	March 14, 2010
Weighed average remaining term to stated maturity:	350 months
Range of principal balances:	$1 - $1,430,000
Average principal balance:	$198,556
Range of fully combined loan- to-value ratios:	9.82% - 100.00%
Weighted average fully combined loan-to-value ratio:	86.74%
Balloon Loans:	39.02%
Geographic concentrations in excess of 5%: Florida California New York Illinois	15.12% 14.98% 8.34% 5.45%

The Group I Mortgage Loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group I Mortgage Loans:	80.66%
Fixed-rate Group I Mortgage Loans:	19.34%
Interest only Group I Mortgage Loans:	16.60%
Second lien Group I Mortgage Loans:	1.50%
Range of mortgage rates:	5.650% - 14.250%
Weighted average mortgage rate:	8.394%
Range of gross margins of the adjustable-rate Group I Mortgage Loans:	2.199% - 9.750%
Weighted average gross margin of the adjustable-rate Group I Mortgage Loans:	5.108%
Range of minimum mortgage rates of the adjustable-rate Group I Mortgage Loans:	2.250% - 12.999%
Weighted average minimum mortgage rate of the adjustable-rate Group I Mortgage Loans:	8.065%
Range of maximum mortgage rates of the adjustable-rate Group I Mortgage Loans:	10.650% - 19.999%
Weighed average maximum mortgage rate of the adjustable-rate Group I Mortgage Loans:	15.293%
Weighted average next adjustment date of the adjustable-rate Group I Mortgage Loans:	February 10, 2010
Weighed average remaining term to stated maturity:	353 months
Range of principal balances:	$18,653 - $552,487
Average principal balance:	$182,546
Range of fully combined loan- to-value ratios:	11.70% - 100.00%
Weighted average fully combined loan-to-value ratio:	84.16%
Balloon Loans:	40.97%
Geographic concentrations in excess of 5%: Florida California New York Illinois Massachusetts Arizona New Jersey	13.55% 10.20% 7.73% 7.44% 5.86% 5.25% 5.07%

The Group II Mortgage Loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group II Mortgage Loans:	76.55%
Fixed-rate Group II Mortgage Loans:	23.45%
Interest only Group II Mortgage Loans:	8.33%
Second lien Group II Mortgage Loans:	1.18%
Range of mortgage rates:	4.625% - 13.990%
Weighted average mortgage rate:	8.291%
Range of gross margins of the adjustable-rate Group II Mortgage Loans:	2.250% - 7.990%
Weighted average gross margin of the adjustable-rate Group II Mortgage Loans:	5.066%
Range of minimum mortgage rates of the adjustable-rate Group II Mortgage Loans:	2.250% - 13.990%
Weighted average minimum mortgage rate of the adjustable-rate Group II Mortgage Loans:	8.189%
Range of maximum mortgage rates of the adjustable-rate Group II Mortgage Loans:	12.250% - 20.990%
Weighed average maximum mortgage rate of the adjustable-rate Group II Mortgage Loans:	15.250%
Weighted average next adjustment date of the adjustable-rate Group II Mortgage Loans:	January 27, 2010
Weighed average remaining term to stated maturity:	353 months
Range of principal balances:	$23,836 - $619,541
Average principal balance:	$181,897
Range of fully combined loan- to-value ratios:	27.06% - 100.00%
Weighted average fully combined loan-to-value ratio:	86.36%
Balloon Loans:	45.37%
Geographic concentrations in excess of 5%: Florida Illinois New York California New Jersey Massachusetts	11.07% 9.55% 7.97% 7.93% 6.66% 5.24%

The Group III Mortgage Loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group III Mortgage Loans:	65.97%
Fixed-rate Group III Mortgage Loans:	34.03%
Interest only Group III Mortgage Loans:	22.69%
Second lien Group III Mortgage Loans:	3.62%
Range of mortgage rates:	4.875% - 15.950%
Weighted average mortgage rate:	8.202%
Range of gross margins of the adjustable-rate Group III Mortgage Loans:	2.250% - 10.000%
Weighted average gross margin of the adjustable-rate Group III Mortgage Loans:	4.711%
Range of minimum mortgage rates of the adjustable-rate Group III Mortgage Loans:	2.250% - 13.000%
Weighted average minimum mortgage rate of the adjustable-rate Group III Mortgage Loans:	7.492%
Range of maximum mortgage rates of the adjustable-rate Group III Mortgage Loans:	8.375% - 20.000%
Weighed average maximum mortgage rate of the adjustable-rate Group III Mortgage Loans:	14.955%
Weighted average next adjustment date of the adjustable-rate Group III Mortgage Loans:	April 26, 2010
Weighed average remaining term to stated maturity:	347 months
Range of principal balances:	$1 - $1,430,000
Average principal balance:	$216,434
Range of fully combined loan- to-value ratios:	9.82% - 100.00%
Weighted average fully combined loan-to-value ratio:	88.11%
Balloon Loans:	35.18%
Geographic concentrations in excess of 5%: California Florida New York Texas	20.44% 17.72% 8.78% 5.49%

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

The Certificates

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

Class A Certificates
Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates and Class A-3C Certificates.
Group I Certificates
Class A-1 Certificates.
Group II Certificates
Class A-2 Certificates.
Group III Certificates
Class A-3A Certificates, Class A-3B Certificates and Class A-3C Certificates.
Mezzanine Certificates
Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates.

Floating Rate Certificates
Class A Certificates and Mezzanine Certificates.
Subordinate Certificates
Mezzanine Certificates and Class CE Certificates.
Residual Certificates
Class R and Class R-X Certificates.
Private Certificates
Group I Certificates, Group II Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class CE Certificates, Class P Certificates and Residual Certificates.

The pass-through rate for the Floating Rate Certificates will be a per annum rate based on one-month LIBOR plus an applicable margin set forth below, in each case, subject to the Net WAC Pass-Through Rate as described under “Description of the Certificates—Pass-Through Rates” in this prospectus supplement.

Margin
Class	(1)	(2)
A-1	_____%	_____%
A-2	_____%	_____%
A-3A	_____%	_____%
A-3B	_____%	_____%
A-3C	_____%	_____%
M-1	_____%	_____%
M-2	_____%	_____%
M-3	_____%	_____%
M-4	_____%	_____%
M-5	_____%	_____%
M-6	_____%	_____%
M-7	_____%	_____%
M-8	_____%	_____%
M-9	_____%	_____%
M-10	_____%	_____%
__________
(1) For the interest accrual period for each distribution date through and including the first distribution date on which the aggregate principal balance of the mortgage loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.
(2) For each interest accrual period thereafter.

The offered certificates will be sold by the depositor to Citigroup Global Markets Inc., the underwriter, on the closing date.

The Floating Rate Certificates will initially be represented by one or more global certificates registered in the name of Cede & Co., as a nominee of The Depository Trust Company in minimum denominations of $25,000 and integral multiples of $1.00 in excess of those minimum denominations. See “Description of the Certificates—Registration of the Book-Entry Certificates” in this prospectus supplement.

The Private Certificates are not offered by this prospectus supplement. Information about these classes of certificates is included in this prospectus supplement solely to facilitate an understanding of the offered certificates.

Class A-1, Class A-2, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates. The Class A-1 Certificates will have an initial certificate principal balance of approximately $174,717,000, the Class A-2 Certificates will have an initial certificate principal balance of approximately $176,616,000, the Class M-6 Certificates will have an initial certificate principal balance of approximately $11,418,000, the Class M-7 Certificates will have an initial certificate principal balance of approximately $10,466,000, the Class M-8 Certificates will have an initial certificate principal balance of approximately $9,040,000, the Class M-9 Certificates will have an initial certificate principal balance of approximately $9,990,000 and the Class M-10 Certificates will have an initial certificate principal balance of approximately $13,797,000 (in each case subject to a permitted variance of plus or minus 5%). The Class A-1 Certificates, the Class A-2 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates will be sold by the depositor to Citigroup Global Markets Inc. on the closing date.

Class CE Certificates. The Class CE Certificates will have an initial certificate principal balance of approximately $37,583,365, which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately 3.95% in the trust. On any distribution date, the Class CE Certificates will be entitled to distributions only after all required distributions on the Floating Rate Certificates for such distribution date have been made. The Class CE Certificates will be sold by the depositor to Citigroup Global Markets Inc. on the closing date.

Class P Certificates. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be sold by the depositor to Citigroup Global Markets Inc. on the closing date.

Residual Certificates. The Residual Certificates will represent the residual interests in the trust. The Residual Certificates will be sold by the depositor to Citigroup Global Markets Inc. on the closing date.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Floating Rate Certificates will consist of excess interest, subordination and overcollateralization, each as described in this section and under “Description of the Certificates—Credit Enhancement” in this prospectus supplement.

In addition, the Floating Rate Certificates will have the benefit of an interest rate swap agreement as described under “Description of the Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

Excess Interest. The mortgage loans bear interest each month which, in the aggregate, is expected to exceed the amount needed to distribute monthly interest on the Floating Rate Certificates and to pay certain fees and expenses of the trust (including any Net Swap Payment (as defined herein) owed to the swap provider and any Swap Termination Payment (as defined herein) owed to the swap provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event (as defined herein). The excess interest, if any, from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain or restore overcollateralization at the required level.

Subordination. The rights of the holders of the Mezzanine Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations, and the rights of the holders of the Class CE Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior classes of certificates in respect of interest and principal and to afford the more senior classes of certificates protection against realized losses on the mortgage loans.

Overcollateralization. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the Floating Rate Certificates and Class P Certificates as of the closing date by approximately $37,583,365. The required level of overcollateralization will initially be equal to approximately 3.95% of the aggregate principal balance of the mortgage loans as of the cut-off date. We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain or restore overcollateralization at the required level.

Allocation of Losses. If, on any distribution date, there is not sufficient excess interest, overcollateralization or payments received under the interest rate swap agreement to absorb realized losses on the mortgage loans as described under “Description of the Certificates—Credit Enhancement—Overcollateralization Provisions” and “Description of the Certificates—Interest Rate Swap Agreement” in this prospectus supplement, then realized losses on the mortgage loans will be allocated to the Mezzanine Certificates in reverse order of seniority. The pooling and servicing agreement will not permit the allocation of realized losses on the mortgage loans to the Class A Certificates or the Class P Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios there may not be enough interest and principal on the mortgage loans to distribute to the Class A Certificates all interest and principal amounts to which these certificates are then entitled. See “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

Once realized losses are allocated to the Mezzanine Certificates, such realized losses will not be reinstated thereafter, except in the case of certain subsequent recoveries that occur while such certificates are still outstanding. However, the amount of any realized losses allocated to any of the Mezzanine Certificates may be distributed, without interest, on future distribution dates to the holders of such Mezzanine Certificates, if such certificates are then still outstanding, on a subordinated basis to the extent funds are available for such purpose according to the priorities described under “Description of the Certificates—Credit Enhancement—Overcollateralization Provisions” and “—Interest Rate Swap Agreement” in this prospectus supplement.

Interest Rate Swap Agreement

The trust administrator, as supplemental interest trust trustee, will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”), with the swap provider. On or before each distribution date, the supplemental interest trust will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders will be applied to make a net payment to the swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the supplemental interest trust, from which the supplemental interest trust trustee will distribute certain amounts to holders of the Floating Rate Certificates as described in this prospectus supplement.

Upon early termination of the Interest Rate Swap Agreement, the supplemental interest trust or the swap provider may be liable to make a Swap Termination Payment to the other party, regardless of which party has caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the supplemental interest trust is required to make a Swap Termination Payment to the swap provider, the trust will be required to make a payment to the supplemental interest trust in the same amount (to the extent not paid by the supplemental interest trust trustee from any upfront payment received pursuant to any replacement Interest Rate Swap Agreement that may be entered into by the supplemental interest trust trustee). Such amount generally will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the certificates. In the case of swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, however, the payment to the swap provider will be subordinated to all distributions to the holders of the Floating Rate Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders. See “The Interest Rate Swap Agreement” in this prospectus supplement.

P&I Advances

The servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described under “Description of the Certificates—P&I Advances” in this prospectus supplement. The servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. The servicer will not advance the balloon payment with respect to any balloon mortgage loan. See “Description of the Certificates—P&I Advances” in this prospectus supplement and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Trigger Event

The occurrence of a Trigger Event, following the Stepdown Date, may have the effect of accelerating or decelerating the amortization of certain classes of the Floating Rate Certificates and affecting the weighted average lives of such certificates. The Stepdown Date is the earlier to occur of (1) the distribution date immediately following the distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (2) the later of (x) the distribution date occurring in June 2010 and (y) the first distribution date on which the subordination available to the Class A Certificates has doubled. A Trigger Event will occur if delinquencies or losses on the mortgage loans exceed the levels set forth in the definition thereof.

See “Description of the Certificates—Principal Distributions” and “Glossary” in this prospectus supplement for additional information.

Fees and Expenses

Before distributions are made on the certificates, the following fees and expenses will be payable: (i) the servicer will be paid a monthly fee equal to one-twelfth of 0.500% per annum multiplied by the principal balance of each mortgage loan as of the first day of the related due period and (ii) the credit risk manager will be paid a monthly fee equal to one-twelfth of 0.015% multiplied by the aggregate principal balance of the mortgage loans as of the first day of the related due period. The servicing fee will be payable from amounts on deposit in the collection account. The credit risk manager fee will be payable from amounts on deposit in the distribution account.

In addition, the Swap Provider will be paid a monthly payment calculated as one-twelfth of the Strike Rate (as defined herein) on the Swap Agreement Calculation Amount (as defined herein) for such distribution date multiplied by 250. The supplemental interest trust is entitled to an amount equal to one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Swap Agreement Calculation Amount for such distribution date multiplied by 250. Only the positive net payment of the two obligations will be paid by the applicable party.

Optional Termination

At its option, the majority holder of the Class CE Certificates, or, if the majority holder of the Class CE Certificates fails to exercise such option, the servicer may purchase all of the mortgage loans in the trust, together with any properties in respect of the mortgage loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans and properties acquired in respect of the mortgage loans has been reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement and “Description of the Securities— Termination” in the prospectus.

Repurchase or Substitution of Mortgage Loans For Breaches of Representations and Warranties

The sponsor will make certain representations and warranties with respect to each mortgage loan as of the closing date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the certificateholders, the sponsor will be obligated to cure such breach, or otherwise repurchase or replace such mortgage loan.

See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement for additional information.

Federal Income Tax Consequences

One or more elections will be made to treat the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Interest Rate Swap Agreement, the Swap Account and the Supplemental Interest Trust, and any servicer prepayment charge payment amounts) as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes. See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Ratings

It is a condition to the issuance of the offered certificates that the offered certificates receive not lower than the following ratings from Moody’s Investors Service, Inc., or Moody’s and Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., or S&P:

Offered Certificates	Moody’s	S&P
Class A-3A	Aaa	AAA
Class A-3B	Aaa	AAA
Class A-3C	Aaa	AAA
Class M-1	Aa1	AA+
Class M-2	Aa2	AA
Class M-3	Aa3	AA-
Class M-4	A1	A+
Class M-5	A2	A

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. The ratings on the offered certificates do not address the likelihood of any recovery of basis risk shortfalls by holders of such certificates. See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA. See “Legal Investment” in this prospectus supplement and in the prospectus.

Considerations for Benefit Plan Investors

The offered certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates with assets of such a benefit plan will be required to satisfy the requirements of an investor-based class exemption. See “Considerations For Benefit Plan Investors” in this prospectus supplement and in the prospectus.

RISK FACTORS

In addition to the matters described elsewhere in this prospectus supplement and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the offered certificates.

The mortgage loans were underwritten to standards which do not conform to the credit standards of Fannie Mae or Freddie Mac which may result in losses on the mortgage loans.

The originator’s underwriting standards are intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan and consider, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae or Freddie Mac credit guidelines. The originator’s underwriting standards do not prohibit a mortgagor from obtaining, at the time of origination of the originator’s first lien, additional financing which is subordinate to that first lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator’s loan-to-value ratio determination for the originator’s first lien.

As a result of the originator’s underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See “The Originator” in this prospectus supplement.

Recent developments in the residential mortgage market may adversely affect the market value of your securities.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans, particularly with respect to second homes and investor properties and with respect to any residential mortgage loan the aggregate loan amount of which (including any subordinate liens) is close to or greater than the related property value.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.

The mortgage loans in the trust fund consist of subprime mortgage loans, and it is possible that the sponsor, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of the Floating Rate Certificates.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of a servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the Floating Rate Certificates.

Mortgage loans with high fully combined loan-to-value ratios leave the related borrower with little or no equity in the related mortgaged property, which may result in losses with respect to these mortgage loans.

Approximately 57.73% of the Group I Mortgage Loans, approximately 68.46% of the Group II Mortgage Loans and approximately 70.67% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 67.05% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) have an original fully combined loan-to-value ratio in excess of 80%. None of the mortgage loans have an original fully combined loan-to-value ratio in excess of approximately 100.00%. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the related mortgaged property from the value at the time the mortgage loan was originated. If the value of a mortgaged property decreases, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated which may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination will be less than or equal to its original combined loan-to-value ratio. Additionally, the originator’s determination of the value of a mortgaged property used in the originator’s combined loan-to-value determination for the originator’s first or second lien may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property at that time. For information about how the fully combined loan-to-value ratio is calculated and for additional information about the loan-to value ratios of the mortgage loans, see “The Mortgage Pool—General” in this prospectus supplement.

Furthermore, a mortgagor may have obtained at or around the time of origination of the originator’s first lien or second lien, or may obtain at any time thereafter, additional financing which is subordinate to that lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator’s combined loan-to-value ratio determination for such originator’s first or second lien.

There are risks associated with second lien mortgage loans.

Approximately 1.50% of the Group I Mortgage Loans, approximately 1.18% of the Group II Mortgage Loans and approximately 3.62% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 2.52% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high original combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Delinquencies on the mortgage loans may adversely affect the Floating Rate Certificates.

None of the mortgage loans to be included in the mortgage pool as of the closing date will be 30 or more days delinquent as of the last day of the calendar month preceding the cut-off date. Some of the mortgage loans may have been recently originated and therefore have not had the opportunity to become delinquent. Delinquencies on the mortgage loans are calculated using the OTS Method. For a description of the OTS Method, see “The Mortgage Pool—General” in this prospectus supplement.

The servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent such advances are deemed by the servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If the servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Investors should also see the tables titled “Historical Delinquency of the Mortgage Loans,” “Historical Delinquency of the Group I Mortgage Loans,” “Historical Delinquency of the Group II Mortgage Loans” and “Historical Delinquency of the Group III Mortgage Loans” in this prospectus supplement.

Interest only mortgage loans risk.

Approximately 16.60% of the Group I Mortgage Loans, approximately 8.33% of the Group II Mortgage Loans and approximately 22.69% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 17.78% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) require the borrowers to make monthly payments only of accrued interest for the first 60 or 120 months following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. The interest-only feature may reduce the likelihood of prepayment during the interest-only period due to the smaller monthly payments relative to a fully-amortizing mortgage loan. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for an extended period following origination, certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the Floating Rate Certificates that are purchased at a discount.

Balloon loan risk.

Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Approximately 40.97% of the Group I Mortgage Loans, approximately 45.37% of the Group II Mortgage Loans and approximately 35.18% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 39.02% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are balloon loans.

Silent second lien risk.

Approximately 15.95% of the Group I Mortgage Loans, approximately 7.01% of the Group II Mortgage Loans and approximately 21.42% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 16.64% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are subject to a second lien mortgage loan which is not included in the trust. The weighted average loan-to-value ratio of such mortgage loans at origination is approximately 79.78% (with respect to such Group I Mortgage Loans), approximately 78.98% (with respect to such Group II Mortgage Loans) and approximately 79.19% (with respect to such Group III Mortgage Loans) and the weighted average fully combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately 98.20% (with respect to such Group I Mortgage Loans), approximately 95.77% (with respect to such Group II Mortgage Loans) and approximately 98.26% (with respect to such Group III Mortgage Loans). With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Adjustable-Rate Mortgage Loans May Present Increased Risk

Approximately 80.66% of the Group I Mortgage Loans, approximately 76.55% of the Group II Mortgage Loans and approximately 65.97% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 72.02% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are adjustable-rate mortgage loans. In addition, (i) the first adjustment of the rates for approximately 0.16% of the adjustable-rate Group I Mortgage Loans, approximately 0.23% of the adjustable-rate Group II Mortgage Loans and approximately 0.10% of the adjustable-rate Group III Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately 0.15% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately one year from the date of origination, (ii) the first adjustment of the rates for approximately 7.11% of the adjustable-rate Group I Mortgage Loans, approximately 5.77% of the adjustable-rate Group II Mortgage Loans and approximately 11.70% of the adjustable-rate Group III Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately 8.96% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately two years from the date of origination, (iii) the first adjustment of the rates for approximately 84.49% of the adjustable-rate Group I Mortgage Loans, approximately 87.55% of the adjustable-rate Group II Mortgage Loans and approximately 67.21% of the adjustable-rate Group III Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately 77.04% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately three years from the date of origination, (iv) the first adjustment of the rates for approximately 7.86% of the adjustable-rate Group I Mortgage Loans, approximately 6.44% of the adjustable-rate Group II Mortgage Loans and approximately 19.76% of the adjustable-rate Group III Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately 13.17% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately five years from the date of origination and (v) the first adjustment of the rates for approximately 0.38% of the adjustable-rate Group I Mortgage Loans, none of the adjustable-rate Group II Mortgage Loans and approximately 1.23% of the adjustable-rate Group III Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately 0.69% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately seven years from the date of origination.

Investors should note that substantially all of the adjustable-rate Mortgage Loans were originated at rates below the sum of the index at origination and the related gross margin (the “Teaser Rate”). In addition, on the first adjustment date following the origination of the adjustable-rate mortgage loans, the mortgage rate can increase by as much as 6.000% per annum. The underwriting standards of the originator in determining a borrower’s ability to pay generally (i) allows debt-to-income ratios higher than Fannie Mae and Freddie Mac standards, (ii) looks at the Teaser Rate on the adjustable-rate mortgage loan and not the related fully-indexed mortgage rate and (iii) generally does not include tax and insurance payments.

The factors described in the preceding paragraph may result in the adjustable-rate mortgage loans experiencing increased delinquency, foreclosure, bankruptcy and loss than other mortgage loans.

The mortgage loans are concentrated in particular states, which may present a greater risk of loss relating to these mortgage loans.

The chart presented under “Summary of Prospectus Supplement—The Mortgage Loans” lists the states with the highest concentrations of mortgage loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as hurricanes, earthquakes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the mortgage loans based on their location:

•	Economic conditions in states with high concentrations of mortgage loans which may or may not affect real property values may affect the ability of mortgagors to repay their mortgage loans on time.
•
Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios and the combined loan-to-value ratios, as applicable.

•
Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce the loan-to-value ratios and the combined loan-to-value ratios, as applicable and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;
•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

The sponsor will represent that as of the closing date, each mortgage loan was in compliance with applicable federal, state and local laws and regulations that were in effect at the time the related mortgage loan was originated. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner set forth in the pooling and servicing agreement.

High Cost Loans.

None of the mortgage loans are “High Cost Loans” within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the prospectus.

In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The failure of the originator to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the originator will be required to purchase such mortgage loan from the trust.

Your certificates will be limited obligations solely of the trust and not of any other party.

The certificates will not represent an interest in or obligation of the sponsor, the depositor, the servicer, the credit risk manager, the trust administrator, the trustee, the swap provider or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the sponsor, the depositor, the servicer, the credit risk manager, the trust administrator, the trustee, the swap provider or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of distributions on the offered certificates, and there will be no recourse to the sponsor, the depositor, the servicer, the credit risk manager, the trust administrator, the trustee, the swap provider or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the offered certificates.

Credit scores may not accurately predict the performance of the mortgage loans.

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Potential inadequacy of credit enhancement for the offered certificates.

The credit enhancement features described in this prospectus supplement are intended to increase the likelihood that holders of the offered certificates will receive regular distributions of interest and/or principal. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are deemed unrecoverable. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, the holders of the offered certificates may suffer losses.

Interest generated by the mortgage loans may be insufficient to maintain or restore overcollateralization.

The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Floating Rate Certificates and to pay certain fees and expenses of the trust (including any Net Swap Payment owed to the swap provider and any Swap Termination Payment owed to the swap provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event). Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, available excess interest generated by the mortgage loans will be used to maintain or restore overcollateralization, at the then-required level. We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization or thereafter to maintain or restore overcollateralization at the required level. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. Prepayments and liquidations of mortgage loans with relatively higher mortgage rates will cause excess interest to be reduced to a greater degree than will prepayments and liquidations of mortgage loans with relatively lower mortgage rates.

•
If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Floating Rate Certificates.

•
The adjustable-rate mortgage loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from the index used to determine, the pass-through rates on the Floating Rate Certificates, and the fixed-rate mortgage loans have mortgage rates that do not adjust. As a result, the pass-through rates on the Floating Rate Certificates may increase relative to mortgage rates on the mortgage loans, requiring that a greater portion of the interest generated by the mortgage loans be applied to cover interest on the Floating Rate Certificates.

•
The distribution priorities for the certificates will at times cause certain classes of Floating Rate Certificates with lower pass-through rates to amortize more rapidly than the classes of Floating Rate Certificates with higher pass-through rates, with resulting increases in the weighted average pass-through rate of the Floating Rate Certificates and corresponding decreases in the amount of excess interest.

The pass-through rates on the Floating Rate Certificates are subject to limitation.

The Floating Rate Certificates will accrue interest at a pass-through rate based on a one-month LIBOR index plus a specified margin, but the pass-through rate on every class of Floating Rate Certificates will be subject to a limit. The limit on the pass-through rates for the Floating Rate Certificates is generally based on the weighted average of the mortgage rates on the related mortgage loans, net of certain fees and expenses of the trust (including any Net Swap Payment owed to the swap provider and any Swap Termination Payment owed to the swap provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event). As a result of the limit on the pass-through rates on the Floating Rate Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were calculated without regard to such limit.

A variety of factors could limit the pass-through rates and adversely affect the yields to maturity on the Floating Rate Certificates. Some of these factors are described below.

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The pass-through rates for the Floating Rate Certificates will adjust monthly while the mortgage rates on the fixed-rate mortgage loans do not adjust and the mortgage rates on the adjustable-rate mortgage loans adjust less frequently. Furthermore, all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates one, two, three, five or seven years after their origination. Consequently, the limits on the pass-through rates on the Floating Rate Certificates may prevent any increases in the pass-through rate on one or more classes of such certificates for extended periods in a rising interest rate environment.

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If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rate on one or more classes of the Floating Rate Certificates is more likely to be limited.

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The mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Floating Rate Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Floating Rate Certificates may both decline or increase during the same period, but that the pass-through rates on the Floating Rate Certificates may decline more slowly or increase more rapidly.

If the pass-through rate on any class of Floating Rate Certificates is limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of those certificates on the same distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the swap provider and any Swap Termination Payment owed to the swap provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event). There can be no assurance that any basis risk shortfalls will be recovered, and the ratings on the offered certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of such certificates.

Amounts used to pay such shortfalls on the Floating Rate Certificates may be supplemented by the Interest Rate Swap Agreement on any distribution date to the extent such amount is available in the priority described in this prospectus supplement. However, the amount received under the Interest Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

The limit on the pass-through rate on any class of Floating Rate Certificates may apply for extended periods, or indefinitely. If the pass-through rate on any class of Floating Rate Certificates is limited for any distribution date, the value of such class of certificates may be temporarily or permanently reduced.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the swap provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls and basis risk shortfalls with respect to the Floating Rate Certificates, maintain overcollateralization and cover certain losses. However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds the Strike Rate. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and certain losses on the mortgage loans. Any net payment payable to the swap provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the Floating Rate Certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Floating Rate Certificates. In addition, any termination payment payable to the swap provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the trust or the swap provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Floating Rate Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the swap provider to the Interest Rate Swap Agreement. The ratings of the swap provider may be lower than the ratings assigned to some of the Floating Rate Certificates.

The rate and timing of principal distributions on the Floating Rate Certificates will be affected by prepayment speeds.

The rate and timing of distributions allocable to principal on the Floating Rate Certificates will depend on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to distribute principal on such certificates. As is the case with mortgage pass-through certificates generally, the Floating Rate Certificates will be subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately 68.96% of the Group I Mortgage Loans, approximately 65.56% of the Group II Mortgage Loans and approximately 83.73% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 75.82% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan. See “The Mortgage Pool” in this prospectus supplement.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Floating Rate Certificates at a time when reinvestment at the higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the Floating Rate Certificates at a time when reinvestment at comparable yields may not be possible. Furthermore, the adjustable-rate mortgage loans may prepay at different rates and in response to different factors than the fixed-rate mortgage loans. The inclusion of different types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

The sponsor may be required to repurchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, at its option, the majority holder of the Class CE Certificates, or, if the majority holder of the Class CE Certificates fails to exercise such option, the servicer, may purchase all of the mortgage loans when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. These purchases will have the same effect on the holders of the Floating Rate Certificates as a prepayment of the mortgage loans.

Furthermore, the servicer has the option to purchase mortgage loans that become 90 days or more delinquent. In addition, the servicer may exercise such option on its own behalf or on behalf of another party which would benefit from the removal of such delinquent mortgage loans. Investors should note that the removal of any delinquent mortgage loan by the servicer from the trust may affect the loss and delinquency tests which determine the level of the overcollateralization target amount, which may adversely affect the market value of the Floating Rate Certificates. These purchases will have the same effect on the holders of the Floating Rate Certificates as a prepayment of the mortgage loans.

The multiple class structure of the Floating Rate Certificates causes the yields of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yields to maturity on the classes of Floating Rate Certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yields to maturity on each class of Floating Rate Certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates, payments received under the Interest Rate Swap Agreement or, in the case of a class of Class A Certificates, by the Mezzanine Certificates or, in the case of a class of Mezzanine Certificates, by Mezzanine Certificates with higher numerical class designations. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Floating Rate Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see “Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding.”

The yield to maturity on the Floating Rate Certificates will depend on a variety of factors.

The yield to maturity on the Floating Rate Certificates will depend on: (i) the applicable pass-through rate thereon from time to time; (ii) the applicable purchase price; (iii) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans, and the allocation thereof to reduce the certificate principal balance of such certificates; (iv) the rate, timing and severity of realized losses on the mortgage loans; (v) adjustments to the mortgage rates on the adjustable-rate mortgage loans; (vi) the amount of excess interest generated by the mortgage loans; (vii) changes in six-month LIBOR and one-month LIBOR, (viii) the allocation to the Floating Rate Certificates of some types of interest shortfalls and (ix) payments, if any, received under the Interest Rate Swap Agreement.

If the Floating Rate Certificates are purchased at a premium and principal distributions on these certificates occur at a rate faster than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Floating Rate Certificates are purchased at a discount and principal distributions on these certificates occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and amounts received under the Interest Rate Swap Agreement as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are allocated to the certificates upon such liquidations, will result in an earlier return of principal to the Floating Rate Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

Additional risks associated with the Mezzanine Certificates.

The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in the Mezzanine Certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the holder. The timing of losses on the mortgage loans will also affect an investor’s yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In most cases, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest, overcollateralization and payments made under the Interest Rate Swap Agreement, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on these classes of certificates than would be the case if those losses were not so allocated. Once a realized loss is allocated to a Mezzanine Certificate, such written down amount will not be reinstated (except in the case of Subsequent Recoveries received while such certificate remains outstanding) and will not accrue interest. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of such certificates on a subordinated basis, without interest, according to the priorities set forth under “Description of the Certificates—Credit Enhancement—Overcollateralization Provisions” and “—Interest Rate Swap Agreement” in this prospectus supplement.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least June 2010 or a later date as described under “Description of the Certificates—Principal Distributions” in this prospectus supplement or during any period in which delinquencies or realized losses on the mortgage loans exceed the levels set forth under “Description of the Certificates—Principal Distributions” in this prospectus supplement. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because the Mezzanine Certificates might not receive any principal if the delinquency levels or realized losses set forth under “Description of the Certificates—Principal Distributions” in this prospectus supplement are exceeded, it is possible for these certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the mortgage loans.

Interest Shortfalls and Relief Act Shortfalls.

When a mortgage loan is prepaid, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only in an amount up to the servicer’s servicing fee actually received for the related calendar month. In addition, certain shortfalls in interest collections due to the application of the Servicemembers Civil Relief Act, or Relief Act, or due to the application of any state law providing for similar relief will not be covered by the servicer.

Any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer and any interest shortfalls resulting from the application of the Relief Act for any distribution date will be allocated, first, to the Net Monthly Excess Cashflow and thereafter, to the interest distribution amounts with respect to the Floating Rate Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Floating Rate Certificates will not be entitled to reimbursement for any such interest shortfalls.

Terrorist attacks and military action could adversely affect the yield on your certificates.

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political tensions and military operations in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks at home and abroad and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the applicable servicing standard set forth in the pooling and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Relief Act. See “Legal Aspects of Mortgage Loans—Servicemembers Civil Relief” in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicer.

An optional termination may adversely affect yields on the Floating Rate Certificates.

When the aggregate stated principal balance of the mortgage loans has been reduced to less than 10% of their aggregate stated principal balance as of the cut-off date, the majority holder of the Class CE Certificates, or, if the majority holder of the Class CE Certificates fails to exercise such option, the servicer may purchase all of the mortgage loans in the trust and cause an early retirement of the certificates. If this happens, the purchase price paid in connection with such termination, net of amounts payable or reimbursable to the servicer, the trust administrator or others, will be passed through to the related certificateholders. Any class of Floating Rate Certificates purchased at a premium could be adversely affected by an optional purchase of the mortgage loans. In addition, if the trust contains any REO properties at the time of any optional termination, it is possible that the purchase price paid in connection with such termination will be insufficient to result in the payment of the principal of and accrued interest on all classes of Floating Rate Certificates, and this could result in losses or shortfalls being incurred by the most subordinate then-outstanding classes of offered certificates. See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

The liquidity of your certificates may be limited.

The underwriter has no obligation to make a secondary market in the classes of offered certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate and these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Possible reduction or withdrawal of ratings on the offered certificates.

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the offered certificates as investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Additional Rights of the Holder of the Class CE Certificates

Pursuant to the pooling and servicing agreement, the majority holder of the Class CE Certificates (the “Residual Holder”) may have certain rights, including, but not limited to, the right to consent to amendments to the pooling and servicing agreement and the right to consent to the appointment of a successor servicer or successor trustee. In addition, the Residual Holder may have the right to direct the servicer to transfer the servicing of certain mortgage loans delinquent 90 days or more to a special servicer appointed by the Residual Holder as described in the pooling and servicing agreement. Any special servicer appointed by the Residual Holder will be entitled to the servicing fee for the mortgage loans serviced by it and any excess fees due to such special servicer will be paid by the Residual Holder.

Investors in the Floating Rate Certificates should note that:

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such right to be granted to the Residual Holder may be inconsistent with, and adverse to the interests of the holders of the Floating Rate Certificates and the Residual Holder has no obligation or duty to consider the interests of the Floating Rate Certificates in connection with the exercise or nonexercise of such Residual Holder’s rights;

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the Residual Holder’s exercise of such right may negatively affect the Floating Rate Certificates and the existence of the Residual Holder’s right, whether or not exercised, may adversely affect the liquidity of the Floating Rate Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable distribution priorities and ratings; and

•	the performance of the Floating Rate Certificates may differ from that of other securitizations of the sponsor due to the exercise of these rights by the Residual Holder.

All capitalized terms used in this prospectus supplement will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Glossary.”

AFFILIATIONS AND RELATED TRANSACTIONS

The depositor, the sponsor and the underwriter are direct wholly-owned subsidiaries of Citigroup Financial Products, Inc. The trust administrator is a direct wholly-owned subsidiary of Citicorp Holdings Inc., a Delaware corporation. Citigroup Financial Products Inc. and Citicorp Holdings Inc. are both wholly owned subsidiaries of Citigroup Inc.

The sponsor acquired the mortgage loans from Accredited Home Lenders, Inc. The sponsor then sold the mortgage loans to CapMark Structured Real Estate Ltd. (“CapMark”) whose purchase was financed by the underwriter. On or before the closing date, pursuant to one or more sale agreements, the mortgage loans will be sold by CapMark to the sponsor. The proceeds received from the sale of the offered certificates will be used by CapMark to satisfy obligations under the financing facility in place with the underwriter or its affiliates.

There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the sponsor, the depositor and the trust and (b) any of the servicer, the trust administrator, the trustee or the originator.

USE OF PROCEEDS

The sponsor will sell the mortgage loans to the depositor, and the depositor will convey the mortgage loans to the trust in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the offered certificates, and the Private Certificates will be applied by the depositor to the purchase of the mortgage loans from the sponsor. These net proceeds will represent the purchase price to be paid by the depositor to the sponsor for the mortgage loans.

THE MORTGAGE POOL

The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties in the aggregate and in each loan group as of the cut-off date, as adjusted for scheduled principal payments due on or before the cut-off date whether or not received. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. In addition, mortgage loans may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement.

The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage loans in the aggregate and in each loan group will be representative of the characteristics of the mortgage pool and each such loan group as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary. Any statistic presented on a weighted average basis or any statistic based on the aggregate principal balance of the mortgage loans is subject to a variance of plus or minus 5%.

If any material pool characteristic of the Mortgage Loans on the closing date differs by more than 5% or more from the description of the Mortgage Loans in this prospectus supplement, the depositor will file updated pool characteristics by Form 8-K within four days following the closing date.

Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the mortgage loans in the related loan group or in the aggregate as of the cut-off date.

The current and historical delinquency disclosure included in this prospectus supplement regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the static pool information of the sponsor utilizes the OTS Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this prospectus supplement will use the OTS Method.

Under the OTS Method, a mortgage loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the mortgage loan’s first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as current as of the last day of the calendar month preceding the cut-off date. If the July 1 payment remains unpaid as of the close of business on August 1, it would be 30 days delinquent but would not be reported as such unless such payment was not made by the close of business on August 31. A mortgage loan would be considered “60 days delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the mortgage loan’s second succeeding due date.

Investors should note that calculations of delinquency are made as of the end of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, under both methods, bankruptcy, foreclosure and REO property status is determined as of the last day of the prior month. Although such mortgage loans are removed from the categories, they will count in connection with delinquency triggers or for total delinquency information.

General Description of the Mortgage Loans

The trust will consist of a pool of one- to four- family, fixed-rate and adjustable-rate, first lien and second lien residential mortgage loans which will be divided into three loan groups consisting of loan group I containing mortgage loans that conform to Freddie Mac loan limits at origination, loan group II containing mortgage loans that conform to Fannie Mae loan limits at origination and loan group III containing mortgage loans that may or may not conform to Freddie Mac or Fannie Mae loan limits at origination. In addition, certain of the conforming balance mortgage loans included in loan group III might otherwise have been included in loan group I and loan group II, but were excluded from loan group I and loan group II because they did not meet Freddie Mac or Fannie Mae criteria (including published guidelines) for factors other than principal balance.

The mortgage pool will consist of 4,792 conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens and second liens on residential real properties and having an aggregate principal balance as of the cut-off date of approximately $951,478,465 after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The Group I Mortgage Loans will consist of 1,243 conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens and second liens on residential real properties and having an aggregate principal balance as of the cut-off date of approximately $226,904,738 after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The Group II Mortgage Loans will consist of 1,261 conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens and second liens on residential real properties and having an aggregate principal balance as of the cut-off date of approximately $229,372,512 after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The Group III Mortgage Loans will consist of 2,288 conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens and second liens on residential real properties and having an aggregate principal balance as of the cut-off date of approximately $495,201,215 after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than 30 years.

The mortgage loans are secured by first or second mortgages or deeds of trust or other similar security instruments creating first or second liens on one- to four-family residential properties consisting of one- to four-family dwelling units, individual condominium units, townhouses, modular housing and planned unit developments. The mortgage loans will be acquired by the depositor from the sponsor in the manner described in this prospectus supplement.

All of the Mortgage Loans were originated by Accredited Home Lenders, Inc. generally in accordance with its underwriting guidelines then in effect.

Each mortgage loan will accrue interest at the fixed-rate or the adjustable-rate calculated as specified under the terms of the related mortgage note. Approximately 72.02% of the Mortgage Loans are adjustable-rate mortgage loans and approximately 27.98% of the Mortgage Loans are fixed-rate mortgage loans. Approximately 80.66% of the Group I Mortgage Loans are adjustable-rate mortgage loans and approximately 19.34% of the Group I Mortgage Loans are fixed-rate mortgage loans. Approximately 76.55% of the Group II Mortgage Loans are adjustable-rate mortgage loans and approximately 23.45% of the Group II Mortgage Loans are fixed-rate mortgage loans. Approximately 65.97% of the Group III Mortgage Loans are adjustable-rate mortgage loans and approximately 34.03% of the Group III Mortgage Loans are fixed-rate mortgage loans.

Each fixed-rate mortgage loan has a mortgage rate that is fixed for the life of such mortgage loan.

Each adjustable-rate mortgage loan accrues interest at a mortgage rate that is adjustable. Generally, the adjustable-rate mortgage loans provide for semi-annual adjustment to their mortgage rates; provided, however, that (i) the first adjustment of the rates for approximately 0.16% of the adjustable-rate Group I Mortgage Loans, approximately 0.23% of the adjustable-rate Group II Mortgage Loans and approximately 0.10% of the adjustable-rate Group III Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately 0.15% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately one year from the date of origination, (ii) the first adjustment of the rates for approximately 7.11% of the adjustable-rate Group I Mortgage Loans, approximately 5.77% of the adjustable-rate Group II Mortgage Loans and approximately 11.70% of the adjustable-rate Group III Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately 8.96% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately two years from the date of origination, (iii) the first adjustment of the rates for approximately 84.49% of the adjustable-rate Group I Mortgage Loans, approximately 87.55% of the adjustable-rate Group II Mortgage Loans and approximately 67.21% of the adjustable-rate Group III Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately 77.04% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately three years from the date of origination, (iv) the first adjustment of the rates for approximately 7.86% of the adjustable-rate Group I Mortgage Loans, approximately 6.44% of the adjustable-rate Group II Mortgage Loans and approximately 19.76% of the adjustable-rate Group III Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately 13.17% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately five years from the date of origination and (v) the first adjustment of the rates for approximately 0.38% of the adjustable-rate Group I Mortgage Loans, none of the adjustable-rate Group II Mortgage Loans and approximately 1.23% of the adjustable-rate Group III Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately 0.69% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately seven years from the date of origination. Such adjustable-rate mortgage loans are referred to in this prospectus supplement as “delayed first adjustment mortgage loans.” In connection with each mortgage rate adjustment, the adjustable-rate mortgage loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date. On each adjustment date, the mortgage rate on each adjustable-rate mortgage loan will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the index and a fixed percentage amount, or gross margin, for that mortgage loan specified in the related mortgage note. However, the mortgage rate on each adjustable-rate mortgage loan will generally not increase or decrease by more than 1.000% to 5.000% per annum, on any related adjustment date after the first adjustment date and will not exceed a specified maximum mortgage rate over the life of the mortgage loan or be less than a specified minimum mortgage rate over the life of the mortgage loan. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of that mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index, calculated as described in this prospectus supplement, and the related gross margin. See “—The Index” in this prospectus supplement. None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

Approximately 13.33% of the Group I Mortgage Loans, approximately 7.04% of the Group II Mortgage Loans, approximately 15.65% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 13.02% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) provide that for a period of 60 months after origination, the required monthly payments are limited to accrued interest. Approximately 3.27% of the Group I Mortgage Loans, approximately 1.29% of the Group II Mortgage Loans, approximately 7.03% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 4.75% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) provide that for a period of 120 months after origination, the required monthly payments are limited to accrued interest. At the end of such period, the monthly payments on each such mortgage loan will be recalculated to provide for amortization of the principal balance by the maturity date and payment of interest at the then-current mortgage rate.

Approximately 68.96% of the Group I Mortgage Loans, approximately 65.56% of the Group II Mortgage Loans, approximately 83.73% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 75.82% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related mortgage note. These mortgage loans provide for payment of a prepayment charge on some partial prepayments and all prepayments in full made within a specified period not in excess of five years from the date of origination of the mortgage loan, as provided in the related mortgage note. The amount of the prepayment charge is as provided in the related mortgage note, but, in most cases, is equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan in any 12 month period, as permitted by law. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the offered certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver of the prepayment charges, may have on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982, or Parity Act, which regulates the ability of the originator to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges, decisions by the servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the Office of Thrift Supervision’s ruling does not retroactively affect loans originated before July 1, 2003. See “Legal Aspects of Mortgage Loans—Enforceability of Provisions—Prepayment Charges and Prepayments” in the prospectus.

The mortgage loans have scheduled monthly payments due on the first day of the month and such day is referred to as the “due date” with respect to each mortgage loan. Each mortgage loan will contain a customary “due-on-sale” clause.

None of the mortgage loans are buydown mortgage loans.

Mortgage Loan Statistics for all Mortgage Loans

The average principal balance of the mortgage loans as of the cut-off date was approximately $198,556. No mortgage loan had a principal balance as of the cut-off date of greater than approximately $1,430,000 or less than approximately $1.

The mortgage loans had mortgage rates as of the cut-off date ranging from approximately 4.625% per annum to approximately 15.950% per annum, and the weighted average mortgage rate for the mortgage loans was approximately 8.269% per annum.

As of the cut-off date, the adjustable-rate mortgage loans had gross margins ranging from approximately 2.199% per annum to approximately 10.000% per annum, minimum mortgage rates ranging from approximately 2.250% per annum to approximately 13.990% per annum and maximum mortgage rates ranging from approximately 8.375% per annum to approximately 20.990% per annum. As of the cut-off date, with respect to the adjustable-rate mortgage loans, the weighted average gross margin was approximately 4.908% per annum, the weighted average minimum mortgage rate was approximately 7.824% per annum and the weighted average maximum mortgage rate was approximately 15.121% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate mortgage loan occurs in February 2014 and the weighted average next adjustment date for all of the adjustable-rate mortgage loans following the cut-off date is March 14, 2010.

The weighted average original fully combined loan-to-value ratio of the mortgage loans as of the cut-off date was approximately 86.74%. As of the cut-off date, no mortgage loan had an original fully combined loan-to-value ratio greater than 100.00% or less than approximately 9.82%. The original fully combined loan-to-value ratio of a mortgage loan as described in this prospectus supplement is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination plus the principal balance of any related junior or senior lien mortgage loan (in either case whether or not it was included in the trust) over the value of the related mortgaged property determined at origination.

The weighted average remaining term to stated maturity of the mortgage loans was approximately 350 months as of the cut-off date. None of the mortgage loans will have a first due date prior to April 1, 2000 or after May 1, 2007, or will have a remaining term to stated maturity of less than 111 months or greater than 359 months as of the cut-off date. The latest maturity date of any mortgage loan is April 2037.

The weighted average credit score of the mortgage loans (not including any mortgage loan for which a credit score was unavailable) is approximately 630.

Group I Mortgage Loan Statistics

The average principal balance of the Group I Mortgage Loans as of the cut-off date was approximately $182,546. No Group I Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $552,487 or less than approximately $18,653.

The Group I Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 5.650% per annum to approximately 14.250% per annum, and the weighted average mortgage rate for the Group I Mortgage Loans was approximately 8.394% per annum.

As of the cut-off date, the adjustable-rate Group I Mortgage Loans had gross margins ranging from approximately 2.199% per annum to approximately 9.750% per annum, minimum mortgage rates ranging from approximately 2.250% per annum to approximately 12.999% per annum and maximum mortgage rates ranging from approximately 10.650% per annum to approximately 19.999% per annum. As of the cut-off date, with respect to the adjustable-rate Group I Mortgage Loans, the weighted average gross margin was approximately 5.108% per annum, the weighted average minimum mortgage rate was approximately 8.065% per annum and the weighted average maximum mortgage rate was approximately 15.293% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate Group I Mortgage Loan occurs in January 2014 and the weighted average next adjustment date for all of the adjustable-rate Group I Mortgage Loans following the cut-off date is February 10, 2010.

The weighted average original fully combined loan-to-value ratio of the Group I Mortgage Loans as of the cut-off date was approximately 84.16%. As of the cut-off date, no Group I Mortgage Loan had an original fully combined loan-to-value ratio greater than 100.00% or less than approximately 11.70%. The original fully combined loan-to-value ratio of a Group I Mortgage Loan as described in this prospectus supplement is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination plus the principal balance of any related junior or senior lien mortgage loan over the value of the related mortgaged property determined at origination.

The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately 353 months as of the cut-off date. None of the Group I Mortgage Loans will have a first due date prior to July 1, 2006 or after May 1, 2007, or will have a remaining term to stated maturity of less than 117 months or greater than 359 months as of the cut-off date. The latest maturity date of any Group I Mortgage Loan is April 2037.

The weighted average credit score (not including any mortgage loan for which a credit score was unavailable) of the Group I Mortgage Loans is approximately 621.

Group II Mortgage Loan Statistics

The average principal balance of the Group II Mortgage Loans as of the cut-off date was approximately $181,897. No Group II Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $619,541 or less than approximately $23,836.

The Group II Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 4.625% per annum to approximately 13.990% per annum, and the weighted average mortgage rate for the Group II Mortgage Loans was approximately 8.291% per annum.

As of the cut-off date, the adjustable-rate Group II Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 7.990% per annum, minimum mortgage rates ranging from approximately 2.250% per annum to approximately 13.990% per annum and maximum mortgage rates ranging from approximately 12.250% per annum to approximately 20.990% per annum. As of the cut-off date, with respect to the adjustable-rate Group II Mortgage Loans, the weighted average gross margin was approximately 5.066% per annum, the weighted average minimum mortgage rate was approximately 8.189% per annum and the weighted average maximum mortgage rate was approximately 15.250% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate Group II Mortgage Loan occurs in April 2012 and the weighted average next adjustment date for all of the adjustable-rate Group II Mortgage Loans following the cut-off date is January 27, 2010.

The weighted average original fully combined loan-to-value ratio of the Group II Mortgage Loans as of the cut-off date was approximately 86.36%. As of the cut-off date, no Group II Mortgage Loan had an original fully combined loan-to-value ratio greater than 100.00% or less than approximately 27.06%. The original fully combined loan-to-value ratio of a Group II Mortgage Loan as described in this prospectus supplement is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination plus the principal balance of any related junior or senior lien mortgage loan over the value of the related mortgaged property determined at origination.

The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 353 months as of the cut-off date. None of the Group II Mortgage Loans will have a first due date prior to October 1, 2003 or after May 1, 2007, or will have a remaining term to stated maturity of less than 111 months or greater than 359 months as of the cut-off date. The latest maturity date of any Group II Mortgage Loan is April 2037.

The weighted average credit score (not including any mortgage loan for which a credit score was unavailable) of the Group II Mortgage Loans is approximately 624.

Group III Mortgage Loan Statistics

The average principal balance of the Group III Mortgage Loans as of the cut-off date was approximately $216,434. No Group III Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $1,430,000 or less than approximately $1.

The Group III Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 4.875% per annum to approximately 15.950% per annum, and the weighted average mortgage rate for the Group III Mortgage Loans was approximately 8.202% per annum.

As of the cut-off date, the adjustable-rate Group III Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 10.000% per annum, minimum mortgage rates ranging from approximately 2.250% per annum to approximately 13.000% per annum and maximum mortgage rates ranging from approximately 8.375% per annum to approximately 20.000% per annum. As of the cut-off date, with respect to the adjustable-rate Group III Mortgage Loans, the weighted average gross margin was approximately 4.711% per annum, the weighted average minimum mortgage rate was approximately 7.492% per annum and the weighted average maximum mortgage rate was approximately 14.955% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate Group III Mortgage Loan occurs in February 2014 and the weighted average next adjustment date for all of the adjustable-rate Group III Mortgage Loans following the cut-off date is April 26, 2010.

The weighted average original fully combined loan-to-value ratio of the Group III Mortgage Loans as of the cut-off date was approximately 88.11%. As of the cut-off date, no Group III Mortgage Loan had an original fully combined loan-to-value ratio greater than 100.00% or less than approximately 9.82%. The original fully combined loan-to-value ratio of a Group III Mortgage Loan as described in this prospectus supplement is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination plus the principal balance of any related junior or senior lien mortgage loan over the value of the related mortgaged property determined at origination.

The weighted average remaining term to stated maturity of the Group III Mortgage Loans was approximately 347 months as of the cut-off date. None of the Group III Mortgage Loans will have a first due date prior to April 1, 2000 or after May 1, 2007, or will have a remaining term to stated maturity of less than 111 months or greater than 359 months as of the cut-off date. The latest maturity date of any Group III Mortgage Loan is April 2037.

The weighted average credit score (not including any mortgage loan for which a credit score was unavailable) of the Group III Mortgage Loans is approximately 638.

The mortgage loans, the Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans are expected to have the characteristics as set forth in Annex II to this prospectus supplement as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding. The “Weighted Average Credit Score” column heading in the tables in Annex II refers to the weighted average credit score of only the mortgage loans in the applicable subset for which credit scores were available. The “Weighted Average Combined Loan-to-Value Ratio” column heading in the tables in Annex II refers to the principal balance of the mortgage loan at origination plus the principal balance of any senior lien mortgage loan (as applicable) divided by the value of the related mortgaged property determined at origination.

The Index

As of any adjustment date, the index applicable to the determination of the mortgage rate on the adjustable-rate mortgage loans will be six-month LIBOR. The six-month LIBOR index is the rate for six-month U.S. dollar denominated deposits offered in the London interbank market as determined in accordance with the related mortgage note. In the event such index is no longer available, the servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

STATIC POOL INFORMATION

The Depositor has made available, on its internet website located at https://www2.citimortgage.com/Remic/securitydata.do?DATA_SELECTION=abReportsShelf, static pool information regarding previously originated loans of the originator beginning in 2002, which information is incorporated by reference into this prospectus supplement. The static pool information includes (i) information about the characteristics of mortgage loans included in previously securitized pools and (ii) delinquency, loss and prepayment information about such mortgage loans in monthly increments through March 31, 2007. The static pool information about previously originated mortgage loans of the originator that were established before January 1, 2006 is not deemed to be a part of this prospectus supplement, the prospectus or the related registration statement.

There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the trust.

THE ORIGINATOR

The information set forth below under this heading “The Originator” has been provided by Accredited.

Accredited Home Lenders, Inc.

Accredited Home Lenders, Inc., a California corporation (“Accredited” or “AHL”), is an originator of mortgage loans. Accredited is wholly owned by Accredited Home Lenders Holding Co., a publicly traded company traded under the ticker symbol LEND, and has been originating mortgage loans since 1990.

General

Accredited is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single-family residences, two- to four-family residences, condominium units, units in planned unit developments, townhomes and modular housing units. Accredited focuses on originating mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as “nonconforming” and “subprime” mortgage loans.

Accredited’s mortgage loan originations are primarily wholesale, i.e., conducted through mortgage brokers. On a smaller scale, Accredited makes retail originations directly to borrowers.

Accredited's total annual mortgage loan production has increased steadily from approximately $2.3 billion in 2001, $4.3 billion in 2002, $8.0 billion in 2003, $12.4 billion in 2004, and $16.3 billion in 2005. In 2001, Accredited originated approximately 16,000 mortgage loans secured by first liens and approximately 4,400 mortgage loans secured by second liens. In 2002, Accredited originated approximately 26,000 mortgage loans secured by first liens and approximately 8,600 mortgage loans secured by second liens. In 2003, Accredited originated approximately 48,000 mortgage loans secured by first liens and approximately 14,000 mortgage loans secured by second liens. In 2004, Accredited originated approximately 67,000 mortgage loans secured by first liens and approximately 23,000 mortgage loans secured by second liens. In 2005, Accredited originated approximately 78,000 mortgage loans secured by first liens and approximately 28,000 mortgage loans secured by second liens. As of September 30, 2006, Accredited had 3,164 employees.

Underwriting Standards

Each mortgage loan originated or acquired by Accredited is underwritten prior to loan closing, or re-underwritten after loan closing but prior to purchase by Accredited, in accordance with Accredited’s underwriting guidelines. Accredited’s underwriting process is intended to assess a mortgage loan applicant’s credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed mortgage loan. All underwriting and re-underwriting is performed by Accredited’s underwriting personnel, and Accredited does not delegate underwriting authority to any broker, correspondent or other mortgage loan provider. Accredited’s underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

All of Accredited’s prospective mortgage brokers and correspondents are subjected to a pre-approval process, including verification that all required licenses are current, and are required to sign agreements pursuant to which they represent and warrant compliance with Accredited’s underwriting guidelines and all applicable laws and regulations. Accredited periodically reviews each of its mortgage broker’s and correspondent’s performance relative to issues disclosed by Accredited’s quality control review, and discontinues relationships with unacceptable performers.

Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. All derogatory credit items occurring within the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited.

A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each mortgage loan Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited’s Appraisal Review Department or a qualified underwriter before the mortgage loan is closed. The appraisal may not be more than 180 days old on the day the mortgage loan is funded. A second full appraisal is required for combined mortgage loan amounts greater than $750,000.

Accredited’s underwriting guidelines require verification or evaluation of the income of each applicant pursuant to Accredited’s “Full Documentation,” “Lite Documentation” or “Stated Income” programs. Under each of these programs, Accredited reviews the mortgage loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, and calculates debt service-to-income ratios to determine the applicant’s ability to repay the mortgage loan. Under the Full Documentation program, applicants are generally required to submit the most current YTD pay stub and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, most recent two years’ complete tax returns, signed YTD profit and loss statement, or bank statements. Bank statements are acceptable as Full Documentation, with bank statements for the preceding 24 months acceptable for “Alt2” documentation type or bank statements for the preceding 12 months acceptable for “Alt1.” Under the Lite Documentation program, applicants must be self-employed and are required to submit bank statements covering at least the preceding six months. Under the Stated Income program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Accredited may verify by telephone employment, business and income, and self-employed applicants may be required to submit a business license.

Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months’ consecutive bank statements or other acceptable documentation. On Accredited’s core mortgage loan products and on some of its specialty products, twelve months’ mortgage payment or rental history must be verified by the related lender or landlord.

A critical function of Accredited’s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. Accredited has established five principal classifications, “A+” to “C,” with respect to the credit profile of potential borrowers, and a rating is assigned to each mortgage loan based upon these classifications. Accredited has a sixth, generally inactive credit classification, called “C-” which may be assigned to a borrower with a current or recent foreclosure or bankruptcy and can still be used on an exception basis with approval from executive management. Accredited assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history, and debt-to-income ratio.

Each month, Accredited’s internal audit and quality control department generally reviews and re-underwrites a sample of the mortgage loans originated by Accredited. The statistical sample of mortgage loans is chosen by random selection and based on the prior defect rates. In addition, targeted reviews are conducted, including but not limited to the following areas: regulatory compliance, targeted and discretionary reviews, or where misrepresentation is suspected. The quality control department re-underwrites these mortgage loans through an in-depth analysis of the following areas: application, income/employment, appraisals, credit decision, program criteria, net tangible benefits, re-verifications, and compliance. Specifically, these tests focus on verifying proper completion of borrower disclosures and other mortgage loan documentation, correct processing of all legally required documentation, and compliance with time frames imposed by applicable law. When material misrepresentation is suspected, the quality control department may undertake a comprehensive re-underwriting of not only the mortgage loan in question, but any related mortgage loans connected by broker, appraiser, or other parties to the transaction. All findings of the internal audit and quality control department are reported on a regular basis to members of senior management and the audit committee of the board of directors. The Chief Executive Officer and the Chief Operating Officer, along with the Director of Operations and others analyze the results of the monthly internal audit and quality control department audits as well as performance trends and servicing issues. Based upon this analysis, corrective actions are taken.

In general, Accredited’s LTV maximums decrease with credit quality, and, within each credit classification, the LTV maximums vary depending on the property type. LTV maximums for mortgage loans secured by owner-occupied properties are higher than for mortgage loans secured by properties that are not owner-occupied. LTV maximums for Lite Documentation and Stated Income programs are generally lower than the LTV maximums for corresponding Full Documentation programs. Accredited’s maximum debt-to-income ratios range from 50% to 55% for Full Documentation programs, and maximum 50% for Lite Documentation and Stated Income Programs.

Accredited offers a variety of specialty programs that provide higher LTV’s and CLTV’s to borrowers in higher credit grades. Credit grades may be determined by the same criteria as in the core programs, but may also be determined only on the basis of mortgage credit or credit score. Specialty programs may be restricted as to property and occupancy types and documentation requirements.

Accredited also offers Alt-A mortgage loan programs with additional income documentation types, higher qualifying minimum credit scores and higher loan amounts than the non-prime programs. The same underwriting standards as described above for non-prime programs also apply to Alt-A mortgage loans. Alt-A documentation types requiring less documentation, such as “SISA,” defined as Stated Income Stated Assets, “No Ratio,” and “No Doc,” also receive close review and evaluation to determine whether the borrower’s ability to repay the mortgage debt is reasonable. Documentation and qualifying requirements vary depending on the product selected.

Exceptions

Accredited may allow exceptions to its underwriting guidelines in accordance with Accredited’s established exception policy. Exceptions may be allowed based upon the presence of compensating factors such as a low LTV, demonstrated pride of ownership and stability of employment.

Material Legal Proceedings (as of May 10, 2007)

In December 2002, AHL was served with a complaint and motion for class certification in a class action lawsuit, Wratchford et al. v. Accredited Home Lenders, Inc., brought in Madison County, Illinois under the Illinois Consumer Fraud and Deceptive Business Practices Act, the consumer protection statutes of the other states in which AHL does business and the common law of unjust enrichment. The complaint alleges that AHL has a practice of misrepresenting and inflating the amount of fees it pays to third parties in connection with the residential mortgage loans that it funds. The plaintiffs claim to represent a nationwide class consisting of others similarly situated, that is, those who paid AHL to pay, or reimburse AHL’s payments of, third-party fees in connection with residential mortgage loans and never received a refund for the difference between what they paid and what was actually paid to the third party. The plaintiffs are seeking to recover damages on behalf of themselves and the class, in addition to pre-judgment interest, post-judgment interest, and any other relief the court may grant. On January 28, 2005, the court issued an order conditionally certifying (1) a class of Illinois residents with respect to the alleged violation of the Illinois Consumer Fraud and Deceptive Business Practices Act who, since November 19, 1997, paid money to AHL for third-party fees in connection with residential mortgage loans and never received a refund of the difference between the amount they paid to AHL and the amount AHL paid to the third party and (2) a nationwide class of claimants with respect to an unjust enrichment cause of action included in the original complaint who, since November 19, 1997 paid money to AHL for third-party fees in connection with residential mortgage loans and never received a refund of the difference between the amount they paid AHL and the amount AHL paid the third party. There has not yet been a ruling on the merits of either the plaintiffs’ individual claims or the claims of the class, and AHL intends to continue to vigorously defend this matter. The ultimate outcome of this matter and the amount of liability, if any, that may result is not presently determinable, but AHL does not believe it will have a material adverse effect on its business.

In January 2004, AHL was served with a complaint, Yturralde v. Accredited Home Lenders, Inc., brought in Sacramento County, California. The named plaintiff is a former commissioned loan officer of AHL, and the complaint alleges that AHL violated California and federal law by misclassifying the plaintiff and other non-exempt employees as exempt employees, failing to pay the plaintiff on an hourly basis and for overtime worked, and failing to properly and accurately record and maintain payroll information. The plaintiff seeks to recover, on behalf of himself and all of AHL’s other similarly situated current and former employees, lost wages and benefits, general damages, multiple statutory penalties and interest, attorneys’ fees and costs of suit, and also seeks to enjoin further violations of wage and overtime laws and retaliation against employees who complain about such violations. AHL has been served with eleven substantially similar complaints on behalf of certain other former and current employees, which have been consolidated with the Yturralde action. Subject to court approval, the parties have agreed to a settlement with respect to the named plaintiffs and with respect to a class of current and former AHL employees which the parties will jointly request the court to certify. The amount payable by AHL under the settlement is not material to AHL’s financial condition.

In September 2005, AHL and AHLHC were served with a class action complaint, Phillips v. Accredited Home Lenders Holding Company, et al., brought in the United States District Court, Central District of California. The complaint alleges violations of the Fair Credit Reporting Act in connection with prescreened offers of credit made by AHL. The plaintiff seeks to recover, on behalf of Plaintiff and similarly situated individuals, damages, pre-judgment interest, declaratory and injunctive relief, attorneys’ fees, and any other relief the court may grant. On January 4, 2006, plaintiff re-filed the action in response to the court’s December 9, 2005, decision granting AHL’s and AHLHC’s motion to (1) dismiss with prejudice plaintiff’s claim that AHL’s offer of credit failed to include the clear and conspicuous disclosures required by FCRA, (2) strike plaintiff’s request for declaratory and injunctive relief, and (3) sever plaintiff’s claims as to AHL and AHLHC from those made against other defendants unaffiliated with AHL or AHLHC. Plaintiff’s remaining claim is that AHL’s offer of credit did not meet FCRA’s “firm offer” requirement. A motion to certify a class has been filed, but a hearing date has not been set. There has been no ruling on the merits of either the plaintiff’s individual claims or the claims of the putative class, and AHL and AHLHC intend to continue to vigorously defend this matter. The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable. If, however, a class were to be certified and were to prevail on the merits, the potential liability could have a material adverse effect on Accredited.

In March 2006, AHL was served with a class action complaint, Cabrejas v. Accredited Home Lenders, Inc., brought in the Circuit Court for Prince George’s County, Maryland. The complaint alleges that AHL’s origination of second lien loans in Maryland violated the Maryland Secondary Mortgage Loan Law (the “SMLL”) and Consumer Protection Act in that fees charged on such loans exceeded 10% of the respective loan amounts. The plaintiffs seek to recover, on behalf of themselves and similarly situated individuals, damages, disgorgement of fees, pre-judgment interest, declaratory and injunctive relief, attorneys’ fees, and any other relief the court may grant. On April 13, 2006, AHL removed the action to the United States District Court, District of Maryland. On May 15, 2006, AHL filed a motion to dismiss plaintiffs’ second cause of action alleging a violation of the Maryland Consumer Protection Act on the basis that full disclosure of the fees cannot be an unfair or deceptive trade practice, which motion was granted on December 4, 2006. On January 3, 2007, plaintiffs filed a Second Amended Complaint, alleging that AHL’s origination in Maryland of second lien loans with balloon payments was also a violation of the SMLL. On January 16, 2007, AHL filed a motion to dismiss this new claim on the basis that the SMLL’s prohibition of balloon payments was and is preempted by the federal Alternative Mortgage Transactions Parity Act. The court has not yet ruled on this motion. A motion to certify a class has not yet been filed, there has been no ruling on the merits of either the plaintiff’s remaining individual claims or the remaining claims of the putative class, and AHL intends to continue to vigorously defend this matter. The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable, but AHL does not believe it will have a material adverse effect on its business.

In October 2006, by virtue of the merger of AHLHC and Aames Investment Corporation (AIC), and the related merger of certain subsidiaries of AHLHC and AIC, AHLHC and certain of its subsidiaries succeeded to the litigation interests of AIC and certain of its subsidiaries. Two of those matters, Webb, et al., v. Aames Investment Corporation, et al. (U.S. District Court, Central District of California) and Cooper, et al., v. Aames Funding Corporation (U.S. District Court, Eastern District of Wisconsin), are class action complaints which allege violations of the Fair Credit Reporting Act in connection with prescreened offers of credit and are similar in nature to the Phillips matter referenced above. The Cooper matter was transferred to the Central District of California and consolidated with the Webb matter by stipulation of counsel on September 29, 2006. A motion to certify a class has not yet been filed, there has been no ruling on the merits of either the plaintiffs’ individual claims or the claims of the putative class, and AHLHC and each affected subsidiary intend to continue to vigorously defend this matter. The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable. If, however, a class were to be certified and were to prevail on the merits, the potential liability could have a material adverse effect on Accredited.

In October 2006, as a result of the merger referenced above, AHL succeeded to the position of Aames Funding Corporation (AFC) under a class action complaint, Miller v. Aames Funding Corporation, filed in the United States District Court, Eastern District of Texas. The complaint alleges that adjustable-rate home equity loans originated by AFC in Texas violate the Texas Constitution’s requirement that such loans be scheduled to be repaid in substantially equal installments. The plaintiffs seek to recover, on behalf of themselves and similarly situated individuals, damages, declaratory and injunctive relief, attorneys’ fees, and any other relief the court may grant. On September 29, 2006, the court on its own motion stayed the action, pending the resolution of class certification issues in a similar action pending before the court. A motion to certify a class has not yet been filed, there has been no ruling on the merits of either the plaintiff’s individual claims or the claims of the putative class, and AHL intends to continue to vigorously defend this matter. The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable. If, however, a class were to be certified and were to prevail on the merits, the potential liability could have a material adverse effect on Accredited.

In February 2007, AHL acknowledged service of a class action complaint, Sierra v. Aames Home Loan, brought in the Superior Court for Los Angeles County, California. As a result of the merger referenced above, AHL has succeeded to the interest of Aames Home Loan (a trade name of AFC) in this lawsuit. The named plaintiff is a former commissioned loan officer of AFC, and the complaint alleges that AFC violated state law by requiring the plaintiff to work overtime without compensation. The plaintiff seeks to recover, on behalf of himself and other similarly situated employees, the allegedly unpaid overtime, general damages, multiple statutory penalties and interest, attorneys’ fees and costs of suit. A motion to certify a class has not yet been filed, there has been no ruling on the merits of either the plaintiffs’ individual claims or the claims of the putative class, and AHL intends to vigorously defend this matter. The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable, but AHL does not believe it will have a material adverse effect on its business.

In March 2007, AHL was served with a class action complaint, Edwards v. Accredited Home Lenders, Inc., et al., brought in the United States District Court for the Southern District of Alabama. The complaint alleges violations of the federal Truth in Lending Act for allegedly failing to disclose title insurance charges and recording fees as part of finance charges. A motion to certify a class has not yet been filed, there has been no ruling on the merits of either the plaintiff’s individual claims or the claims of the putative class, and AHL intends to vigorously defend this action. The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable, but AHL does not believe it will have a material adverse effect on its business.

In March 2007, AHLHC was served with a class action complaint, Atlas v. Accredited Home Lenders Holding Co., et al., brought in the United States District Court for the Southern District of California. The complaint alleges violations of federal securities laws by AHLHC and certain members of senior management. AHLHC is aware that four similar securities class actions, Joory v. Accredited Home Lenders Holding Co., et al., Pourshafie v. Accredited Home Lenders Holding Co., et al., Theda v. Accredited Home Lenders Holding Co., et al., and City of Brockton Retirement System v. Accredited Home Lenders Holding Co. have also recently been filed in the same court. Pursuant to the Private Securities Litigation Reform Act, these cases and any other similar actions which are filed and served will be consolidated, a lead plaintiff will be determined and a consolidated complaint will be filed. No response is required from AHLHC until the consolidated complaint is filed, at which time the court will set a date by which a responsive pleading must be filed. AHLHC intends to vigorously defend these actions. The ultimate outcome of these matters and the amount of liability, if any, which may result, is not presently determinable, but AHLHC does not believe these actions will have a material adverse effect on its business.

Accredited has accrued for loss contingencies with respect to the foregoing matters to the extent it is probable that a liability has been occurred at the date of the consolidated financial statements and the amount of the loss can be reasonably estimated. Management does not deem the amount of such accrual to be material.

In addition, because the nature of Accredited’s business involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, Accredited is subject to various legal proceedings in the ordinary course of business related to foreclosures, bankruptcies, condemnation and quiet title actions, and alleged statutory and regulatory violations. Accredited is also subject to legal proceedings in the ordinary course of business related to employment matters. Accredited does not believe that the resolution of these lawsuits will have a material adverse effect on Accredited’s financial position or results of operations.

THE SERVICER

The information in the following paragraphs has been provided by Countrywide Home Loans Servicing LP (“Countrywide Servicing”).

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. (“Countrywide Home Loans”). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner. Countrywide Servicing is an affiliate, through common parent ownership, of Countrywide Securities Corporation, an underwriter.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,351.598 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2006, and March 31, 2007, Countrywide Home Loans provided servicing for subprime mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans) with an aggregate principal balance of approximately $124.537 billion and $131.528 billion, respectively.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to: (a) collecting, aggregating and remitting mortgage loan payments; (b) accounting for principal and interest; (c) holding escrow (impound) funds for payment of taxes and insurance; (d) making inspections as required of the mortgaged properties; (e) preparation of tax related information in connection with the mortgage loans; (f) supervision of delinquent mortgage loans; (g) loss mitigation efforts; (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties and (i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the borrower with these statements.

Collection Procedures

Subprime Mortgage Loans. When a borrower fails to make a payment on a subprime mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures for subprime loans, Countrywide Servicing generally mails to the borrower a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to subprime mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

For a description of the limitations on the liability of the servicer, see “Description of the Securities—Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”) will act as Trustee. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $219 billion as of December 31, 2006. As of December 31, 2006, U.S. Bancorp served approximately 14.2 million customers, operated 2,472 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, Boston, MA 02110.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2006, U.S. Bank was acting as trustee with respect to over 76,000 issuances of securities with an aggregate outstanding principal balance of over $2.1 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of December 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee with respect to 649 issuances of MBS/Sub-Prime securities with an outstanding aggregate principal balance of approximately $259,053,200,000.

THE TRUST ADMINISTRATOR

The trust administrator is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trust administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2007, Citibank’s Agency and Trust group manages in excess of $3.9 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trust administrator services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2007, Citibank, N.A. acts as trust administrator and/or paying agent for approximately 361 various residential mortgage-backed transactions.

Under the pooling and servicing agreement, the trust administrator’s material duties will be (i) to authenticate and deliver the certificates; (ii) to maintain a certificate registrar; (iii) to calculate and make the required distributions to certificateholders on each distribution date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trust administrator; (v) send a notice to holders of a class of certificates when the remaining certificate principal balance of such class of certificates is to be paid on a specified distribution date; (vi) to act as successor servicer, or to appoint a successor servicer, to the extent described under “Pooling and Servicing Agreement—Events of Default and Removal of Servicer” below; (vii) to perform certain tax administration services for the trust and (viii) to communicate with investors and rating agencies with respect to the certificates. In performing the obligations set forth in clauses (iii) and (iv) above, the trust administrator will be able to rely on the monthly loan information provided to it by the servicer, and will perform all obligations set forth above solely to the extent described in the pooling and servicing agreement.

THE SPONSOR

The information set forth in the following paragraphs has been provided by Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp., a New York corporation, is the sponsor of the transaction. The sponsor was organized in 1979 and is an affiliate of Citigroup Global Markets Inc. The sponsor maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604. The sponsor was established as a mortgage banking company to facilitate the purchase of whole loan portfolios and servicing rights containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets.

Since its inception, the sponsor has purchased over $50 billion in residential whole loans and servicing rights, which include the purchase of newly originated Alt-A, jumbo (prime) and sub-prime mortgage loans. Mortgage loans are purchased on a bulk and flow basis. Mortgage loans are generally purchased with the ultimate strategy of securitization into a securitization based upon product type and credit parameters.

Mortgage loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Mortgage loans purchased will have been originated pursuant to the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, mortgage loans are pooled together by product type and credit parameters and structured into a securitization, with the assistance of Citigroup Global Markets Inc., for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1987. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003	December 31, 2004	December 31, 2005	December 31, 2006
Loan Type	Total Portfolio of Loans	Total Portfolio of Loans	Total Portfolio of Loans	Total Portfolio of Loans
Prime / Alt-A	$2,122,000,000	$4,310,000,000	$9,804,000,000	$10,909,678,524
Reperforming	$552,000,000	$406,000,000	$309,000,000	$277,332,000
SubPrime	$306,000,000	$2,426,000,000	$8,246,000,000	$10,308,594,000
HELOC	$0	$0	$0	$1,032,157,000
Totals	$2,980,000,000	$7,142,000,000	$18,359,000,000	$22,527,761,524

With respect to some of the securitizations organized by the sponsor, a trigger event has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating.

THE DEPOSITOR

Citigroup Mortgage Loan Trust Inc., a Delaware corporation, is the depositor of the transaction. The depositor was organized in 2003 and is an affiliate of Citigroup Global Markets Inc. The depositor maintains its principal office at 390 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604.

The depositor has been engaged in the securitization of mortgage loans since its incorporation in 2003, although the sponsor has been engaged in the securitization of mortgage loans through other depositors since 1987. The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in mortgage loans. The depositor typically acquires mortgage loans and other assets for inclusion in securitizations from the sponsor.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After the issuance of the certificates, the depositor will have limited or no obligations with respect to the certificates and the trust fund. Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the mortgage loans, to arrange for the Interest Rate Swap Agreement or replacement instruments to be included in the trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Securities Exchange Act of 1934, as amended, to provide notices to certain parties under the pooling and servicing agreement or to provide requested information to the various transaction participants.

The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential mortgage loans, mortgage securities and agency securities, offering mortgage-backed or other asset-backed securities, and related activities.

THE ISSUING ENTITY

Citigroup Mortgage Loan Trust 2007-AHL2 will be a New York common law trust established pursuant to the pooling and servicing agreement. The issuing entity will not own any assets other than the mortgage loans and the other assets described under “The Pooling and Servicing Agreement—General.” The issuing entity will not have any liabilities other than those incurred in connection with the pooling and servicing agreement and any related agreement. The issuing entity will not have any directors, officers, or other employees. No equity contribution will be made to the issuing entity by the sponsor, the depositor or any other party, and the issuing entity will not have any other capital. The fiscal year end of the issuing entity will be December 31. The issuing entity will act through the trustee and the trust administrator.

THE INTEREST RATE SWAP PROVIDER

Swiss Re Financial Products Corporation (“SRFP”) is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP’s headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP currently has a long-term counterparty credit rating of “AA-” and a short-term debt rating of “A-1+” from S&P.

SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance Company (“Swiss Re”), a Swiss corporation. The obligations of SRFP under the Interest Rate Swap Agreement are fully and unconditionally guaranteed under a guaranty by Swiss Re. Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world’s leading reinsurers. Swiss Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Re’s headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland. On June 12, 2006, Swiss Re announced that it completed its acquisition of GE Insurance Solutions (excluding its US life and health business) from General Electric.

Swiss Re currently has (i) from S&P: long-term counterparty credit, financial strength and senior unsecured debt ratings of “AA-” and a short-term counterparty credit rating of “A-1+,” (ii) from Moody’s: insurance financial strength and senior debt ratings of “Aa2” (negative outlook), and a short-term rating of “P-1” and (iii) from Fitch Ratings: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of “AA-”.

Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General’s office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Re is among the companies that have received subpoenas to produce documents relating to “non-traditional” products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as “non-traditional”. It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.

The information contained in the preceding four paragraphs has been provided by SRFP and Swiss Re for use in this prospectus supplement. Neither SRFP nor Swiss Re undertakes any obligation to update such information. SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

The “significance percentage” of the Interest Rate Swap Agreement as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, is less than 10%. As provided in the Interest Rate Swap Agreement, the Interest Rate Swap Provider may be replaced or may be required to obtain a guarantor if the significance percentage of the Interest Rate Swap Agreement is 10% or more.

YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or any state law providing for similar relief to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on these mortgage loans. See “Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. The servicer is required to cover a portion of the shortfall in interest collections that is attributable to prepayments, but only in an amount up to the servicer’s servicing fee actually received for the related calendar month. The effect of any principal prepayments on the mortgage loans, to the extent that any Prepayment Interest Shortfalls exceed Compensating Interest, and the effect of any shortfalls resulting from the application of the Relief Act or any state law providing for similar relief, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates—Interest Distributions” in this prospectus supplement.

General Prepayment Considerations

The yields to maturity of the Floating Rate Certificates will be sensitive to defaults on the related mortgage loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

The rate of principal payments, the aggregate amount of payments and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the adjustable-rate mortgage loans will in turn be affected by the amortization schedules of such mortgage loans as they change from time to time to accommodate changes in the mortgage rates and by the rate of principal prepayments on the mortgage loans. The rate of principal prepayments on the mortgage loans will be affected by payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases (whether optional or required) by the originator or the sponsor, as applicable. All of the mortgage loans contain due-on-sale clauses. The mortgage loans may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately 68.96% of the Group I Mortgage Loans, approximately 65.56% of the Group II Mortgage Loans and approximately 83.73% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 75.82% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge.

Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of Floating Rate Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Floating Rate Certificates may vary from the anticipated yield will depend upon the degree to which the Floating Rate Certificates are purchased at a discount or premium and the degree to which the timing of distributions on the Floating Rate Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Floating Rate Certificates purchased at a discount, the risk that a slower than assumed rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Floating Rate Certificates purchased at a premium, investors should consider the risk that a faster than assumed rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the yield to maturity on the related Floating Rate Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the related Floating Rate Certificates. As a result, the effect on an investor’s yield of principal distributions occurring at a rate higher or lower than the rate assumed by the investor during the period immediately following the issuance of the Floating Rate Certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal distributions.

The rate of payments (including prepayments), on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. The prepayment experience of the delayed first adjustment mortgage loans may differ from that of the other mortgage loans. The delayed first adjustment mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the delayed first adjustment mortgage loans as borrowers seek to avoid changes in their monthly payments. In addition, the existence of the applicable periodic rate caps, maximum mortgage rates and minimum mortgage rates with respect to the adjustable-rate mortgage loans may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the Floating Rate Certificates. Furthermore, the interest-only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a mortgage loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the mortgage rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Because principal distributions prior to the Stepdown Date or when a Trigger Event is in effect are distributed to more senior classes of Floating Rate Certificates before other classes, and because distributions of principal to the Class A Certificates will be allocated among the classes of Class A Certificates in accordance with the priorities described under “Description of the Certificates—Principal Distributions,” holders of classes of Floating Rate Certificates having a later distribution priority bear a greater risk of losses than holders of classes having earlier distribution priorities. As a result, the Floating Rate Certificates having later distribution priority will represent an increasing percentage of the obligations of the trust during the period prior to the commencement of distributions of principal on these certificates.

Defaults on mortgage loans may occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment or that the value of the mortgaged property will be sufficient to cover the amount due on the mortgage loan. Any recovery made on a defaulted mortgage loan in the absence of realized losses will have a similar effect on the holders of the Floating Rate Certificates as a prepayment of those mortgage loans.

Special Yield Considerations

The mortgage rates on the fixed-rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable-rate mortgage loans, adjust semi-annually based upon six-month LIBOR subject to periodic and lifetime limitations and after an initial fixed rate period of one, two, three, five or seven years after origination. The pass-through rates on the Floating Rate Certificates will adjust monthly based upon one-month LIBOR determined as described in this prospectus supplement, subject to the related Net WAC Pass-Through Rate, with the result that increases in the pass-through rate on the Floating Rate Certificates may be limited by the related Net WAC Pass-Through Rate for extended periods in a rising interest rate environment. With respect to the adjustable-rate mortgage loans, six-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR, potentially resulting in the application of the related Net WAC Pass-Through Rate on the Floating Rate Certificates. In addition, if the mortgage loans with relatively higher mortgage rates prepay more rapidly than the mortgage loans with relatively lower mortgage rates, then the related Net WAC Pass-Through Rate will decrease, and the Floating Rate Certificates will be more likely to have their pass-through rates limited by the related Net WAC Pass-Through Rate. Application of the related Net WAC Pass-Through Rate would adversely affect the yield to maturity on the Floating Rate Certificates.

If the pass-through rate on any class of Floating Rate Certificates is limited by the related Net WAC Pass-Through Rate for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of such certificates on such distribution date or on future distribution dates, from Net Monthly Excess Cashflow and from payments received under the Interest Rate Swap Agreement, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the Floating Rate Certificates and the payment of certain fees and expenses of the trust. The ratings on the offered certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of those certificates.

As described under “Description of the Certificates—Allocation of Losses,” amounts otherwise distributable to holders of the Mezzanine Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by advances made by the servicer. Such delinquencies may affect the yield to investors in these certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of these certificates.

Weighted Average Life

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be distributed to the investor. The weighted average life of each class of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid. Principal payments on the mortgage loans may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor), as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (referred to as the Prepayment Assumption) assumes:

(i) in the case of the fixed-rate mortgage loans, 100% of the Fixed-Rate Prepayment Vector. The “Fixed-Rate Prepayment Vector” assumes a constant prepayment rate, or CPR, of 4% per annum in the first month of the life of such mortgage loans and an additional approximately 1.727% per annum (precisely 19%/11) in each month thereafter until the 12th month. Beginning in the 13th month and in each month thereafter during the life of such mortgage loans, the Fixed-Rate Prepayment Vector assumes a CPR of 23%; and

(ii) in the case of the adjustable-rate mortgage loans, 100% of the Adjustable-Rate Prepayment Vector. The “Adjustable-Rate Prepayment Vector” means (I) with respect to the adjustable-rate mortgage loans whose initial adjustment date is two years or less after origination (a) a CPR of 2% per annum in the first month of the life of such mortgage loans and an additional approximately 2.545% per annum (precisely 28%/11) in each month thereafter until the 12th month, and then beginning in the 13th month and in each month thereafter until the 22nd month, a CPR of 30% per annum, (b) beginning in the 23rd month and in each month thereafter until the 27th month, a CPR of 60% per annum and (c) beginning in the 28th month and in each month thereafter, a CPR of 35% per annum and (II) with respect to the adjustable-rate mortgage loans whose initial adjustment date is three years or more after origination (a) a CPR of 2% per annum in the first month of the life of such mortgage loans and an additional approximately 2.545% per annum (precisely 28%/11) in each month thereafter until the 12th month, and then beginning in the 13th month and in each month thereafter until the 34th month, a CPR of 30% per annum, (b) beginning in the 35th month and in each month thereafter until the 39th month, a CPR of 60% per annum and (c) beginning in the 40th month and in each month thereafter, a CPR of 35% per annum.

The assumed prepayment rate for the mortgage loans will not exceed 85% CPR per annum in any period for any percentage of the related prepayment vector.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Assumption.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding” indicate the percentage of the initial Certificate Principal Balance of the each class of the offered certificates that would be outstanding after each of the dates shown at the various percentages of the Prepayment Scenarios indicated and the corresponding weighted average lives of the offered certificates. The tables are based on the following modeling assumptions:

•	the mortgage loans have the characteristics set forth in the table entitled “Assumed Mortgage Loan Characteristics” which is attached as Annex III to this prospectus supplement;
•	distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in June 2007;
•	the mortgage loans prepay at the percentages of the Prepayment Assumption indicated in the applicable Prepayment Scenario;
•	no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred;
•
none of the sponsor, the servicer or any other person purchases from the trust any mortgage loan under any obligation or option under the pooling and servicing agreement, except as indicated in the second footnote to the tables;

•
scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in June 2007, and are computed prior to giving effect to any prepayments received in the prior month;

•	prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in May 2007, and include 30 days’ interest on the mortgage loan;
•
the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortization term so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its stated remaining term and for the interest only loans, after taking into account its interest only period;

•	the certificates are purchased on May 30, 2007;
•
six-month LIBOR remains constant at 5.370% per annum and one-month LIBOR remains constant at 5.320% per annum; and the mortgage rate on each adjustable-rate mortgage loan is adjusted on the next adjustment date and on subsequent adjustment dates, if necessary, to equal the applicable index plus the applicable gross margin, subject to the applicable periodic rate cap and lifetime limitations;

•	the certificate principal balances of the Class P Certificates is $0.00; and
•
the monthly payment on each adjustable-rate mortgage loan is adjusted on the due date immediately following the next adjustment date and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment.

•	the fixed swap payment is calculated as described under “Description of the Certificates—Interest Rate Swap Agreement, the Swap Provider and the Swap Account” and no Swap Termination Payment is made.

Prepayment Scenarios(1)

	I	II	III	IV	V
Fixed-Rate Mortgage Loans:	0%	50%	100%	150%	200%
Adjustable-Rate Mortgage Loans:	0%	50%	100%	150%	200%
_______________
(1) Percentages of the Fixed-Rate Prepayment Vector in the case of the fixed-rate mortgage loans and the Adjustable-Rate Prepayment Vector in the case of the adjustable-rate mortgage loans.

There will be discrepancies between the characteristics of the actual mortgage loans in the mortgage pool and the characteristics assumed in preparing the tables below. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding, and the weighted average lives of the offered certificates. In addition, to the extent that the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of one-month LIBOR or six-month LIBOR will remain constant as assumed, the offered certificates may mature earlier or later than indicated by the tables. Based on the foregoing assumptions, the tables below indicate the weighted average lives of the offered certificates, and set forth the percentage of the initial Certificate Principal Balances of the offered certificates that would be outstanding after each of the dates shown, at the various Prepayment Scenarios indicated. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balance and weighted average lives shown in the tables. These variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding

	Class A-3A					Class A-3B
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	99	73	48	21	0	100	100	100	100	92
May 25, 2009	98	43	0	0	0	100	100	93	29	0
May 25, 2010	96	12	0	0	0	100	100	20	0	0
May 25, 2011	95	0	0	0	0	100	82	20	0	0
May 25, 2012	94	0	0	0	0	100	63	9	0	0
May 25, 2013	92	0	0	0	0	100	49	0	0	0
May 25, 2014	90	0	0	0	0	100	37	0	0	0
May 25, 2015	87	0	0	0	0	100	27	0	0	0
May 25, 2016	85	0	0	0	0	100	19	0	0	0
May 25, 2017	82	0	0	0	0	100	12	0	0	0
May 25, 2018	79	0	0	0	0	100	6	0	0	0
May 25, 2019	75	0	0	0	0	100	1	0	0	0
May 25, 2020	71	0	0	0	0	100	0	0	0	0
May 25, 2021	67	0	0	0	0	100	0	0	0	0
May 25, 2022	55	0	0	0	0	100	0	0	0	0
May 25, 2023	51	0	0	0	0	100	0	0	0	0
May 25, 2024	45	0	0	0	0	100	0	0	0	0
May 25, 2025	40	0	0	0	0	100	0	0	0	0
May 25, 2026	33	0	0	0	0	100	0	0	0	0
May 25, 2027	26	0	0	0	0	100	0	0	0	0
May 25, 2028	19	0	0	0	0	100	0	0	0	0
May 25, 2029	11	0	0	0	0	100	0	0	0	0
May 25, 2030	2	0	0	0	0	100	0	0	0	0
May 25, 2031	0	0	0	0	0	87	0	0	0	0
May 25, 2032	0	0	0	0	0	70	0	0	0	0
May 25, 2033	0	0	0	0	0	62	0	0	0	0
May 25, 2034	0	0	0	0	0	51	0	0	0	0
May 25, 2035	0	0	0	0	0	38	0	0	0	0
May 25, 2036	0	0	0	0	0	24	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity in Years(1)	15.44	1.80	1.00	0.70	0.55	26.85	6.50	3.00	1.81	1.33
Weighted Average Life to Optional Termination in Years(1)(2)	15.44	1.80	1.00	0.70	0.55	26.85	6.50	3.00	1.81	1.33

* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

Percent of Initial Certificate Principal Balance Outstanding

	Class A-3C					Class M-1
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	12	100	100	100	100	100
May 25, 2010	100	100	100	0	0	100	100	100	63	75
May 25, 2011	100	100	100	0	0	100	100	81	63	51
May 25, 2012	100	100	100	0	0	100	86	33	63	24
May 25, 2013	100	100	97	0	0	100	72	23	43	8
May 25, 2014	100	100	69	0	0	100	60	16	26	0
May 25, 2015	100	100	49	0	0	100	51	11	14	0
May 25, 2016	100	100	35	0	0	100	42	8	4	0
May 25, 2017	100	100	25	0	0	100	36	6	0	0
May 25, 2018	100	100	18	0	0	100	30	4	0	0
May 25, 2019	100	100	13	0	0	100	25	3	0	0
May 25, 2020	100	87	10	0	0	100	21	1	0	0
May 25, 2021	100	73	6	0	0	100	17	0	0	0
May 25, 2022	100	57	1	0	0	100	14	0	0	0
May 25, 2023	100	47	0	0	0	100	11	0	0	0
May 25, 2024	100	39	0	0	0	100	9	0	0	0
May 25, 2025	100	33	0	0	0	100	8	0	0	0
May 25, 2026	100	27	0	0	0	100	6	0	0	0
May 25, 2027	100	22	0	0	0	100	5	0	0	0
May 25, 2028	100	18	0	0	0	100	4	0	0	0
May 25, 2029	100	15	0	0	0	100	3	0	0	0
May 25, 2030	100	12	0	0	0	100	3	0	0	0
May 25, 2031	100	9	0	0	0	100	*	0	0	0
May 25, 2032	100	6	0	0	0	100	0	0	0	0
May 25, 2033	100	3	0	0	0	93	0	0	0	0
May 25, 2034	100	*	0	0	0	82	0	0	0	0
May 25, 2035	100	0	0	0	0	70	0	0	0	0
May 25, 2036	100	0	0	0	0	56	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity in Years(1)	29.74	17.00	8.75	2.60	1.91	28.61	9.56	5.35	5.35	4.02
Weighted Average Life to Optional Termination in Years(1)(2)	29.71	13.15	6.37	2.60	1.91	28.60	8.68	4.83	3.47	2.70

* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-2					Class M-3
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	100	67	100	100	100	100	17
May 25, 2011	100	100	47	88	7	100	100	47	18	7
May 25, 2012	100	86	33	21	3	100	86	33	11	0
May 25, 2013	100	72	23	6	0	100	72	23	6	0
May 25, 2014	100	60	16	4	0	100	60	16	2	0
May 25, 2015	100	51	11	0	0	100	51	11	0	0
May 25, 2016	100	42	8	0	0	100	42	8	0	0
May 25, 2017	100	36	6	0	0	100	36	6	0	0
May 25, 2018	100	30	4	0	0	100	30	4	0	0
May 25, 2019	100	25	1	0	0	100	25	0	0	0
May 25, 2020	100	21	0	0	0	100	21	0	0	0
May 25, 2021	100	17	0	0	0	100	17	0	0	0
May 25, 2022	100	14	0	0	0	100	14	0	0	0
May 25, 2023	100	11	0	0	0	100	11	0	0	0
May 25, 2024	100	9	0	0	0	100	9	0	0	0
May 25, 2025	100	8	0	0	0	100	8	0	0	0
May 25, 2026	100	6	0	0	0	100	6	0	0	0
May 25, 2027	100	5	0	0	0	100	5	0	0	0
May 25, 2028	100	4	0	0	0	100	4	0	0	0
May 25, 2029	100	3	0	0	0	100	0	0	0	0
May 25, 2030	100	*	0	0	0	100	0	0	0	0
May 25, 2031	100	0	0	0	0	100	0	0	0	0
May 25, 2032	100	0	0	0	0	100	0	0	0	0
May 25, 2033	93	0	0	0	0	93	0	0	0	0
May 25, 2034	82	0	0	0	0	82	0	0	0	0
May 25, 2035	70	0	0	0	0	70	0	0	0	0
May 25, 2036	56	0	0	0	0	56	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity in Years(1)	28.61	9.53	5.11	4.69	3.29	28.61	9.51	5.01	4.09	3.00
Weighted Average Life to Optional Termination in Years(1)(2)	28.6	8.68	4.62	3.90	2.90	28.60	8.68	4.53	3.79	2.81

* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-4					Class M-5
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	100	17	100	100	100	100	17
May 25, 2011	100	100	47	18	7	100	100	47	18	7
May 25, 2012	100	86	33	11	0	100	86	33	11	0
May 25, 2013	100	72	23	6	0	100	72	23	6	0
May 25, 2014	100	60	16	0	0	100	60	16	0	0
May 25, 2015	100	51	11	0	0	100	51	11	0	0
May 25, 2016	100	42	8	0	0	100	42	8	0	0
May 25, 2017	100	36	6	0	0	100	36	6	0	0
May 25, 2018	100	30	2	0	0	100	30	0	0	0
May 25, 2019	100	25	0	0	0	100	25	0	0	0
May 25, 2020	100	21	0	0	0	100	21	0	0	0
May 25, 2021	100	17	0	0	0	100	17	0	0	0
May 25, 2022	100	14	0	0	0	100	14	0	0	0
May 25, 2023	100	11	0	0	0	100	11	0	0	0
May 25, 2024	100	9	0	0	0	100	9	0	0	0
May 25, 2025	100	8	0	0	0	100	8	0	0	0
May 25, 2026	100	6	0	0	0	100	6	0	0	0
May 25, 2027	100	5	0	0	0	100	5	0	0	0
May 25, 2028	100	3	0	0	0	100	0	0	0	0
May 25, 2029	100	0	0	0	0	100	0	0	0	0
May 25, 2030	100	0	0	0	0	100	0	0	0	0
May 25, 2031	100	0	0	0	0	100	0	0	0	0
May 25, 2032	100	0	0	0	0	100	0	0	0	0
May 25, 2033	93	0	0	0	0	93	0	0	0	0
May 25, 2034	82	0	0	0	0	82	0	0	0	0
May 25, 2035	70	0	0	0	0	70	0	0	0	0
May 25, 2036	56	0	0	0	0	56	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity in Years(1)	28.61	9.48	4.95	3.88	2.92	28.61	9.45	4.90	3.72	2.84
Weighted Average Life to Optional Termination in Years(1)(2)	28.60	8.68	4.50	3.60	2.74	28.6	8.68	4.46	3.45	2.67

* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

There is no assurance that prepayments of the mortgage loans in the mortgage pool will conform to any of the Prepayment Scenarios indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the offered certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the offered certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the mortgage loans included in the mortgage pool will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any percentage of the Prepayment Assumption until maturity or that all of the mortgage loans included in the mortgage pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the Class CE Certificates and each class of Mezzanine Certificates with a lower distribution priority have been reduced to zero, the yield to maturity on the class of Mezzanine Certificates with the lowest distribution priority will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by Net Swap Payments received under the Interest Rate Swap Agreement and available for that purpose), will be allocated to those certificates. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of investors to fully recover their investments. Once a Realized Loss is allocated to a Mezzanine Certificate, such written down amount will not bear interest and will not be reinstated (except in the case of subsequent recoveries). However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to the holders of such Certificates on a subordinated basis without interest according to the priorities set forth under “Description of the Certificates—Credit Enhancement—Overcollateralization Provisions” and “—Interest Rate Swap Agreement” in this prospectus supplement.

The Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero). As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Floating Rate Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date, even if no losses have occurred on the mortgage pool. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

DESCRIPTION OF THE CERTIFICATES

General Description of the Certificates

The certificates will consist of nineteen classes of certificates designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-3C Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class CE Certificates, the Class P Certificates, the Class R Certificates and the Class R-X Certificates. Only the Class A Certificates (other than the Class A-1 Certificates and the Class A-2 Certificates) and the Mezzanine Certificates (other than the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates) are offered by this prospectus supplement.

For the designations given to certain classes of certificates based on their characterization, see “Summary of Prospectus Supplement—The Certificates” in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of the mortgage pool of conventional, one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans.

Distributions on the certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in June 2007.

Each class of offered certificates will have the initial Certificate Principal Balance (subject to the indicated permitted variance) and pass-through rate as set forth in the table appearing in the summary of this prospectus supplement and as described under “— Pass-Through Rates” below. The Class A-1 Certificates will have an initial Certificate Principal Balance of approximately $174,717,000, the Class A-2 Certificates will have an initial Certificate Principal Balance of approximately $176,616,000, the Class M-6 Certificates will have an initial Certificate Principal Balance of approximately $11,418,000, the Class M-7 Certificates will have an initial Certificate Principal Balance of approximately $10,466,000, the Class M-8 Certificates will have an initial Certificate Principal Balance of approximately $9,040,000, the Class M-9 Certificates will have an initial Certificate Principal Balance of approximately $9,990,000 and the Class M-10 Certificates will have an initial Certificate Principal Balance of approximately $13,797,000.

The Class A Certificates in the aggregate evidence an initial approximate 77.00% undivided interest in the trust. The Subordinate Certificates evidence the following approximate initial undivided interests in the trust:

Class	Percentage Interest
M-1	4.60%
M-2	4.15%
M-3	1.45%
M-4	1.75%
M-5	1.35%
M-6	1.20%
M-7	1.10%
M-8	0.95%
M-9	1.05%
M-10	1.45%
CE	3.95%

The offered certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company, or DTC, and its participants in minimum denominations of $25,000 and integral multiples of $1.00 in excess of those minimum denominations.

All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the trust administrator to the persons in whose names the certificates are registered at the close of business on each record date. With respect to the Offered Certificates, the record date for each distribution date will be the close of business on the business day immediately preceding such distribution, for so long as such certificates are book-entry certificates as described under “—Registration of the Book-Entry Certificates” below. Distributions will be made either by check mailed to the address of each certificateholder as it appears in the certificate register or upon written request to the trust administrator at least five business days prior to the relevant record date by any holder of certificates by wire transfer in immediately available funds to the account of the certificateholder specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of the related certificates at the corporate trust office of the trust administrator or other location specified in the notice to certificateholders of the final distribution.

Fees and Expenses of the Trust

The following fees and expenses will be paid from amounts received on the Mortgage Loans prior to distributions to certificateholders:
Fee Payable to:(1)	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly
For each mortgage loan, a monthly fee paid to the servicer out of interest collections received from the related mortgage loan. The monthly fee is calculated as one-twelfth of the Servicing Fee Rate on the unpaid principal balance of the mortgage loan at the end of the applicable Due Period.

Withdrawn from amounts on deposit in the Collection Account, before distributions to certificateholders.
Credit Risk Manager	Monthly
For each mortgage loan, a monthly fee payable to the credit risk manager. The monthly fee is calculated as one-twelfth of the Credit Risk Manager Fee Rate on the unpaid principal balance of the mortgage loan at the end of the applicable Due Period.

Paid by the trust administrator from amounts on deposit in the Distribution Account, before distributions to certificateholders.
Swap Provider	Monthly
A monthly payment calculated as the positive excess, if any, of (a) one-twelfth of the Strike Rate on the Swap Agreement Calculation Amount for such distribution date multiplied by 250 over (b) one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Swap Agreement Calculation Amount for such distribution date multiplied by 250.
Paid by the trust administrator from the distribution account before any distributions to certificateholders.

(1)
See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement for a description of additional compensation that the servicer may receive.

(2)
The trust administrator will be paid income on amounts on deposit in the Distribution Account as set forth in the pooling and servicing agreement. The trustee and the custodian will be paid by the trust administrator pursuant to the pooling and servicing agreement or the custodial agreement, as applicable.

Registration of the Book-Entry Certificates

The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the book-entry certificates are referred to as certificate owners and will hold their certificates through DTC in the United States, or, upon request, through Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or the Euroclear System, or Euroclear, in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Citibank and JPMorgan Chase Bank are referred to individually as the Relevant Depositary and together as the European Depositaries. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $25,000. Except as described below, no certificate owner acquiring a book-entry certificate will be entitled to receive a physical, or definitive, certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through DTC and DTC participants.

The certificate owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the certificate owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trust administrator through DTC and DTC participants. While the book-entry certificates are outstanding and except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. DTC participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective DTC participants. Under the rules of DTC and in accordance with DTC’s normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines according to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 150,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., or the Cooperative, a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.

Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the “Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System,” or the Terms and Conditions, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry certificates will be made on each distribution date by the trust administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trust administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such certificate owners are credited.

DTC has advised the trust administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

Definitive certificates will be issued to certificate owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if: (a) DTC or the depositor advises the trust administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trust administrator is unable to locate a qualified successor or (b) after the occurrence of the servicer event of termination as set forth in the pooling and servicing agreement, certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trust administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of certificate owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all certificate owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trust administrator on behalf of the trustee will issue definitive certificates, and thereafter the trust administrator will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the depositor, the servicer, the trustee or (except in connection with its role as depositary for Clearstream) the trust administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Pass-Through Rates

The pass-through rate for any class of Floating Rate Certificates and any distribution date will be the lesser of (i) the related Formula Rate for such distribution date and (ii) the related Net WAC Pass-Through Rate for such distribution date. See “—Glossary” below.

Each class of Floating Rate Certificates will accrue interest during each Interest Accrual Period on the related Certificate Principal Balance at the related pass-through rate calculated as described above. Interest will accrue on the Floating Rate Certificates on the basis of a 360 day year and the actual number of days elapsed in such Interest Accrual Period. The interest entitlement of each class of Floating Rate Certificates on each distribution date will also include any interest distributable on such class on the prior distribution date (exclusive of any Net WAC Rate Carryover Amount for such class) that was undistributed on such prior distribution date together with interest on such undistributed amount for the most recently-ended Interest Accrual Period at the applicable pass-through rate therefor. The interest entitlement of each class of certificates will be reduced, to not less than zero, in the case of each class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer and by the allocable share for such class of shortfalls resulting from the application of the Relief Act. See “—Interest Distributions” below.

The pass-through rate for each class of Floating Rate Certificates for the Interest Accrual Period beginning on a distribution date, to the extent it has been determined, and for the immediately preceding Interest Accrual Period will be made available via the trust administrator’s internet website, together with the monthly statements required by the pooling and servicing agreement. See “—Reports to Certificateholders” below.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period and the Floating Rate Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the trust administrator will determine one-month LIBOR for such Interest Accrual Period. “One-month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Reuters Screen LIBOR01 Page (as defined herein), Bloomberg Page BBAM or another page of these or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m. (London time) on such date. If such rate does not appear on Reuters Screen LIBOR01 Page, Bloomberg Page BBAM, or another page of these or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m. (London time) on such date after “LIBOR01 Page,” the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The trust administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the higher of (x) one-month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; “Reuters Screen LIBOR01 Page” means the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the trust administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the trust administrator and (iii) not controlling, controlled by, or under common control with, the depositor or the sponsor; and “Reserve Interest Rate” shall be the rate per annum that the trust administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which two or more New York City banks selected by the trust administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the trust administrator can determine no such arithmetic mean because fewer than two New York City banks have provided such quotes, the lowest one-month U.S. dollar lending rate which two or more New York City banks selected by the trust administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of one-month LIBOR on each Interest Determination Date by the trust administrator and the trust administrator’s calculation of the rate of interest applicable to the Floating Rate Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Glossary

The following terms are given the meanings shown below to help describe the cash flows on the certificates:

“Allocated Realized Loss Amount”: An Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any distribution date will be (x) an amount equal to the sum of any Realized Losses allocated to that class of certificates on the distribution date as described above in “—Allocation of Losses; Subordination” and any Allocated Realized Loss Amount for that class remaining undistributed from the previous distribution date minus (y) the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

“Available Distribution Amount”: The Available Distribution Amount for any distribution date will be equal to the sum, net of amounts (other than the servicing fee and the credit risk manager fee) reimbursable therefrom to the servicer, the trustee, the trust administrator or the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event), of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related Determination Date, (ii) certain unscheduled payments in respect of the mortgage loans (including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans) occurring during the related Prepayment Period and (iii) all P&I Advances and Compensating Interest with respect to the mortgage Loans received for the related distribution date. Prepayment Charges collected with respect to the mortgage loans will not be included among the “Available Distribution Amount” available for general distributions on the certificates. Prepayment Charges will be distributed to the holders of the Class P Certificates which are not offered hereby.

“Bankruptcy Loss”: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

“Certificate Margin”: With respect to the Floating Rate Certificates and any distribution date, the applicable Certificate Margin for such distribution date as set forth below:

Margin
Class	(1)	(2)
A-1	_____%	_____%
A-2	_____%	_____%
A-3A	_____%	_____%
A-3B	_____%	_____%
A-3C	_____%	_____%
M-1	_____%	_____%
M-2	_____%	_____%
M-3	_____%	_____%
M-4	_____%	_____%
M-5	_____%	_____%
M-6	_____%	_____%
M-7	_____%	_____%
M-8	_____%	_____%
M-9	_____%	_____%
M-10	_____%	_____%
__________
(1) For the interest accrual period for each distribution date through and including the first distribution date on which the aggregate principal balance of the mortgage loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.
(2) For each interest accrual period thereafter.

“Certificate Principal Balance”: The Certificate Principal Balance of any Floating Rate Certificate as of any date of determination will be equal to the initial Certificate Principal Balance of such certificate reduced by the aggregate of all amounts allocable to principal previously distributed with respect to that certificate and with respect to any Mezzanine Certificate, any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement (taking into account any increases in the Certificate Principal Balance thereof due to the receipt of Subsequent Recoveries as described below). The Certificate Principal Balance of the Class CE Certificates as of any date of determination will be equal to the excess, if any, of the then aggregate principal balance of the mortgage loans over the then aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates. In the event that Realized Losses on a mortgage loan are subsequently recovered from the proceeds of a mortgage loan, the Certificate Principal Balance of the most senior class of Mezzanine Certificates then outstanding to which realized losses have been allocated will be increased by the amount of such subsequently recovered loss amount, to the extent of aggregate Realized Losses previously allocated to such class.

“Class M-1 Principal Distribution Amount”: The Class M-1 Principal Distribution Amount is an amount equal to the excess of:

•
the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the related distribution date over

•
the lesser of (A) the product of (i) approximately 63.20% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

“Class M-2 Principal Distribution Amount”: The Class M-2 Principal Distribution Amount is an amount equal to the excess of:

•
the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the related distribution date over

•
the lesser of (A) the product of (i) approximately 71.50% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

“Class M-3 Principal Distribution Amount”: The Class M-3 Principal Distribution Amount is an amount equal to the excess of:

•
the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the related distribution date over

•
the lesser of (A) the product of (i) approximately 74.40% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

“Class M-4 Principal Distribution Amount”: The Class M-4 Principal Distribution Amount is an amount equal to the excess of:

•
the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the related distribution date over

•
the lesser of (A) the product of (i) approximately 77.90% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

“Class M-5 Principal Distribution Amount”: The Class M-5 Principal Distribution Amount is an amount equal to the excess of:

•
the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the related distribution date over

•
the lesser of (A) the product of (i) approximately 80.60% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

“Class M-6 Principal Distribution Amount”: The Class M-6 Principal Distribution Amount is an amount equal to the excess of:

•
the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the related distribution date over

•
the lesser of (A) the product of (i) approximately 83.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

“Class M-7 Principal Distribution Amount”: The Class M-7 Principal Distribution Amount is an amount equal to the excess of:

•
the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the related distribution date over

•
the lesser of (A) the product of (i) approximately 85.20% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

“Class M-8 Principal Distribution Amount”: The Class M-8 Principal Distribution Amount is an amount equal to the excess of:

•
the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the related distribution date over

•
the lesser of (A) the product of (i) approximately 87.10% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

“Class M-9 Principal Distribution Amount”: The Class M-9 Principal Distribution Amount is an amount equal to the excess of:

•
the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related distribution date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the related distribution date over

•
the lesser of (A) the product of (i) approximately 89.20% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

“Class M-10 Principal Distribution Amount”: The Class M-10 Principal Distribution Amount is an amount equal to the excess of:

•
the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related distribution date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on the related distribution date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the related distribution date over

•
the lesser of (A) the product of (i) approximately 92.10% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

“Compensating Interest”: With respect to any principal prepayments in full or in part, any payments made by the servicer from its own funds to cover Prepayment Interest Shortfalls as described herein up to the related servicing fee actually received for the related calendar month.

“Credit Risk Manager Fee”: With respect to any distribution date, the premium payable to the Credit Risk Manager at the Credit Risk Manager Fee Rate on the then current aggregate principal balance of the mortgage loans. Such fee will be paid monthly from the trust in accordance with the pooling and servicing agreement.

“Credit Risk Manager Fee Rate”: With respect to any distribution date, 0.015% per annum.

“Debt Service Reduction”: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

“Deficient Valuation”: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

“Determination Date”: The Determination Date with respect to any distribution date will be the business day prior to the Servicer Remittance Date.

“Due Period”: The Due Period with respect to any distribution date will be the period commencing on the second day of the month immediately preceding the month in which the distribution date occurs and ending on the first day of the month in which the distribution date occurs.

“Expense Adjusted Mortgage Rate”: The Expense Adjusted Mortgage Rate on any mortgage loan is equal to the then applicable mortgage rate on the mortgage loan minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

“Expense Adjusted Maximum Mortgage Rate”: The Expense Adjusted Maximum Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate (or the mortgage rate in the case of any fixed-rate mortgage loan) minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

“Formula Rate”: With respect to the Floating Rate Certificates is the lesser of (a) one-month LIBOR plus the applicable Certificate Margin and (b) the related Maximum Cap Rate.

“Group I Allocation Percentage”: The Group I Allocation Percentage for any distribution date is the percentage equivalent of a fraction, the numerator of which (i) the Group I Principal Remittance Amount for such distribution date and the denominator of which is (ii) the Principal Remittance Amount for such distribution date.

“Group I Interest Remittance Amount”: The Group I Interest Remittance Amount for any distribution date will be that portion of the Available Distribution Amount consisting of (i) interest received or advanced on the Group I Mortgage Loans and (ii) amounts in respect of Prepayment Interest Shortfalls paid by the servicer on the Group I Mortgage Loans (in each case, to the extent remaining after payment of an allocable portion of (A) the servicing fees for such distribution date and any unpaid servicing fees in respect of prior periods collected by the servicer and (B) the credit risk manager fee for such distribution date).

“Group I Principal Distribution Amount”: The Group I Principal Distribution Amount for any distribution date will be that portion of the Available Distribution Amount consisting of the sum of (i) the principal portion of all scheduled monthly payments due on the Group I Mortgage Loans during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such distribution date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received on the Group I Mortgage Loans during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans and (iv) the Group I Allocation Percentage of the amount of any Overcollateralization Increase Amount for such distribution date minus (v) the Group I Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such distribution date. In no event will the Group I Principal Distribution Amount with respect to any distribution date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Floating Rate Certificates.

“Group I Principal Remittance Amount”: The Group I Principal Remittance Amount for any distribution date will be equal to the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount.

“Group I Senior Principal Distribution Amount”: The Group I Senior Principal Distribution Amount is an amount equal to the excess of (i) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to the related distribution date over (ii) the lesser of (A) the product of (i) approximately 54.00% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

“Group II Allocation Percentage”: The Group II Allocation Percentage for any distribution date is the percentage equivalent of a fraction, the numerator of which (i) the Group II Principal Remittance Amount for such distribution date and the denominator of which is (ii) the Principal Remittance Amount for such distribution date.

“Group II Interest Remittance Amount”: The Group II Interest Remittance Amount for any distribution date will be that portion of the Available Distribution Amount consisting of (i) interest received or advanced on the Group II Mortgage Loans and (ii) amounts in respect of Prepayment Interest Shortfalls paid by the servicer on the Group II Mortgage Loans (in each case, to the extent remaining after payment of an allocable portion of (A) the servicing fees for such distribution date and any unpaid servicing fees in respect of prior periods collected by the servicer and (B) the credit risk manager fee for such distribution date).

“Group II Principal Distribution Amount”: The Group II Principal Distribution Amount for any distribution date will be that portion of the Available Distribution Amount consisting of the sum of (i) the principal portion of all scheduled monthly payments due on the Group II Mortgage Loans during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such distribution date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received on the Group II Mortgage Loans during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans and (iv) the Group II Allocation Percentage of the amount of any Overcollateralization Increase Amount for such distribution date minus (v) the Group II Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such distribution date. In no event will the Group II Principal Distribution Amount with respect to any distribution date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Floating Rate Certificates.

“Group II Principal Remittance Amount”: The Group II Principal Remittance Amount for any distribution date will be equal to the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount.

“Group II Senior Principal Distribution Amount”: The Group II Senior Principal Distribution Amount is an amount equal to the excess of (i) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to the related distribution date over (ii) the lesser of (A) the product of (i) approximately 54.00% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

“Group III Allocation Percentage”: The Group III Allocation Percentage for any distribution date is the percentage equivalent of a fraction, the numerator of which (i) the Group III Principal Remittance Amount for such distribution date and the denominator of which is (ii) the Principal Remittance Amount for such distribution date.

“Group III Interest Remittance Amount”: The Group III Interest Remittance Amount for any distribution date will be that portion of the Available Distribution Amount consisting of (i) interest received or advanced on the Group III Mortgage Loans and (ii) amounts in respect of Prepayment Interest Shortfalls paid by the servicer on the Group III Mortgage Loans (in each case, to the extent remaining after payment of an allocable portion of (A) the servicing fees for such distribution date and any unpaid servicing fees in respect of prior periods collected by the servicer and (B) the credit risk manager fee for such distribution date).

“Group III Principal Distribution Amount”: The Group III Principal Distribution Amount for any distribution date will be that portion of the Available Distribution Amount consisting of the sum of (i) the principal portion of all scheduled monthly payments due on the Group III Mortgage Loans during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such distribution date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group III Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received on the Group III Mortgage Loans during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans and (iv) the Group III Allocation Percentage of the amount of any Overcollateralization Increase Amount for such distribution date minus (v) the Group III Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such distribution date. In no event will the Group III Principal Distribution Amount with respect to any distribution date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Floating Rate Certificates.

“Group III Principal Remittance Amount”: The Group III Principal Remittance Amount for any distribution date will be equal to the sum of the amounts described in clauses (i) through (iii) of the definition of Group III Principal Distribution Amount.

“Group III Senior Principal Distribution Amount”: The Group III Senior Principal Distribution Amount is an amount equal to the excess of (i) the aggregate Certificate Principal Balance of the Group III Certificates immediately prior to the related distribution date over (ii) the lesser of (A) the product of (i) approximately 54.00% and (ii) the aggregate principal balance of the Group III Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group III Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately 0.50% of the aggregate principal balance of the Group III Mortgage Loans as of the cut-off date.

“Interest Accrual Period”: The Interest Accrual Period for any distribution date and the Floating Rate Certificates will be the period commencing on the distribution date of the month immediately preceding the month in which the distribution date occurs or, in the case of the first distribution date, commencing on the closing date, and ending on the day immediately preceding the distribution date. All distributions of interest on the Floating Rate Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any class of Floating Rate Certificates and any distribution date will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding distribution date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding distribution date, together with any Interest Carry Forward Amount with respect to that class of certificates remaining unpaid from any previous distribution date, plus interest accrued thereon at the related pass-through rate on such class of certificates for the most recently ended Interest Accrual Period.

“Interest Distribution Amount”: The Interest Distribution Amount for each class of certificates on any distribution date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such class of certificates immediately prior to the distribution date at the then applicable pass-through rate for such class, reduced, to not less than zero, in the case of each class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer and shortfalls resulting from the application of the Relief Act or any state law providing for similar relief.

“Maximum Cap Rate”: The Maximum Cap Rate for any distribution date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to (a) the excess, if any, of the weighted average of the Expense Adjusted Maximum Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) over (b) the Swap Expense Fee Rate for such distribution date plus (c) an amount, expressed as a per annum rate, equal to the product of (i) the Net Swap Payment made by the swap provider divided by the aggregate principal balance of the mortgage loans as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) and (ii) 12;

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to (a) the excess, if any, of the weighted average of the Expense Adjusted Maximum Mortgage Rates on the then outstanding Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) over (b) the Swap Expense Fee Rate for such distribution date plus (c) an amount, expressed as a per annum rate, equal to the product of (i) the Net Swap Payment made by the swap provider divided by the aggregate principal balance of the mortgage loans as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) and (ii) 12;

(c) the Group III Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to (a) the excess, if any, of the weighted average of the Expense Adjusted Maximum Mortgage Rates on the then outstanding Group III Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) over (b) the Swap Expense Fee Rate for such distribution date plus (c) an amount, expressed as a per annum rate, equal to the product of (i) the Net Swap Payment made by the swap provider divided by the aggregate principal balance of the mortgage loans as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) and (ii) 12;

(d) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in each loan group as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates, (ii) the Maximum Cap Rate for the Group II Certificates and (ii) the Maximum Cap Rate for the Group III Certificates.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any distribution date will be equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of:

•	the Available Distribution Amount for such distribution date over
•
the sum for such distribution date of the aggregate of (a) the Senior Interest Distribution Amounts distributable to the holders of the Class A Certificates, (b) the Interest Distribution Amounts distributable to the holders of the Mezzanine Certificates and (c) the Principal Remittance Amount.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any distribution date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to (a) the excess, if any, of the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day), over (b) the Swap Expense Fee Rate for such distribution date;

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to (a) the excess, if any, of the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day), over (b) the Swap Expense Fee Rate for such distribution date;

(c) the Group III Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to (a) the excess, if any, of the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group III Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day), over (b) the Swap Expense Fee Rate for such distribution date; and

(d) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in each loan group as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Group I Certificates, (ii) the Net WAC Pass-Through Rate for the Group II Certificates and (iii) the Net WAC Pass-Through Rate for the Group III Certificates.

“Net WAC Rate Carryover Reserve Account”: The reserve account established by the trust administrator from which payments in respect of Net WAC Rate Carryover Amounts on the Floating Rate Certificates will be made.

“Net WAC Rate Carryover Amount”: For any class of Floating Rate Certificates and any distribution date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of certificates would have accrued for such distribution date had the related pass-through rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such distribution date at the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any Net WAC Rate Carryover Amount for such class from any prior distribution date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Formula Rate applicable for such class for such Interest Accrual Period.

“Overcollateralization Increase Amount”: The Overcollateralization Increase Amount with respect to any distribution date will equal the lesser of (a) the sum of (i) the Net Monthly Excess Cashflow for such distribution date and (ii) any amounts received under the Interest Rate Swap Agreement for this purpose and (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such distribution date has been distributed).

“Overcollateralization Reduction Amount”: The Overcollateralization Reduction Amount with respect to any distribution date will equal the lesser of (a) the Principal Remittance Amount on such distribution date and (b) the excess, if any, of (i) the Overcollateralized Amount for such distribution date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such distribution date has been distributed) over (ii) the Overcollateralization Target Amount for such distribution date.

“Overcollateralization Target Amount”: The Overcollateralization Target Amount with respect to any distribution date, (i) prior to the Stepdown Date, an amount equal to approximately 3.95% of the aggregate principal balance of the mortgage loans as of the cut-off date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) approximately 7.90% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date. On and after any distribution date following the reduction of the aggregate Certificate Principal Balance of the Floating Rate Certificates to zero, the Overcollateralization Target Amount will be zero.

“Overcollateralized Amount”: The Overcollateralized Amount with respect to any distribution date will equal the excess, if any, of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates (after taking into account the distributions of the Principal Remittance Amount on the related distribution date).

“Prepayment Interest Excess”: With respect to any distribution date, for each mortgage loan that was the subject of a principal prepayment in full during the portion of the Prepayment Period occurring between the first day of the calendar month in which such distribution date occurs and the last day of the Prepayment Period, an amount equal to interest at the applicable net mortgage rate on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such distribution date occurs and ending on the date on which such principal prepayment is so applied.

“Prepayment Interest Shortfall”: With respect to any principal prepayments on the mortgage loans, any resulting interest shortfall.

“Prepayment Period”: The Prepayment Period for any distribution date is the period commencing on the 16th day of the calendar month preceding the month in which such distribution date occurs (or in the case of the first distribution date, commencing on May 1, 2007) and ending on the 15th day of the calendar month in which such distribution date occurs.

“Principal Remittance Amount”: The Principal Remittance Amount for any distribution date will be the sum of (a) the Group I Principal Remittance Amount, (b) the Group II Principal Remittance Amount and (c) the Group III Principal Remittance Amount.

“Realized Loss”: A Realized Loss is (a) a Bankruptcy Loss or (b) with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure) or otherwise, is the amount of loss realized, if any, equal to the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the servicer for P&I Advances, servicing advances and other related expenses, including attorney’s fees) towards interest and principal owing on the mortgage loan.

“Senior Enhancement Percentage”: The Senior Enhancement Percentage for any distribution date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates, calculated after taking into account distribution of the Group I Principal Distribution Amount, Group II Principal Distribution Amount and the Group III Principal Distribution Amount to the holders of the certificates then entitled to distributions thereof on the related distribution date, by (y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for each class of Class A Certificates on any distribution date is equal to the sum of the Interest Distribution Amount for that class for that distribution date and the Interest Carry Forward Amount, if any, for that class for that distribution date.

“Senior Principal Distribution Amount”: The Senior Principal Distribution Amount for any distribution date is the sum of the Group I Senior Principal Distribution Amount, Group II Senior Principal Distribution Amount and the Group III Senior Principal Distribution Amount.

“Servicer Remittance Date”: With respect to any Distribution Date will be the 20th day of the calendar month in which such distribution date occurs or, if such 20th day is not a business day, the immediately succeeding business day.

“Servicing Fee Rate”: The Servicing Fee Rate on each mortgage loan is 0.500% per annum.

“Stepdown Date”: The Stepdown Date will be the earlier to occur of (i) the distribution date immediately following the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in June 2010 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only prior to any distribution of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related distribution date) is greater than or equal to approximately 46.00%.

“Subsequent Recoveries”: Subsequent recoveries, net of expenses reimbursable to the servicer, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

“Swap Expense Fee Rate”: With respect to each distribution date, is a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the swap provider divided by the outstanding aggregate principal balance of the mortgage loans as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the supplemental interest trust, divided by the outstanding principal balance of the mortgage loans as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) and (ii) 12.

“Trigger Event”: With respect to any distribution date, a Trigger Event is in effect if:

(i)
(A) the percentage obtained by dividing the aggregate principal balance of mortgage loans delinquent 60 days or more (including mortgage loans in bankruptcy and delinquent 60 days or more, in foreclosure and REO properties) by the aggregate principal balance of all of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds (B) 34.78% of the Senior Enhancement Percentage for the prior distribution date; or

(ii)
the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advances, and unscheduled collections of principal received during the related Prepayment Period), reduced by the aggregate amount of Subsequent Recoveries received since the cut-off date through the last day of the related Prepayment Period, divided by the aggregate principal balance of the mortgage loans as of the cut-off date exceeds the applicable percentages set forth below with respect to such distribution date:

Distribution Date Occurring In	Percentage
June 2009 through May 2010	1.45%
June 2010 through May 2011	3.20%
June 2011 through May 2012	5.05%
June 2012 through May 2013	6.55%
June 2013 and thereafter	7.40%

Interest Distributions

On each distribution date, the trust administrator will withdraw from the Distribution Account that portion of Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount for such distribution date and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such distribution date.

I. On each distribution date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

(i) to the holders of the Group I Certificates, the Senior Interest Distribution Amount allocable to the Group I Certificates; and

(ii) concurrently, to the holders of each class of Group II Certificates and Group III Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amounts related to such certificates, to the extent remaining undistributed after the distribution of the Group II Interest Remittance Amount and the Group III Interest Remittance Amount, as applicable, as set forth in clause II and clause III below.

II.  On each distribution date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

(i) to the holders of the Group II Certificates, the Senior Interest Distribution Amount allocable to the Group II Certificates; and

(ii) concurrently, to the holders of each class of Group I Certificates and Group III Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amounts related to such certificates, to the extent remaining undistributed after the distribution of the Group I Interest Remittance Amount and the Group III Interest Remittance Amount, as applicable, as set forth in clause I above and clause III below.

III. On each distribution date, the Group III Interest Remittance Amount will be distributed in the following order of priority:

(i) concurrently, to the holders of each class of Group III Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amounts allocable to the Group III Certificates; and

(ii) concurrently, to the holders of the Group I Certificates and the Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amounts related to such certificates, to the extent remaining undistributed after the distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, as applicable, as set forth in clause I and clause II above.

IV. On each distribution date, following the distributions made pursuant to clauses I, II and III above, the sum of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount remaining will be distributed sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Interest Distribution Amount for each such class.

On any distribution date, any Prepayment Interest Shortfalls to the extent not covered by the servicer and any shortfalls resulting from the application of the Relief Act or similar state laws will be allocated, first, in reduction of the Interest Distribution Amount with respect to the Class CE Certificates determined as provided in the pooling and servicing agreement, and thereafter, in reduction of the Interest Distribution Amounts with respect to the Floating Rate Certificates on a pro rata basis based on their respective entitlements to such interest for such distribution date. The holders of the Floating Rate Certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Distributions

I. On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

(i) to the holders of the Group I Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

(ii) concurrently, to the holders of the Group II Certificates and the Group III Certificates (allocated among the classes of Group III Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount and the Group III Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balances thereof have been reduced to zero.

II. On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

(i) to the holders of the Group II Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

(ii) concurrently, to the holders of the Group I Certificates and the Group III Certificates (allocated among the classes of Group III Certificates in the priority described below), after taking into account the distribution of the Group I Principal Distribution Amount and the Group III Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balances thereof have been reduced to zero.

III. On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group III Principal Distribution Amount will be made in the following amounts and order of priority:

(i) to the holders of the Group III Certificates (allocated among the classes of Group III Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(ii) concurrently, to the holders of the Group I Certificates and the Group II Certificates, after taking into account the distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balances thereof have been reduced to zero.

IV. On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount, Group II Principal Distribution Amount and the Group III Principal Distribution Amount remaining undistributed for such distribution date will be made sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case, until the Certificate Principal Balance of each such class has been reduced to zero.

V. On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

(i) to the holders of the Group I Certificates, up to an amount equal to the Group I Senior Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(ii) concurrently, to the holders of the Group II Certificates and the Group III Certificates (allocated among the classes of Group III Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount and the Group III Principal Distribution Amount as described herein, up to an amount equal to the Group II Senior Principal Distribution Amount and the Group III Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances thereof have been reduced to zero.

VI. On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

(i) to the holders of the Group II Certificates, up to an amount equal to the Group II Senior Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(ii) concurrently, to the holders of the Group I Certificates and the Group III Certificates (allocated among the classes of Group III Certificates in the priority described below), after taking into account the distribution of the Group I Principal Distribution Amount and the Group III Principal Distribution Amount as described herein, up to an amount equal to the Group I Senior Principal Distribution Amount and the Group III Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances thereof have been reduced to zero.

VII. On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group III Principal Distribution Amount will be made in the following amounts and order of priority:

(i) to the holders of the Group III Certificates (allocated among the classes of Group III Certificates in the priority described below), up to an amount equal to the Group III Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero; and

(ii) concurrently, to the holders of the Group I Certificates and the Group II Certificates, after taking into account the distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount as described herein, up to an amount equal to the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances thereof have been reduced to zero.

VIII. On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount remaining undistributed for such distribution date will be made in the following amounts and order of priority:

(i) to the holders of the Class M-1 Certificates, up to an amount equal to the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ii) to the holders of the Class M-2 Certificates, up to an amount equal to the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii) to the holders of the Class M-3 Certificates, up to an amount equal to the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv) to the holders of the Class M-4 Certificates, up to an amount equal to the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v) to the holders of the Class M-5 Certificates, up to an amount equal to the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi) to the holders of the Class M-6 Certificates, up to an amount equal to the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii) to the holders of the Class M-7 Certificates, up to an amount equal to the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii) to the holders of the Class M-8 Certificates, up to an amount equal to the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix) to the holders of the Class M-9 Certificates, up to an amount equal to the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(x) to the holders of the Class M-10 Certificates, up to an amount equal to the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate principal balance of the mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

With respect to the Group III Certificates, all principal distributions will be distributed sequentially, to the Class A-3A, Class A-3B and Class A-3C Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero, with the exception that on any distribution date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, principal distributions will be allocated concurrently, to the Class A-3A, Class A-3B and Class A-3C Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until their respective Certificate Principal Balances have been reduced to zero.

Credit Enhancement

The holders of each class of Class A Certificates and each class of Mezzanine Certificates (subject to the priorities described under “—Excess Interest and Overcollateralization” and “—Allocation of Losses”) are entitled to the benefits of the credit enhancement consisting of excess interest, overcollateralization and subordination.

Subordination. The rights of the holders of the Subordinate Certificates and the Residual Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any distribution date, prior to distributions on the Subordinate Certificates and Residual Certificates, distributions in respect of interest and principal, subject to funds available for such distributions, and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, the rights of the holders of Mezzanine Certificates with higher distribution priorities to receive distributions in respect of interest and principal will be senior to the rights of holders of Mezzanine Certificates with lower distribution priorities, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of interest and principal will be senior to the rights of the holders of the Class CE Certificates, in each case to the extent described herein.

The subordination feature is intended to enhance the likelihood of regular receipt by the holders of the more senior classes of certificates of distributions in respect of interest and principal and to afford such holders limited protection against Realized Losses.

Excess Interest and Overcollateralization. The mortgage loans, if they perform, are expected to generate more interest than is needed to distribute interest on the Floating Rate Certificates and to pay certain fees and expenses of the trust. The weighted average of the mortgage rates of the mortgage loans (net of certain fees and expenses of the trust (including any Net Swap Payment owed to the swap provider and any Swap Termination Payment owed to the swap provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event)) is generally expected to be higher than the weighted average of the pass-through rates on the Floating Rate Certificates. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates as of the closing date by approximately $37,583,365, which is approximately equal to the initial Overcollateralization Target Amount. The pooling and servicing agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on such distribution date as an accelerated distribution of principal on the Floating Rate Certificates, whenever the Overcollateralization Amount is less than the required amount, subject to the priorities described below and under “—Principal Distributions” above.

The distribution of portions of the Net Monthly Excess Cashflow (to the extent described above and subject to the priorities described below) as principal to the holders of the Floating Rate Certificates is intended to maintain or restore overcollateralization (the excess of the aggregate principal balance of the mortgage loans over the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates). The pooling and servicing agreement requires that the above described principal distributions to the holders of the Floating Rate Certificates entitled to principal continue whenever funds are available for such purpose, until the amount of overcollateralization is equal to the Overcollateralization Target Amount. There can be no assurance that Net Monthly Excess Cashflow will be generated in amounts sufficient to maintain the required level of overcollateralization. There can be no assurance as to the rate at which the Certificate Principal Balances of the certificates entitled to principal will be reduced, and there can be no assurance that Realized Losses will not be allocated to the Mezzanine Certificates. However, excess interest, overcollateralization and payments from the Interest Rate Swap Agreement are intended to absorb Realized Losses prior to the allocation of any such Realized Losses to the Mezzanine Certificates. See “—Allocation of Losses” below.

With respect to any distribution date, any Net Monthly Excess Cashflow will be distributed in the following amounts and order of priority:

(i) to the holders of the class or classes of Floating Rate Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Group I Principal Distribution Amount, Group II Principal Distribution Amount and Group III Principal Distribution Amount;

(ii) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Interest Carry Forward Amount related to such class for such distribution date;

(iii) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount for such class for such distribution date;

(iv) to the Net WAC Rate Carryover Reserve Account, the aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates;

(v) to the swap provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

(vi) to the holders of the Class CE Certificates as provided in the pooling and servicing agreement; and

(vii) to the holders of the Residual Certificates, any remaining amounts; provided that if such distribution date is the distribution date immediately following the expiration of the latest prepayment charge term or any distribution date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

In the event that Realized Losses are incurred on the mortgage loans, such Realized Losses could result in an overcollateralization deficiency since such Realized Losses would reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Certificate Principal Balance of the Floating Rate Certificates. In such event, the pooling and servicing agreement will require the distribution from Net Monthly Excess Cashflow, if any, of an amount equal to the Overcollateralization Increase Amount, which will constitute a principal distribution on the Floating Rate Certificates in reduction of the Certificate Principal Balances thereof in order to eliminate such overcollateralization deficiency. This will have the effect of accelerating the amortization of the Floating Rate Certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

In the event that the Overcollateralized Amount exceeds the Overcollateralization Target Amount on any distribution date, the pooling and servicing agreement will provide that a portion of the Principal Remittance Amount on such distribution date be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above. This will have the effect of decelerating the amortization of the Floating Rate Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount.

On the Closing Date, the trust administrator will establish the Net WAC Rate Carryover Reserve Account from which distributions in respect of Net WAC Rate Carryover Amounts on the Floating Rate Certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the trust but not of any REMIC. On each distribution date, after making the distributions and allocations of the last of the Available Distribution Amount for such distribution date as described above, the trust administrator will withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of the amount then on deposit therein, the aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates for such distribution date and will distribute such amounts to the holders of such classes of certificates in the following amounts and order of priority:

(i) concurrently, to the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance for each such class prior to any distributions of principal on such distribution date and then on a pro rata basis based on any remaining Net WAC Rate Carryover Amount for each such class; and

(ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 , Class M-9 and Class M-10 Certificates.

On each distribution date, the trust administrator will withdraw from the Distribution Account all amounts representing prepayment charges in respect of the mortgage loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

Interest Rate Swap Agreement, the Swap Provider and the Swap Account

The trust administrator, as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”), will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Swiss Re Financial Products Corporation (in such capacity, the “Swap Provider”) for the benefit of the holders of the Floating Rate Certificates. The Interest Rate Swap Agreement will be held in the supplemental interest trust (the “Supplemental Interest Trust”). For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement and the swap account will not be assets of any REMIC.

Under the Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in June 2007 and ending with the distribution date in April 2012, the Supplemental Interest Trust will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate of 5.0925% (the “Strike Rate”), (y) the product of (i) the Swap Notional Amount (as defined below) for that distribution date and (ii) 250, and (z) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first distribution date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust a floating amount for that distribution date, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the product of (i) the Swap Notional Amount for that distribution date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period, and the denominator of which is 360. A net payment, referred to as a “Net Swap Payment”, will be required to be made on or before each applicable distribution date (a) by the Supplemental Interest Trust Trustee to the Swap Provider, if the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Supplemental Interest Trust Trustee, if the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the Supplemental Interest Trust Trustee is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust Trustee in the same amount prior to distributions to certificateholders.

The “Swap Notional Amount” for each distribution date will be equal to the Swap Agreement Calculation Amount for such distribution date set forth below.

Month of Distribution Date	Swap Agreement Calculation Amount ($)	Month of Distribution Date	Swap Agreement Calculation Amount ($)
June 2007	3,587,068.00	December 2009	1,143,929.23
July 2007	3,535,279.78	January 2010	1,072,656.81
August 2007	3,473,853.79	February 2010	987,123.02
September 2007	3,403,036.46	March 2010	896,586.36
October 2007	3,322,928.79	April 2010	816,482.94
November 2007	3,234,101.02	May 2010	747,061.47
December 2007	3,137,252.45	June 2010	689,688.27
January 2008	3,033,369.56	July 2010	689,688.27
February 2008	2,924,163.88	August 2010	689,688.27
March 2008	2,813,380.11	September 2010	689,688.27
April 2008	2,704,398.73	October 2010	680,398.85
May 2008	2,599,286.16	November 2010	654,186.32
June 2008	2,497,695.28	December 2010	629,038.51
July 2008	2,398,943.29	January 2011	604,910.03
August 2008	2,303,490.64	February 2011	581,757.86
September 2008	2,209,848.67	March 2011	559,540.74
October 2008	2,119,788.00	April 2011	538,219.23
November 2008	2,033,078.63	May 2011	517,755.42
December 2008	1,949,930.79	June 2011	498,112.97
January 2009	1,869,533.11	July 2011	479,257.13
February 2009	1,791,422.37	August 2011	461,155.04
March 2009	1,715,587.55	September 2011	443,775.14
April 2009	1,643,084.79	October 2011	427,087.31
May 2009	1,573,717.49	November 2011	411,061.28
June 2009	1,507,428.05	December 2011	395,669.94
July 2009	1,444,313.15	January 2012	380,886.29
August 2009	1,383,971.49	February 2012	366,683.42
September 2009	1,324,990.48	March 2012	353,034.73
October 2009	1,266,839.46	April 2012	339,912.31
November 2009	1,207,074.98

The Interest Rate Swap Agreement will terminate following the last distribution date specified above, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Swap Provider and the Supplemental Interest Trust Trustee to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) generally will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Interest Rate Swap Agreement,

•	failure by the Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Interest Rate Swap Agreement,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Interest Rate Swap Agreement,

•	certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

•
cross-default by the Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Interest Rate Swap Agreement without an assumption of such party’s obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction),

each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•
failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

•
failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement, and

•	amendment of the pooling and servicing agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event and, in the case of downgrade below the second ratings threshold, only if a firm offer from a replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Supplemental Interest Trust Trustee or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.

In the event that the Supplemental Interest Trust Trustee is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust Trustee in the same amount (to the extent such Swap Termination Payment has not been paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee); in the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this prospectus supplement), the trust will be required to make such payment on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, and in the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the offered certificates to the extent described in the pooling and servicing agreement.

Upon a Swap Early Termination other than in connection with the optional termination of the trust and at the direction of the depositor, the Supplemental Interest Trust Trustee will cooperate with the depositor in replacing the Interest Rate Swap Agreement with a new interest rate swap agreement on substantially similar terms as the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Supplemental Interest Trust Trustee receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Supplemental Interest Trust Trustee is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If a replacement interest rate swap agreement is not entered into within 30 days of the Swap Early Termination, then the Supplemental Interest Trust Trustee will establish, and will deposit any Swap Termination Payment received from the original Swap Provider into, a separate, non-interest bearing reserve account (a “Swap Termination Reserve Account”) and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust Trustee by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the pooling and servicing agreement.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the Supplemental Interest Trust Trustee is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this prospectus supplement. If the Supplemental Interest Trust Trustee receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will not be available to certificateholders; rather, the Supplemental Interest Trust Trustee will distribute such Swap Termination Payment in accordance with the terms of the pooling and servicing agreement.

A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

On or before each distribution date, Net Swap Payments (whether payable to the Swap Provider or to the Supplemental Interest Trust Trustee), any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event and any Swap Termination Payments owed to the Supplemental Interest Trust Trustee will be deposited by the Supplemental Interest Trust Trustee into the swap account. On each distribution date, the Supplemental Interest Trust Trustee will withdraw from amounts on deposit in the swap account (other than amounts representing Swap Termination Payments received by the Supplemental Interest Trust Trustee) and distribute, prior to any distribution to any certificates, the following amounts:

(i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such distribution date; and

(ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement.

On each distribution date, to the extent required, following the distribution of the Net Monthly Excess Cashflow Amount and withdrawals from the Net WAC Rate Carryover Reserve Account, the Supplemental Interest Trust Trustee will withdraw from amounts in the swap account to distribute to the Floating Rate Certificates the following amounts in the following order of priority:

(i) concurrently, to each class of Class A Certificates, the related Senior Distribution Amount, remaining undistributed, on a pro rata basis based on such respective remaining Senior Interest Distribution Amount;

(ii) to the holders of the class or classes of Floating Rate Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount remaining undistributed, distributable as part of the Group I Principal Distribution Amount, Group II Principal Distribution Amount and Group III Principal Distribution Amount;

(iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed;

(iv) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the Allocated Realized Loss Amount related to such certificates for such distribution date remaining undistributed;

(v) concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed, on a pro rata basis based on the Certificate Principal Balance for each such class prior to any distributions of principal on such distribution date and then on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

(vi) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed; and

(vii) any remaining amounts to the holders of the Class CE Certificates.

The Supplemental Interest Trust

The trust administrator will be the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee will perform all of the obligations of the Supplemental Interest Trust under the Interest Rate Swap Agreement. With regard to the Supplemental Interest Trust, the Supplemental Interest Trust Trustee will only be obligated to make payments to the trust under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the trust. The Supplemental Interest Trust Trustee will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its bad faith, negligence or willful misconduct.

Allocation of Losses

Any Realized Losses on the mortgage loans will be allocated on any distribution date first, to Net Monthly Excess Cashflow, second, to Net Swap Payments received under the Interest Rate Swap Agreement, third, to the Class CE Certificates, until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero and fourth, to each class of Mezzanine Certificates in reverse numerical order until the Certificate Principal Balance of each such class has been reduced to zero. The pooling and servicing agreement will not permit the allocation of Realized Losses to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to these certificates, under certain loss scenarios there may not be enough interest and principal received or advanced on the mortgage loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above or from the Swap Account, according to the priorities set forth under “—Interest Rate Swap Agreement.”

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the distribution date in the month following the calendar month in which the Realized Loss was incurred.

P&I Advances

If the scheduled payment on a mortgage loan which was due during the related Due Period is delinquent, the servicer will remit to the trust administrator on the servicer remittance date an amount equal to such delinquency, except to the extent the servicer determines any such advance to be nonrecoverable from future payments on the mortgage loan for which such advance was made. These advances are referred to in this prospectus supplement as “P&I Advances.” Subject to the foregoing, P&I Advances will be made by the servicer until the time set forth in the pooling and servicing agreement. Failure by the servicer to remit any required P&I Advance, which failure goes unremedied beyond any applicable cure period under the pooling and servicing agreement, will constitute an event of default under the pooling and servicing agreement. Shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will generally not be covered by any P&I Advances. If the servicer fails to make any required P&I Advance, the trust administrator, in its capacity as successor servicer, will be obligated to make such P&I Advance to the extent provided in the pooling and servicing agreement. The servicer will not advance the balloon payment with respect to any balloon mortgage loan. In the event that a defaulted mortgage loan is modified by the servicer in accordance with the terms of the pooling and servicing agreement, the servicer may be entitled to reimbursement from amounts in the collection account at the time of such modification for any outstanding P&I Advances or servicing advances made by the servicer with respect to the mortgage loans as set forth in the pooling and servicing agreement.

The purpose of making such P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

The servicer is entitled to be reimbursed for these advances to the extent set forth in the pooling and servicing agreement. See “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

The pooling and servicing agreement provides that the trust administrator on behalf of the trust, or the servicer, may enter into a facility with any person which provides that such person (an “Advancing Person”) may fund P&I Advances and/or servicing advances, although no such facility will reduce or otherwise affect the servicer’s obligation to fund such P&I Advances and/or servicing advances. Any P&I Advances and/or servicing advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the servicer. In addition, the servicer may pledge its servicing rights under the pooling and servicing agreement to one or more lenders.

Reports to Certificateholders

On each distribution date, the trust administrator will prepare and make available to each holder of a certificate, a statement based upon information received from the servicer, if applicable, generally setting forth, among other things:

(i) the amount of the distribution made on such distribution date to the holders of certificates of each such class allocable to principal and the amount of the distribution made on such distribution date to the holders of the Class P Certificates allocable to prepayment charges;

(ii) the amount of the distribution made on such distribution date to the holders of certificates of each such class allocable to interest;

(iii) the fees and expenses of the trust accrued and paid on such distribution date and to whom such fees and expenses were paid;

(iv) the aggregate amount of P&I Advances for such distribution date (including the general purpose of such P&I Advances);

(v) the aggregate principal balance of the mortgage loans and any REO Properties at the close of business on such distribution date;

(vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the related due date;

(vii) the number and aggregate unpaid principal balance of mortgage loans in respect of which (a) one monthly payment is delinquent, (b) two monthly payments are delinquent, (c) three monthly payments are delinquent and (d) foreclosure proceedings have begun;

(viii) with respect to any mortgage loan that became an REO Property during the preceding calendar month, the loan number of such mortgage loan, the unpaid principal balance and the principal balance of such mortgage loan as of the date it became an REO Property;

(ix) the delinquency percentage and realized loss percentage;

(x) the book value and the principal balance of any REO Property as of the close of business on the last business day of the calendar month preceding the distribution date;

(xi) the aggregate amount of principal prepayments made during the related Prepayment Period;

(xii) the aggregate Certificate Principal Balance of each class of certificates, before and after giving effect to the distributions and allocations of Realized Losses, made on such distribution date, incurred during the related Prepayment Period (or, in the case of bankruptcy losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted bankruptcy losses;

(xiii) the aggregate amount of extraordinary trust fund expenses withdrawn from the Collection Account or the Distribution Account for such distribution date;

(xiv) the Interest Distribution Amount in respect of each such class of certificates for such distribution date (separately identifying any reductions in the case of subordinate certificates resulting from the allocation of Realized Losses allocable to interest and extraordinary trust fund expenses on such distribution date) and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such certificates on such distribution date;

(xv) the aggregate amount of any prepayment interest shortfalls for such distribution date, to the extent not covered by payments by the servicer;

(xvi) the aggregate amount of relief act interest shortfalls for such distribution date;

(xvii) the Net Monthly Excess Cashflow, the Overcollateralization Target Amount, the Overcollateralized Amount, the Overcollateralization Reduction Amount, the Overcollateralization Increase Amount and the Credit Enhancement Percentage;

(xviii) with respect to any mortgage loan as to which foreclosure proceedings have been concluded, the loan number and unpaid principal balance of such mortgage loan as of the date of such conclusion of foreclosure proceedings;

(xix) with respect to mortgage loans as to which a final liquidation has occurred, the number of mortgage loans, the unpaid principal balance of such mortgage loans as of the date of such final liquidation and the amount of proceeds (including liquidation proceeds and insurance proceeds) collected in respect of such mortgage loans;

(xx) any Allocated Realized Loss Amount with respect to each class of certificates for such distribution date;

(xxi) the amounts deposited into the Net WAC Rate Carryover Reserve Account for such distribution date, the amounts withdrawn from such account and distributed to each class of certificates, and the amounts remaining on deposit in such account after all deposits into and withdrawals from such account on such distribution date;

(xxii) the Net WAC Rate Carryover Amounts for each class of certificates, if any, for such distribution date and the amounts remaining unpaid after reimbursements therefor on such distribution date;

(xxiii) whether a Stepdown Date or Trigger Event is in effect;

(xxiv) the total cashflows received and the general sources thereof;

(xxv) the applicable Record Dates, Interest Accrual Periods and determination dates for calculating distributions for such distribution date;

(xxvi) the respective Pass-Through Rates applicable to the Floating Rate Certificates for such distribution date (and whether such Pass-Through Rate was limited by the Net WAC Rate) and the Pass-Through Rate applicable to the Floating Rate Certificates for the immediately succeeding distribution date;

(xxvii) the amount of any Net Swap Payments or Swap Termination Payments; and

(xxviii) if known, material breaches of representations and warranties regarding the mortgage loans.

The trust administrator will make each monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month via the trust administrator’s internet website. Assistance in using the website can be obtained by calling Citibank’s Agency & Trust department at (949) 250-6464. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling Citibank’s Agency & Trust department and indicating such. The trust administrator will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible the recipients thereof, and the trust administrator will provide timely and adequate notification regarding any such changes.

The primary source of information available to investors concerning the Class A Certificates and Mezzanine Certificates will be the monthly reports made available via the trust administrator’s internet website, which will include information as to the outstanding Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates and the status of the applicable form of credit enhancement. Also, investors may read and copy any Form 10-D, Form 10-K or Form 8-K at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

Any Form 10-D, Form 10-K or Form 8-K to be filed on behalf of the Issuing Entity will be signed by the depositor.

In addition, within a reasonable period of time after the end of each calendar year, the trust administrator will, upon request, prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable holders of the certificates to prepare their tax returns. Such obligation of the trust administrator will be deemed to have been satisfied to the extent that substantially comparable information is provided by the trust administrator pursuant to Code. These statements will not have been examined and reported upon by an independent public accountant.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the pooling and servicing agreement, dated as of May 1, 2007, among the depositor, the servicer, the trust administrator and the trustee, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission following the initial issuance of the certificates. The trust created under the pooling and servicing agreement will consist of (i) all of the depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds thereof; (iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed-in-lieu of foreclosure, and any revenues received thereon; (iv) the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement; (v) the right to any Net Swap Payment and any Swap Termination Payment made by the swap provider and deposited into the swap account and (vi) the rights of the depositor under the mortgage loan purchase agreement pursuant to which the sponsor assigned certain rights to the depositor.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust, the terms and conditions of the pooling and servicing agreement and the offered certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the Secretary, Citigroup Mortgage Loan Trust Inc., 390 Greenwich Street, 6th Floor, New York, New York 10013.

Assignment of the Mortgage Loans

Pursuant to the mortgage loan purchase agreement, the sponsor will sell, transfer, assign, set over and otherwise convey the mortgage loans, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, transfer, assign, set over and otherwise convey all of the mortgage loans, without recourse, to the trustee, for the benefit of the certificateholders, on the closing date.

The depositor will deliver or cause to be delivered to the trustee, or to a custodian on behalf of the trustee, with respect to each mortgage loan, among other things: the mortgage note endorsed in blank, the original mortgage with evidence of recording indicated thereon and an assignment of the mortgage in blank.

The assignments of mortgage will not be recorded in the offices for real property records, except as set forth in the pooling and servicing agreement.

Pursuant to the mortgage loan purchase agreement, the sponsor will make certain representations and warranties relating to, among other things, certain characteristics of the mortgage loans. Subject to certain limitations contained in the mortgage loan purchase agreement, the sponsor will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists uncured deficient documentation or an uncured breach of any such representation or warranty, if such document deficiency or breach of any such representation or warranty materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan.

The sponsor will sell, and the originator sold, the mortgage loans without recourse and neither the sponsor nor any originator will have any obligation with respect to the certificates, other than the cure, repurchase or substitution obligations described above and certain limited indemnification obligations. The depositor will not make any loan level representations and warranties and will not therefore have any cure, repurchase or substitution obligations with respect to any loan level representation or warranty.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The servicer will establish and maintain or cause to be maintained a separate trust account (the “Collection Account”) for the benefit of the certificateholders. The Collection Account will be an Eligible Account (as defined in the pooling and servicing agreement). Upon receipt by the servicer of amounts in respect of the mortgage loans (excluding amounts representing the servicing fee or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the servicer will deposit such amounts in the collection account. Amounts so deposited may be invested in permitted investments (as defined in the pooling and servicing agreement) maturing no later than one business day prior to the servicer remittance date. The trust administrator will establish an account (the “Distribution Account”) into which will be deposited amounts withdrawn from the Collection Account for distribution to certificateholders on a distribution date and payment of certain fees and expenses of the trust. The distribution account will be an Eligible Account. Amounts on deposit therein may be invested in permitted investments maturing on or before the business day prior to the related distribution date unless such permitted investments are invested in investments managed or advised by the trust administrator or an affiliate thereof, in which case such permitted investments may mature on the related distribution date.

Events of Default and Removal of Servicer

The circumstances under which the servicer may be removed are set forth under “Description of the Securities—Events of Default and Rights upon Events of Default” in the prospectus.

In the event of an event of default regarding the servicer, the trust administrator will become the successor servicer under the pooling and servicing agreement and in the event of an event of default regarding the trust administrator, the trustee will become the successor servicer under the pooling and servicing agreement (or, the trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in the pooling and servicing agreement).

The trustee or trust administrator will be required to notify certificateholders and the rating agencies of any event of a default by the servicer actually known to a responsible officer of the trustee or trust administrator, and of the appointment of any successor servicer.

All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor servicer, upon presentation of reasonable documentation of such costs, and if the predecessor servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer or the trustee (in which case the successor servicer or the trustee, as applicable, will be entitled to reimbursement therefor from the assets of the trust).

Limitations on Liability and Indemnification of the Trustee, the Trust Administrator and any Custodian

The pooling and servicing agreement will provide that the trustee, the trust administrator and any director, officer, employee or agent of the trustee or the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee or the trust administrator, as applicable, including the compensation and the expenses and disbursements of such party’s agents and counsel, in the ordinary course of such party’s performance in accordance with the provisions of the pooling and servicing agreement) incurred by the trustee or the trust administrator, as applicable, arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense (i) resulting from a breach of the servicer’s obligations and duties under the pooling and servicing agreement, for which the trustee or the trust administrator, as applicable, is indemnified by the servicer under the pooling and servicing agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee or the trust administrator, as applicable, in the performance of its duties under the pooling and servicing agreement or by reason of the reckless disregard by the trustee or the trust administrator, as applicable, of its obligations and duties under the pooling and servicing agreement or as a result of a breach by the trustee or the trust administrator, as applicable, of certain of its obligations or covenants under the pooling and servicing agreement with respect to REMIC administration or REMIC protection. The pooling and servicing agreement will provide that amounts owing from the trust to the trustee or the trust administrator in respect of the foregoing indemnification may be withdrawn and paid to the trustee or the trust administrator, as applicable, prior to the making of distributions to certificateholders. In addition, any custodian of the mortgage files will be indemnified by the trust to the same degree as the trustee or the trust administrator would be indemnified as described above were it performing custodian functions itself pursuant to the pooling and servicing agreement. Furthermore, to the extent set forth in the pooling and servicing agreement, the servicer will be entitled to be indemnified by the trust against losses, liabilities or expenses incurred in connection with legal actions relating to the pooling and servicing agreement.

The trustee and the trust administrator will not be liable under the pooling and servicing agreement:

•
except for the performance of such duties and obligations as are specifically specified in the pooling and servicing agreement prior to the occurrence of a servicer event of default and after the curing of such servicer event of default;

•
for an error of judgment made in good faith by a responsible officer of the trustee or the trust administrator, as applicable, unless it is proved that the trustee or the trust administrator, as applicable was negligent in ascertaining the pertinent facts;

•	for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or power’s conferred upon it by the pooling and servicing agreement;

•
for any action taken or omitted by it in good faith in accordance with the direction of the holders of certificates evidencing at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee or the trust administrator, as applicable, or exercising of any trust or power conferred upon the trustee or the trust administrator under the pooling and servicing agreement;

•	for any loss resulting from the investment of funds held in the collection account at the direction of the servicer;

•
for any willful misconduct or negligence of any agents, custodians, nominees or attorneys appointed by the trustee or the trust administrator, as applicable, to perform any of its duties (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care); or

•
to expend or risk its own funds or incur any liability in the performance of its duties if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

The trustee or the trust administrator, as applicable, may conclusively rely upon and will be fully protected in acting or refraining from acting upon any certificates or opinions of counsel furnished to such trustee or trust administrator, as applicable under the pooling and servicing agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee or trust administrator, as applicable in good faith and in accordance with such opinion of counsel. The trustee or the trust administrator, as applicable may also request and rely conclusively upon and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party and the manner of obtaining consents and evidencing the authorization of the execution of those documents will be subject to such reasonable regulations as the trustee or trust administrator, as applicable may prescribe. The trustee or the trust administrator, as applicable will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the trustee or the trust administrator, as applicable or unless a responsible officer of the trustee or the trust administrator, as applicable has received written notice of that matter. Neither the trustee nor the trust administrator will be responsible for verifying, recomputing or recalculating information given to it by the servicer except as expressly required by the pooling and servicing agreement.

Removal of the Trustee and the Trust Administrator

If at any time the trustee or trust administrator becomes ineligible in accordance with the provisions of the pooling and servicing agreement and fails to resign after written request by the depositor, or if at any time the trustee or trust administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or trust administrator of its respective property is appointed, or any public officer takes charge or control of the trustee or trust administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor or the servicer, may remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator by written instrument, in duplicate, which instrument will be delivered to the removed trustee or trust administrator, as applicable, and to the successor trustee or trust administrator. A copy of such instrument will be delivered to the certificateholders and the servicer by the depositor.

The certificateholders entitled to at least 51% of the voting rights upon failure of the trustee or trust administrator to perform its obligations may at any time remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed trustee or trust administrator, as applicable, and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders and the servicer by the depositor.

Upon satisfaction of certain conditions as specified in the pooling and servicing agreement, the trustee or trust administrator may resign from its duties under the pooling and servicing agreement. Any resignation or removal of the trustee or trust administrator and appointment of a successor trustee or trust administrator will not become effective until acceptance of appointment by the successor trustee or trust administrator.

The Credit Risk Manager

OfficeTiger Global Real Estate Services Inc. will serve as credit risk manager for the trust and will monitor the performance of the servicer, and make recommendations to the servicer regarding certain delinquent and defaulted mortgage loans and will report on the performance of such mortgage loans, subject to a credit risk management agreement being entered into by the credit risk manager, the sponsor and the servicer on or prior to the closing date. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicer in performing its monitoring and reporting functions. The credit risk manager will be entitled to receive the credit risk manager fee until the termination of the trust or until its removal as per the credit risk management agreement. Such fee will be paid by the trust and will be equal to a per annum percentage of the then current aggregate principal balance of the mortgage loans.

The Custodian

Citibank, N.A., a national banking association, will act as custodian for the certificates pursuant to the custodial agreement. The custodian will perform certain administrative functions on behalf of the trust administrator. The custodian’s offices for notices under the custodial agreement are located at 5280 Corporate Drive, Frederick, Maryland 21703, Attention: Citibank, N.A., Custodial Operations.

The custodian will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the certificateholders. The custodian will maintain the mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the custodian’s custody but will be kept in shared facilities. However, the custodian’s proprietary document tracking system will show the location within the custodian’s facilities of each mortgage file and will show that the mortgage loan documents are held by the custodian on behalf of the trust. The custodian will review each mortgage file in accordance with the review criteria specified in the pooling and servicing agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received.

Servicing and Other Compensation and Payment of Expenses

The servicer will be entitled to receive a fee as compensation for its servicing activities under the pooling and servicing agreement equal to the servicing fee rate multiplied by the scheduled principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs. The Servicing Fee Rate for each mortgage loan will be determined as described in the definition of Servicing Fee Rate under “Description of the Certificates—Glossary” in this prospectus supplement.

As additional servicing compensation, the servicer may be entitled to retain all assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the pooling and servicing agreement. In addition, the servicer will be entitled to Prepayment Interest Excess as provided in the pooling and servicing agreement.

The servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in the pooling and servicing agreement.

The servicer is obligated to offset any Prepayment Interest Shortfall in respect of certain prepayments of mortgage loans, to the extent set forth in the pooling and servicing agreement.

The servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage loans incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement, and is entitled to reimbursement therefor as provided in the pooling and servicing agreement. See “Description of the Securities—Retained Interest; Servicing or Administration Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the servicer and “Federal Income Tax Consequences” in this prospectus supplement regarding certain taxes payable by the trust administrator.

The servicer does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with certain servicing obligations as set forth in the pooling and servicing agreement.

Voting Rights

At all times, 98% of all voting rights will be allocated among the holders of the Floating Rate Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated among the holders of the Residual Certificates, in each case in proportion to the percentage interests in such classes evidenced by their respective certificates.

Amendment of the Pooling and Servicing Agreement

The pooling and servicing agreement may be amended from time to time by the depositor, the servicer, the trust administrator and the trustee and without the consent of the certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by either an opinion of counsel or confirmation from the rating agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding class of certificates.

The pooling and servicing agreement may also be amended from time to time by the depositor, the servicer, the trust administrator and the trustee and with the consent of the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the pooling and servicing agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on mortgage loans or (ii) adversely affect in any material respect the interests of the certificateholders.

None of the depositor, the servicer, the trust administrator nor the trustee may enter into an amendment of the pooling and servicing agreement that would significantly change the permitted activities of the trust and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all certificates. Promptly after the execution of any amendment, the trustee will furnish a copy of such amendment to each certificateholder.

Evidence as to Compliance

The servicer is required to deliver to the depositor and the trust administrator by not later than March 15th of each year, starting in March 2008, an officer’s certificate stating that (i) a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default.

In addition, notwithstanding anything in the prospectus to the contrary, the pooling and servicing agreement will generally provide that on or before March 15, 2008, each party participating in the servicing function will provide to the depositor and the trust administrator a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Termination

The majority holder of the Class CE Certificates, or, if the majority holder of the Class CE Certificates fails to exercise such option, the servicer, will have the right to purchase the mortgage and any related REO properties on any distribution date once the aggregate principal balance of the mortgage loans and REO properties at the time of purchase is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. If such option is exercised, such election will effect both the termination of the trust and the early retirement of the certificates. In the event such option is exercised, the purchase price payable in connection therewith generally will be equal to the greater of (i) the aggregate stated principal balance of the mortgage loans and the fair market value of any REO properties, plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the purchase price is distributed, together with any amounts due to the servicer for any unreimbursed servicing advances and (ii) the aggregate fair market value of all of the assets in the trust. However, this option may only be exercised if the termination price is sufficient to pay any Swap Termination Payment payable to the swap provider and all interest accrued on, as well as amounts necessary to retire the principal balance of, any net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class CE Certificates and Class P Certificates. In the event such option is exercised, the portion of the purchase price allocable to the certificates of each class will be, to the extent of available funds:

•	in the case of each class of certificates, 100% of the then outstanding Certificate Principal Balance thereof, plus
•
in the case of each class of certificates, one month’s interest on the then outstanding Certificate Principal Balance thereof at the then applicable pass-through rate for that class and any previously accrued but unpaid interest thereon.

In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. See “Description of the Securities—Termination” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Supplemental Interest Trust, the Interest Rate Swap Agreement and any servicer prepayment charge payment amounts) as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each REMIC created under the pooling and servicing agreement will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in related REMICs elected by the trust and (ii) the Floating Rate Certificates and the Class CE Certificates (exclusive of any right of the holder of such certificates to receive distributions from or obligations to make payments to the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount or the Swap Account) and the Class P Certificates will represent ownership of “regular interests” in, and generally will be treated as debt instruments of a REMIC. See “Federal Income Tax Consequences—REMIC—Classification of REMICs” in the prospectus.

For federal income tax reporting purposes, the offered certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to the Prepayment Assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

Each holder of a Floating Rate Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account and the swap account in respect of the Net WAC Rate Carryover Amount and the obligations to make payments to the Swap Account. Neither the Net WAC Rate Carryover Reserve Account nor the swap account is an asset of any REMIC.

The treatment of amounts received by a holder of a Floating Rate Certificate under such holder’s right to receive the Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Floating Rate Certificate must allocate its purchase price for the Floating Rate Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust administrator will, as required, treat payments made to the holders of the Floating Rate Certificates with respect to the Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the trust administrator may, as required, treat the right to receive payments in respect of Net WAC Rate Carryover Amounts as having more than a de minimis value. Upon request, the trust administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the trust administrator is required to account for the REMIC regular interest and the right to receive payments in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Floating Rate Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the trust administrator’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Floating Rate Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Floating Rate Certificates to which it relates will be treated as having been received by the beneficial owners of such certificates and then paid by such owners to the swap account pursuant to the pooling and servicing agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a swap termination payment.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Floating Rate Certificate may have income that exceeds cash payments on the Floating Rate Certificate, in any period and over the term of the Floating Rate Certificate. As a result, the Floating Rate Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to deduction limitations.

Upon the sale of a Floating Rate Certificate the amount of the sale allocated to the selling certificateholder’s right to receive payments in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Floating Rate Certificate, as the case may be. A holder of a Floating Rate Certificate will have gain or loss from such a termination of the right to receive payments in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of the Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of the Floating Rate Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

Certain of the Floating Rate Certificates may be treated for federal income tax purposes as having been issued with a premium. Whether any holder of a Floating Rate Certificate will be treated as holding such Floating Rate Certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the payments remaining to be made on such Floating Rate Certificate at the time of its acquisition by such certificateholder. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest distributions on such certificates and will be applied as an offset against the interest distributions. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.

The REMIC regular interest component of each Floating Rate Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Floating Rate Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Floating Rate Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Floating Rate Certificates generally may not be a suitable investment for a real estate investment trust, a real estate mortgage investment conduit or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

The holders of the Floating Rate Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. As noted above, each holder of a Floating Rate Certificate will be required to allocate a portion of the purchase price paid for the Certificates to the right to receive payments in respect of the Net WAC Rate Carryover Amount. The value of the right to receive any such Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Net WAC Rate Carryover Amount is treated as a separate right of the Floating Rate Certificates not distributable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account or the swap account will not be qualifying real estate income for real estate investment trusts.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMICs elected by the trust, the tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (ii) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (iii) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, or (iv) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the certificates. See “Description of the Securities—General” and “Federal Income Tax Consequences —REMICs—Prohibited Transactions Tax and Other Taxes” in the prospectus.

The responsibility for filing annual federal information returns and other reports will be generally borne by the trust administrator. See “Federal Income Tax Consequences—REMICs—Reporting and Other Administrative Matters” in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated the date hereof, the depositor has agreed to sell, and the underwriter has agreed to purchase the offered certificates. The underwriter is obligated to purchase all offered certificates offered hereby if it purchases any. The underwriter is an affiliate of the depositor.

Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately [_____]% of the aggregate initial Certificate Principal Balance of the offered certificates. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Clearstream and Euroclear on or about the closing date. The offered certificates will be offered in Europe and the United States of America.

The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect thereof.

SECONDARY MARKET

There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the offered certificates, but is not obligated to do so. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in this prospectus supplement under “Description of the Certificates—Reports to Certificateholders,” which will include information as to the outstanding Certificate Principal Balance or Notional Amount of the offered certificates and the status of the credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the offered certificates will be passed upon for the depositor and the underwriter by Thacher Proffitt & Wood llp, New York, New York.

RATINGS

It is a condition to the issuance of the certificates that each class of the offered certificates be rated not lower than the initial rating indicated for such class in the table under “Summary of Prospectus Supplement—Ratings.”

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which these prepayments will differ from that originally anticipated or the corresponding effect on yield to investors. The ratings on the offered certificates do not address the likelihood of any recovery of Net WAC Rate Carryover Amounts by holders of such certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

The depositor has not requested that any rating agency rate the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates as described in this section.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

A fiduciary of any ERISA plan, IRA, Keogh plan or government plan, collectively referred to here as “benefit plans,” or any insurance company, whether through its general or separate accounts, or any other person investing benefit plan assets of any benefit plan, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the offered certificates by or on behalf of, or with benefit plan assets of, a benefit plan may qualify for exemptive relief under the Underwriter’s Exemption, as described under “Considerations for Benefit Plan Investors—Possible Exemptive Relief” in the prospectus. The Underwriter’s Exemption relevant to the offered certificates was granted by the Department of Labor on April 18, 1991 as PTE 91-23 at 56 F. R. 15,936 and amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and amended further on March 20, 2007 by PTE 2007-05 at 72 F.R. 13130. However, the Underwriter’s Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the investing benefit plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and that the offered certificates be rated at least “BBB-” (or its equivalent) by S&P, Moody’s, Fitch Ratings or Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each, an “Exemption Rating Agency”), at the time of the benefit plan’s purchase.

As noted in the prospectus, one requirement for eligibility under the Underwriter’s Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

ERISA Considerations While the Supplemental Interest Trust is in Existence

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trustand, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Underwriter's Exemption to apply to the acquisition, holding and transfer of such offered certificate will be satisfied. However, if the Underwriter's Exemption is not available, there may be other exemptions that may apply. Accordingly, no benefit plan or other person using assets of a benefit plan may acquire or hold such an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such benefit plan is an accredited investor within the meaning of the Underwriter's Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a benefit plan investor or (ii) (A) it is an accredited investor within the meaning of the Underwriter's Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

After Termination of the Supplemental Interest Trust

Subsequent to the termination of the Supplemental Interest Trust, which holds the Interest Rate Swap Agreement, it is expected that the Underwriter's Exemption will apply to the acquisition and holding of the offered certificates by benefit plans if the conditions of the Underwriter's Exemption are met. A fiduciary of a benefit plan or other investor of benefit plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for the certificate.

Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or interest therein, that either (i) it is not a benefit plan investor, (ii) it has acquired and is holding such Mezzanine Certificate or interest therein in reliance on the Underwriter's Exemption, and it understands that there are certain conditions to the availability of the Underwriter's Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any certificate or any interest therein is acquired or held in violation of the conditions described in this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in this section will indemnify and hold harmless the depositor, the trustee, the trust administrator, the servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Before purchasing an offered certificate, a fiduciary of a benefit plan should itself confirm that the offered certificate constitutes a “security” for purposes of the Underwriter’s Exemption and that the specific and general conditions of the Underwriter’s Exemption and the other requirements set forth in the Underwriter’s Exemption would be satisfied. Any benefit plan fiduciary that proposes to cause a benefit plan to purchase a certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the certificates, see “Considerations for Benefit Plan Investors” in the prospectus.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Citigroup Mortgage Loan Trust, Asset- Backed Pass-Through Certificates, Series 2007-AHL2 will be available only in book-entry form. The offered certificates are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sponsor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Sponsor and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC sponsor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Sponsor and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The sponsor will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or their agents.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.

The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) the Global Security. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States Persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

COLLATERAL CHARACTERISTICS OF THE MORTGAGE LOANS

Principal Balances of the Mortgage Loans at Origination

Original Balance Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
16,324.00-25,000.00	14	$300,470.09	0.03%	$21,462.15	10.552%	98.30%	98.30%	693
25,000.01-50,000.00	148	6,045,991.39	0.64	40,851.29	11.089	91.15	91.15	653
50,000.01-75,000.00	373	23,600,816.85	2.48	63,272.97	9.859	83.42	83.61	612
75,000.01-100,000.00	539	47,248,715.08	4.97	87,659.95	9.176	82.77	83.49	609
100,000.01-125,000.00	471	53,112,100.81	5.58	112,764.55	8.821	82.97	84.13	609
125,000.01-150,000.00	541	74,451,098.43	7.82	137,617.56	8.569	82.72	84.28	613
150,000.01-175,000.00	466	75,608,589.87	7.95	162,250.19	8.407	83.82	85.88	621
175,000.01-200,000.00	419	78,427,552.72	8.24	187,177.93	8.135	82.98	85.53	620
200,000.01-225,000.00	324	69,191,061.70	7.27	213,552.66	8.210	83.77	86.86	626
225,000.01-250,000.00	280	66,408,685.35	6.98	237,173.88	8.193	84.51	87.30	625
250,000.01-275,000.00	196	51,535,507.89	5.42	262,936.26	8.051	83.59	86.72	631
275,000.01-300,000.00	198	56,941,497.57	5.98	287,583.32	8.111	84.59	88.36	629
300,000.01-350,000.00	264	85,530,771.41	8.99	323,980.19	8.071	83.71	86.83	630
350,000.01-400,000.00	179	67,231,313.23	7.07	375,593.93	7.848	83.27	88.37	642
400,000.01-450,000.00	132	56,088,309.04	5.89	424,911.43	7.986	86.33	90.38	646
450,000.01-500,000.00	102	48,475,470.03	5.09	475,249.71	7.896	83.60	87.32	640
500,000.01-600,000.00	84	46,010,422.02	4.84	547,743.12	7.847	85.73	91.17	664
600,000.01-700,000.00	38	23,799,433.57	2.50	626,300.88	7.915	83.76	89.99	663
700,000.01-800,000.00	8	6,010,593.40	0.63	751,324.18	7.812	79.90	83.99	677
800,000.01-900,000.00	6	5,087,442.38	0.53	847,907.06	7.544	67.80	71.07	671
900,000.01-1,000,000.00	7	6,737,622.51	0.71	962,517.50	7.636	74.82	88.30	703
1,000,000.01-1,100,000.00	1	1,050,000.00	0.11	1,050,000.00	7.375	75.00	100.00	716
1,100,000.01-1,200,000.00	1	1,155,000.00	0.12	1,155,000.00	7.875	70.00	90.00	721
1,400,000.01-1,430,000.00	1	1,430,000.00	0.15	1,430,000.00	7.625	65.00	75.00	665
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1.00-25,000.00	17	$344,619.19	0.04%	$20,271.72	10.461%	90.07%	90.07%	672
25,000.01-50,000.00	150	6,170,546.35	0.65	41,136.98	11.057	91.33	91.33	652
50,000.01-75,000.00	372	23,600,069.99	2.48	63,441.05	9.858	83.38	83.57	612
75,000.01-100,000.00	536	47,080,758.88	4.95	87,837.24	9.175	82.79	83.51	610
100,000.01-125,000.00	472	53,237,043.94	5.60	112,790.35	8.820	82.98	84.15	609
125,000.01-150,000.00	543	74,775,819.64	7.86	137,708.69	8.569	82.75	84.30	613
150,000.01-175,000.00	468	76,033,147.01	7.99	162,463.99	8.399	83.69	85.78	621
175,000.01-200,000.00	415	77,752,928.83	8.17	187,356.46	8.139	83.10	85.63	620
200,000.01-225,000.00	325	69,441,088.59	7.30	213,664.89	8.219	83.76	86.84	626
225,000.01-250,000.00	279	66,206,152.46	6.96	237,298.04	8.182	84.44	87.24	625
250,000.01-275,000.00	198	52,111,655.21	5.48	263,190.18	8.070	83.65	86.74	630
275,000.01-300,000.00	198	57,016,771.21	5.99	287,963.49	8.091	84.55	88.31	630
300,000.01-350,000.00	263	85,331,763.35	8.97	324,455.37	8.068	83.76	86.88	630
350,000.01-400,000.00	178	66,930,910.10	7.03	376,016.35	7.859	83.32	88.44	642
400,000.01-450,000.00	132	56,139,138.52	5.90	425,296.50	7.978	86.22	90.27	646
450,000.01-500,000.00	101	48,025,539.19	5.05	475,500.39	7.898	83.59	87.35	640
500,000.01-600,000.00	84	46,010,422.02	4.84	547,743.12	7.847	85.73	91.17	664
600,000.01-700,000.00	37	23,799,432.57	2.50	643,227.91	7.915	83.76	89.99	663
700,000.01-800,000.00	8	6,010,593.40	0.63	751,324.18	7.812	79.90	83.99	677
800,000.01-900,000.00	6	5,087,442.38	0.53	847,907.06	7.544	67.80	71.07	671
900,000.01-1,000,000.00	7	6,737,622.51	0.71	962,517.50	7.636	74.82	88.30	703
1,000,000.01-1,100,000.00	1	1,050,000.00	0.11	1,050,000.00	7.375	75.00	100.00	716
1,100,000.01-1,200,000.00	1	1,155,000.00	0.12	1,155,000.00	7.875	70.00	90.00	721
1,400,000.01-1,430,000.00	1	1,430,000.00	0.15	1,430,000.00	7.625	65.00	75.00	665
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date

Gross Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
4.625-5.000	4	$864,491.06	0.09%	$216,122.77	4.871%	73.09%	83.30%	664
5.001-5.500	4	1,055,102.27	0.11	263,775.57	5.387	71.16	71.16	659
5.501-6.000	27	6,616,836.84	0.70	245,068.03	5.831	73.38	74.94	675
6.001-6.500	187	45,406,405.43	4.77	242,815.00	6.359	72.05	77.94	694
6.501-7.000	432	106,678,236.50	11.21	246,940.36	6.855	76.10	82.81	669
7.001-7.500	497	126,275,463.36	13.27	254,075.38	7.335	79.74	86.29	655
7.501-8.000	735	172,374,746.22	18.12	234,523.46	7.836	82.53	86.52	636
8.001-8.500	599	124,041,288.02	13.04	207,080.61	8.329	84.39	86.25	618
8.501-9.000	856	168,133,319.47	17.67	196,417.43	8.827	87.75	88.76	607
9.001-9.500	420	73,121,193.08	7.69	174,098.08	9.342	88.93	89.27	603
9.501-10.000	456	69,021,830.46	7.25	151,363.66	9.838	89.50	89.60	586
10.001-10.500	158	21,015,442.80	2.21	133,009.13	10.331	89.76	90.02	596
10.501-11.000	147	15,938,640.78	1.68	108,426.13	10.837	92.08	92.08	600
11.001-11.500	71	6,042,069.96	0.64	85,099.58	11.355	93.09	93.21	609
11.501-12.000	86	6,879,047.08	0.72	79,988.92	11.854	96.37	96.37	649
12.001-12.500	43	3,209,387.15	0.34	74,636.91	12.381	98.58	98.58	651
12.501-13.000	42	2,915,617.33	0.31	69,419.46	12.906	97.45	97.45	647
13.001-13.500	14	991,019.51	0.10	70,787.11	13.369	99.45	99.45	660
13.501-14.000	8	506,973.77	0.05	63,371.72	13.899	99.99	99.99	651
14.001-14.500	4	282,240.88	0.03	70,560.22	14.251	100.00	100.00	646
14.501-15.000	1	69,958.43	0.01	69,958.43	14.750	100.00	100.00	643
15.501-15.950	1	39,154.94	0.00	39,154.94	15.950	65.00	65.00	556
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Original Terms to Stated Maturity of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
120-240	443	$34,833,382.61	3.66%	$78,630.66	10.372%	90.19%	90.26%	660
241-360	4,349	916,645,082.73	96.34	210,771.46	8.189	83.38	86.61	629
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Remaining Terms to Stated Maturity of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
111-120	9	$518,204.62	0.05%	$57,578.29	8.936%	71.16%	71.16%	636
121-180	373	28,477,660.97	2.99	76,347.62	10.826	93.33	93.33	669
181-240	61	5,837,517.02	0.61	95,697.00	8.282	76.58	77.01	616
241-300	1	39,154.94	0.00	39,154.94	15.950	65.00	65.00	556
301-359	4,348	916,605,927.79	96.33	210,810.93	8.189	83.38	86.61	629
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Seasoning of the Mortgage Loans

Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1-6	4,306	$861,039,749.63	90.49%	$199,962.78	8.204%	83.07%	86.26%	630
7-12	414	79,254,681.87	8.33	191,436.43	8.968	89.93	92.05	637
13-18	55	8,837,842.62	0.93	160,688.05	8.397	82.57	86.27	612
19-24	9	1,626,110.71	0.17	180,678.97	7.201	78.16	83.54	583
25-30	1	131,556.16	0.01	131,556.16	10.875	95.00	95.00	553
31-36	1	125,061.19	0.01	125,061.19	10.875	95.00	95.00	551
37-42	3	283,196.96	0.03	94,398.99	8.960	80.66	80.66	589
43-48	2	141,111.26	0.01	70,555.63	11.612	91.20	91.20	584
85-86	1	39,154.94	0.00	39,154.94	15.950	65.00	65.00	556
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630
Original Combined Loan-to-Value Ratios of the Mortgage Loans(1)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
9.82-10.00	1	$54,202.84	0.01%	$54,202.84	6.350%	9.82%	9.82%	751
10.01-15.00	3	319,483.22	0.03	106,494.41	7.444	11.98	11.98	578
15.01-20.00	5	378,739.00	0.04	75,747.80	8.808	17.09	17.09	615
20.01-25.00	8	1,116,430.64	0.12	139,553.83	7.339	23.15	23.15	614
25.01-30.00	9	993,003.63	0.10	110,333.74	7.747	28.21	28.21	599
30.01-35.00	16	2,388,551.13	0.25	149,284.45	7.387	31.91	32.27	603
35.01-40.00	33	5,015,278.85	0.53	151,978.15	7.318	37.82	37.82	619
40.01-45.00	26	3,977,410.66	0.42	152,977.33	7.861	42.39	42.39	612
45.01-50.00	52	7,793,295.86	0.82	149,871.07	7.293	47.09	47.09	617
50.01-55.00	74	12,576,263.97	1.32	169,949.51	7.702	53.06	53.06	602
55.01-60.00	77	13,284,925.21	1.40	172,531.50	7.690	58.10	58.16	599
60.01-65.00	134	26,037,251.86	2.74	194,307.85	7.714	63.19	64.01	618
65.01-70.00	228	45,056,010.56	4.74	197,614.08	7.747	68.64	70.12	618
70.01-75.00	328	76,593,608.97	8.05	233,517.10	7.872	73.90	76.01	614
75.01-80.00	1,207	271,099,246.24	28.49	224,605.84	7.700	79.65	89.58	648
80.01-85.00	514	94,942,391.94	9.98	184,712.82	8.503	84.35	84.46	594
85.01-90.00	680	140,536,840.13	14.77	206,671.82	8.618	89.57	89.59	615
90.01-95.00	186	38,674,815.36	4.06	207,929.11	8.591	94.35	94.40	646
95.01-100.00	1,211	210,640,715.27	22.14	173,939.48	9.085	99.85	99.85	646
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630
___________

(1) Combined loan-to-value ratios equal the principal balance of the mortgage loan at origination plus the principal balance of any junior lien mortgage loan (as applicable), divided by the property value of the mortgage loan.

Fully Combined Loan-to-Value Ratios of the Mortgage Loans(1) (2)

Fully Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
9.82-10.00	1	$54,202.84	0.01%	$54,202.84	6.350%	9.82%	9.82%	751
10.01-15.00	3	319,483.22	0.03	106,494.41	7.444	11.98	11.98	578
15.01-20.00	5	378,739.00	0.04	75,747.80	8.808	17.09	17.09	615
20.01-25.00	8	1,116,430.64	0.12	139,553.83	7.339	23.15	23.15	614
25.01-30.00	9	993,003.63	0.10	110,333.74	7.747	28.21	28.21	599
30.01-35.00	15	2,300,597.53	0.24	153,373.17	7.352	31.79	31.79	601
35.01-40.00	33	5,015,278.85	0.53	151,978.15	7.318	37.82	37.82	619
40.01-45.00	27	4,065,364.26	0.43	150,569.05	7.870	42.23	42.44	613
45.01-50.00	52	7,793,295.86	0.82	149,871.07	7.293	47.09	47.09	617
50.01-55.00	74	12,576,263.97	1.32	169,949.51	7.702	53.06	53.06	602
55.01-60.00	76	13,177,678.32	1.38	173,390.50	7.693	58.10	58.10	599
60.01-65.00	131	23,662,628.64	2.49	180,630.75	7.721	63.04	63.04	612
65.01-70.00	219	42,172,749.93	4.43	192,569.63	7.768	68.52	68.54	614
70.01-75.00	315	71,447,313.81	7.51	226,816.87	7.908	73.55	73.85	608
75.01-80.00	686	128,423,649.57	13.50	187,206.49	8.047	79.33	79.35	610
80.01-85.00	514	94,539,238.57	9.94	183,928.48	8.500	84.32	84.34	594
85.01-90.00	715	153,835,625.67	16.17	215,154.72	8.492	88.51	89.60	621
90.01-95.00	229	51,731,105.53	5.44	225,900.02	8.259	90.52	94.42	655
95.01-100.00	1,680	337,875,815.50	35.51	201,116.56	8.463	92.29	99.87	659
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630
___________

(1) Fully combined loan-to-value ratios equal the principal balance of the mortgage loan at origination plus the principal balance of any senior and known junior lien mortgage loans (as applicable), divided by the property value of the mortgage loan.

(2) The fully combined loan-to-value ratio as of the closing date is less than or equal to 100%.

Occupancy Status of the Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Primary	4,470	$893,258,004.70	93.88%	$199,834.01	8.257%	83.96%	87.15%	628
Investor	270	44,007,889.77	4.63	162,992.18	8.612	77.73	79.09	669
Second Home	52	14,212,570.87	1.49	273,318.67	7.970	81.34	84.55	666
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630
______________

(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Two to Four Family	298	$77,145,021.03	8.11%	$258,875.91	8.213%	81.49%	84.79%	645
Condominium	259	48,957,808.57	5.15	189,026.29	8.199	83.54	87.60	646
Condo High	11	3,101,567.10	0.33	281,960.65	8.207	86.80	93.76	681
Condo Mid	6	1,312,054.30	0.14	218,675.72	8.693	79.86	83.02	619
Modular	5	682,304.71	0.07	136,460.94	8.184	86.07	86.07	630
PUD	476	113,732,673.53	11.95	238,934.19	8.236	85.13	89.51	636
Single Family Attached	159	28,780,243.09	3.02	181,007.82	8.110	84.07	86.36	629
Single Family Detached	3,546	672,731,312.88	70.70	189,715.54	8.291	83.60	86.43	626
Townhouse	32	5,035,480.13	0.53	157,358.75	8.487	83.66	86.59	620
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Loan Purposes of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	3,297	$650,857,153.48	68.40%	$197,408.90	8.205%	81.62%	83.08%	617
Purchase	1,292	262,932,747.92	27.63	203,508.32	8.498	89.01	96.19	661
Rate/Term Refinance	203	37,688,563.94	3.96	185,657.95	7.786	80.85	84.10	647
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Documentation Types of the Mortgage Loans(1)

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Alt	245	$58,374,852.64	6.14%	$238,264.70	8.100%	80.59%	86.15%	637
Full	2,833	500,052,977.87	52.56	176,510.05	8.306	85.47	86.88	608
No Doc	11	2,983,402.68	0.31	271,218.43	6.927	67.66	69.71	718
No Ratio	99	26,658,028.17	2.80	269,273.01	7.500	78.45	92.38	688
Stated Income Stated Assets	34	7,241,665.88	0.76	212,990.17	8.159	80.69	93.12	671
Stated (Self-Employed)	592	147,731,854.84	15.53	249,547.05	8.321	80.20	83.29	648
Stated (Wage-Earner)	978	208,435,683.26	21.91	213,124.42	8.314	83.51	88.33	657
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630
_______________

(1) For a description of the loan programs, see “The Originator” in this prospectus supplement.

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Accredited	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Florida	747	$143,895,834.39	15.12%	$192,631.64	8.248%	82.48%	85.43%	628
California	470	142,549,943.84	14.98	303,297.75	7.732	79.48	85.13	653
New York	274	79,307,515.22	8.34	289,443.49	7.946	80.10	82.63	643
Illinois	265	51,880,264.14	5.45	195,774.58	8.608	85.23	88.45	625
Texas	346	43,589,882.71	4.58	125,982.32	8.464	81.46	82.28	610
New Jersey	148	39,848,696.97	4.19	269,247.95	8.092	79.96	83.66	621
Arizona	205	39,480,935.03	4.15	192,589.93	8.140	85.20	87.70	635
Massachusetts	150	36,649,903.47	3.85	244,332.69	8.306	81.00	84.86	633
Maryland	131	30,472,012.47	3.20	232,610.78	8.233	83.16	86.34	617
Washington	123	26,961,466.00	2.83	219,198.91	7.886	84.40	87.18	637
Georgia	152	25,375,039.08	2.67	166,941.05	8.751	89.17	91.59	626
Virginia	116	22,974,338.77	2.41	198,054.64	8.442	86.56	88.17	622
Ohio	146	21,600,937.26	2.27	147,951.63	8.886	92.26	92.97	605
Pennsylvania	126	19,404,795.77	2.04	154,006.32	8.617	88.15	89.63	617
Connecticut	84	18,029,323.61	1.89	214,634.80	8.370	85.37	87.10	629
Michigan	112	16,611,608.45	1.75	148,317.93	8.834	87.03	90.32	622
Tennessee	139	16,539,878.69	1.74	118,991.93	8.887	89.88	90.88	607
Oregon	79	16,248,646.84	1.71	205,679.07	8.062	84.37	86.78	626
Utah	76	16,093,437.81	1.69	211,755.76	8.544	88.28	91.71	632
Nevada	71	15,744,651.06	1.65	221,755.65	8.104	86.05	90.43	649
Missouri	98	13,119,521.83	1.38	133,872.67	8.932	88.89	89.53	605
Indiana	92	11,662,588.22	1.23	126,767.26	9.161	90.09	90.54	600
Colorado	67	11,555,749.61	1.21	172,473.87	8.313	88.92	95.21	644
Hawaii	38	11,387,399.14	1.20	299,668.40	7.728	82.53	87.91	651
Alabama	61	8,032,469.08	0.84	131,679.82	9.036	88.30	88.56	608
New Mexico	44	7,824,552.34	0.82	177,830.74	8.341	83.10	87.17	642
Minnesota	40	7,591,082.07	0.80	189,777.05	8.523	90.62	94.48	638
Mississippi	46	6,555,014.62	0.69	142,500.32	8.859	87.41	93.23	617
North Carolina	27	5,296,051.47	0.56	196,150.05	8.512	85.65	89.67	638
Rhode Island	22	5,249,583.35	0.55	238,617.43	7.919	79.84	87.45	646
Oklahoma	45	4,651,355.98	0.49	103,363.47	8.978	87.95	88.35	597
Louisiana	31	4,377,486.72	0.46	141,209.25	8.654	87.69	88.06	606
Wisconsin	27	3,879,307.06	0.41	143,678.04	8.593	88.86	91.13	611
Kentucky	29	3,298,605.76	0.35	113,745.03	8.930	91.14	92.51	600
Kansas	23	2,968,246.82	0.31	129,054.21	8.772	90.95	94.49	627
New Hampshire	13	2,615,545.30	0.27	201,195.79	8.557	86.56	90.23	654
Idaho	14	2,436,337.91	0.26	174,024.14	8.304	84.20	85.88	611
Iowa	20	2,396,771.75	0.25	119,838.59	8.990	84.71	84.71	609
South Carolina	22	2,297,050.93	0.24	104,411.41	9.144	81.23	82.34	601
Maine	12	2,029,650.54	0.21	169,137.55	8.506	80.94	80.94	576
Arkansas	14	2,025,602.22	0.21	144,685.87	9.015	90.43	92.17	599
Delaware	9	1,900,656.34	0.20	211,184.04	8.758	87.75	87.75	595
Vermont	8	1,559,190.06	0.16	194,898.76	8.340	84.26	84.26	632
Nebraska	12	1,252,672.77	0.13	104,389.40	9.055	96.33	96.33	651
Montana	6	796,798.14	0.08	132,799.69	8.507	80.85	80.85	633
West Virginia	5	610,203.17	0.06	122,040.63	8.894	66.10	66.10	576
Alaska	2	285,362.40	0.03	142,681.20	7.746	77.37	77.37	592
District of Columbia	2	264,323.01	0.03	132,161.51	12.732	100.00	100.00	642
North Dakota	2	200,367.78	0.02	100,183.89	7.773	80.40	80.40	657
Wyoming	1	99,807.37	0.01	99,807.37	8.250	80.00	80.00	571
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Credit Scores of the Mortgage Loans at Origination

Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
N/A	10	$1,128,790.18	0.12%	$112,879.02	9.761%	56.93%	56.93%	N/A
435-449	1	109,468.68	0.01	109,468.68	9.150	38.33	38.33	435
450-474	6	1,079,740.92	0.11	179,956.82	9.228	71.91	71.91	465
475-499	23	3,316,195.25	0.35	144,182.40	9.353	65.95	66.52	487
500-524	325	52,756,868.01	5.54	162,328.82	9.216	76.17	76.17	512
525-549	316	52,705,757.26	5.54	166,790.37	8.914	78.23	78.26	537
550-574	398	70,476,829.75	7.41	177,077.46	8.636	79.04	79.04	563
575-599	624	117,309,103.05	12.33	187,995.36	8.632	86.48	86.64	587
600-624	658	124,526,152.14	13.09	189,249.47	8.379	85.62	86.38	612
625-649	731	147,378,776.20	15.49	201,612.55	8.212	85.89	88.67	638
650-674	732	157,483,271.63	16.55	215,141.08	8.106	84.86	90.38	661
675-699	455	103,148,102.07	10.84	226,699.13	7.823	84.57	91.66	685
700-724	252	56,784,434.59	5.97	225,335.06	7.659	83.88	90.98	710
725-749	137	34,328,970.84	3.61	250,576.43	7.437	83.28	89.26	736
750-774	80	20,287,533.36	2.13	253,594.17	7.356	80.95	88.21	759
775-799	39	7,464,671.01	0.78	191,401.82	7.073	77.34	85.96	785
800-813	5	1,193,800.40	0.13	238,760.08	7.219	88.77	96.24	804
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Debt-to-Income Ratio of the Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
N/A	110	$29,641,430.85	3.12%	$269,467.55	7.442%	77.37%	90.10%	691
2.50-10.00	13	4,301,436.45	0.45	330,879.73	7.573	79.44	92.00	681
10.01-20.00	83	13,831,441.54	1.45	166,643.87	8.211	78.58	82.25	632
20.01-30.00	351	50,948,357.61	5.35	145,152.02	8.247	79.83	80.83	611
30.01-40.00	979	163,655,204.55	17.20	167,165.68	8.298	82.64	84.60	620
40.01-50.00	3,049	640,384,452.12	67.30	210,030.98	8.331	84.45	87.55	631
50.01-60.00	207	48,716,142.22	5.12	235,343.68	7.963	85.85	88.32	634
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Gross Margins of the Adjustable-Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
2.199-2.500	180	$56,178,173.64	8.20%	$312,100.96	7.107%	76.69%	92.04%	687
2.501-3.000	71	16,313,356.31	2.38	229,765.58	7.239	77.24	83.16	665
3.001-3.500	121	30,471,990.38	4.45	251,834.63	6.807	77.91	82.69	659
3.501-4.000	227	62,511,527.78	9.12	275,381.18	7.106	79.62	86.87	661
4.001-4.500	345	91,604,479.93	13.37	265,520.23	7.583	82.62	87.03	641
4.501-5.000	457	110,193,640.11	16.08	241,123.94	8.080	83.87	86.96	627
5.001-5.500	421	95,527,051.10	13.94	226,905.11	8.519	85.72	87.39	613
5.501-6.000	504	112,903,821.60	16.48	224,015.52	8.837	89.04	90.14	612
6.001-6.500	261	48,602,863.82	7.09	186,217.87	9.406	88.35	89.05	596
6.501-7.000	225	39,432,028.32	5.75	175,253.46	9.822	90.37	91.04	589
7.001-7.500	80	12,006,787.29	1.75	150,084.84	10.216	91.96	91.96	592
7.501-8.000	44	6,454,891.66	0.94	146,702.08	10.377	91.44	91.44	596
8.001-8.500	12	1,624,949.22	0.24	135,412.44	10.239	86.38	86.81	570
8.501-9.000	8	975,192.47	0.14	121,899.06	11.476	91.78	91.78	610
9.001-9.500	2	131,312.40	0.02	65,656.20	12.178	93.22	93.22	594
9.501-10.000	4	352,208.19	0.05	88,052.05	12.787	83.10	83.10	607
Total	2,962	$685,284,274.22	100.00%	$231,358.63	8.221%	84.34%	88.20%	629

Next Rate Adjustment Dates for the Adjustable-Rate Mortgage Loans

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
June 2007	1	$58,339.64	0.01%	$58,339.64	12.125%	100.00%	100.00%	632
July 2007	4	682,632.58	0.10	170,658.15	8.395	87.94	87.94	575
August 2007	1	95,772.59	0.01	95,772.59	7.600	80.00	80.00	668
September 2007	3	308,936.75	0.05	102,978.92	9.740	80.17	80.17	578
October 2007	2	776,646.05	0.11	388,323.03	6.872	74.55	85.80	574
November 2007	5	1,030,093.76	0.15	206,018.75	7.157	77.72	87.55	650
December 2007	6	886,653.79	0.13	147,775.63	8.622	88.55	94.56	601
January 2008	5	892,979.00	0.13	178,595.80	7.264	70.27	72.95	567
February 2008	1	130,229.48	0.02	130,229.48	7.500	100.00	100.00	665
March 2008	4	1,085,098.05	0.16	271,274.51	6.202	70.64	74.40	674
April 2008	6	1,055,902.13	0.15	175,983.69	8.877	87.93	90.21	612
May 2008	7	1,066,306.41	0.16	152,329.49	9.621	82.37	85.82	588
June 2008	10	2,482,767.67	0.36	248,276.77	8.146	84.46	87.57	626
July 2008	20	5,406,184.70	0.79	270,309.24	8.869	75.27	84.40	644
August 2008	9	2,791,026.95	0.41	310,114.11	9.443	85.47	85.47	631
September 2008	37	11,831,498.80	1.73	319,770.24	8.781	89.55	93.14	644
October 2008	12	1,944,971.13	0.28	162,080.93	9.477	91.30	91.50	640
November 2008	13	3,255,535.63	0.48	250,425.82	9.245	88.72	89.29	611
December 2008	10	2,674,724.91	0.39	267,472.49	8.970	86.32	93.75	675
January 2009	24	5,286,063.65	0.77	220,252.65	8.104	81.34	87.42	637
February 2009	49	12,784,931.99	1.87	260,916.98	8.222	80.27	87.84	649
March 2009	30	6,354,323.07	0.93	211,810.77	8.389	77.45	82.28	632
April 2009	7	1,080,835.73	0.16	154,405.10	9.878	83.62	83.62	559
May 2009	8	815,406.07	0.12	101,925.76	9.182	92.20	95.14	629
June 2009	8	1,530,928.28	0.22	191,366.04	8.845	77.16	82.62	599
July 2009	12	3,212,828.83	0.47	267,735.74	8.151	81.19	90.45	702
August 2009	13	2,242,732.73	0.33	172,517.90	9.252	95.74	96.64	625
September 2009	43	8,808,356.64	1.29	204,845.50	8.687	96.37	96.80	651
October 2009	66	14,843,285.15	2.17	224,898.26	8.967	96.28	96.39	624
November 2009	166	37,592,547.60	5.49	226,461.13	8.567	93.32	94.19	618
December 2009	265	58,858,062.54	8.59	222,105.90	8.552	91.40	92.91	619
January 2010	462	107,974,778.22	15.76	233,711.64	8.264	86.72	89.22	622
February 2010	762	175,691,530.53	25.64	230,566.31	8.132	82.73	86.53	625
March 2010	521	112,977,051.73	16.49	216,846.55	8.269	79.32	82.54	620
April 2010	9	1,822,311.17	0.27	202,479.02	7.897	83.30	85.06	653
July 2011	3	954,503.79	0.14	318,167.93	6.389	79.66	83.42	703
September 2011	3	927,634.76	0.14	309,211.59	8.666	83.91	93.12	625
October 2011	1	588,964.32	0.09	588,964.32	8.600	98.33	98.33	676
November 2011	19	4,455,621.66	0.65	234,506.40	7.997	89.97	95.47	662
December 2011	20	7,947,057.13	1.16	397,352.86	7.994	84.05	90.38	665
January 2012	72	15,018,438.65	2.19	208,589.43	7.577	82.82	90.72	642
February 2012	115	30,812,787.44	4.50	267,937.28	7.388	80.01	89.30	667
March 2012	115	28,698,587.10	4.19	249,552.93	7.526	79.60	90.61	659
April 2012	3	828,785.22	0.12	276,261.74	6.877	66.97	75.78	653
December 2013	1	384,000.00	0.06	384,000.00	6.750	80.00	90.00	706
January 2014	4	1,588,920.20	0.23	397,230.05	6.973	70.45	76.45	674
February 2014	5	2,746,700.00	0.40	549,340.00	6.704	65.23	74.57	701
Total	2,962	$685,284,274.22	100.00%	$231,358.63	8.221%	84.34%	88.20%	629
Maximum Mortgage Rates of the Adjustable-Rate Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
8.375-8.500	1	$294,598.01	0.04%	$294,598.01	4.875%	80.00%	100.00%	647
10.501-11.000	1	277,375.96	0.04	277,375.96	5.650	79.97	79.97	705
11.001-11.500	1	457,888.05	0.07	457,888.05	6.425	79.31	79.31	714
11.501-12.000	2	327,450.33	0.05	163,725.17	5.892	80.00	93.14	670
12.001-12.500	44	12,454,169.34	1.82	283,049.30	6.351	73.62	84.07	700
12.501-13.000	67	19,305,430.79	2.82	288,140.76	6.746	77.51	92.77	680
13.001-13.500	109	29,680,965.15	4.33	272,302.43	6.840	75.66	87.58	684
13.501-14.000	229	66,344,621.99	9.68	289,714.51	7.029	77.08	85.59	669
14.001-14.500	320	86,716,504.76	12.65	270,989.08	7.384	81.72	87.68	653
14.501-15.000	491	122,275,410.74	17.84	249,033.42	7.857	83.68	87.37	633
15.001-15.500	403	92,170,774.51	13.45	228,711.60	8.336	85.54	87.36	616
15.501-16.000	571	126,311,058.75	18.43	221,210.26	8.837	88.52	89.49	608
16.001-16.500	268	53,050,779.58	7.74	197,950.67	9.359	88.74	89.18	604
16.501-17.000	278	50,658,891.48	7.39	182,226.23	9.845	89.95	90.06	585
17.001-17.500	91	13,231,058.58	1.93	145,396.25	10.309	90.36	90.76	581
17.501-18.000	58	8,636,082.77	1.26	148,897.98	10.820	92.62	92.62	590
18.001-18.500	13	1,576,560.23	0.23	121,273.86	11.297	85.54	85.99	537
18.501-19.000	8	948,158.18	0.14	118,519.77	11.823	91.77	91.77	623
19.501-20.000	6	470,548.19	0.07	78,424.70	12.825	85.46	85.46	599
20.501-20.990	1	95,946.83	0.01	95,946.83	13.990	100.00	100.00	605
Total	2,962	$685,284,274.22	100.00%	$231,358.63	8.221%	84.34%	88.20%	629

Minimum Mortgage Rates of the Adjustable-Rate Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
2.250-2.500	172	$54,245,693.94	7.92%	$315,381.94	7.113%	76.56%	92.33%	688
2.501-3.000	3	619,160.78	0.09	206,386.93	7.169	80.00	98.71	733
3.501-4.000	1	269,592.00	0.04	269,592.00	6.750	80.00	100.00	648
4.001-4.500	1	1,050,000.00	0.15	1,050,000.00	7.375	75.00	100.00	716
4.501-5.000	1	220,000.00	0.03	220,000.00	7.250	80.00	80.00	723
5.001-5.500	3	625,827.32	0.09	208,609.11	5.486	82.67	95.93	678
5.501-6.000	9	2,025,665.01	0.3	225,073.89	5.811	70.18	70.18	675
6.001-6.500	66	16,036,195.12	2.34	242,972.65	6.402	73.69	79.60	681
6.501-7.000	203	55,785,439.96	8.14	274,805.12	6.869	77.67	84.71	667
7.001-7.500	311	84,761,124.13	12.37	272,543.81	7.351	81.73	87.38	652
7.501-8.000	487	121,045,245.75	17.66	248,552.87	7.841	83.67	87.26	633
8.001-8.500	404	92,295,680.15	13.47	228,454.65	8.331	85.50	87.35	616
8.501-9.000	570	126,305,807.82	18.43	221,589.14	8.831	88.53	89.58	608
9.001-9.500	269	52,628,245.50	7.68	195,644.04	9.345	88.97	89.41	602
9.501-10.000	281	51,158,912.31	7.47	182,060.19	9.841	89.78	89.89	585
10.001-10.500	92	14,087,214.76	2.06	153,121.90	10.299	89.12	89.50	588
10.501-11.000	58	8,882,416.83	1.3	153,145.12	10.808	92.65	92.65	590
11.001-11.500	13	1,576,560.23	0.23	121,273.86	11.297	85.54	85.99	537
11.501-12.000	10	1,041,472.06	0.15	104,147.21	11.806	90.71	90.71	617
12.001-12.500	1	57,525.53	0.01	57,525.53	9.030	93.15	100.00	597
12.501-13.000	6	470,548.19	0.07	78,424.70	12.825	85.46	85.46	599
13.501-13.990	1	95,946.83	0.01	95,946.83	13.990	100.00	100.00	605
Total	2,962	$685,284,274.22	100.00%	$231,358.63	8.221%	84.34%	88.20%	629

Initial Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1.000	9	$1,717,904.78	0.25%	$190,878.31	8.649%	82.24%	82.24%	574
1.500	2,736	618,651,135.23	90.28	226,115.18	8.320	85.15	87.89	624
2.000	25	5,734,149.18	0.84	229,365.97	8.678	75.84	82.13	610
3.000	10	1,621,529.33	0.24	162,152.93	7.890	79.67	85.29	624
5.000	3	1,034,534.65	0.15	344,844.88	6.651	77.21	85.47	674
6.000	179	56,525,021.05	8.25	315,782.24	7.117	76.61	92.55	689
Total	2,962	$685,284,274.22	100.00%	$231,358.63	8.221%	84.34%	88.20%	629
___________________

(1) Relates solely to initial rate adjustments.

Subsequent Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1.000	9	$1,717,904.78	0.25%	$190,878.31	8.649%	82.24%	82.24%	574
1.500	2,736	618,651,135.23	90.28	226,115.18	8.320	85.15	87.89	624
2.000	204	62,259,170.23	9.09	305,192.01	7.261	76.53	91.59	682
3.000	10	1,621,529.33	0.24	162,152.93	7.890	79.67	85.29	624
5.000	3	1,034,534.65	0.15	344,844.88	6.651	77.21	85.47	674
Total	2,962	$685,284,274.22	100.00%	$231,358.63	8.221%	84.34%	88.20%	629
___________________

(1) Relates to all rate adjustments subsequent to initial rate adjustments.

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
10 Years Fixed Rate	9	$518,204.62	0.05%	$57,578.29	8.936%	71.16%	71.16%	636
15 Years Fixed Rate	51	5,314,858.50	0.56	104,212.91	7.952	69.10	69.10	643
20 Years Fixed Rate	61	5,837,517.02	0.61	95,697.00	8.282	76.58	77.01	616
30 Years Fixed Rate	1,095	166,441,212.89	17.49	152,001.11	8.195	80.44	81.48	626
30 Years Fixed Rate IO	39	11,486,536.71	1.21	294,526.58	7.260	79.31	85.92	690
30/15 Fixed Balloon	322	23,162,802.47	2.43	71,934.17	11.486	98.89	98.89	675
40/30 Fixed Balloon	253	53,433,058.91	5.62	211,197.86	7.970	81.20	82.33	621
Hybrid 1 Year Fixed Balloon	3	1,031,860.17	0.11	343,953.39	6.007	70.16	74.11	674
Hybrid 2 Years Fixed	145	27,921,001.31	2.93	192,558.63	9.018	83.39	87.01	625
Hybrid 2 Years Fixed Balloon	70	18,914,133.56	1.99	270,201.91	8.509	81.55	86.56	621
Hybrid 2 Years Fixed IO	39	14,539,428.40	1.53	372,805.86	7.800	84.58	92.69	678
Hybrid 3 Years Fixed	998	180,121,820.04	18.93	180,482.79	8.649	84.52	86.36	613
Hybrid 3 Years Fixed Balloon	1,048	255,475,429.83	26.85	243,774.27	8.322	85.39	87.61	614
Hybrid 3 Years Fixed IO	298	92,328,600.64	9.70	309,827.52	7.621	85.91	92.15	667
Hybrid 5 Years Fixed	127	24,708,064.82	2.60	194,551.69	7.838	81.90	89.63	652
Hybrid 5 Years Fixed Balloon	85	19,238,640.20	2.02	226,336.94	8.194	84.81	86.23	613
Hybrid 5 Years Fixed IO	139	46,285,675.05	4.86	332,990.47	7.134	79.39	92.28	683
Hybrid 7 Years Fixed	1	228,131.23	0.02	228,131.23	7.625	80.00	100.00	651
Hybrid 7 Years Fixed IO	9	4,491,488.97	0.47	499,054.33	6.756	67.59	75.26	694
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Lien Type on Mortgage Loans

Lien Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
First lien	4,454	$927,469,429.74	97.48%	$208,232.92	8.186%	83.23%	86.42%	629
Second lien	338	24,009,035.60	2.52	71,032.65	11.494	99.20	99.20	675
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Index of the Adjustable-Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	2,962	$685,284,274.22	100.00%	$231,358.63	8.221%	84.34%	88.20%	629
Total	2,962	$685,284,274.22	100.00%	$231,358.63	8.221%	84.34%	88.20%	629

Prepayment Penalty Terms of the Mortgage Loans at Origination

Prepayment Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
None	1,228	$230,024,019.89	24.18%	$187,315.98	8.456%	81.91%	85.02%	622
6	34	10,597,495.63	1.11	311,691.05	8.351	79.78	88.87	673
12	373	110,503,850.38	11.61	296,256.97	7.893	80.36	85.39	657
18	13	3,016,214.61	0.32	232,016.51	8.680	83.93	87.98	636
24	200	44,738,258.87	4.70	223,691.29	8.307	82.05	88.31	647
30	16	3,403,919.59	0.36	212,744.97	8.860	86.50	86.50	623
36	2,013	404,392,308.46	42.50	200,890.37	8.249	85.46	88.38	629
42	7	1,175,218.45	0.12	167,888.35	8.333	91.79	93.58	656
48	29	4,309,101.31	0.45	148,589.70	8.753	89.55	90.55	615
60	879	139,318,078.15	14.64	158,496.11	8.261	84.25	85.05	616
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Interest-Only Terms of the Mortgage Loans at Origination

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
0	4,268	$782,346,735.57	82.22%	$183,305.23	8.445%	83.75%	85.74%	621
60	397	123,916,072.98	13.02	312,131.17	7.600	85.56	91.16	670
120	127	45,215,656.79	4.75	356,028.79	7.059	76.25	91.93	688
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Servicer of the Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Countrywide	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630

Historical Delinquency of the Mortgage Loans Since Origination(1)

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
0 X 30	4,785	$950,787,080.87	99.93%	$198,701.58	8.268%	83.63%	86.74%	630
1 X 30	7	691,384.47	0.07	98,769.21	10.145	91.12	91.12	558
Total	4,792	$951,478,465.34	100.00%	$198,555.61	8.269%	83.63%	86.74%	630
___________________

(1) Represents the Historical Delinquency of the borrower's current mortgage and excludes any payment history on any prior mortgages. Historical Delinquency data is as of 3/1/2007.

Principal Balances of the Group I Mortgage Loans at Origination

Original Balance Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
18,750.00-25,000.00	4	$79,644.09	0.04%	$19,911.02	10.860%	100.00%	100.00%	674
25,000.01-50,000.00	50	1,960,419.51	0.86	39,208.39	11.728	93.36	93.36	658
50,000.01-75,000.00	102	6,534,981.50	2.88	64,068.45	10.141	83.45	83.92	612
75,000.01-100,000.00	122	10,647,057.51	4.69	87,270.96	9.182	81.65	84.03	613
100,000.01-125,000.00	113	12,722,991.65	5.61	112,592.85	8.794	79.93	82.21	609
125,000.01-150,000.00	137	18,899,105.62	8.33	137,949.68	8.388	78.86	81.93	615
150,000.01-175,000.00	117	18,986,150.62	8.37	162,274.79	8.497	82.29	85.26	623
175,000.01-200,000.00	133	24,985,615.72	11.01	187,861.77	8.298	80.74	83.60	621
200,000.01-225,000.00	108	23,084,607.26	10.17	213,746.36	8.283	82.38	85.41	630
225,000.01-250,000.00	84	19,966,293.53	8.80	237,693.97	8.339	83.04	85.42	614
250,000.01-275,000.00	53	13,925,078.92	6.14	262,737.34	8.252	80.06	82.32	618
275,000.01-300,000.00	57	16,353,613.85	7.21	286,905.51	7.982	79.19	80.66	616
300,000.01-350,000.00	85	27,643,413.26	12.18	325,216.63	8.266	80.49	82.50	609
350,000.01-400,000.00	55	20,726,009.22	9.13	376,836.53	7.845	80.36	86.95	638
400,000.01-450,000.00	13	5,472,109.79	2.41	420,931.52	7.852	83.80	92.36	644
450,000.01-500,000.00	7	3,337,853.46	1.47	476,836.21	8.122	81.81	85.40	652
500,000.01-553,500.00	3	1,579,792.58	0.70	526,597.53	8.401	90.94	90.94	636
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Principal Balances of the Group I Mortgage Loans as of the Cut-off Date

Principal Balance Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
18,653.42-25,000.00	5	$98,863.08	0.04%	$19,772.62	10.479%	88.34%	88.34%	653
25,000.01-50,000.00	51	2,010,378.05	0.89	39,419.18	11.634	93.01	93.01	656
50,000.01-75,000.00	101	6,485,022.96	2.86	64,208.15	10.158	83.48	83.96	612
75,000.01-100,000.00	121	10,627,838.52	4.68	87,833.38	9.182	81.73	84.11	614
100,000.01-125,000.00	113	12,722,991.65	5.61	112,592.85	8.794	79.93	82.21	609
125,000.01-150,000.00	137	18,899,105.62	8.33	137,949.68	8.388	78.86	81.93	615
150,000.01-175,000.00	119	19,336,008.96	8.52	162,487.47	8.481	82.18	85.28	623
175,000.01-200,000.00	131	24,635,757.38	10.86	188,059.22	8.307	80.8	83.56	621
200,000.01-225,000.00	108	23,084,607.26	10.17	213,746.36	8.283	82.38	85.41	630
225,000.01-250,000.00	84	19,966,293.53	8.80	237,693.97	8.339	83.04	85.42	614
250,000.01-275,000.00	53	13,925,078.92	6.14	262,737.34	8.252	80.06	82.32	618
275,000.01-300,000.00	58	16,653,328.72	7.34	287,126.36	7.975	79.29	80.73	615
300,000.01-350,000.00	84	27,343,698.39	12.05	325,520.22	8.273	80.45	82.48	609
350,000.01-400,000.00	55	20,726,009.22	9.13	376,836.53	7.845	80.36	86.95	638
400,000.01-450,000.00	13	5,472,109.79	2.41	420,931.52	7.852	83.8	92.36	644
450,000.01-500,000.00	7	3,337,853.46	1.47	476,836.21	8.122	81.81	85.40	652
500,000.01-552,486.91	3	1,579,792.58	0.70	526,597.53	8.401	90.94	90.94	636
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Gross Mortgage Rates of the Group I Mortgage Loans as of the Cut-off Date

Gross Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
5.650-6.000	9	$2,018,668.60	0.89%	$224,296.51	5.850%	69.12%	71.25%	695
6.001-6.500	46	10,058,376.64	4.43	218,660.36	6.344	68.54	75.15	688
6.501-7.000	75	17,069,156.27	7.52	227,588.75	6.865	73.83	81.02	674
7.001-7.500	118	26,119,407.40	11.51	221,350.91	7.322	79.19	87.41	659
7.501-8.000	175	36,505,488.99	16.09	208,602.79	7.832	79.22	82.66	626
8.001-8.500	177	37,009,659.48	16.31	209,094.12	8.312	82.54	84.42	606
8.501-9.000	247	46,622,085.00	20.55	188,753.38	8.837	82.95	84.12	601
9.001-9.500	108	18,576,352.83	8.19	172,003.27	9.335	86.25	86.58	599
9.501-10.000	127	19,008,438.76	8.38	149,672.75	9.865	85.09	85.22	578
10.001-10.500	49	5,883,534.15	2.59	120,072.13	10.347	86.67	86.67	586
10.501-11.000	35	3,386,269.61	1.49	96,750.56	10.845	85.72	85.72	584
11.001-11.500	22	1,457,407.93	0.64	66,245.82	11.392	91.47	91.47	598
11.501-12.000	20	1,418,221.86	0.63	70,911.09	11.899	94.49	94.49	648
12.001-12.500	11	458,231.63	0.20	41,657.42	12.337	98.92	98.92	655
12.501-13.000	15	844,696.99	0.37	56,313.13	12.899	92.85	92.85	634
13.001-13.500	5	270,284.72	0.12	54,056.94	13.355	97.97	97.97	673
13.501-14.000	3	123,723.07	0.05	41,241.02	13.808	100.00	100.00	677
14.001-14.250	1	74,734.16	0.03	74,734.16	14.250	100.00	100.00	646
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Original Terms to Stated Maturity of the Group I Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
120-240	86	$4,671,065.56	2.06%	$54,314.72	10.879%	89.79%	89.79%	660
241-360	1,157	222,233,672.53	97.94	192,077.50	8.341	81.04	84.04	620
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Remaining Terms to Stated Maturity of the Group I Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
117-120	1	$58,942.36	0.03%	$58,942.36	6.990%	53.30%	53.30%	760
121-180	80	4,152,385.71	1.83	51,904.82	11.207	92.13	92.13	665
181-240	5	459,737.49	0.20	91,947.50	8.412	73.39	73.39	600
301-359	1,157	222,233,672.53	97.94	192,077.50	8.341	81.04	84.04	620
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Seasoning of the Group I Mortgage Loans

Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1 - 6	1,121	$207,443,231.47	91.42%	$185,051.95	8.323%	80.55%	83.65%	620
7 - 11	122	19,461,506.62	8.58	159,520.55	9.146	88.37	89.57	625
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621
Original Combined Loan-to-Value Ratios of the Group I Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
11.70-15.00	2	$259,597.65	0.11%	$129,798.83	7.246%	12.16%	12.16%	562
15.01-20.00	1	74,888.31	0.03	74,888.31	7.500	16.85	16.85	658
20.01-25.00	2	371,683.26	0.16	185,841.63	7.019	23.85	23.85	632
25.01-30.00	4	521,204.48	0.23	130,301.12	7.800	29.22	29.22	551
30.01-35.00	5	1,060,079.65	0.47	212,015.93	7.435	32.39	32.39	603
35.01-40.00	9	1,304,031.34	0.57	144,892.37	7.912	37.94	37.94	586
40.01-45.00	8	1,254,757.01	0.55	156,844.63	8.772	42.13	42.13	564
45.01-50.00	15	2,461,359.56	1.08	164,090.64	7.191	46.86	46.86	621
50.01-55.00	27	4,582,592.62	2.02	169,725.65	7.855	53.17	53.17	605
55.01-60.00	23	4,028,789.47	1.78	175,164.76	8.051	58.22	58.22	575
60.01-65.00	49	8,054,106.05	3.55	164,369.51	8.101	63.20	63.20	573
65.01-70.00	65	13,388,154.88	5.90	205,971.61	8.077	68.61	69.51	596
70.01-75.00	104	21,587,964.35	9.51	207,576.58	8.265	73.56	73.73	585
75.01-80.00	365	72,641,434.89	32.01	199,017.63	7.994	79.64	88.59	639
80.01-85.00	118	21,045,881.94	9.28	178,354.93	8.750	84.29	84.29	582
85.01-90.00	136	24,786,968.30	10.92	182,257.12	8.813	89.67	89.67	607
90.01-95.00	59	12,319,926.24	5.43	208,812.31	8.525	94.30	94.38	669
95.01-100.00	251	37,161,318.09	16.38	148,053.06	9.147	99.86	99.86	651
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621
___________

(1) Combined loan-to-value ratios equal the principal balance of the mortgage loan at origination plus the principal balance of any junior lien mortgage loan (as applicable), divided by the property value of the mortgage loan.

Fully Combined Loan-to-Value Ratios of the Group I Mortgage Loans(1) (2)

Fully Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
11.70-15.00	2	$259,597.65	0.11%	$129,798.83	7.246%	12.16%	12.16%	562
15.01-20.00	1	74,888.31	0.03	74,888.31	7.500	16.85	16.85	658
20.01-25.00	2	371,683.26	0.16	185,841.63	7.019	23.85	23.85	632
25.01-30.00	4	521,204.48	0.23	130,301.12	7.800	29.22	29.22	551
30.01-35.00	5	1,060,079.65	0.47	212,015.93	7.435	32.39	32.39	603
35.01-40.00	9	1,304,031.34	0.57	144,892.37	7.912	37.94	37.94	586
40.01-45.00	8	1,254,757.01	0.55	156,844.63	8.772	42.13	42.13	564
45.01-50.00	15	2,461,359.56	1.08	164,090.64	7.191	46.86	46.86	621
50.01-55.00	27	4,582,592.62	2.02	169,725.65	7.855	53.17	53.17	605
55.01-60.00	23	4,028,789.47	1.78	175,164.76	8.051	58.22	58.22	575
60.01-65.00	49	8,054,106.05	3.55	164,369.51	8.101	63.20	63.20	573
65.01-70.00	62	12,966,166.19	5.71	209,131.71	8.070	68.56	68.56	595
70.01-75.00	102	21,074,530.78	9.29	206,613.05	8.282	73.52	73.52	582
75.01-80.00	205	37,900,941.55	16.70	184,882.64	8.496	79.33	79.38	590
80.01-85.00	119	21,161,602.39	9.33	177,828.59	8.756	84.27	84.28	582
85.01-90.00	142	26,537,225.02	11.70	186,881.87	8.720	89.01	89.69	614
90.01-95.00	79	18,339,137.00	8.08	232,140.97	8.129	89.36	94.43	679
95.01-100.00	389	64,952,045.76	28.63	166,971.84	8.435	91.32	99.84	668
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

___________

(1) Fully combined loan-to-value ratios equal the principal balance of the mortgage loan at origination plus the principal balance of any senior and known junior lien mortgage loans (as applicable), divided by the property value of the mortgage loan.

(2) The fully combined loan-to-value ratio as of the closing date is less than or equal to 100%.

Occupancy Status of the Group I Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Investor	108	$18,237,058.05	8.04%	$168,861.65	8.775%	81.05%	84.13%	676
Primary	1,114	203,934,845.76	89.88	183,065.39	8.370	81.15	84.04	614
Second Home	21	4,732,834.28	2.09	225,373.06	7.940	84.50	89.01	680
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621
______________

(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Property Types of the Group I Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Two to Four Family	94	$23,721,080.67	10.45%	$252,351.92	8.314%	79.47%	83.61%	634
Condominium	76	13,263,718.73	5.85	174,522.61	8.654	84.07	87.86	642
Condo High	3	713,003.63	0.31	237,667.88	7.845	78.63	90.93	658
Condo Mid	2	536,092.01	0.24	268,046.01	9.023	79.01	79.01	588
Modular	1	168,321.33	0.07	168,321.33	8.900	82.20	82.20	645
PUD	108	22,044,219.53	9.72	204,113.14	8.365	84.63	86.92	630
Single Family Attached	46	7,262,494.11	3.20	157,880.31	8.541	83.99	86.18	620
Single Family Detached	903	157,293,355.75	69.32	174,189.76	8.381	80.65	83.41	615
Townhouse	10	1,902,452.33	0.84	190,245.23	8.371	81.59	86.05	642
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Loan Purposes of the Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Purchase	320	$47,495,158.35	20.93%	$148,422.37	8.743%	88.48%	94.35%	667
Cash-Out Refinance	873	169,662,033.35	74.77	194,343.68	8.342	79.21	81.10	605
Rate/Term Refinance	50	9,747,546.39	4.30	194,950.93	7.580	80.82	87.63	659
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Documentation Types of the Group I Mortgage Loans(1)

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Alt	63	$12,788,714.57	5.64%	$202,995.47	7.993%	78.99%	83.75%	644
Full	589	99,843,477.36	44.00	169,513.54	8.345	82.47	83.45	598
No Doc	8	1,822,321.98	0.80	227,790.25	6.704	65.18	65.18	718
No Ratio	22	4,962,102.35	2.19	225,550.11	7.128	71.60	76.97	684
Stated Income Stated Assets	8	989,617.14	0.44	123,702.14	7.845	73.47	87.18	650
Stated (Self-Employed))	174	36,185,166.32	15.95	207,960.73	8.798	79.28	81.99	620
Stated (Wage-Earner)	379	70,313,338.37	30.99	185,523.32	8.469	82.04	87.30	641
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621
_______________

(1) For a description of the loan programs, see “The Originator” in this prospectus supplement.

Originator of the Group I Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Accredited	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Geographic Distribution of the Group I Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Florida	178	$30,739,787.79	13.55%	$172,695.44	8.562%	79.45%	81.56%	614
California	90	23,151,947.39	10.20	257,243.86	7.626	73.40	77.04	631
New York	80	17,549,173.23	7.73	219,364.67	8.134	75.99	77.57	619
Illinois	96	16,879,117.56	7.44	175,824.14	8.615	83.77	89.09	623
Massachusetts	55	13,295,916.39	5.86	241,743.93	8.526	79.95	84.04	627
Arizona	68	11,913,600.85	5.25	175,200.01	8.249	84.45	85.81	622
New Jersey	44	11,496,232.63	5.07	261,278.01	8.128	75.19	79.87	607
Maryland	42	9,742,056.54	4.29	231,953.73	8.478	84.48	86.39	620
Texas	66	7,974,426.67	3.51	120,824.65	8.795	80.23	80.54	597
Connecticut	39	7,538,533.10	3.32	193,295.72	8.280	83.61	85.35	614
Washington	34	6,953,201.19	3.06	204,505.92	7.849	83.72	89.14	643
Michigan	44	6,351,564.39	2.80	144,353.74	9.019	84.96	87.92	614
Georgia	36	5,546,643.28	2.44	154,073.42	8.551	85.89	89.45	630
Nevada	22	4,761,090.18	2.10	216,413.19	7.839	87.45	91.59	657
Oregon	25	4,729,893.41	2.08	189,195.74	8.298	79.49	82.41	608
Virginia	24	4,596,025.74	2.03	191,501.07	8.477	81.52	83.00	617
Utah	23	4,391,767.20	1.94	190,946.40	8.446	88.25	90.93	635
Pennsylvania	25	3,926,578.75	1.73	157,063.15	8.695	87.85	89.05	604
Hawaii	13	3,348,605.25	1.48	257,585.02	8.091	77.90	83.91	639
Tennessee	28	3,264,780.68	1.44	116,599.31	9.224	89.87	90.99	614
Missouri	20	2,938,115.92	1.29	146,905.80	9.090	82.36	82.36	590
Indiana	24	2,867,605.58	1.26	119,483.57	9.327	88.00	89.31	606
New Mexico	16	2,804,724.73	1.24	175,295.30	8.581	82.21	85.25	619
Colorado	17	2,626,349.37	1.16	154,491.14	8.338	89.64	95.44	672
Minnesota	14	2,583,979.88	1.14	184,569.99	8.244	88.47	96.17	668
Alabama	19	2,174,769.35	0.96	114,461.54	9.084	85.67	85.67	610
Rhode Island	9	1,641,705.78	0.72	182,411.75	8.071	75.86	82.16	644
Wisconsin	9	1,634,793.94	0.72	181,643.77	8.419	89.44	94.82	620
Mississippi	9	952,677.39	0.42	105,853.04	8.222	86.92	86.92	617
New Hampshire	5	948,907.53	0.42	189,781.51	8.927	93.54	96.91	604
Kentucky	8	899,197.95	0.40	112,399.74	8.710	89.96	95.02	631
Louisiana	7	808,398.87	0.36	115,485.55	8.901	81.09	83.07	560
South Carolina	8	733,014.37	0.32	91,626.80	9.531	85.10	85.10	589
Kansas	7	707,978.41	0.31	101,139.77	9.157	86.18	92.29	598
North Carolina	5	687,780.78	0.30	137,556.16	9.636	91.64	91.64	647
Ohio	6	594,306.77	0.26	99,051.13	9.252	89.13	93.29	601
Iowa	6	586,737.44	0.26	97,789.57	9.382	82.65	82.65	598
Delaware	4	583,769.28	0.26	145,942.32	8.110	77.61	77.61	598
Idaho	3	480,136.58	0.21	160,045.53	8.665	77.37	77.37	578
Oklahoma	2	354,504.97	0.16	177,252.49	9.705	94.77	100.00	631
Maine	3	289,424.81	0.13	96,474.94	8.616	78.17	78.17	546
Arkansas	3	272,762.34	0.12	90,920.78	9.696	91.87	91.87	584
Nebraska	3	236,812.01	0.10	78,937.34	10.754	96.77	96.77	632
Vermont	2	236,455.37	0.10	118,227.69	8.163	55.66	55.66	591
West Virginia	2	108,886.45	0.05	54,443.23	11.415	82.63	82.63	566
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Credit Scores of the Group I Mortgage Loans at Origination

Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
N/A	5	$564,200.92	0.25%	$112,840.18	9.663%	55.22%	55.22%	N/A
450 - 474	2	437,849.94	0.19	218,924.97	9.445	75.71	75.71	466
475 -499	12	1,852,083.67	0.82	154,340.31	9.391	67.79	68.81	489
500-524	101	18,894,399.50	8.33	187,073.26	9.117	74.18	74.18	513
525-549	102	18,930,318.13	8.34	185,591.35	8.902	74.85	74.87	538
550-574	125	22,384,874.98	9.87	179,079.00	8.698	75.02	75.02	563
575-599	178	32,929,621.16	14.51	184,997.87	8.569	80.80	80.80	587
600-624	119	21,076,125.83	9.29	177,110.30	8.445	85.66	85.82	612
625-649	130	21,662,907.87	9.55	166,637.75	8.409	85.68	87.81	638
650-674	193	34,508,423.17	15.21	178,800.12	8.240	84.99	89.79	661
675-699	125	25,297,940.82	11.15	202,383.53	7.908	84.83	93.34	685
700-724	84	15,687,155.34	6.91	186,751.85	7.595	82.42	90.87	710
725-749	33	6,026,306.32	2.66	182,615.34	7.579	82.33	91.76	737
750-774	22	4,489,542.16	1.98	204,070.10	7.728	84.14	88.53	760
775-799	11	1,946,988.28	0.86	176,998.93	7.374	79.75	90.50	786
800-801	1	216,000.00	0.10	216,000.00	6.750	80.00	100.00	801
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Debt-to-Income Ratio of the Group I Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
N/A	30	$6,784,424.33	2.99%	$226,147.48	7.014%	69.88%	73.80%	693
3.04-10.00	3	764,630.30	0.34	254,876.77	8.063	74.30	85.76	680
10.01-20.00	41	5,605,316.38	2.47	136,715.03	8.279	78.26	80.72	621
20.01-30.00	74	10,243,279.56	4.51	138,422.70	8.255	77.52	78.79	626
30.01-40.00	226	34,641,620.78	15.27	153,281.51	8.517	80.56	82.10	602
40.01-50.00	825	158,848,117.28	70.01	192,543.17	8.477	82.07	85.32	619
50.01-60.00	44	10,017,349.46	4.41	227,667.03	7.802	83.59	87.08	642
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Gross Margins of the Group I Adjustable-Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
2.199-2.500	56	$11,757,158.29	6.42%	$209,949.26	7.020%	77.21%	89.62%	698
2.501-3.000	23	4,687,484.42	2.56	203,803.67	7.273	74.72	83.94	654
3.001-3.500	27	5,643,873.52	3.08	209,032.35	6.741	74.35	80.09	669
3.501-4.000	51	12,514,416.61	6.84	245,380.72	7.087	78.61	86.80	666
4.001-4.500	87	20,361,771.55	11.13	234,043.35	7.581	80.07	85.69	631
4.501-5.000	141	30,005,252.28	16.40	212,803.21	8.067	80.59	82.21	608
5.001-5.500	148	31,190,257.37	17.04	210,744.98	8.515	82.82	84.76	605
5.501-6.000	159	32,405,814.43	17.71	203,810.15	8.848	84.98	86.25	604
6.001-6.500	77	12,953,381.07	7.08	168,225.73	9.440	84.58	84.94	593
6.501-7.000	84	12,802,602.60	7.00	152,411.94	9.893	84.84	84.87	575
7.001-7.500	33	4,624,050.76	2.53	140,122.75	10.007	89.27	89.27	605
7.501-7.990	15	2,345,611.46	1.28	156,374.10	10.210	88.81	88.81	613
8.001-8.500	3	477,167.98	0.26	159,055.99	9.684	91.56	91.56	617
8.501-8.990	7	840,430.64	0.46	120,061.52	11.394	90.46	90.46	614
9.001-9.500	2	131,312.40	0.07	65,656.20	12.178	93.22	93.22	594
9.501-9.750	3	272,235.13	0.15	90,745.04	12.725	81.08	81.08	618
Total	916	$183,012,820.51	100.00%	$199,795.66	8.363%	81.98%	85.23%	619

Next Rate Adjustment Dates for the Group I Adjustable-Rate Mortgage Loans

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
March 2008	1	$299,676.89	0.16%	$299,676.89	5.750%	54.55%	54.55%	653
June 2008	3	347,027.88	0.19	115,675.96	9.972	81.03	81.03	571
July 2008	6	1,001,103.64	0.55	166,850.61	9.351	82.05	91.30	606
August 2008	3	765,217.57	0.42	255,072.52	10.493	90.00	90.00	589
September 2008	12	2,874,515.19	1.57	239,542.93	9.080	85.93	87.15	634
October 2008	4	705,292.60	0.39	176,323.15	9.587	82.44	82.44	669
November 2008	4	459,546.32	0.25	114,886.58	8.844	84.59	88.69	630
December 2008	4	809,954.28	0.44	202,488.57	9.323	90.16	94.88	724
January 2009	7	1,103,584.42	0.60	157,654.92	8.108	79.34	81.16	677
February 2009	16	2,717,457.43	1.48	169,841.09	8.932	73.78	78.59	602
March 2009	13	2,219,656.95	1.21	170,742.84	8.564	74.39	76.23	624
June 2009	4	721,986.91	0.39	180,496.73	8.963	68.57	68.57	561
July 2009	5	661,582.62	0.36	132,316.52	9.036	73.99	76.34	678
August 2009	6	888,974.73	0.49	148,162.46	9.815	94.01	96.28	635
September 2009	22	3,790,579.86	2.07	172,299.08	8.544	94.43	94.43	650
October 2009	23	3,834,482.21	2.10	166,716.62	9.139	94.27	94.71	608
November 2009	40	8,504,281.65	4.65	212,607.04	8.397	91.92	92.99	632
December 2009	84	17,672,574.05	9.66	210,387.79	8.577	88.28	91.47	616
January 2010	144	31,214,962.82	17.06	216,770.58	8.253	84.73	87.62	614
February 2010	272	55,294,856.58	30.21	203,289.91	8.369	80.37	83.46	610
March 2010	174	31,885,759.20	17.42	183,251.49	8.445	75.60	77.94	602
April 2010	1	159,945.56	0.09	159,945.56	7.400	80.00	100.00	714
July 2011	2	496,615.74	0.27	248,307.87	6.356	79.98	87.21	692
September 2011	2	628,364.12	0.34	314,182.06	9.019	89.85	89.85	644
November 2011	5	960,993.07	0.53	192,198.61	7.420	83.46	94.14	721
December 2011	3	974,526.48	0.53	324,842.16	7.511	79.89	90.90	704
January 2012	13	2,429,383.20	1.33	186,875.63	7.232	80.60	92.51	654
February 2012	20	4,230,911.24	2.31	211,545.56	7.077	76.60	88.20	680
March 2012	20	4,450,007.30	2.43	222,500.37	7.152	78.14	87.28	675
April 2012	1	210,000.00	0.11	210,000.00	7.250	46.67	46.67	642
December 2013	1	384,000.00	0.21	384,000.00	6.750	80.00	90.00	706
January 2014	1	315,000.00	0.17	315,000.00	6.500	63.00	63.00	650
Total	916	$183,012,820.51	100.00%	$199,795.66	8.363%	81.98%	85.23%	619
Maximum Mortgage Rates of the Group I Adjustable-Rate Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
10.650-11.000	1	$277,375.96	0.15%	$277,375.96	5.650%	79.97%	79.97%	705
11.501-12.000	1	215,200.00	0.12	215,200.00	5.875	80.00	100.00	711
12.001-12.500	13	2,536,600.93	1.39	195,123.15	6.347	75.63	87.87	708
12.501-13.000	17	3,981,372.09	2.18	234,198.36	6.525	74.66	83.77	681
13.001-13.500	34	7,242,088.12	3.96	213,002.59	6.797	72.49	82.53	684
13.501-14.000	50	12,003,770.71	6.56	240,075.41	7.002	75.85	84.47	678
14.001-14.500	82	19,469,155.95	10.64	237,428.73	7.382	80.29	88.12	651
14.501-15.000	136	28,659,565.89	15.66	210,732.10	7.849	79.64	82.82	617
15.001-15.500	142	30,363,212.61	16.59	213,825.44	8.314	84.03	85.89	605
15.501-16.000	195	39,155,461.46	21.39	200,797.24	8.838	83.63	84.68	603
16.001-16.500	84	15,219,629.12	8.32	181,186.06	9.343	86.12	86.42	594
16.501-17.000	95	15,993,581.77	8.74	168,353.49	9.882	85.79	85.82	578
17.001-17.500	37	4,748,863.20	2.59	128,347.65	10.359	87.02	87.02	589
17.501-18.000	13	1,724,937.66	0.94	132,687.51	10.850	85.81	85.81	587
18.001-18.500	5	362,721.25	0.20	72,544.25	11.402	87.91	87.91	562
18.501-19.000	6	668,708.66	0.37	111,451.44	11.805	88.32	88.32	624
19.501-19.999	5	390,575.13	0.21	78,115.03	12.789	84.53	84.53	606
Total	916	$183,012,820.51	100.00%	$199,795.66	8.363%	81.98%	85.23%	619

Minimum Mortgage Rates of the Group I Adjustable-Rate Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
2.250-2.500	53	$10,972,525.87	6.00%	$207,028.79	7.079%	77.38%	90.67%	699
2.501-3.000	1	219,239.78	0.12	219,239.78	7.250	80.00	96.36	676
4.501-5.000	1	220,000.00	0.12	220,000.00	7.250	80.00	80.00	723
5.501-6.000	6	1,461,257.37	0.80	243,542.90	5.827	69.05	69.05	689
6.001-6.500	17	3,848,009.08	2.10	226,353.48	6.391	68.48	75.45	672
6.501-7.000	43	10,363,760.23	5.66	241,017.68	6.886	75.64	83.16	673
7.001-7.500	78	18,472,948.26	10.09	236,832.67	7.335	80.48	88.23	650
7.501-8.000	135	28,759,209.37	15.71	213,031.18	7.844	79.54	82.87	617
8.001-8.500	142	30,431,392.30	16.63	214,305.58	8.309	83.93	85.73	604
8.501-9.000	194	38,968,244.37	21.29	200,867.24	8.835	83.67	84.73	603
9.001-9.500	84	15,219,629.12	8.32	181,186.06	9.343	86.12	86.42	594
9.501-10.000	95	16,031,960.55	8.76	168,757.48	9.868	85.63	85.65	578
10.001-10.500	37	4,748,863.20	2.59	128,347.65	10.359	87.02	87.02	589
10.501-11.000	14	1,873,775.97	1.02	133,841.14	10.861	86.14	86.14	582
11.001-11.500	5	362,721.25	0.20	72,544.25	11.402	87.91	87.91	562
11.501-12.000	6	668,708.66	0.37	111,451.44	11.805	88.32	88.32	624
12.501-12.999	5	390,575.13	0.21	78,115.03	12.789	84.53	84.53	606
Total	916	$183,012,820.51	100.00%	$199,795.66	8.363%	81.98%	85.23%	619

Initial Periodic Rate Caps of the Group I Adjustable-Rate Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1.000	3	$289,424.81	0.16%	$96,474.94	8.616%	78.17%	78.17%	546
1.500	853	170,268,892.70	93.04	199,611.83	8.450	82.33	84.89	614
2.000	4	765,361.39	0.42	191,340.35	8.934	73.43	83.96	567
5.000	1	277,375.96	0.15	277,375.96	5.650	79.97	79.97	705
6.000	55	11,411,765.65	6.24	207,486.65	7.085	77.49	90.58	699
Total	916	$183,012,820.51	100.00%	$199,795.66	8.363%	81.98%	85.23%	619
___________________

(1) Relates solely to initial rate adjustments.

Subsequent Periodic Rate Caps of the Group I Adjustable-Rate Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1.000	3	$289,424.81	0.16%	$96,474.94	8.616%	78.17%	78.17%	546
1.500	853	170,268,892.70	93.04	199,611.83	8.450	82.33	84.89	614
2.000	59	12,177,127.04	6.65	206,391.98	7.202	77.23	90.16	691
5.000	1	277,375.96	0.15	277,375.96	5.650	79.97	79.97	705
Total	916	$183,012,820.51	100.00%	$199,795.66	8.363%	81.98%	85.23%	619
___________________

(1) Relates to all rate adjustments subsequent to initial rate adjustments.

Product Type of the Group I Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
10 Years Fixed Rate	1	$58,942.36	0.03%	$58,942.36	6.990%	53.30%	53.30%	760
15 Years Fixed Rate	10	825,818.20	0.36	82,581.82	8.486	61.57	61.57	628
20 Years Fixed Rate	5	459,737.49	0.20	91,947.50	8.412	73.39	73.39	600
30 Years Fixed Rate	187	26,768,673.14	11.80	143,147.98	8.339	76.17	77.43	623
30 Years Fixed IO	17	4,135,702.34	1.82	243,276.61	7.231	79.75	84.39	678
30/15 Fixed Balloon	70	3,326,567.51	1.47	47,522.39	11.883	99.71	99.71	674
40/30 Fixed Balloon	37	8,316,476.54	3.67	224,769.64	8.427	76.50	78.93	601
Hybrid 1 Year Fixed Balloon	1	299,676.89	0.13	299,676.89	5.750	54.55	54.55	653
Hybrid 2 Years Fixed	46	7,352,118.28	3.24	159,828.66	9.561	82.53	86.13	620
Hybrid 2 Years Fixed Balloon	17	3,620,740.70	1.60	212,984.75	8.669	75.33	77.56	610
Hybrid 2 Years Fixed IO	9	2,030,497.30	0.89	225,610.81	7.817	83.65	85.15	701
Hybrid 3 Years Fixed	342	55,825,866.32	24.60	163,233.53	8.776	82.23	83.85	606
Hybrid 3 Years Fixed Balloon	337	74,772,967.83	32.95	221,878.24	8.377	81.39	84.03	601
Hybrid 3 Years Fixed IO	96	24,031,152.04	10.59	250,324.50	7.748	86.53	91.57	660
Hybrid 5 Years Fixed	28	4,997,037.79	2.20	178,465.64	7.310	78.97	90.80	709
Hybrid 5 Years Fixed Balloon	9	2,621,369.38	1.16	291,263.26	8.077	81.15	85.08	617
Hybrid 5 Years Fixed IO	29	6,762,393.98	2.98	233,186.00	6.866	77.54	88.46	676
Hybrid 7 Years Fixed IO	2	699,000.00	0.31	349,500.00	6.637	72.34	77.83	681
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Lien Type on the Group I Mortgage Loans

Lien Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
First	1,171	$223,506,258.26	98.50%	$190,867.86	8.340%	80.94%	83.92%	620
Second	72	3,398,479.83	1.50	47,201.11	11.880	99.53	99.53	674
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Index of the Group I Adjustable-Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	916	$183,012,820.51	100.00%	$199,795.66	8.363%	81.98%	85.23%	619
Total	916	$183,012,820.51	100.00%	$199,795.66	8.363%	81.98%	85.23%	619

Prepayment Penalty Terms of the Group I Mortgage Loans at Origination

Prepayment Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
None	391	$70,429,873.90	31.04%	$180,127.55	8.488%	79.95%	83.60%	615
6	7	1,402,024.16	0.62	200,289.17	8.465	71.93	79.90	661
12	107	23,295,313.77	10.27	217,713.21	8.182	77.77	80.78	633
18	4	1,157,988.90	0.51	289,497.23	8.352	79.38	83.39	631
24	62	11,692,235.00	5.15	188,584.44	8.365	79.72	85.22	644
30	5	1,106,534.09	0.49	221,306.82	8.835	90.84	90.84	625
36	667	117,820,768.27	51.93	176,642.83	8.377	82.84	85.04	619
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Interest-Only Terms of the Group I Mortgage Loans at Origination

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
None	1,090	$189,245,992.43	83.40%	$173,620.18	8.568%	80.71%	83.07%	611
60	123	30,243,214.60	13.33	245,879.79	7.701	85.57	90.06	663
120	30	7,415,531.06	3.27	247,184.37	6.763	76.32	87.84	686
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Servicer of the Group I Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Countrywide	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621

Historical Delinquency of the Group I Mortgage Loans Since Origination(1)

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
0 X 30	1,240	$226,709,214.05	99.91%	$182,830.01	8.391%	81.21%	84.15%	621
1 X 30	3	195,524.04	0.09	65,174.68	10.732	92.15	92.15	553
Total	1,243	$226,904,738.09	100.00%	$182,546.05	8.394%	81.22%	84.16%	621
___________________

(1) Represents the Historical Delinquency of the borrower's current mortgage and excludes any payment history on any prior mortgages. Historical Delinquency data is as of 3/1/2007.

Principal Balances of the Group II Mortgage Loans at Origination

Original Balance Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
23,964.00-25,000.00	2	$48,015.07	0.02%	$24,007.54	12.292%	94.57%	94.57%	659
25,000.01-50,000.00	33	1,340,269.19	0.58	40,614.22	10.843	92.66	92.66	649
50,000.01-75,000.00	85	5,318,752.45	2.32	62,573.56	9.833	86.69	86.77	617
75,000.01-100,000.00	143	12,623,639.39	5.50	88,277.20	9.113	83.85	84.22	605
100,000.01-125,000.00	123	13,951,720.08	6.08	113,428.62	8.820	84.45	85.20	604
125,000.01-150,000.00	153	20,940,051.48	9.13	136,863.08	8.537	85.26	86.31	614
150,000.01-175,000.00	139	22,483,474.66	9.80	161,751.62	8.419	85.18	86.10	613
175,000.01-200,000.00	130	24,253,741.76	10.57	186,567.24	8.006	85.17	86.75	628
200,000.01-225,000.00	109	23,243,680.87	10.13	213,244.78	8.237	85.78	87.49	628
225,000.01-250,000.00	66	15,569,351.32	6.79	235,899.26	8.086	85.79	86.93	618
250,000.01-275,000.00	63	16,521,932.69	7.20	262,252.90	7.963	84.02	86.81	634
275,000.01-300,000.00	61	17,569,240.26	7.66	288,020.33	8.155	85.42	87.88	631
300,000.01-350,000.00	75	24,291,710.93	10.59	323,889.48	7.987	85.36	85.88	635
350,000.01-400,000.00	51	19,029,801.23	8.30	373,133.36	7.928	84.04	84.58	626
400,000.01-450,000.00	21	8,645,783.94	3.77	411,704.00	8.128	86.67	87.15	634
450,000.01-500,000.00	4	1,911,023.84	0.83	477,755.96	7.501	83.23	83.23	668
500,000.01-600,000.00	2	1,010,781.27	0.44	505,390.64	7.633	89.07	89.07	653
600,000.01-621,000.00	1	619,541.48	0.27	619,541.48	7.500	90.00	90.00	656
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Principal Balances of the Group II Mortgage Loans as of the Cut-off Date

Principal Balance Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
23,836.10-25,000.00	2	$48,015.07	0.02%	$24,007.54	12.292%	94.57%	94.57%	659
25,000.01-50,000.00	33	1,340,269.19	0.58	40,614.22	10.843	92.66	92.66	649
50,000.01-75,000.00	87	5,467,489.66	2.38	62,844.71	9.825	86.59	86.67	614
75,000.01-100,000.00	141	12,474,902.18	5.44	88,474.48	9.107	83.86	84.24	605
100,000.01-125,000.00	124	14,076,663.21	6.14	113,521.48	8.816	84.50	85.24	604
125,000.01-150,000.00	155	21,264,772.69	9.27	137,192.08	8.538	85.34	86.36	613
150,000.01-175,000.00	139	22,558,173.46	9.83	162,289.02	8.402	84.86	85.78	614
175,000.01-200,000.00	128	23,928,976.21	10.43	186,945.13	8.011	85.51	87.11	629
200,000.01-225,000.00	108	23,044,083.28	10.05	213,371.14	8.239	85.66	87.38	627
225,000.01-250,000.00	66	15,569,351.32	6.79	235,899.26	8.086	85.79	86.93	618
250,000.01-275,000.00	64	16,796,841.37	7.32	262,450.65	7.973	84.04	86.78	635
275,000.01-300,000.00	61	17,593,513.75	7.67	288,418.26	8.164	85.50	87.96	629
300,000.01-350,000.00	76	24,692,033.25	10.77	324,895.17	7.953	85.37	85.88	636
350,000.01-400,000.00	50	18,729,398.10	8.17	374,587.96	7.968	84.24	84.79	627
400,000.01-450,000.00	20	8,246,682.58	3.60	412,334.13	8.098	86.03	86.52	632
450,000.01-500,000.00	4	1,911,023.84	0.83	477,755.96	7.501	83.23	83.23	668
500,000.01-600,000.00	2	1,010,781.27	0.44	505,390.64	7.633	89.07	89.07	653
600,000.01-619,541.48	1	619,541.48	0.27	619,541.48	7.500	90.00	90.00	656
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Gross Mortgage Rates of the Group II Mortgage Loans as of the Cut-off Date

Gross Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
4.625-5.000	1	$195,716.37	0.09%	$195,716.37	4.625%	80.00%	95.00%	665
5.001-5.500	1	210,654.98	0.09	210,654.98	5.475	87.92	87.92	728
5.501-6.000	3	785,184.53	0.34	261,728.18	5.877	84.02	86.83	662
6.001-6.500	43	10,552,271.47	4.60	245,401.66	6.393	74.83	78.25	687
6.501-7.000	91	18,494,240.86	8.06	203,233.42	6.862	76.27	79.70	663
7.001-7.500	145	31,919,771.91	13.92	220,136.36	7.363	81.49	84.41	653
7.501-8.000	205	42,926,690.07	18.71	209,398.49	7.850	84.56	85.59	631
8.001-8.500	170	34,713,005.95	15.13	204,194.15	8.344	85.68	86.07	619
8.501-9.000	243	42,953,979.41	18.73	176,765.35	8.825	89.24	89.44	603
9.001-9.500	121	19,012,549.58	8.29	157,128.51	9.327	88.45	88.78	594
9.501-10.000	119	16,890,492.87	7.36	141,936.91	9.827	90.49	90.49	583
10.001-10.500	35	3,830,226.34	1.67	109,435.04	10.361	94.31	94.31	582
10.501-11.000	44	4,492,003.00	1.96	102,090.98	10.784	90.81	90.81	579
11.001-11.500	11	792,038.04	0.35	72,003.46	11.284	90.55	90.55	579
11.501-12.000	15	885,144.80	0.39	59,009.65	11.784	90.26	90.26	591
12.001-12.500	5	250,629.43	0.11	50,125.89	12.419	88.87	88.87	646
12.501-13.000	8	371,965.47	0.16	46,495.68	12.901	98.43	98.43	639
13.501-13.990	1	95,946.83	0.04	95,946.83	13.990	100.00	100.00	605
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Original Terms to Stated Maturity of the Group II Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
120-240	76	$5,053,629.63	2.20%	$66,495.13	9.530%	85.16%	85.66%	653
241-360	1,185	224,318,882.28	97.80	189,298.63	8.263	85.18	86.38	623
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Remaining Terms to Stated Maturity of the Group II Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
111-120	3	$174,166.93	0.08%	$58,055.64	9.642%	83.61%	83.61%	630
121-180	56	3,128,155.74	1.36	55,859.92	10.448	93.66	93.66	663
181-240	17	1,751,306.96	0.76	103,018.06	7.879	70.14	71.58	637
301-359	1,185	224,318,882.28	97.80	189,298.63	8.263	85.18	86.38	623
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Seasoning of the Group II Mortgage Loans

Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1 - 6	1,149	$212,541,228.82	92.66%	$184,979.31	8.256%	84.80%	85.91%	624
7 - 12	89	13,974,920.67	6.09	157,021.58	8.776	90.94	93.25	620
13 - 18	16	2,133,894.34	0.93	133,368.40	8.132	83.88	85.31	636
19 - 24	2	217,285.89	0.09	108,642.95	8.382	88.39	88.39	621
25 - 30	1	131,556.16	0.06	131,556.16	10.875	95.00	95.00	553
31 - 36	1	125,061.19	0.05	125,061.19	10.875	95.00	95.00	551
37 - 42	2	165,793.22	0.07	82,896.61	8.840	83.11	83.11	543
43 - 44	1	82,771.62	0.04	82,771.62	11.250	85.00	85.00	551
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Original Combined Loan-to-Value Ratios of the Group II Mortgage Loans(1)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
27.06-30.00	1	$114,724.45	0.05%	$114,724.45	7.999%	27.06%	27.06%	679
30.01-35.00	2	212,762.77	0.09	106,381.39	7.757	32.77	36.87	626
35.01-40.00	5	564,550.15	0.25	112,910.03	7.752	37.03	37.03	614
40.01-45.00	4	443,709.46	0.19	110,927.37	8.150	42.35	42.35	610
45.01-50.00	10	1,676,044.67	0.73	167,604.47	7.283	46.85	46.85	653
50.01-55.00	6	939,498.25	0.41	156,583.04	7.369	51.89	51.89	673
55.01-60.00	14	2,686,190.20	1.17	191,870.73	7.796	57.85	57.85	623
60.01-65.00	27	5,153,443.54	2.25	190,868.28	7.757	63.70	64.14	627
65.01-70.00	53	8,890,082.71	3.88	167,737.41	7.646	68.53	69.77	632
70.01-75.00	80	15,844,089.90	6.91	198,051.12	7.693	73.93	75.30	622
75.01-80.00	277	51,065,935.91	22.26	184,353.56	7.711	79.57	84.14	638
80.01-85.00	180	32,037,659.33	13.97	177,987.00	8.534	84.43	84.43	601
85.01-90.00	272	56,443,692.29	24.61	207,513.57	8.590	89.62	89.62	615
90.01-95.00	45	8,659,533.60	3.78	192,434.08	8.423	93.96	94.08	623
95.01-100.00	285	44,640,594.68	19.46	156,633.67	8.879	99.84	99.84	630
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624
___________

(1) Combined loan-to-value ratios equal the principal balance of the mortgage loan at origination plus the principal balance of any junior lien mortgage loan (as applicable), divided by the property value of the mortgage loan.

Fully Combined Loan-to-Value Ratios of the Group II Mortgage Loans(1) (2)

Fully Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
27.06-30.00	1	$114,724.45	0.05%	$114,724.45	7.999%	27.06%	27.06%	679
30.01-35.00	1	124,809.17	0.05	124,809.17	7.375	31.25	31.25	612
35.01-40.00	5	564,550.15	0.25	112,910.03	7.752	37.03	37.03	614
40.01-45.00	5	531,663.06	0.23	106,332.61	8.175	41.12	42.76	616
45.01-50.00	10	1,676,044.67	0.73	167,604.47	7.283	46.85	46.85	653
50.01-55.00	6	939,498.25	0.41	156,583.04	7.369	51.89	51.89	673
55.01-60.00	14	2,686,190.20	1.17	191,870.73	7.796	57.85	57.85	623
60.01-65.00	26	4,906,748.01	2.14	188,721.08	7.807	63.63	63.63	628
65.01-70.00	50	8,504,195.29	3.71	170,083.91	7.681	68.46	68.46	632
70.01-75.00	75	14,750,075.18	6.43	196,667.67	7.702	73.76	73.91	620
75.01-80.00	215	37,537,387.16	16.37	174,592.50	7.892	79.41	79.41	626
80.01-85.00	181	32,262,251.41	14.07	178,244.48	8.520	84.37	84.41	601
85.01-90.00	285	59,942,714.79	26.13	210,325.32	8.495	89.03	89.61	618
90.01-95.00	53	10,283,610.79	4.48	194,030.39	8.162	91.14	94.11	631
95.01-100.00	334	54,548,049.33	23.78	163,317.51	8.610	96.19	99.86	637
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624
___________

(1) Fully combined loan-to-value ratios equal the principal balance of the mortgage loan at origination plus the principal balance of any senior and known junior lien mortgage loans (as applicable), divided by the property value of the mortgage loan.

(2) The fully combined loan-to-value ratio as of the closing date is less than or equal to 100%.

Occupancy Status of the Group II Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Primary	1,155	$210,400,835.88	91.73%	$182,165.23	8.278%	85.81%	87.04%	620
Investor	90	15,436,573.07	6.73	171,517.48	8.419	77.44	77.54	668
Second Home	16	3,535,102.96	1.54	220,943.94	8.510	81.53	84.45	649
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624
______________

(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Property Types of the Group II Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Two to Four Family	102	$25,892,117.05	11.29%	$253,844.28	8.119%	81.73%	82.74%	642
Condominium	57	10,158,480.13	4.43	178,218.95	8.170	85.95	88.55	637
Condo Mid	1	109,703.05	0.05	109,703.05	9.999	100.00	100.00	581
PUD	90	17,933,619.98	7.82	199,262.44	8.228	86.33	88.02	618
Single Family Attached	34	7,047,121.82	3.07	207,268.29	7.919	86.61	86.61	620
Single Family Detached	968	167,033,008.73	72.82	172,554.76	8.341	85.47	86.59	621
Townhouse	9	1,198,461.15	0.52	133,162.35	9.159	86.23	86.23	586
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Loan Purposes of the Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	1,047	$196,800,744.84	85.80%	$187,966.33	8.260%	84.40%	85.34%	622
Purchase	159	22,463,418.74	9.79	141,279.36	8.794	93.41	95.72	627
Rate/Term Refinance	55	10,108,348.33	4.41	183,788.15	7.773	82.03	85.34	648
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Documentation Types of the Group II Mortgage Loans(1)

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Alt	57	$9,654,139.37	4.21%	$169,370.87	8.298%	83.22%	87.99%	626
Full	883	149,914,199.09	65.36	169,778.25	8.402	87.94	89.25	609
Stated Income Stated Assets	5	1,093,380.39	0.48	218,676.08	7.048	75.63	78.92	668
Stated (Self-Employed)	133	29,551,606.92	12.88	222,192.53	8.138	79.67	79.90	655
Stated (Wage Earner)	183	39,159,186.14	17.07	213,984.62	8.017	79.52	79.96	654
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624
_______________

(1) For a description of the loan programs, see “The Originator” in this prospectus supplement.

Originator of the Group II Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Accredited	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Geographic Distribution of the Group II Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Florida	140	$25,384,796.27	11.07%	$181,319.97	8.254%	83.22%	83.44%	618
Illinois	113	21,901,877.22	9.55	193,821.92	8.458	85.38	86.49	617
New York	74	18,292,149.19	7.97	247,191.21	7.993	80.99	82.10	633
California	69	18,198,318.02	7.93	263,743.74	7.646	79.69	81.98	641
New Jersey	55	15,275,072.57	6.66	277,728.59	8.016	82.71	82.73	619
Massachusetts	55	12,008,670.22	5.24	218,339.46	8.317	84.86	87.71	633
Arizona	64	10,817,528.73	4.72	169,023.89	7.979	85.40	86.98	640
Texas	77	8,421,270.47	3.67	109,367.15	8.259	81.51	81.96	613
Georgia	51	8,121,124.53	3.54	159,237.74	8.865	89.07	89.42	613
Washington	37	7,272,057.39	3.17	196,542.09	7.993	86.63	89.14	633
Maryland	35	7,105,426.72	3.10	203,012.19	8.154	85.55	86.70	611
Michigan	42	5,423,881.08	2.36	129,140.03	9.203	90.43	90.43	611
Virginia	29	4,954,033.80	2.16	170,828.75	8.356	86.71	90.21	628
Utah	29	4,608,708.93	2.01	158,921.00	8.301	85.05	85.88	620
Connecticut	20	4,447,907.05	1.94	222,395.35	7.956	87.01	89.31	641
Missouri	30	3,964,473.63	1.73	132,149.12	8.846	91.33	92.36	596
Colorado	24	3,858,628.15	1.68	160,776.17	8.589	91.38	96.84	632
Indiana	29	3,843,512.85	1.68	132,534.93	9.120	92.72	93.12	602
Alabama	30	3,737,378.49	1.63	124,579.28	9.001	88.08	88.44	600
Oregon	18	3,572,140.64	1.56	198,452.26	7.871	84.64	84.64	636
Pennsylvania	23	3,371,257.66	1.47	146,576.42	8.413	92.76	92.76	640
Tennessee	29	3,367,443.58	1.47	116,118.74	8.928	90.78	92.26	603
Nevada	16	3,250,073.54	1.42	203,129.60	7.571	81.87	82.75	632
New Mexico	19	3,017,138.41	1.32	158,796.76	8.388	85.11	85.11	641
Minnesota	15	2,860,580.93	1.25	190,705.40	8.769	93.34	93.34	611
North Carolina	15	2,519,534.70	1.10	167,968.98	8.695	85.72	85.72	615
Rhode Island	7	1,945,862.78	0.85	277,980.40	7.126	81.67	85.93	663
Hawaii	7	1,908,363.01	0.83	272,623.29	8.853	88.16	88.16	596
Kansas	11	1,808,082.62	0.79	164,371.15	8.600	92.47	95.89	644
Iowa	12	1,621,449.05	0.71	135,120.75	8.773	84.76	84.76	615
Arkansas	9	1,554,812.19	0.68	172,756.91	8.786	90.87	93.14	604
Mississippi	13	1,283,578.69	0.56	98,736.82	9.898	92.23	92.23	598
Vermont	5	1,189,904.90	0.52	237,980.98	8.385	91.37	91.37	649
Ohio	7	1,101,562.53	0.48	157,366.08	8.451	85.86	89.71	619
South Carolina	8	1,027,846.36	0.45	128,480.80	9.219	84.13	84.13	607
Wisconsin	7	990,569.96	0.43	141,509.99	9.296	93.08	93.08	591
Louisiana	7	975,643.58	0.43	139,377.65	8.658	93.48	93.48	615
Idaho	5	907,448.41	0.40	181,489.68	8.239	83.38	87.90	611
Maine	4	834,378.33	0.36	208,594.58	8.434	83.71	83.71	583
Kentucky	5	528,543.87	0.23	105,708.77	8.834	91.83	91.83	605
Nebraska	3	384,972.10	0.17	128,324.03	8.710	100.00	100.00	611
Oklahoma	3	372,810.50	0.16	124,270.17	8.725	88.63	88.63	668
New Hampshire	3	351,746.47	0.15	117,248.82	7.856	87.57	87.57	647
Delaware	2	339,550.33	0.15	169,775.17	8.537	100.00	100.00	637
West Virginia	2	285,927.81	0.12	142,963.91	8.324	69.51	69.51	617
Montana	2	264,666.28	0.12	132,333.14	8.102	81.37	81.37	629
Wyoming	1	99,807.37	0.04	99,807.37	8.250	80.00	80.00	571
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Credit Scores of the Group II Mortgage Loans at Origination

Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
500-524	78	$11,234,772.87	4.90%	$144,035.55	9.387%	79.79%	79.79%	511
525-549	86	13,526,001.08	5.90	157,279.08	9.002	82.08	82.10	536
550-574	97	16,879,710.04	7.36	174,017.63	8.689	84.30	84.3	563
575-599	158	27,630,201.71	12.05	174,874.69	8.765	91.86	92.21	588
600-624	251	45,798,120.73	19.97	182,462.63	8.484	86.51	87.34	612
625-649	227	45,322,857.98	19.76	199,660.17	8.156	85.29	86.32	637
650-674	167	32,188,932.77	14.03	192,748.10	7.843	83.73	85.73	661
675-699	90	16,552,164.20	7.22	183,912.94	7.579	83.28	86.38	686
700-724	58	11,016,731.87	4.80	189,943.65	7.403	82.94	86.58	710
725-749	24	4,645,684.13	2.03	193,570.17	7.496	83.63	86.36	734
750-774	20	3,730,669.93	1.63	186,533.50	7.284	83.57	85.42	761
775-799	4	714,024.75	0.31	178,506.19	7.317	65.31	65.31	781
800-813	1	132,639.85	0.06	132,639.85	6.250	68.37	68.37	813
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Debt-to-Income Ratio of the Group II Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
20.01-30.00	102	$14,340,952.57	6.25%	$140,597.57	8.419%	84.36%	84.55%	609
30.01-40.00	266	43,533,620.57	18.98	163,660.23	8.329	84.15	85.31	618
40.01-50.00	841	161,069,873.09	70.22	191,521.85	8.272	85.33	86.62	626
50.01-54.99	52	10,428,065.68	4.55	200,539.72	8.249	88.39	89.26	622
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Gross Margins of the Group II Adjustable-Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
2.250-2.500	18	$4,442,496.70	2.53%	$246,805.37	6.892%	75.14%	83.02%	686
2.501-3.000	21	4,488,494.76	2.56	213,737.85	7.983	84.41	86.20	624
3.001-3.500	29	7,123,120.41	4.06	245,624.84	6.750	77.99	81.70	654
3.501-4.000	70	16,638,320.33	9.48	237,690.29	7.204	81.65	84.08	655
4.001-4.500	103	24,161,298.69	13.76	234,575.72	7.607	82.38	84.31	634
4.501-5.000	152	31,014,198.30	17.66	204,040.78	8.126	85.63	86.10	624
5.001-5.500	139	28,854,757.24	16.43	207,588.18	8.510	87.08	87.97	607
5.501-6.000	170	32,074,379.52	18.27	188,672.82	8.806	89.53	89.79	604
6.001-6.500	85	13,284,115.16	7.57	156,283.71	9.366	88.39	88.95	587
6.501-7.000	62	9,468,757.57	5.39	152,721.90	9.751	91.77	92.21	591
7.001-7.500	25	2,827,765.88	1.61	113,110.64	10.215	91.02	91.02	567
7.501-7.990	10	1,207,421.98	0.69	120,742.20	10.693	89.09	89.09	561
Total	884	$175,585,126.54	100.00%	$198,625.71	8.297%	85.80%	87.03%	619

Next Rate Adjustment Dates for the Group II Adjustable-Rate Mortgage Loans

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
July 2007	2	$256,617.35	0.15%	$128,308.68	10.875%	95.00%	95.00%	552
August 2007	1	95,772.59	0.05	95,772.59	7.600	80.00	80.00	668
September 2007	1	82,771.62	0.05	82,771.62	11.250	85.00	85.00	551
November 2007	2	374,867.77	0.21	187,433.89	7.184	69.75	69.75	620
December 2007	2	266,952.31	0.15	133,476.16	8.464	92.26	94.74	589
January 2008	3	368,035.60	0.21	122,678.53	7.571	78.29	84.79	601
March 2008	1	407,641.69	0.23	407,641.69	6.500	80.00	90.00	692
April 2008	3	542,301.32	0.31	180,767.11	8.699	88.52	88.52	635
May 2008	1	97,410.50	0.06	97,410.50	9.620	70.00	70.00	639
June 2008	4	859,787.95	0.49	214,946.99	8.642	95.15	95.15	640
July 2008	6	1,352,488.43	0.77	225,414.74	8.163	79.33	93.97	612
August 2008	1	91,473.14	0.05	91,473.14	8.400	80.00	80.00	552
September 2008	6	1,626,089.69	0.93	271,014.95	8.460	97.17	97.17	638
October 2008	4	416,564.84	0.24	104,141.21	8.981	89.23	90.17	601
November 2008	3	819,623.40	0.47	273,207.80	8.491	87.40	87.40	597
December 2008	1	250,799.99	0.14	250,799.99	7.750	80.00	100.00	754
January 2009	3	665,675.76	0.38	221,891.92	8.212	82.57	82.57	589
February 2009	7	1,206,991.55	0.69	172,427.36	8.436	83.27	87.78	673
March 2009	3	608,837.86	0.35	202,945.95	8.423	80.25	80.25	594
April 2009	3	378,086.27	0.22	126,028.76	9.808	85.57	85.57	611
May 2009	1	107,074.81	0.06	107,074.81	7.875	90.00	90.00	715
June 2009	1	260,432.56	0.15	260,432.56	9.550	90.00	90.00	539
July 2009	2	489,243.49	0.28	244,621.75	7.101	76.70	83.72	699
August 2009	3	558,719.59	0.32	186,239.86	8.396	93.78	93.78	627
September 2009	6	1,026,171.39	0.58	171,028.57	8.292	99.04	99.04	611
October 2009	20	3,128,996.77	1.78	156,449.84	9.085	97.42	97.42	602
November 2009	65	12,545,884.20	7.15	193,013.60	8.644	92.14	92.30	598
December 2009	100	18,934,261.52	10.78	189,342.62	8.560	90.13	90.56	605
January 2010	159	31,946,195.38	18.19	200,919.47	8.385	88.20	88.83	613
February 2010	247	50,647,311.22	28.84	205,049.84	8.129	84.18	85.31	625
March 2010	172	33,371,924.49	19.01	194,022.82	8.327	81.55	82.93	620
April 2010	3	488,223.15	0.28	162,741.05	8.097	79.28	79.28	631
September 2011	1	299,270.64	0.17	299,270.64	7.925	71.43	100.00	584
November 2011	3	762,393.23	0.43	254,131.08	7.403	88.71	88.71	679
January 2012	12	2,837,476.07	1.62	236,456.34	7.821	82.21	86.53	642
February 2012	16	4,179,554.26	2.38	261,222.14	7.571	80.96	81.75	646
March 2012	15	2,979,704.14	1.7	198,646.94	7.455	76.83	82.61	641
April 2012	1	253,500.00	0.14	253,500.00	6.750	65.00	65.00	677
Total	884	$175,585,126.54	100.00%	$198,625.71	8.297%	85.80%	87.03%	619

Maximum Mortgage Rates of the Group II Adjustable-Rate Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
12.250-12.500	8	$2,150,506.43	1.22%	$268,813.30	6.263%	70.62%	73.15%	681
12.501-13.000	7	1,627,333.84	0.93	232,476.26	7.064	74.77	87.47	658
13.001-13.500	21	4,809,808.87	2.74	229,038.52	6.644	78.61	85.30	671
13.501-14.000	54	11,934,557.48	6.80	221,010.32	6.928	77.29	81.28	659
14.001-14.500	105	24,351,361.81	13.87	231,917.73	7.398	82.44	85.00	648
14.501-15.000	163	35,641,380.30	20.30	218,658.77	7.867	84.76	85.64	625
15.001-15.500	124	26,559,655.28	15.13	214,190.77	8.347	86.98	87.30	616
15.501-16.000	190	35,922,284.60	20.46	189,064.66	8.849	89.78	89.86	601
16.001-16.500	87	14,852,972.71	8.46	170,723.82	9.327	88.45	88.85	592
16.501-17.000	77	12,561,581.77	7.15	163,137.43	9.837	90.89	90.89	581
17.001-17.500	24	2,665,392.92	1.52	111,058.04	10.346	92.54	92.54	569
17.501-18.000	22	2,327,930.10	1.33	105,815.00	10.778	90.16	90.16	567
18.001-18.500	1	84,413.60	0.05	84,413.60	11.250	65.00	65.00	522
20.501-20.990	1	95,946.83	0.05	95,946.83	13.990	100.00	100.00	605
Total	884	$175,585,126.54	100.00%	$198,625.71	8.297%	85.80%	87.03%	619

Minimum Mortgage Rates of the Group II Adjustable-Rate Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
2.250-2.500	15	$3,876,267.20	2.21%	$258,417.81	6.958%	74.00%	81.20%	685
5.001-5.500	1	210,654.98	0.12	210,654.98	5.475	87.92	87.92	728
6.001-6.500	17	4,066,847.50	2.32	239,226.32	6.430	78.08	82.73	672
6.501-7.000	53	11,877,867.35	6.76	224,110.70	6.875	77.15	81.45	656
7.001-7.500	103	24,095,848.45	13.72	233,940.28	7.370	82.33	84.94	648
7.501-8.000	163	35,603,519.84	20.28	218,426.50	7.853	84.68	85.64	625
8.001-8.500	126	26,970,501.50	15.36	214,051.60	8.348	86.90	87.36	616
8.501-9.000	189	35,657,192.75	20.31	188,662.40	8.838	89.88	89.96	600
9.001-9.500	88	14,932,474.54	8.50	169,687.21	9.325	88.39	88.79	592
9.501-10.000	79	12,871,933.82	7.33	162,935.87	9.838	90.48	90.48	581
10.001-10.500	24	2,665,392.92	1.52	111,058.04	10.346	92.54	92.54	569
10.501-11.000	22	2,470,847.69	1.41	112,311.26	10.743	90.34	90.34	572
11.001-11.500	1	84,413.60	0.05	84,413.60	11.250	65.00	65.00	522
11.501-12.000	1	47,892.04	0.03	47,892.04	11.610	80.00	80.00	528
12.001-12.500	1	57,525.53	0.03	57,525.53	9.030	93.15	100.00	597
13.501-13.990	1	95,946.83	0.05	95,946.83	13.990	100.00	100.00	605
Total	884	$175,585,126.54	100.00%	$198,625.71	8.297%	85.80%	87.03%	619
Initial Periodic Rate Caps of the Group II Adjustable-Rate Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1.000	3	$711,174.73	0.41%	$237,058.24	8.405%	84.50%	84.50%	596
1.500	845	167,893,021.36	95.62	198,689.97	8.323	86.22	87.18	618
2.000	13	1,869,502.03	1.06	143,807.85	8.607	78.68	88.54	605
3.000	7	935,890.58	0.53	133,698.65	8.623	79.78	79.78	600
5.000	1	299,270.64	0.17	299,270.64	7.925	71.43	100.00	584
6.000	15	3,876,267.20	2.21	258,417.81	6.958	74.00	81.20	685
Total	884	$175,585,126.54	100.00%	$198,625.71	8.297%	85.80%	87.03%	619
___________________

(1) Relates solely to initial rate adjustments.

Subsequent Periodic Rate Caps of the Group II Adjustable-Rate Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1.000	3	$711,174.73	0.41%	$237,058.24	8.405%	84.50%	84.50%	596
1.500	845	167,893,021.36	95.62	198,689.97	8.323	86.22	87.18	618
2.000	28	5,745,769.23	3.27	205,206.04	7.494	75.52	83.59	659
3.000	7	935,890.58	0.53	133,698.65	8.623	79.78	79.78	600
5.000	1	299,270.64	0.17	299,270.64	7.925	71.43	100.00	584
Total	884	$175,585,126.54	100.00%	$198,625.71	8.297%	85.80%	87.03%	619
___________________

(1) Relates to all rate adjustments subsequent to initial rate adjustments.

Product Type of the Group II Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
10 Years Fixed Rate	3	$174,166.93	0.08%	$58,055.64	9.642%	83.61%	83.61%	630
15 Years Fixed Rate	9	709,086.39	0.31	78,787.38	8.442	78.39	78.39	665
20 Years Fixed Rate	17	1,751,306.96	0.76	103,018.06	7.879	70.14	71.58	637
30 Years Fixed Rate	249	37,777,323.38	16.47	151,716.16	8.217	83.43	84.30	636
30/15 Fixed Balloon	47	2,419,069.35	1.05	51,469.56	11.036	98.14	98.14	662
40/30 Fixed Balloon	52	10,956,432.36	4.78	210,700.62	7.889	81.31	82.98	641
Hybrid 1 Year Fixed Balloon	1	407,641.69	0.18	407,641.69	6.500	80.00	90.00	692
Hybrid 2 Years Fixed	29	4,630,517.70	2.02	159,673.02	8.931	84.83	88.08	606
Hybrid 2 Years Fixed Balloon	20	4,088,852.48	1.78	204,442.62	8.396	89.90	91.91	615
Hybrid 2 Years Fixed IO	5	1,419,622.46	0.62	283,924.49	7.138	80.21	87.57	699
Hybrid 3 Years Fixed	354	57,239,351.30	24.95	161,693.08	8.577	85.87	86.24	608
Hybrid 3 Years Fixed Balloon	371	82,794,308.44	36.10	223,165.25	8.308	86.59	87.38	614
Hybrid 3 Years Fixed IO	56	13,692,934.13	5.97	244,516.68	7.576	85.33	88.99	665
Hybrid 5 Years Fixed	19	3,910,184.16	1.70	205,799.17	7.852	80.39	82.65	637
Hybrid 5 Years Fixed Balloon	13	3,400,807.36	1.48	261,600.57	7.978	82.53	85.05	621
Hybrid 5 Years Fixed IO	16	4,000,906.82	1.74	250,056.68	6.983	77.74	83.73	672
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Lien Type on the Group II Mortgage Loans

Lien Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
First	1,207	$226,669,835.78	98.82%	$187,796.05	8.258%	85.03%	86.22%	623
Second	54	2,702,676.13	1.18	50,049.56	11.036	98.13	98.13	663
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Index of the Group II Adjustable-Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	884	$175,585,126.54	100.00%	$198,625.71	8.297%	85.80%	87.03%	619
Total	884	$175,585,126.54	100.00%	$198,625.71	8.297%	85.80%	87.03%	619

Prepayment Penalty Terms of the Group II Mortgage Loans at Origination

Prepayment Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
None	441	$79,006,362.59	34.44%	$179,152.75	8.426%	84.28%	85.18%	616
6	7	1,466,484.19	0.64	209,497.74	8.441	92.11	94.31	641
12	86	21,261,555.13	9.27	247,227.39	7.796	80.36	82.38	650
18	5	858,662.28	0.37	171,732.46	8.39	83.35	88.12	630
24	41	7,668,163.21	3.34	187,028.37	8.186	81.39	84.32	641
30	9	1,509,049.25	0.66	167,672.14	9.193	88.81	88.81	605
36	672	117,602,235.26	51.27	175,003.33	8.283	86.79	87.86	623
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Interest-Only Terms of the Group II Mortgage Loans at Origination

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
None	1,184	$210,259,048.50	91.67%	$177,583.66	8.371%	85.35%	86.23%	619
60	66	16,149,370.86	7.04	244,687.44	7.537	85.13	88.98	667
120	11	2,964,092.55	1.29	269,462.96	6.775	73.75	81.28	682
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Servicer of the Group II Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Countrywide	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624

Historical Delinquency of the Group II Mortgage Loans Since Origination(1)

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
0 X 30	1,260	$229,112,079.35	99.89%	$181,834.98	8.290%	85.18%	86.36%	624
1 X 30	1	260,432.56	0.11	260,432.56	9.550	90.00	90.00	539
Total	1,261	$229,372,511.91	100.00%	$181,897.31	8.291%	85.18%	86.36%	624
___________________

(1) Represents the Historical Delinquency of the borrower's current mortgage and excludes any payment history on any prior mortgages. Historical Delinquency data is as of 3/1/2007.

Principal Balances of the Group III Mortgage Loans at Origination

Original Balance Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
16,324.00-25,000.00	8	$172,810.93	0.03%	$21,601.37	9.926%	98.55%	98.55%	712
25,000.01-50,000.00	65	2,745,302.69	0.55	42,235.43	10.753	88.84	88.84	652
50,000.01-75,000.00	186	11,747,082.90	2.37	63,156.36	9.714	81.91	82.00	610
75,000.01-100,000.00	274	23,978,018.18	4.84	87,511.02	9.207	82.70	82.86	610
100,000.01-125,000.00	235	26,437,389.08	5.34	112,499.53	8.835	83.65	84.50	612
125,000.01-150,000.00	251	34,611,941.33	6.99	137,896.18	8.688	83.28	84.34	612
150,000.01-175,000.00	210	34,138,964.59	6.89	162,566.50	8.350	83.77	86.08	625
175,000.01-200,000.00	156	29,188,195.24	5.89	187,103.82	8.102	83.08	86.16	612
200,000.01-225,000.00	107	22,862,773.57	4.62	213,670.78	8.108	83.11	87.67	621
225,000.01-250,000.00	130	30,873,040.50	6.23	237,484.93	8.152	84.81	88.71	637
250,000.01-275,000.00	80	21,088,496.28	4.26	263,606.20	7.989	85.58	89.55	636
275,000.01-300,000.00	80	23,018,643.46	4.65	287,733.04	8.170	87.80	94.19	638
300,000.01-350,000.00	104	33,595,647.22	6.78	323,035.07	7.971	85.17	91.08	643
350,000.01-400,000.00	73	27,475,502.78	5.55	376,376.75	7.795	84.93	92.05	656
400,000.01-450,000.00	98	41,970,415.31	8.48	428,269.54	7.974	86.59	90.79	648
450,000.01-500,000.00	91	43,226,592.73	8.73	475,017.50	7.896	83.76	87.65	638
500,000.01-600,000.00	79	43,419,848.17	8.77	549,618.33	7.832	85.46	91.23	665
600,000.01-700,000.00	37	23,179,892.09	4.68	626,483.57	7.926	83.59	89.99	663
700,000.01-800,000.00	8	6,010,593.40	1.21	751,324.18	7.812	79.90	83.99	677
800,000.01-900,000.00	6	5,087,442.38	1.03	847,907.06	7.544	67.80	71.07	671
900,000.01-1,000,000.00	7	6,737,622.51	1.36	962,517.50	7.636	74.82	88.30	703
1,000,000.01-1,100,000.00	1	1,050,000.00	0.21	1,050,000.00	7.375	75.00	100.00	716
1,100,000.01-1,200,000.00	1	1,155,000.00	0.23	1,155,000.00	7.875	70.00	90.00	721
1,400,000.01-1,430,000.00	1	1,430,000.00	0.29	1,430,000.00	7.625	65.00	75.00	665
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Principal Balances of the Group III Mortgage Loans as of the Cut-off Date

Principal Balance Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1.00-25,000.00	10	$197,741.04	0.04%	$19,774.10	10.008%	89.84%	89.84%	685
25,000.01-50,000.00	66	2,819,899.11	0.57	42,725.74	10.747	89.50	89.50	651
50,000.01-75,000.00	184	11,647,557.37	2.35	63,301.94	9.707	81.82	81.91	610
75,000.01-100,000.00	274	23,978,018.18	4.84	87,511.02	9.207	82.70	82.86	610
100,000.01-125,000.00	235	26,437,389.08	5.34	112,499.53	8.835	83.65	84.50	612
125,000.01-150,000.00	251	34,611,941.33	6.99	137,896.18	8.688	83.28	84.34	612
150,000.01-175,000.00	210	34,138,964.59	6.89	162,566.50	8.350	83.77	86.08	625
175,000.01-200,000.00	156	29,188,195.24	5.89	187,103.82	8.102	83.08	86.16	612
200,000.01-225,000.00	109	23,312,398.05	4.71	213,875.21	8.136	83.24	87.71	620
225,000.01-250,000.00	129	30,670,507.61	6.19	237,755.87	8.128	84.66	88.59	637
250,000.01-275,000.00	81	21,389,734.92	4.32	264,070.80	8.028	85.68	89.60	635
275,000.01-300,000.00	79	22,769,928.74	4.6	288,226.95	8.119	87.67	94.14	641
300,000.01-350,000.00	103	33,296,031.71	6.72	323,262.44	7.983	85.28	91.24	643
350,000.01-400,000.00	73	27,475,502.78	5.55	376,376.75	7.795	84.93	92.05	656
400,000.01-450,000.00	99	42,420,346.15	8.57	428,488.34	7.971	86.57	90.73	649
450,000.01-500,000.00	90	42,776,661.89	8.64	475,296.24	7.898	83.75	87.68	638
500,000.01-600,000.00	79	43,419,848.17	8.77	549,618.33	7.832	85.46	91.23	665
600,000.01-700,000.00	36	23,179,891.09	4.68	643,885.86	7.926	83.59	89.99	663
700,000.01-800,000.00	8	6,010,593.40	1.21	751,324.18	7.812	79.9	83.99	677
800,000.01-900,000.00	6	5,087,442.38	1.03	847,907.06	7.544	67.8	71.07	671
900,000.01-1,000,000.00	7	6,737,622.51	1.36	962,517.50	7.636	74.82	88.30	703
1,000,000.01-1,100,000.00	1	1,050,000.00	0.21	1,050,000.00	7.375	75.00	100.00	716
1,100,000.01-1,200,000.00	1	1,155,000.00	0.23	1,155,000.00	7.875	70.00	90.00	721
1,400,000.01-1,430,000.00	1	1,430,000.00	0.29	1,430,000.00	7.625	65.00	75.00	665
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Gross Mortgage Rates of the Group III Mortgage Loans as of the Cut-off Date

Gross Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
4.875-5.000	3	$668,774.69	0.14%	$222,924.90	4.943%	71.07%	79.88%	664
5.001-5.500	3	844,447.29	0.17	281,482.43	5.365	66.97	66.97	642
5.501-6.000	15	3,812,983.71	0.77	254,198.91	5.812	73.44	74.44	666
6.001-6.500	98	24,795,757.32	5.01	253,017.93	6.350	72.29	78.95	700
6.501-7.000	266	71,114,839.37	14.36	267,349.02	6.850	76.60	84.05	669
7.001-7.500	234	68,236,284.05	13.78	291,608.05	7.326	79.13	86.74	655
7.501-8.000	355	92,942,567.16	18.77	261,810.05	7.831	82.89	88.47	642
8.001-8.500	252	52,318,622.59	10.57	207,613.58	8.331	84.84	87.67	625
8.501-9.000	366	78,557,255.06	15.86	214,637.31	8.822	89.78	91.14	612
9.001-9.500	191	35,532,290.67	7.18	186,032.94	9.353	90.58	90.94	609
9.501-10.000	210	33,122,898.83	6.69	157,728.09	9.829	91.52	91.67	592
10.001-10.500	74	11,301,682.31	2.28	152,725.44	10.312	89.83	90.31	607
10.501-11.000	68	8,060,368.17	1.63	118,534.83	10.864	95.45	95.45	619
11.001-11.500	38	3,792,623.99	0.77	99,805.89	11.355	94.25	94.43	620
11.501-12.000	51	4,575,680.42	0.92	89,719.22	11.854	98.13	98.13	660
12.001-12.500	27	2,500,526.09	0.50	92,612.08	12.385	99.5	99.50	651
12.501-13.000	19	1,698,954.87	0.34	89,418.68	12.910	99.53	99.53	654
13.001-13.500	9	720,734.79	0.15	80,081.64	13.374	100.00	100.00	655
13.501-14.000	4	287,303.87	0.06	71,825.97	13.907	99.98	99.98	654
14.001-14.500	3	207,506.72	0.04	69,168.91	14.251	100.00	100.00	646
14.501-15.000	1	69,958.43	0.01	69,958.43	14.750	100.00	100.00	643
15.501-15.950	1	39,154.94	0.01	39,154.94	15.950	65.00	65.00	556
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Original Terms to Stated Maturity of the Group III Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
120-240	281	$25,108,687.42	5.07%	$89,354.76	10.447%	91.28%	91.28%	661
241-360	2,007	470,092,527.92	94.93	234,226.47	8.082	83.64	87.94	636
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Remaining Terms to Stated Maturity of the Group III Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
111-120	5	$285,095.33	0.06%	$57,019.07	8.907%	67.24%	67.24%	614
121-180	237	21,197,119.52	4.28	89,439.32	10.807	93.51	93.51	670
181-240	39	3,626,472.57	0.73	92,986.48	8.461	80.09	80.09	608
241 - 300	1	39,154.94	0.01	39,154.94	15.950	65.00	65.00	556
301-359	2,006	470,053,372.98	94.92	234,323.72	8.082	83.64	87.94	636
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Seasoning of the Group III Mortgage Loans

Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1 - 6	2,036	$441,055,289.34	89.07%	$216,628.33	8.122%	83.43%	87.67%	637
7 - 11	203	45,818,254.58	9.25	225,705.69	8.951	90.28	92.75	647
13 - 18	39	6,703,948.28	1.35	171,896.11	8.482	82.15	86.58	604
19 - 24	7	1,408,824.82	0.28	201,260.69	7.019	76.58	82.79	577
37 - 42	1	117,403.74	0.02	117,403.74	9.130	77.19	77.19	653
43 - 48	1	58,339.64	0.01	58,339.64	12.125	100.00	100.00	632
85 - 86	1	39,154.94	0.01	39,154.94	15.950	65.00	65.00	556
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Original Combined Loan-to-Value Ratios of the Group III Mortgage Loans(1)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
9.82-10.00	1	$54,202.84	0.01%	$54,202.84	6.350%	9.82%	9.82%	751
10.01-15.00	1	59,885.57	0.01	59,885.57	8.300	11.21	11.21	650
15.01-20.00	4	303,850.69	0.06	75,962.67	9.130	17.15	17.15	604
20.01-25.00	6	744,747.38	0.15	124,124.56	7.498	22.81	22.81	605
25.01-30.00	4	357,074.70	0.07	89,268.68	7.590	27.09	27.09	643
30.01-35.00	9	1,115,708.71	0.23	123,967.63	7.270	31.29	31.29	599
35.01-40.00	19	3,146,697.36	0.64	165,615.65	6.993	37.92	37.92	633
40.01-45.00	14	2,278,944.19	0.46	162,781.73	7.303	42.53	42.53	637
45.01-50.00	27	3,655,891.63	0.74	135,403.39	7.366	47.35	47.35	596
50.01-55.00	41	7,054,173.10	1.42	172,053.00	7.646	53.15	53.15	591
55.01-60.00	40	6,569,945.54	1.33	164,248.64	7.425	58.12	58.25	603
60.01-65.00	58	12,829,702.27	2.59	221,201.76	7.453	62.98	64.46	643
65.01-70.00	110	22,777,772.97	4.60	207,070.66	7.592	68.71	70.62	626
70.01-75.00	144	39,161,554.72	7.91	271,955.24	7.728	74.07	77.56	627
75.01-80.00	565	147,391,875.44	29.76	260,870.58	7.552	79.68	91.96	657
80.01-85.00	216	41,858,850.67	8.45	193,790.98	8.354	84.33	84.56	595
85.01-90.00	272	59,306,179.54	11.98	218,037.42	8.563	89.50	89.54	617
90.01-95.00	82	17,695,355.52	3.57	215,797.02	8.720	94.57	94.57	642
95.01-100.00	675	128,838,802.50	26.02	190,872.30	9.138	99.86	99.86	649
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638
___________

(1) Combined loan-to-value ratios equal the principal balance of the mortgage loan at origination plus the principal balance of any junior lien mortgage loan (as applicable), divided by the property value of the mortgage loan.

Fully Combined Loan-to-Value Ratios of the Group III Mortgage Loans(1) (2)

Fully Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
9.82-10.00	1	$54,202.84	0.01%	$54,202.84	6.350%	9.82%	9.82%	751
10.01-15.00	1	59,885.57	0.01	59,885.57	8.300	11.21	11.21	650
15.01-20.00	4	303,850.69	0.06	75,962.67	9.130	17.15	17.15	604
20.01-25.00	6	744,747.38	0.15	124,124.56	7.498	22.81	22.81	605
25.01-30.00	4	357,074.70	0.07	89,268.68	7.590	27.09	27.09	643
30.01-35.00	9	1,115,708.71	0.23	123,967.63	7.270	31.29	31.29	599
35.01-40.00	19	3,146,697.36	0.64	165,615.65	6.993	37.92	37.92	633
40.01-45.00	14	2,278,944.19	0.46	162,781.73	7.303	42.53	42.53	637
45.01-50.00	27	3,655,891.63	0.74	135,403.39	7.366	47.35	47.35	596
50.01-55.00	41	7,054,173.10	1.42	172,053.00	7.646	53.15	53.15	591
55.01-60.00	39	6,462,698.65	1.31	165,710.22	7.428	58.14	58.14	603
60.01-65.00	56	10,701,774.58	2.16	191,103.12	7.395	62.66	62.66	635
65.01-70.00	107	20,702,388.45	4.18	193,480.27	7.614	68.52	68.56	619
70.01-75.00	138	35,622,707.85	7.19	258,135.56	7.773	73.48	74.01	620
75.01-80.00	266	52,985,320.86	10.70	199,192.94	7.835	79.28	79.28	613
80.01-85.00	214	41,115,384.77	8.30	192,127.97	8.354	84.31	84.31	594
85.01-90.00	288	67,355,685.86	13.60	233,873.91	8.398	87.86	89.55	626
90.01-95.00	97	23,108,357.74	4.67	238,230.49	8.404	91.16	94.54	647
95.01-100.00	957	218,375,720.41	44.10	228,187.80	8.435	91.60	99.89	663
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638
___________

(1) Fully combined loan-to-value ratios equal the principal balance of the mortgage loan at origination plus the principal balance of any senior and known junior lien mortgage loans (as applicable), divided by the property value of the mortgage loan.

(2) The fully combined loan-to-value ratio as of the closing date is less than or equal to 100%.

Occupancy Status of the Group III Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Primary	2,201	$478,922,323.06	96.71%	$217,593.06	8.200%	84.34%	88.53%	637
Investor	72	10,334,258.65	2.09	143,531.37	8.612	72.30	72.53	658
Second Home	15	5,944,633.63	1.20	396,308.91	7.673	78.71	81.06	664
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638
______________

(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Property Types of the Group III Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Two to Four Family	102	$27,531,823.31	5.56%	$269,919.84	8.214%	83.00%	87.73%	657
Condominium	126	25,535,609.71	5.16	202,663.57	7.974	82.30	87.08	651
Condo High	8	2,388,563.47	0.48	298,570.43	8.316	89.24	94.60	688
Condo Mid	3	666,259.24	0.13	222,086.41	8.211	77.24	83.45	650
Modular	4	513,983.38	0.10	128,495.85	7.950	87.34	87.34	624
PUD	278	73,754,834.02	14.89	265,305.16	8.200	84.99	90.64	642
Single Family Attached	79	14,470,627.16	2.92	183,172.50	7.987	82.88	86.32	639
Single Family Detached	1,675	348,404,948.40	70.36	208,002.95	8.227	84.04	87.72	634
Townhouse	13	1,934,566.65	0.39	148,812.82	8.185	84.11	87.34	620
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Loan Purposes of the Group III Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	1,377	$284,394,375.29	57.43%	$206,531.86	8.085%	81.14%	82.69%	620
Purchase	813	192,974,170.83	38.97	237,360.60	8.403	88.63	96.71	664
Rate/Term Refinance	98	17,832,669.22	3.60	181,966.01	7.906	80.20	81.46	640
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Documentation Types of the Group III Mortgage Loans(1)

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Alt	125	$35,931,998.70	7.26%	$287,455.99	8.086%	80.44%	86.51%	638
Full	1,361	250,295,301.42	50.54	183,905.44	8.233	85.18	86.83	612
No Doc	3	1,161,080.70	0.23	387,026.90	7.277	71.55	76.81	717
No Ratio	77	21,695,925.82	4.38	281,765.27	7.585	80.02	95.90	689
Stated Income Stated Assets	21	5,158,668.35	1.04	245,650.87	8.455	83.15	97.28	676
Stated (Self-Employed)	285	81,995,081.60	16.56	287,702.04	8.176	80.80	85.08	659
Stated (Wage Earner)	416	98,963,158.75	19.98	237,892.21	8.322	86.14	92.37	670
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638
_______________

(1) For a description of the loan programs, see “The Originator” in this prospectus supplement.

Originator of the Group III Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Accredited	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Geographic Distribution of the Group III Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
California	311	$101,199,678.43	20.44%	$325,400.90	7.772%	80.83%	87.55%	660
Florida	429	87,771,250.33	17.72	204,594.99	8.136	83.33	87.37	636
New York	120	43,466,192.80	8.78	362,218.27	7.850	81.39	84.89	657
Texas	203	27,194,185.57	5.49	133,961.51	8.430	81.81	82.89	613
Ohio	133	19,905,067.96	4.02	149,662.17	8.899	92.70	93.14	604
Arizona	73	16,749,805.45	3.38	229,449.39	8.166	85.60	89.49	642
Maryland	54	13,624,529.21	2.75	252,306.10	8.100	80.97	86.12	617
Virginia	63	13,424,279.23	2.71	213,083.80	8.462	88.23	89.19	621
Illinois	56	13,099,269.36	2.65	233,915.52	8.849	86.87	90.92	641
New Jersey	49	13,077,391.77	2.64	266,885.55	8.151	80.95	88.06	634
Washington	52	12,736,207.42	2.57	244,927.07	7.846	83.49	84.99	635
Pennsylvania	78	12,106,959.36	2.44	155,217.43	8.649	86.97	88.94	615
Georgia	65	11,707,271.27	2.36	180,111.87	8.767	90.79	94.12	634
Massachusetts	40	11,345,316.86	2.29	283,632.92	8.036	78.16	82.82	640
Tennessee	82	9,907,654.43	2.00	120,825.05	8.761	89.57	90.37	605
Oregon	36	7,946,612.79	1.60	220,739.24	8.008	87.16	90.35	631
Nevada	33	7,733,487.34	1.56	234,348.10	8.492	86.96	92.94	651
Utah	24	7,092,961.68	1.43	295,540.07	8.763	90.40	95.98	638
Missouri	48	6,216,932.28	1.26	129,519.42	8.912	90.41	91.12	617
Hawaii	18	6,130,430.88	1.24	340,579.49	7.179	83.30	90.02	674
Connecticut	25	6,042,883.46	1.22	241,715.34	8.789	86.35	87.66	639
Colorado	26	5,070,772.09	1.02	195,029.70	8.091	86.66	93.86	640
Indiana	39	4,951,469.79	1.00	126,960.76	9.096	89.25	89.25	596
Michigan	26	4,836,162.98	0.98	186,006.27	8.179	85.93	93.35	645
Mississippi	24	4,318,758.54	0.87	179,948.27	8.690	86.09	94.93	623
Oklahoma	40	3,924,040.51	0.79	98,101.01	8.937	87.27	87.27	587
Louisiana	17	2,593,444.27	0.52	152,555.55	8.575	87.57	87.57	617
Minnesota	11	2,146,521.26	0.43	195,138.30	8.532	89.57	93.95	637
Alabama	12	2,120,321.24	0.43	176,693.44	9.049	91.40	91.73	620
North Carolina	7	2,088,735.99	0.42	298,390.86	7.921	83.59	93.80	663
New Mexico	9	2,002,689.20	0.40	222,521.02	7.933	81.31	92.96	678
Kentucky	16	1,870,863.94	0.38	116,929.00	9.064	91.50	91.50	583
Rhode Island	6	1,662,014.79	0.34	277,002.47	8.699	81.64	94.45	628
New Hampshire	5	1,314,891.30	0.27	262,978.26	8.478	81.25	86.11	693
Wisconsin	11	1,253,943.16	0.25	113,994.83	8.265	84.79	84.79	615
Idaho	6	1,048,752.92	0.21	174,792.15	8.194	88.03	88.03	625
Delaware	3	977,336.73	0.20	325,778.91	9.223	89.54	89.54	578
Maine	5	905,847.40	0.18	181,169.48	8.538	79.27	79.27	579
Nebraska	6	630,888.66	0.13	105,148.11	8.629	93.92	93.92	682
South Carolina	6	536,190.20	0.11	89,365.03	8.470	70.37	75.12	607
Montana	4	532,131.86	0.11	133,032.97	8.709	80.60	80.60	636
Kansas	5	452,185.79	0.09	90,437.16	8.857	92.37	92.37	606
Alaska	2	285,362.40	0.06	142,681.20	7.746	77.37	77.37	592
District of Columbia	2	264,323.01	0.05	132,161.51	12.732	100.00	100.00	642
West Virginia	1	215,388.91	0.04	215,388.91	8.375	53.21	53.21	526
North Dakota	2	200,367.78	0.04	100,183.89	7.773	80.40	80.40	657
Arkansas	2	198,027.69	0.04	99,013.85	9.877	85.00	85.00	580
Iowa	2	188,585.26	0.04	94,292.63	9.641	90.67	90.67	591
Vermont	1	132,829.79	0.03	132,829.79	8.250	71.51	71.51	553
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Credit Scores of the Group III Mortgage Loans at Origination

Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
N/A	5	$564,589.26	0.11%	$112,917.85	9.859%	58.64%	58.64%	N/A
425 - 449	1	109,468.68	0.02	109,468.68	9.150	38.33	38.33	435
450 - 474	4	641,890.98	0.13	160,472.75	9.080	69.33	69.33	464
475 -499	11	1,464,111.58	0.30	133,101.05	9.306	63.62	63.62	485
500-524	146	22,627,695.64	4.57	154,984.22	9.213	76.04	76.04	512
525-549	128	20,249,438.05	4.09	158,198.73	8.865	78.82	78.85	536
550-574	176	31,212,244.73	6.30	177,342.30	8.564	79.08	79.08	563
575-599	288	56,749,280.18	11.46	197,046.11	8.603	87.15	87.33	587
600-624	288	57,651,905.58	11.64	200,180.23	8.271	84.89	85.83	611
625-649	374	80,393,010.35	16.23	214,954.57	8.190	86.29	90.22	638
650-674	372	90,785,915.69	18.33	244,048.16	8.148	85.20	92.25	662
675-699	240	61,297,997.05	12.38	255,408.32	7.853	84.81	92.40	685
700-724	110	30,080,547.38	6.07	273,459.52	7.785	84.98	92.66	710
725-749	80	23,656,980.39	4.78	295,712.25	7.389	83.45	89.19	737
750-774	38	12,067,321.27	2.44	317,561.09	7.240	78.96	88.96	758
775-799	24	4,803,657.98	0.97	200,152.42	6.914	78.15	87.18	786
800-801	3	845,160.55	0.17	281,720.18	7.491	94.21	99.65	803
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Debt-to-Income Ratio of the Group III Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
N/A	80	$22,857,006.52	4.62%	$285,712.58	7.569%	79.59%	94.93%	691
2.50-10.00	10	3,536,806.15	0.71	353,680.62	7.467	80.55	93.34	681
10.01-20.00	42	8,226,125.16	1.66	195,860.12	8.165	78.80	83.30	639
20.01-30.00	175	26,364,125.48	5.32	150,652.15	8.151	78.26	79.61	607
30.01-40.00	487	85,479,963.20	17.26	175,523.54	8.193	82.71	85.25	629
40.01-50.00	1,383	320,466,461.75	64.71	231,718.34	8.289	85.19	89.12	638
50.01-60.00	111	28,270,727.08	5.71	254,691.23	7.914	85.72	88.40	636
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Gross Margins of the Group III Adjustable-Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
2.250-2.500	106	$39,978,518.65	12.24%	$377,155.84	7.156%	76.71%	93.76%	683
2.501-3.000	27	7,137,377.13	2.18	264,347.30	6.748	74.39	80.73	698
3.001-3.500	65	17,704,996.45	5.42	272,384.56	6.850	79.01	83.91	658
3.501-4.000	106	33,358,790.84	10.21	314,705.57	7.064	78.99	88.28	662
4.001-4.500	155	47,081,409.69	14.41	303,751.03	7.572	83.85	89.00	648
4.501-5.000	164	49,174,189.53	15.05	299,842.62	8.058	84.77	90.40	640
5.001-5.500	134	35,482,036.49	10.86	264,791.32	8.531	87.17	89.23	627
5.501-6.000	175	48,423,627.65	14.82	276,706.44	8.849	91.43	92.97	623
6.001-6.500	99	22,365,367.59	6.85	225,912.80	9.410	90.51	91.49	603
6.501-7.000	79	17,160,668.15	5.25	217,223.65	9.809	93.72	94.99	599
7.001-7.500	22	4,554,970.65	1.39	207,044.12	10.429	95.28	95.28	594
7.501-8.000	19	2,901,858.22	0.89	152,729.38	10.380	94.54	94.54	597
8.001-8.500	9	1,147,781.24	0.35	127,531.25	10.470	84.23	84.84	550
8.501-9.000	1	134,761.83	0.04	134,761.83	11.990	100.00	100.00	589
9.501-10.000	1	79,973.06	0.02	79,973.06	13.000	90.00	90.00	568
Total	1,162	$326,686,327.17	100.00%	$281,141.42	8.100%	84.87%	90.49%	641

Next Rate Adjustment Dates for the Group III Adjustable-Rate Mortgage Loans

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
June 2007	1	$58,339.64	0.02%	$58,339.64	12.125%	100.00%	100.00%	632
July 2007	2	426,015.23	0.13	213,007.62	6.901	83.68	83.68	589
September 2007	2	226,165.13	0.07	113,082.57	9.188	78.40	78.40	588
October 2007	2	776,646.05	0.24	388,323.03	6.872	74.55	85.80	574
November 2007	3	655,225.99	0.20	218,408.66	7.141	82.28	97.72	666
December 2007	4	619,701.48	0.19	154,925.37	8.690	86.95	94.49	606
January 2008	2	524,943.40	0.16	262,471.70	7.049	64.65	64.65	543
February 2008	1	130,229.48	0.04	130,229.48	7.500	100.00	100.00	665
March 2008	2	377,779.47	0.12	188,889.74	6.240	73.32	73.32	672
April 2008	3	513,600.81	0.16	171,200.27	9.064	87.29	91.99	588
May 2008	6	968,895.91	0.30	161,482.65	9.621	83.61	87.41	582
June 2008	3	1,275,951.84	0.39	425,317.28	7.315	78.19	84.24	632
July 2008	8	3,052,592.63	0.93	381,574.08	9.024	71.25	77.90	673
August 2008	5	1,934,336.24	0.59	386,867.25	9.078	83.94	83.94	652
September 2008	19	7,330,893.92	2.24	385,836.52	8.735	89.28	94.60	649
October 2008	4	823,113.69	0.25	205,778.42	9.633	99.94	99.94	637
November 2008	6	1,976,365.91	0.60	329,394.32	9.650	90.22	90.22	612
December 2008	5	1,613,970.64	0.49	322,794.13	8.983	85.37	92.21	638
January 2009	14	3,516,803.47	1.08	251,200.25	8.083	81.74	90.30	634
February 2009	26	8,860,483.01	2.71	340,787.81	7.975	81.85	90.68	660
March 2009	14	3,525,828.26	1.08	251,844.88	8.274	78.88	86.44	643
April 2009	4	702,749.46	0.22	175,687.37	9.916	82.56	82.56	531
May 2009	7	708,331.26	0.22	101,190.18	9.380	92.53	95.91	616
June 2009	3	548,508.81	0.17	182,836.27	8.355	82.37	97.63	669
July 2009	5	2,062,002.72	0.63	412,400.54	8.116	84.56	96.57	706
August 2009	4	795,038.41	0.24	198,759.60	9.223	99.05	99.05	614
September 2009	15	3,991,605.39	1.22	266,107.03	8.924	97.53	98.47	661
October 2009	23	7,879,806.17	2.41	342,600.27	8.836	96.80	96.80	641
November 2009	61	16,542,381.75	5.06	271,186.59	8.595	94.94	96.24	625
December 2009	81	22,251,226.97	6.81	274,706.51	8.526	94.96	96.05	633
January 2010	159	44,813,620.02	13.72	281,846.67	8.185	87.04	90.61	633
February 2010	243	69,749,362.73	21.35	287,034.41	7.947	83.55	89.83	637
March 2010	175	47,719,368.04	14.61	272,682.10	8.111	80.24	85.34	631
April 2010	5	1,174,142.46	0.36	234,828.49	7.881	85.42	85.42	653
July 2011	1	457,888.05	0.14	457,888.05	6.425	79.31	79.31	714
October 2011	1	588,964.32	0.18	588,964.32	8.600	98.33	98.33	676
November 2011	11	2,732,235.36	0.84	248,385.03	8.366	92.61	97.83	637
December 2011	17	6,972,530.65	2.13	410,148.86	8.062	84.64	90.31	659
January 2012	47	9,751,579.38	2.98	207,480.41	7.592	83.55	91.50	639
February 2012	79	22,402,321.94	6.86	283,573.70	7.413	80.47	90.91	668
March 2012	80	21,268,875.66	6.51	265,860.95	7.615	80.29	92.43	658
April 2012	1	365,285.22	0.11	365,285.22	6.750	80.00	100.00	642
January 2014	3	1,273,920.20	0.39	424,640.07	7.090	72.30	79.77	680
February 2014	5	2,746,700.00	0.84	549,340.00	6.704	65.23	74.57	701
Total	1,162	$326,686,327.17	100.00%	$281,141.42	8.100%	84.87%	90.49%	641

Maximum Mortgage Rates of the Group III Adjustable-Rate Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
8.375-8.500	1	$294,598.01	0.09%	$294,598.01	4.875%	80.00%	100.00%	647
11.001-11.500	1	457,888.05	0.14	457,888.05	6.425	79.31	79.31	714
11.501-12.000	1	112,250.33	0.03	112,250.33	5.925	80.00	80.00	590
12.001-12.500	23	7,767,061.98	2.38	337,698.35	6.377	73.79	85.85	703
12.501-13.000	43	13,696,724.86	4.19	318,528.49	6.772	78.66	96.02	683
13.001-13.500	54	17,629,068.16	5.40	326,464.23	6.910	76.15	90.28	688
13.501-14.000	125	42,406,293.80	12.98	339,250.35	7.064	77.36	87.11	669
14.001-14.500	133	42,895,987.00	13.13	322,526.22	7.376	81.96	88.99	658
14.501-15.000	192	57,974,464.55	17.75	301,950.34	7.854	85.02	90.68	645
15.001-15.500	137	35,247,906.62	10.79	257,283.99	8.346	85.74	88.67	625
15.501-16.000	186	51,233,312.69	15.68	275,447.92	8.828	91.36	92.90	617
16.001-16.500	97	22,978,177.75	7.03	236,888.43	9.391	90.67	91.22	617
16.501-17.000	106	22,103,727.94	6.77	208,525.74	9.823	92.42	92.65	592
17.001-17.500	30	5,816,802.46	1.78	193,893.42	10.251	92.08	93.00	581
17.501-18.000	23	4,583,215.01	1.40	199,270.22	10.829	96.43	96.43	603
18.001-18.500	7	1,129,425.38	0.35	161,346.48	11.266	86.32	86.94	530
18.501-19.000	2	279,449.52	0.09	139,724.76	11.866	100.00	100.00	623
19.501-20.000	1	79,973.06	0.02	79,973.06	13.000	90.00	90.00	568
Total	1,162	$326,686,327.17	100.00%	$281,141.42	8.100%	84.87%	90.49%	641

Minimum Mortgage Rates of the Group III Adjustable-Rate Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
2.250-2.500	104	$39,396,900.87	12.06%	$378,816.35	7.138%	76.58%	93.88%	686
2.501-3.000	2	399,921.00	0.12	199,960.50	7.125	80.00	100.00	765
3.501-4.000	1	269,592.00	0.08	269,592.00	6.750	80.00	100.00	648
4.001-4.500	1	1,050,000.00	0.32	1,050,000.00	7.375	75.00	100.00	716
5.001-5.500	2	415,172.34	0.13	207,586.17	5.492	80.00	100.00	653
5.501-6.000	3	564,407.64	0.17	188,135.88	5.769	73.08	73.08	640
6.001-6.500	32	8,121,338.54	2.49	253,791.83	6.392	73.96	80.00	689
6.501-7.000	107	33,543,812.38	10.27	313,493.57	6.862	78.47	86.33	668
7.001-7.500	130	42,192,327.42	12.92	324,556.36	7.348	81.93	88.40	655
7.501-8.000	189	56,682,516.54	17.35	299,907.49	7.832	85.13	90.51	645
8.001-8.500	136	34,893,786.35	10.68	256,571.96	8.336	85.80	88.76	625
8.501-9.000	187	51,680,370.70	15.82	276,365.62	8.824	91.25	92.96	617
9.001-9.500	97	22,476,141.84	6.88	231,712.80	9.361	91.29	91.85	614
9.501-10.000	107	22,255,017.94	6.81	207,990.82	9.824	92.37	92.59	592
10.001-10.500	31	6,672,958.64	2.04	215,256.73	10.239	89.25	90.05	595
10.501-11.000	22	4,537,793.17	1.39	206,263.33	10.821	96.59	96.59	604
11.001-11.500	7	1,129,425.38	0.35	161,346.48	11.266	86.32	86.94	530
11.501-12.000	3	324,871.36	0.10	108,290.45	11.837	97.20	97.20	615
12.501-13.000	1	79,973.06	0.02	79,973.06	13.000	90.00	90.00	568
Total	1,162	$326,686,327.17	100.00%	$281,141.42	8.100%	84.87%	90.49%	641

Initial Periodic Rate Caps of the Group III Adjustable-Rate Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1.000	3	$717,305.24	0.22%	$239,101.75	8.904%	81.63%	81.63%	564
1.500	1,038	280,489,221.17	85.86	270,220.83	8.239	86.23	90.13	634
2.000	8	3,099,285.76	0.95	387,410.72	8.657	74.71	77.81	624
3.000	3	685,638.75	0.21	228,546.25	6.889	79.52	92.82	657
5.000	1	457,888.05	0.14	457,888.05	6.425	79.31	79.31	714
6.000	109	41,236,988.20	12.62	378,320.99	7.141	76.61	94.16	687
Total	1,162	$326,686,327.17	100.00%	$281,141.42	8.100%	84.87%	90.49%	641
___________________

(1) Relates solely to initial rate adjustments.

Subsequent Periodic Rate Caps of the Group III Adjustable-Rate Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
1.000	3	$717,305.24	0.22%	$239,101.75	8.904%	81.63%	81.63%	564
1.500	1,038	280,489,221.17	85.86	270,220.83	8.239	86.23	90.13	634
2.000	117	44,336,273.96	13.57	378,942.51	7.247	76.48	93.01	683
3.000	3	685,638.75	0.21	228,546.25	6.889	79.52	92.82	657
5.000	1	457,888.05	0.14	457,888.05	6.425	79.31	79.31	714
Total	1,162	$326,686,327.17	100.00%	$281,141.42	8.100%	84.87%	90.49%	641
___________________

(1) Relates to all rate adjustments subsequent to initial rate adjustments.

Product Type of the Group III Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
10 Years Fixed Rate	5	$285,095.33	0.06%	$57,019.07	8.907%	67.24%	67.24%	614
15 Years Fixed Rate	32	3,779,953.91	0.76	118,123.56	7.744	68.99	68.99	643
20 Years Fixed Rate	39	3,626,472.57	0.73	92,986.48	8.461	80.09	80.09	608
30 Years Fixed Rate	659	101,895,216.37	20.58	154,620.97	8.149	80.45	81.51	623
30 Years Fixed IO	22	7,350,834.37	1.48	334,128.84	7.276	79.07	86.77	696
30/15 Fixed Balloon	205	17,417,165.61	3.52	84,961.78	11.472	98.83	98.83	677
40/30 Fixed Balloon	164	34,160,150.01	6.90	208,293.60	7.886	82.32	82.96	620
Hybrid 1 Year Fixed Balloon	1	324,541.59	0.07	324,541.59	5.625	72.22	72.22	671
Hybrid 2 Years Fixed	70	15,938,365.33	3.22	227,690.93	8.793	83.37	87.11	633
Hybrid 2 Years Fixed Balloon	33	11,204,540.38	2.26	339,531.53	8.498	80.52	87.52	627
Hybrid 2 Years Fixed IO	25	11,089,308.64	2.24	443,572.35	7.881	85.31	94.73	671
Hybrid 3 Years Fixed	302	67,056,602.42	13.54	222,041.73	8.605	85.28	88.54	622
Hybrid 3 Years Fixed Balloon	340	97,908,153.56	19.77	287,965.16	8.292	87.43	90.53	623
Hybrid 3 Years Fixed IO	146	54,604,514.47	11.03	374,003.52	7.576	85.78	93.20	670
Hybrid 5 Years Fixed	80	15,800,842.87	3.19	197,510.54	8.001	83.20	90.99	637
Hybrid 5 Years Fixed Balloon	63	13,216,463.46	2.67	209,785.13	8.273	86.12	86.76	610
Hybrid 5 Years Fixed IO	94	35,522,374.25	7.17	377,897.60	7.202	79.92	93.97	686
Hybrid 7 Years Fixed	1	228,131.23	0.05	228,131.23	7.625	80.00	100.00	651
Hybrid 7 Years Fixed IO	7	3,792,488.97	0.77	541,784.14	6.778	66.71	74.78	697
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Lien Type on the Group III Mortgage Loans

Lien Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
First	2,076	$477,293,335.70	96.38%	$229,910.08	8.079%	83.45%	87.69%	636
Second	212	17,907,879.64	3.62	84,471.13	11.490	99.30	99.30	677
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Index of the Group III Adjustable-Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	1,162	$326,686,327.17	100.00%	$281,141.42	8.100%	84.87%	90.49%	641
Total	1,162	$326,686,327.17	100.00%	$281,141.42	8.100%	84.87%	90.49%	641

Prepayment Penalty Terms of the Group III Mortgage Loans at Origination

Prepayment Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
None	396	$80,587,783.40	16.27%	$203,504.50	8.459%	81.30%	86.08%	634
6	20	7,728,987.28	1.56	386,449.36	8.313	78.87	89.47	682
12	180	65,946,981.48	13.32	366,372.12	7.822	81.28	87.99	668
18	4	999,563.43	0.20	249,890.86	9.309	89.69	93.18	648
24	97	25,377,860.66	5.12	261,627.43	8.318	83.31	90.94	650
30	2	788,336.25	0.16	394,168.13	8.256	75.97	75.97	656
36	674	168,969,304.93	34.12	250,696.30	8.136	86.36	91.07	642
42	7	1,175,218.45	0.24	167,888.35	8.333	91.79	93.58	656
48	29	4,309,101.31	0.87	148,589.70	8.753	89.55	90.55	615
60	879	139,318,078.15	28.13	158,496.11	8.261	84.25	85.05	616
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Interest-Only Terms of the Group III Mortgage Loans at Origination

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
None	1,994	$382,841,694.64	77.31%	$191,996.84	8.425%	84.38%	86.80%	626
60	208	77,523,487.52	15.65	372,709.07	7.574	85.65	92.04	673
120	86	34,836,033.18	7.03	405,070.15	7.146	76.45	93.70	689
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Servicer of the Group III Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Countrywide	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638

Historical Delinquency of the Group III Mortgage Loans Since Origination(1)

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to- Value Ratio	Weighted Average Fully Combined Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
0 X 30	2,285	$494,965,787.47	99.95%	$216,615.22	8.201%	84.02%	88.10%	638
1 X 30	3	235,427.87	0.05	78,475.96	10.315	91.50	91.50	583
Total	2,288	$495,201,215.34	100.00%	$216,434.10	8.202%	84.02%	88.11%	638
___________________

(1) Represents the Historical Delinquency of the borrower's current mortgage and excludes any payment history on any prior mortgages. Historical Delinquency data is as of 3/1/2007.

ANNEX III

ASSUMED MORTGAGE LOAN CHARACTERISTICS

Aggregate Principal Balance ($)	Gross Mortgage Rate (%)	Administrative Fee Rate (%)	Remaining Amortization Term (months)
Group I Mortgage Loans
299,676.89	5.75000	0.515	478
116,876.74	10.49900	0.515	358
131,813.06	7.75000	0.515	358
59,820.61	8.87500	0.515	354
144,168.69	9.32500	0.515	357
316,375.92	11.87500	0.515	351
187,554.94	8.99900	0.515	349
356,129.65	10.40793	0.515	350
147,660.74	8.99900	0.515	350
714,079.09	10.32526	0.515	352
174,974.10	7.75000	0.515	352
79,771.46	10.50000	0.515	353
116,562.18	9.70000	0.515	354
50,913.32	10.25000	0.515	356
360,457.41	8.21500	0.515	356
728,166.68	8.51625	0.515	357
230,761.97	9.33671	0.515	358
204,082.66	7.29000	0.515	358
295,576.74	10.31637	0.515	355
63,852.07	9.79000	0.515	356
123,958.82	10.75900	0.515	357
274,728.33	9.49900	0.515	358
159,472.94	11.11569	0.515	349
221,659.16	9.71479	0.515	350
448,841.65	9.51911	0.515	351
226,176.11	9.99000	0.515	353
157,095.03	10.99000	0.515	353
62,763.53	8.43000	0.515	354
514,377.54	8.75256	0.515	355
395,749.84	10.03346	0.515	357
85,472.21	9.50000	0.515	357
202,225.09	10.14724	0.515	358
494,099.00	8.87500	0.515	472
204,877.56	8.10363	0.515	477
210,983.55	8.87500	0.515	477
275,654.09	7.88000	0.515	470
340,868.99	8.88794	0.515	472
365,361.62	9.14292	0.515	476
190,315.59	10.25000	0.515	477
386,826.29	8.89876	0.515	478
241,764.49	7.59000	0.515	477
197,555.31	8.99000	0.515	472
432,591.40	8.32798	0.515	472
279,842.81	8.30000	0.515	478
249,065.31	8.55000	0.515	354
366,894.94	8.62500	0.515	355
336,702.78	8.99000	0.515	356
1,160,804.33	8.97105	0.515	357
311,639.67	8.75000	0.515	358
179,751.43	7.87500	0.515	358
168,093.20	10.40000	0.515	357
109,426.88	7.62500	0.515	353
219,598.26	7.10000	0.515	355
509,727.91	10.82640	0.515	356
254,650.68	9.89000	0.515	357
651,628.68	9.54606	0.515	358
74,264.91	7.25000	0.515	358
284,607.18	7.12500	0.515	354
232,683.15	9.92500	0.515	357
70,033.97	11.62500	0.515	357
181,494.54	9.80548	0.515	357
229,209.27	8.30000	0.515	358
154,314.15	10.49900	0.515	357
63,669.92	8.99000	0.515	351
71,751.05	10.25000	0.515	352
74,750.10	9.79000	0.515	353
84,467.70	8.99000	0.515	353
430,280.34	10.28180	0.515	355
697,411.90	9.59064	0.515	356
122,698.69	8.49900	0.515	356
497,996.43	9.66136	0.515	357
639,599.76	9.07543	0.515	358
159,178.44	8.99000	0.515	352
188,982.35	9.52500	0.515	354
217,683.16	8.48000	0.515	354
391,111.56	9.22771	0.515	355
126,618.99	8.99000	0.515	356
937,584.41	9.18283	0.515	357
164,587.49	10.46914	0.515	358
183,964.69	10.12377	0.515	354
94,979.75	8.11100	0.515	355
369,838.49	9.13553	0.515	357
109,402.45	7.99900	0.515	358
110,348.60	9.25000	0.515	354
73,334.85	8.92000	0.515	356
259,050.31	6.49000	0.515	356
341,572.71	8.74436	0.515	358
98,801.82	9.47500	0.515	356
118,502.99	8.39900	0.515	356
179,702.73	8.99900	0.515	357
210,438.13	9.49180	0.515	349
460,229.22	9.05607	0.515	350
209,095.72	9.87500	0.515	351
634,194.02	9.33389	0.515	352
521,821.26	8.22903	0.515	352
923,273.17	9.44494	0.515	353
179,274.01	8.85000	0.515	353
1,412,718.12	9.06346	0.515	354
280,130.91	8.59814	0.515	354
2,587,633.69	8.93615	0.515	355
817,217.88	8.85392	0.515	355
2,259,156.71	8.92804	0.515	356
1,841,265.04	8.60446	0.515	356
4,996,844.99	8.82936	0.515	357
2,304,690.05	8.08741	0.515	357
3,780,663.24	8.76450	0.515	358
1,026,776.15	9.13618	0.515	358
201,353.40	8.99000	0.515	350
115,383.69	12.69000	0.515	351
304,773.89	8.85229	0.515	358
340,321.14	9.00117	0.515	352
420,524.47	9.46252	0.515	353
84,654.69	10.49900	0.515	353
655,258.33	8.41629	0.515	354
627,762.86	7.98514	0.515	354
908,371.97	8.93520	0.515	355
232,215.99	8.09867	0.515	355
2,675,762.69	8.22513	0.515	356
1,447,788.16	7.62810	0.515	356
6,422,844.17	8.56839	0.515	357
571,024.60	8.21146	0.515	357
3,734,542.38	8.45946	0.515	358
85,398.66	8.62500	0.515	358
300,780.83	6.87500	0.515	475
314,579.35	7.50000	0.515	476
216,548.99	7.99900	0.515	476
377,238.12	7.50000	0.515	474
390,382.31	8.35000	0.515	474
1,905,192.53	8.62787	0.515	477
335,612.64	6.99000	0.515	477
835,475.68	7.70094	0.515	478
319,768.83	7.20000	0.515	478
219,427.19	9.99000	0.515	476
416,672.20	8.36997	0.515	477
289,548.56	7.99000	0.515	477
867,393.37	9.20421	0.515	478
249,856.24	7.99900	0.515	478
111,935.29	9.37500	0.515	477
271,776.23	6.75000	0.515	478
649,094.96	8.72836	0.515	478
116,713.59	8.75000	0.515	475
219,678.61	7.99900	0.515	475
672,149.90	8.20499	0.515	476
339,456.89	6.87500	0.515	476
265,788.73	8.41590	0.515	477
59,809.79	10.01700	0.515	477
445,315.98	9.20537	0.515	478
115,142.74	8.50000	0.515	478
175,491.28	9.99900	0.515	471
163,001.48	8.69900	0.515	475
391,333.33	8.68094	0.515	475
329,704.05	8.87500	0.515	476
751,647.44	8.87807	0.515	477
209,848.54	8.62500	0.515	477
853,602.96	8.78867	0.515	478
259,739.67	7.49000	0.515	477
103,290.00	8.59000	0.515	472
199,799.80	8.50000	0.515	476
127,414.92	8.89000	0.515	477
429,395.48	8.75000	0.515	474
129,825.33	8.87900	0.515	475
224,819.40	8.25900	0.515	477
155,860.10	7.87500	0.515	477
239,477.05	8.99900	0.515	473
206,572.46	7.50000	0.515	474
101,889.33	8.99900	0.515	475
216,600.40	8.79900	0.515	477
363,698.47	8.15000	0.515	477
109,959.34	9.49900	0.515	478
386,020.49	8.87500	0.515	469
125,528.29	8.35000	0.515	469
224,534.12	8.85000	0.515	471
187,158.70	8.87500	0.515	472
127,913.87	8.25000	0.515	472
149,733.57	8.49000	0.515	473
712,146.56	8.61466	0.515	474
237,018.92	8.25000	0.515	474
3,508,966.18	8.90071	0.515	475
415,762.12	8.62658	0.515	475
6,243,855.39	8.02462	0.515	476
1,187,762.88	7.99234	0.515	476
12,570,648.88	8.42139	0.515	477
1,940,640.84	7.95064	0.515	477
6,150,726.70	8.48896	0.515	478
1,529,207.28	7.99529	0.515	478
159,945.56	7.40000	0.515	479
704,172.62	8.44683	0.515	476
103,323.38	7.95000	0.515	477
781,926.44	9.43032	0.515	473
796,110.22	8.02288	0.515	474
1,818,928.63	8.74863	0.515	475
1,929,340.90	7.79375	0.515	475
3,162,446.35	8.69271	0.515	476
1,686,949.92	7.63688	0.515	476
5,810,330.60	8.60528	0.515	477
2,492,709.08	7.62221	0.515	477
3,147,084.76	8.75386	0.515	478
433,764.20	8.19608	0.515	478
94,188.50	7.50000	0.515	357
98,391.17	6.25000	0.515	356
141,723.33	7.25000	0.515	354
438,219.64	7.12500	0.515	355
121,126.73	7.37500	0.515	356
364,329.59	7.79968	0.515	357
199,702.21	7.50000	0.515	358
121,985.09	6.87500	0.515	356
137,222.80	6.37500	0.515	354
310,473.53	7.99900	0.515	354
98,653.57	7.25000	0.515	357
95,838.16	6.87500	0.515	358
191,265.57	6.25000	0.515	356
92,193.39	8.75000	0.515	358
83,817.22	8.62500	0.515	357
669,646.57	6.36053	0.515	357
456,997.11	6.69149	0.515	358
392,306.84	7.62500	0.515	355
223,241.18	7.12500	0.515	356
266,710.94	8.50000	0.515	357
199,761.71	8.59900	0.515	358
199,242.94	8.25000	0.515	358
464,702.27	7.62500	0.515	478
139,653.42	6.99000	0.515	474
125,858.45	10.49000	0.515	472
164,832.38	8.45000	0.515	476
118,901.41	8.15000	0.515	477
375,597.07	7.25000	0.515	477
289,829.44	8.25000	0.515	478
502,505.67	8.65000	0.515	472
439,489.27	7.99000	0.515	476
152,000.00	9.50000	0.515	357
220,000.00	7.25000	0.515	358
220,500.00	8.99900	0.515	352
242,250.00	7.99900	0.515	353
220,400.00	8.50000	0.515	354
263,000.00	5.69900	0.515	356
240,000.00	7.70000	0.515	357
172,500.00	6.35900	0.515	358
299,847.30	8.65000	0.515	352
198,998.63	7.60000	0.515	356
339,924.53	7.50000	0.515	357
379,831.34	8.87500	0.515	357
396,000.00	7.23000	0.515	352
395,250.00	8.87500	0.515	356
178,400.00	7.50000	0.515	357
344,000.00	6.87500	0.515	358
339,999.81	6.87500	0.515	358
100,800.00	8.75000	0.515	351
205,000.00	7.99900	0.515	352
669,000.00	8.30680	0.515	352
446,974.13	8.42623	0.515	353
122,000.00	8.99900	0.515	354
657,896.07	7.19520	0.515	354
952,449.34	8.37423	0.515	355
863,400.00	7.90852	0.515	355
177,000.00	7.99000	0.515	355
311,200.00	7.25000	0.515	355
227,200.00	7.60000	0.515	356
480,500.00	8.05421	0.515	356
1,980,858.67	7.90475	0.515	356
487,999.92	7.70148	0.515	356
391,000.00	7.75000	0.515	356
276,000.00	7.99900	0.515	357
325,000.00	8.37500	0.515	357
219,000.00	8.25000	0.515	357
2,324,100.23	7.65748	0.515	357
2,302,709.80	6.79351	0.515	357
190,000.00	7.75000	0.515	358
869,996.43	7.92080	0.515	358
1,736,983.00	7.53924	0.515	358
210,245.07	7.12500	0.515	356
374,951.38	8.75000	0.515	352
340,000.00	8.75000	0.515	353
365,000.00	8.99000	0.515	354
224,000.00	7.65000	0.515	355
999,234.36	7.63846	0.515	356
1,147,450.00	7.97887	0.515	357
687,999.33	7.24826	0.515	357
420,000.00	7.97476	0.515	358
372,800.00	7.11803	0.515	358
231,919.99	7.62500	0.515	354
152,000.00	6.75000	0.515	356
165,600.00	6.50000	0.515	357
220,000.00	6.87500	0.515	358
210,000.00	7.25000	0.515	359
374,467.62	6.75000	0.515	357
512,000.00	6.39941	0.515	357
228,000.00	7.12500	0.515	358
747,084.07	6.22631	0.515	358
277,375.96	5.65000	0.515	350
215,200.00	6.87500	0.515	356
293,919.69	7.20403	0.515	356
604,656.00	6.66765	0.515	358
199,932.12	6.75000	0.515	356
492,998.75	6.77941	0.515	357
295,000.00	6.25000	0.515	357
219,239.78	7.25000	0.515	350
208,000.00	7.50000	0.515	356
300,000.00	7.12500	0.515	358
144,000.00	8.37500	0.515	355
319,000.00	8.37500	0.515	357
352,000.00	7.25000	0.515	358
384,000.00	6.75000	0.515	355
315,000.00	6.50000	0.515	356
58,942.36	6.99000	0.515	117
250,569.51	7.75778	0.515	177
158,288.03	8.99000	0.515	176
50,360.16	9.75000	0.515	175
75,753.30	7.39000	0.515	177
290,847.20	8.90610	0.515	176
238,802.45	7.57461	0.515	238
181,946.14	8.84907	0.515	236
292,585.72	8.90726	0.515	358
906,266.51	9.19461	0.515	354
2,189,856.79	7.36660	0.515	356
162,305.60	7.25000	0.515	358
101,899.24	9.50000	0.515	358
518,677.01	6.47994	0.515	358
56,205.08	10.50000	0.515	358
84,882.97	7.89000	0.515	358
199,557.33	10.25000	0.515	355
164,748.06	9.37500	0.515	357
623,165.97	10.01992	0.515	355
130,325.30	9.99900	0.515	357
362,645.56	7.37500	0.515	358
288,845.56	8.93528	0.515	357
62,890.66	8.75900	0.515	357
5,379,739.43	8.27810	0.515	357
2,724,903.18	7.36991	0.515	355
8,554,901.39	9.10693	0.515	355
3,931,348.36	7.50687	0.515	356
218,891.16	8.50000	0.515	478
332,181.45	8.65000	0.515	476
391,605.49	9.89900	0.515	474
191,914.55	8.87500	0.515	478
95,963.46	10.74900	0.515	477
3,507,029.45	8.26212	0.515	476
1,155,051.40	7.88883	0.515	474
1,615,416.17	8.83112	0.515	474
808,423.41	7.89518	0.515	477
331,500.00	6.32500	0.515	358
239,000.00	7.35000	0.515	353
240,000.00	9.12500	0.515	355
468,000.00	7.17500	0.515	356
285,000.00	6.37500	0.515	358
227,516.17	7.69000	0.515	354
170,999.32	8.50000	0.515	355
284,000.00	7.37500	0.515	356
350,000.00	6.30000	0.515	357
354,994.38	7.56830	0.515	357
122,499.25	6.50000	0.515	358
131,250.00	7.25000	0.515	359
303,699.03	6.25000	0.515	358
417,244.19	7.97746	0.515	356
210,000.00	7.25000	0.515	356
38,988.90	11.50000	0.515	235
32,923.42	12.10000	0.515	352
394,759.57	12.69360	0.515	356
931,079.47	11.72798	0.515	355
98,556.85	12.65946	0.515	351
119,763.43	11.61127	0.515	356
74,734.16	14.25000	0.515	355
56,457.44	11.99000	0.515	358
153,230.66	10.85409	0.515	357
88,062.69	9.65000	0.515	350
28,789.43	13.99900	0.515	358
38,224.20	10.98472	0.515	352
111,286.09	12.41663	0.515	353
82,179.27	10.80000	0.515	353
141,782.77	11.96173	0.515	357
333,634.86	12.97555	0.515	355
674,026.62	11.25638	0.515	356
Group II Mortgage Loans
407,641.69	6.50000	0.515	478
209,928.51	7.49900	0.515	357
97,410.50	9.62000	0.515	348
104,513.67	8.60000	0.515	353
131,556.16	10.87500	0.515	332
79,501.83	9.01000	0.515	349
445,188.96	8.92655	0.515	350
91,473.14	8.40000	0.515	351
182,412.22	9.99900	0.515	356
124,793.58	8.99900	0.515	357
155,930.97	9.99900	0.515	359
125,861.25	7.36700	0.515	344
161,259.84	10.49900	0.515	349
179,805.63	10.99900	0.515	357
71,429.73	10.49000	0.515	344
160,026.88	8.25000	0.515	347
191,464.81	7.25000	0.515	347
482,096.17	7.81385	0.515	350
399,101.36	8.75000	0.515	352
105,417.57	10.20211	0.515	353
638,084.11	8.41770	0.515	354
125,061.19	10.87500	0.515	326
115,787.63	8.49900	0.515	357
95,772.59	7.60000	0.515	339
82,771.62	11.25000	0.515	316
73,867.78	10.62500	0.515	318
258,173.41	6.95500	0.515	470
401,749.13	8.25000	0.515	472
251,556.51	8.99000	0.515	472
167,029.89	8.99900	0.515	470
193,869.53	8.45000	0.515	463
190,809.63	10.53000	0.515	467
206,633.60	8.55000	0.515	473
217,282.27	8.50000	0.515	476
304,824.71	8.77311	0.515	477
311,833.19	8.25000	0.515	478
234,361.77	7.50000	0.515	472
259,537.30	8.99000	0.515	472
79,783.62	7.50000	0.515	472
88,867.65	9.55000	0.515	478
170,744.62	6.50000	0.515	464
289,036.56	8.25000	0.515	469
181,539.29	8.75000	0.515	474
208,137.02	8.20000	0.515	478
73,082.78	8.50000	0.515	463
299,055.36	7.25000	0.515	356
307,908.08	6.50000	0.515	357
288,428.00	10.60000	0.515	355
111,617.18	7.99900	0.515	355
274,015.31	8.67500	0.515	357
95,879.62	8.35000	0.515	358
107,861.79	8.25000	0.515	358
222,577.67	7.49000	0.515	356
121,263.97	9.39900	0.515	357
141,572.31	10.25000	0.515	353
249,489.03	9.37500	0.515	356
92,598.71	8.75000	0.515	357
80,651.78	8.49900	0.515	358
166,300.83	9.99000	0.515	356
158,763.01	9.49000	0.515	357
229,046.55	8.12500	0.515	357
104,917.94	10.59900	0.515	358
132,362.52	7.99900	0.515	353
482,373.60	9.62115	0.515	355
296,328.39	8.95717	0.515	356
417,240.16	8.58785	0.515	357
117,783.97	8.49900	0.515	357
1,120,647.24	8.91876	0.515	358
157,739.22	9.50000	0.515	347
114,480.66	6.78000	0.515	350
268,614.89	8.75000	0.515	352
286,718.93	9.23920	0.515	353
79,677.61	9.87500	0.515	354
317,611.41	8.03656	0.515	355
445,222.57	8.52196	0.515	356
864,319.80	9.43557	0.515	357
193,644.90	8.50000	0.515	357
936,808.41	9.51389	0.515	358
63,330.31	8.49900	0.515	353
154,443.06	7.75000	0.515	355
310,770.50	9.44090	0.515	357
149,781.77	8.99900	0.515	353
237,320.76	9.78485	0.515	354
86,745.73	8.75000	0.515	355
120,598.18	6.99000	0.515	356
334,387.43	8.52249	0.515	357
150,439.45	9.13811	0.515	358
175,027.07	7.97000	0.515	352
189,430.65	7.50000	0.515	356
49,982.16	10.99900	0.515	359
94,930.78	7.79000	0.515	356
107,074.81	7.87500	0.515	348
81,681.13	10.59900	0.515	351
113,372.33	7.99000	0.515	352
82,661.77	8.87500	0.515	353
2,090,489.84	9.25466	0.515	354
204,329.64	8.16950	0.515	354
2,936,192.15	8.78122	0.515	355
970,217.01	7.20939	0.515	355
3,411,650.00	8.68509	0.515	356
594,444.72	7.45799	0.515	356
6,141,605.75	8.31208	0.515	357
1,166,328.68	7.65591	0.515	357
4,593,922.95	8.57437	0.515	358
1,164,506.04	7.87235	0.515	358
357,754.54	7.91426	0.515	359
227,453.11	7.99900	0.515	357
64,416.08	10.10000	0.515	347
374,762.83	7.19900	0.515	350
98,508.11	8.50000	0.515	352
317,744.28	9.18935	0.515	353
176,694.10	9.65000	0.515	353
3,436,247.95	8.74456	0.515	354
1,756,992.64	9.23755	0.515	355
443,135.89	7.65429	0.515	355
4,079,387.12	8.87523	0.515	356
437,458.53	8.25252	0.515	356
4,187,090.52	8.57752	0.515	357
1,162,764.48	7.84547	0.515	357
3,895,039.30	8.68536	0.515	358
1,164,715.73	7.43906	0.515	358
500,781.27	7.25000	0.515	476
211,712.18	6.40000	0.515	477
1,116,724.22	8.92352	0.515	475
424,624.51	8.92500	0.515	476
1,053,444.16	7.25851	0.515	476
3,173,936.34	7.75304	0.515	477
741,616.48	8.54990	0.515	478
542,573.74	6.91724	0.515	478
61,968.08	9.75900	0.515	477
375,713.30	8.32334	0.515	476
237,677.63	7.45000	0.515	476
295,822.51	9.24900	0.515	477
637,711.26	8.44797	0.515	477
132,942.79	8.99000	0.515	478
104,907.79	6.50000	0.515	478
191,084.53	8.00000	0.515	477
124,069.55	7.99900	0.515	475
155,570.33	9.12500	0.515	476
570,437.42	7.25826	0.515	477
202,348.44	8.49900	0.515	477
330,819.37	7.50000	0.515	477
183,758.98	8.99000	0.515	474
871,107.89	8.45149	0.515	476
319,958.67	9.20605	0.515	477
80,808.28	9.75000	0.515	477
144,678.27	8.99900	0.515	473
259,490.62	7.60000	0.515	474
630,376.77	8.98339	0.515	475
984,772.30	8.16188	0.515	476
162,824.18	8.75000	0.515	476
389,647.69	7.87543	0.515	477
263,286.05	8.24744	0.515	477
249,149.57	9.32299	0.515	478
419,578.31	8.49000	0.515	476
318,566.23	7.99000	0.515	478
115,865.85	10.15000	0.515	473
187,327.91	9.57362	0.515	475
413,536.48	9.06817	0.515	475
739,109.85	9.44967	0.515	476
444,685.18	8.69817	0.515	477
219,862.08	9.10000	0.515	477
225,974.65	8.12500	0.515	478
289,627.71	9.99000	0.515	473
272,190.44	9.62121	0.515	475
128,885.05	7.89800	0.515	477
260,432.56	9.55000	0.515	469
477,038.46	8.01880	0.515	471
370,648.99	8.15021	0.515	472
505,990.94	8.75208	0.515	473
2,153,308.43	8.73832	0.515	474
383,667.08	8.28582	0.515	474
4,439,824.92	8.41860	0.515	475
195,228.24	8.15000	0.515	475
6,794,229.57	8.46503	0.515	476
692,231.88	7.72820	0.515	476
9,226,485.23	8.24788	0.515	477
1,467,450.28	7.40267	0.515	477
7,681,548.21	8.60655	0.515	478
1,237,157.13	6.90623	0.515	478
138,966.90	7.50000	0.515	475
824,783.71	7.55710	0.515	477
241,784.46	7.89900	0.515	477
322,235.72	6.75000	0.515	478
721,968.01	8.62220	0.515	473
2,539,381.54	8.19185	0.515	474
2,319,983.84	8.81756	0.515	475
381,835.79	7.37500	0.515	475
4,168,568.11	8.74503	0.515	476
629,852.74	7.51495	0.515	476
8,578,851.03	8.15628	0.515	477
1,998,201.17	8.10499	0.515	477
3,947,189.97	8.36927	0.515	478
463,440.01	8.25819	0.515	478
130,468.61	8.59900	0.515	479
161,327.16	6.86500	0.515	358
278,316.53	8.49900	0.515	356
79,874.79	7.25000	0.515	358
141,758.72	10.25000	0.515	356
330,109.81	7.62752	0.515	356
156,430.79	7.25000	0.515	357
149,721.40	6.37500	0.515	358
206,234.10	8.50000	0.515	354
327,159.13	7.00000	0.515	354
745,832.53	7.66879	0.515	356
199,388.66	7.40000	0.515	356
530,964.93	8.24384	0.515	357
447,376.97	8.51249	0.515	358
155,688.64	7.50000	0.515	358
319,772.71	7.26000	0.515	478
299,270.64	7.92500	0.515	472
175,293.92	7.95000	0.515	476
739,168.98	8.38226	0.515	477
336,672.07	7.59000	0.515	477
474,953.09	8.36413	0.515	478
174,888.40	7.85000	0.515	476
620,948.17	7.94818	0.515	477
259,839.38	7.75000	0.515	478
265,981.27	6.75000	0.515	356
250,799.99	7.75000	0.515	355
300,999.99	6.34000	0.515	342
271,851.49	6.80000	0.515	357
329,989.72	7.99000	0.515	349
311,921.38	6.75000	0.515	356
290,000.00	9.15000	0.515	357
282,000.00	6.87500	0.515	358
204,800.00	7.50000	0.515	358
217,500.00	7.80000	0.515	357
241,200.00	7.87500	0.515	357
380,000.00	7.37500	0.515	358
335,500.00	8.50000	0.515	354
132,711.75	6.87500	0.515	354
309,500.00	7.85000	0.515	355
640,944.88	7.23160	0.515	355
1,861,914.50	7.88433	0.515	356
759,899.64	7.58956	0.515	356
204,000.00	7.75000	0.515	357
220,000.00	6.99000	0.515	357
737,100.36	7.90346	0.515	357
1,785,996.92	6.92795	0.515	357
200,000.00	6.99000	0.515	357
212,000.00	6.99900	0.515	357
183,750.00	6.66000	0.515	358
865,750.00	7.98234	0.515	358
1,078,950.00	7.50519	0.515	358
510,000.00	8.01000	0.515	354
215,994.91	6.69900	0.515	355
195,500.00	6.87500	0.515	356
372,000.00	7.72435	0.515	357
408,000.00	8.15000	0.515	358
535,999.79	8.05251	0.515	358
522,834.03	6.37500	0.515	357
253,500.00	6.75000	0.515	359
359,912.50	7.37500	0.515	356
198,750.00	6.75000	0.515	358
156,750.00	8.99000	0.515	357
236,000.00	7.50000	0.515	356
382,296.03	6.25000	0.515	357
440,000.00	6.50000	0.515	358
229,000.00	6.99000	0.515	354
195,975.00	7.50000	0.515	356
292,400.00	7.13559	0.515	358
320,000.00	6.50000	0.515	357
413,489.26	7.82000	0.515	357
59,178.96	11.60000	0.515	111
114,987.97	8.63436	0.515	118
211,209.21	6.72616	0.515	173
334,241.58	8.97035	0.515	177
94,927.27	8.50000	0.515	176
149,130.05	6.99000	0.515	237
177,804.86	7.75000	0.515	237
87,405.69	6.37500	0.515	237
157,058.32	7.18800	0.515	237
125,934.96	7.37500	0.515	238
568,006.34	8.48827	0.515	236
321,937.98	6.76090	0.515	238
520,504.00	6.78292	0.515	358
2,528,815.98	8.75238	0.515	356
982,227.45	6.84894	0.515	356
377,293.90	6.34823	0.515	358
259,683.86	8.50000	0.515	358
161,589.35	6.87500	0.515	357
223,590.01	8.50000	0.515	357
472,055.27	9.11668	0.515	357
838,683.24	9.42932	0.515	352
1,172,154.64	7.46775	0.515	356
145,605.30	9.12500	0.515	352
395,005.31	9.47500	0.515	355
557,791.64	10.36521	0.515	357
161,222.88	9.74481	0.515	356
8,927,525.20	8.30188	0.515	356
4,994,034.16	7.52683	0.515	356
317,478.99	7.25000	0.515	354
322,300.54	7.01789	0.515	357
10,531,048.42	8.70926	0.515	356
3,837,843.55	7.40621	0.515	357
229,385.31	8.49000	0.515	478
161,872.67	6.90000	0.515	478
621,542.03	7.14029	0.515	478
1,539,233.42	6.81319	0.515	478
221,215.65	9.12500	0.515	476
171,795.54	10.25000	0.515	472
95,952.00	9.85500	0.515	477
142,384.80	8.80000	0.515	476
2,569,861.35	8.06228	0.515	476
1,130,303.19	7.00775	0.515	476
2,761,488.88	8.61520	0.515	477
1,311,397.52	7.65208	0.515	476
30,902.63	12.50000	0.515	172
37,805.70	9.90000	0.515	168
23,836.10	12.59900	0.515	234
46,518.57	11.49900	0.515	231
47,890.03	11.10000	0.515	238
45,784.06	8.71000	0.515	237
50,869.69	11.85000	0.515	352
880,922.39	11.59010	0.515	354
478,711.94	10.82532	0.515	356
106,840.10	12.56154	0.515	355
136,352.94	10.70992	0.515	357
50,336.78	12.99000	0.515	355
41,456.40	11.12500	0.515	357
44,001.28	12.40600	0.515	299
191,984.56	10.38724	0.515	348
66,903.91	9.93571	0.515	354
59,910.74	9.50000	0.515	357
144,181.42	10.53355	0.515	354
217,466.89	9.63275	0.515	356
Group III Mortgage Loans
324,541.59	5.62500	0.515	478
247,642.57	9.65000	0.515	357
248,851.34	9.99900	0.515	350
532,119.08	10.99000	0.515	354
233,553.97	7.45000	0.515	343
79,818.92	10.00000	0.515	355
149,115.00	10.25000	0.515	354
367,566.58	8.65500	0.515	358
108,761.39	9.25000	0.515	340
339,680.63	6.22500	0.515	341
118,673.03	8.99900	0.515	347
285,343.84	9.48309	0.515	348
945,658.75	9.50000	0.515	351
731,239.83	10.30156	0.515	352
139,079.80	10.25000	0.515	353
217,464.48	8.53514	0.515	356
935,006.86	9.05815	0.515	357
936,670.52	7.39051	0.515	357
331,594.68	8.60397	0.515	358
814,472.05	8.27178	0.515	358
59,911.40	11.45000	0.515	357
374,286.97	9.99900	0.515	353
224,762.47	9.10000	0.515	356
389,073.77	8.65000	0.515	356
341,353.97	8.51032	0.515	357
99,878.39	8.50000	0.515	358
156,508.97	10.89900	0.515	356
89,200.33	9.99000	0.515	348
640,680.89	8.82208	0.515	351
133,760.39	9.37500	0.515	343
98,838.02	7.99900	0.515	344
130,229.48	7.50000	0.515	345
69,669.40	8.75000	0.515	352
313,764.90	7.25000	0.515	338
120,574.33	7.00000	0.515	347
154,148.10	7.99900	0.515	352
366,886.23	7.45000	0.515	356
104,402.46	9.75000	0.515	357
58,339.64	12.12500	0.515	313
53,237.88	9.99000	0.515	346
274,353.45	9.99900	0.515	347
45,421.84	11.66000	0.515	348
754,268.83	7.25000	0.515	349
473,398.15	9.23677	0.515	350
1.00	8.00000	0.515	350
347,996.60	8.40000	0.515	351
139,286.53	8.37500	0.515	352
498,491.68	9.49000	0.515	354
144,687.69	11.75000	0.515	355
646,180.62	7.84047	0.515	356
558,829.50	7.84783	0.515	357
149,787.58	7.75000	0.515	358
50,107.38	6.99000	0.515	342
113,733.17	9.59900	0.515	343
697,927.69	7.99000	0.515	470
323,750.39	8.40000	0.515	477
520,554.92	7.99900	0.515	472
419,769.78	11.25000	0.515	475
143,649.04	7.99000	0.515	476
255,724.37	8.25000	0.515	476
369,306.53	8.00000	0.515	470
796,082.46	8.97760	0.515	472
275,140.15	9.00000	0.515	474
112,250.33	5.92500	0.515	458
426,863.34	7.13000	0.515	476
715,135.66	8.65661	0.515	478
259,839.38	7.75000	0.515	478
149,133.93	8.99900	0.515	462
635,369.74	8.99000	0.515	472
219,507.69	8.18000	0.515	476
135,603.50	9.99900	0.515	469
79,861.17	8.69900	0.515	473
138,653.95	9.37400	0.515	463
386,079.51	6.50000	0.515	469
348,334.21	7.50000	0.515	476
121,848.28	7.75000	0.515	476
168,425.30	10.25000	0.515	477
426,105.38	6.82900	0.515	464
364,930.58	9.95000	0.515	468
1,263,107.92	9.62179	0.515	470
607,798.30	8.59942	0.515	472
406,821.46	7.75000	0.515	477
436,965.42	7.37500	0.515	461
221,028.91	8.25000	0.515	356
224,034.86	7.89000	0.515	357
433,881.82	10.25000	0.515	354
1,306,156.96	8.14571	0.515	357
355,390.22	7.12500	0.515	357
549,257.94	7.99000	0.515	358
375,689.38	6.99000	0.515	358
570,165.93	8.29000	0.515	355
348,933.31	8.35735	0.515	356
199,726.58	9.90000	0.515	357
242,606.18	10.50000	0.515	358
174,216.52	9.19900	0.515	358
540,342.95	7.39900	0.515	356
114,844.77	7.99900	0.515	358
155,242.43	9.37500	0.515	358
100,983.47	9.25000	0.515	355
106,223.95	8.99000	0.515	357
367,491.82	7.87500	0.515	358
299,489.95	9.89900	0.515	357
115,710.11	9.50000	0.515	355
82,943.05	9.87500	0.515	356
618,463.42	6.99000	0.515	357
158,879.73	10.75000	0.515	358
72,174.66	8.99900	0.515	352
63,596.88	6.00000	0.515	355
274,391.07	8.99000	0.515	356
104,805.82	8.45000	0.515	357
337,740.48	7.79000	0.515	357
479,299.47	7.60000	0.515	358
283,874.91	10.09000	0.515	352
259,445.90	7.75000	0.515	357
302,501.24	8.12864	0.515	358
76,600.11	10.99000	0.515	347
179,486.75	9.75900	0.515	354
479,459.81	8.87500	0.515	358
260,575.59	9.45936	0.515	348
131,169.49	8.99000	0.515	349
781,120.27	8.36188	0.515	350
395,212.42	9.60645	0.515	351
421,819.33	9.09000	0.515	352
256,716.42	8.99900	0.515	352
196,251.97	9.94893	0.515	353
2,391,745.02	8.91369	0.515	354
159,513.14	9.45000	0.515	354
2,051,735.32	9.13293	0.515	355
1,776,698.32	8.28016	0.515	355
2,619,332.07	9.08288	0.515	356
1,915,176.65	7.53733	0.515	356
5,915,318.73	8.48267	0.515	357
3,586,591.14	8.13199	0.515	357
5,780,925.48	8.80049	0.515	358
1,443,725.48	8.44214	0.515	358
117,403.74	9.13000	0.515	322
401,281.09	7.79500	0.515	354
104,732.51	6.85000	0.515	357
185,539.85	6.99900	0.515	357
1,420,129.21	7.39247	0.515	358
139,316.86	8.12500	0.515	358
215,697.10	7.79900	0.515	358
155,672.73	9.25000	0.515	356
95,106.95	9.55000	0.515	358
82,753.94	9.99000	0.515	346
129,636.74	10.49000	0.515	355
184,605.73	7.75000	0.515	357
102,735.48	9.10000	0.515	347
175,019.20	7.99000	0.515	348
636,800.12	8.91206	0.515	354
712,969.35	9.46792	0.515	355
405,205.65	9.33575	0.515	356
660,726.67	9.38931	0.515	357
185,471.82	9.65726	0.515	358
115,732.03	10.75000	0.515	354
552,613.35	9.98056	0.515	355
231,592.35	8.69900	0.515	357
144,157.38	9.75000	0.515	355
147,195.01	7.90000	0.515	357
79,973.06	13.00000	0.515	352
317,421.82	9.34256	0.515	353
406,101.24	9.59614	0.515	356
223,157.95	7.49000	0.515	356
192,279.18	7.39900	0.515	357
288,962.79	9.47641	0.515	358
131,885.36	8.15000	0.515	358
74,389.60	9.49000	0.515	347
1,422,226.00	9.33828	0.515	353
508,460.75	10.55500	0.515	353
567,917.86	9.48069	0.515	354
295,490.14	7.78344	0.515	354
422,734.40	9.14052	0.515	355
244,606.21	7.12500	0.515	355
2,713,452.80	8.82481	0.515	356
2,617,185.14	7.67316	0.515	356
4,965,293.60	8.83586	0.515	357
1,340,737.41	7.77884	0.515	357
2,283,524.05	8.76382	0.515	358
271,687.21	6.99900	0.515	477
230,324.55	9.89900	0.515	478
287,085.16	7.37500	0.515	469
1,055,822.69	8.34251	0.515	472
888,798.82	8.25758	0.515	473
1,000,649.00	8.03763	0.515	474
941,909.94	8.17068	0.515	475
483,568.54	7.87500	0.515	475
1,147,840.77	8.43023	0.515	476
1,503,137.97	6.95736	0.515	476
2,517,956.41	7.40945	0.515	477
1,258,054.25	8.13533	0.515	478
853,528.71	7.61780	0.515	478
552,841.13	7.99000	0.515	479
256,752.35	10.99000	0.515	472
344,268.36	9.87500	0.515	473
172,834.51	7.65000	0.515	477
331,679.81	7.62350	0.515	477
438,620.89	10.25000	0.515	478
606,973.47	8.99000	0.515	476
200,879.13	9.24000	0.515	477
563,661.29	7.49900	0.515	474
159,724.29	7.39900	0.515	475
470,454.73	7.99900	0.515	476
129,883.58	7.88000	0.515	477
606,446.45	7.97425	0.515	478
349,093.12	7.99900	0.515	478
611,812.69	8.19000	0.515	473
319,722.63	8.99000	0.515	476
124,932.32	9.59000	0.515	477
339,837.31	9.99900	0.515	477
1,195,479.39	8.44822	0.515	478
103,982.52	9.80000	0.515	479
61,976.14	9.99000	0.515	468
430,968.58	8.99900	0.515	465
100,948.37	9.99000	0.515	468
466,962.81	8.99000	0.515	470
379,501.27	8.93885	0.515	472
188,355.76	7.99000	0.515	472
1,004,947.01	8.72656	0.515	473
2,980,383.55	8.59561	0.515	474
457,154.68	8.42716	0.515	474
5,499,747.74	8.72824	0.515	475
1,006,227.98	7.86328	0.515	475
9,895,043.74	8.41081	0.515	476
1,859,564.39	7.64423	0.515	476
10,964,668.75	8.04707	0.515	477
5,484,327.60	7.76063	0.515	477
6,373,151.87	8.34122	0.515	478
2,474,170.63	8.01200	0.515	478
523,854.53	8.13219	0.515	479
165,423.22	6.29000	0.515	479
161,727.94	7.50000	0.515	475
91,825.99	9.15900	0.515	471
293,656.84	8.75000	0.515	475
319,602.90	9.39848	0.515	476
179,844.23	7.99900	0.515	477
109,811.96	10.50000	0.515	468
130,254.16	9.87500	0.515	469
138,062.21	9.89000	0.515	473
660,598.28	8.92800	0.515	474
1,441,260.16	8.50514	0.515	475
230,995.30	8.94485	0.515	476
486,713.37	9.34195	0.515	477
197,666.16	8.12500	0.515	474
114,877.88	8.29900	0.515	476
473,631.26	8.36836	0.515	477
83,972.49	9.89900	0.515	478
72,232.02	10.79900	0.515	478
449,024.27	9.99000	0.515	467
590,461.26	8.55227	0.515	475
716,799.84	8.47224	0.515	476
449,930.84	7.69900	0.515	476
1,323,421.78	8.58441	0.515	477
592,490.80	9.08134	0.515	478
219,614.98	9.49900	0.515	472
763,598.26	8.65069	0.515	473
134,321.28	9.47500	0.515	473
1,908,935.05	8.94414	0.515	474
1,051,072.22	8.76685	0.515	475
922,692.32	8.15932	0.515	475
2,684,124.02	8.82763	0.515	476
620,802.72	7.64855	0.515	476
4,046,899.58	8.42982	0.515	477
2,279,015.13	7.36136	0.515	477
3,330,593.45	7.98382	0.515	478
410,882.29	6.99000	0.515	356
826,496.76	6.63937	0.515	358
697,539.06	8.75000	0.515	354
622,910.60	7.87500	0.515	358
598,500.69	9.50000	0.515	355
180,169.63	8.50000	0.515	357
252,758.22	6.50000	0.515	357
383,193.41	7.29283	0.515	356
439,291.73	7.00000	0.515	357
219,235.90	6.75000	0.515	356
334,963.48	7.37515	0.515	356
237,509.70	6.37500	0.515	356
209,826.27	6.50000	0.515	357
1,206,062.86	7.12998	0.515	358
365,285.22	6.75000	0.515	359
104,818.28	7.00000	0.515	357
282,523.56	6.79000	0.515	354
77,360.82	9.99000	0.515	356
153,267.48	8.75000	0.515	357
303,958.93	8.90783	0.515	354
131,453.59	9.99900	0.515	355
403,565.32	8.78952	0.515	356
86,841.05	8.50900	0.515	357
167,595.54	9.60000	0.515	356
242,773.56	9.99000	0.515	357
80,491.46	8.00000	0.515	358
76,287.83	8.99900	0.515	355
75,077.77	9.63000	0.515	358
97,704.33	9.49000	0.515	354
85,371.47	9.45000	0.515	357
72,332.48	10.75000	0.515	354
265,117.47	8.49464	0.515	355
1,332,925.67	8.90332	0.515	356
1,110,712.31	8.31245	0.515	357
386,263.12	7.11279	0.515	357
1,674,993.89	8.76996	0.515	358
135,877.87	9.95000	0.515	358
65,430.90	8.25000	0.515	356
578,953.23	6.67728	0.515	356
97,831.42	7.89900	0.515	357
599,128.70	7.62500	0.515	358
127,559.00	6.87500	0.515	358
588,964.32	8.60000	0.515	473
383,602.77	7.37500	0.515	477
457,888.05	6.42500	0.515	470
119,879.85	8.50000	0.515	476
152,857.76	7.75000	0.515	477
435,462.57	6.75000	0.515	477
138,933.47	9.99900	0.515	477
336,830.70	8.99900	0.515	474
127,809.96	7.12500	0.515	476
83,661.41	10.12500	0.515	477
203,901.51	8.59900	0.515	478
143,832.14	7.97500	0.515	476
919,582.04	8.12705	0.515	477
326,654.70	10.30258	0.515	478
637,347.30	7.90315	0.515	474
942,681.07	9.20549	0.515	475
1,911,630.90	8.25781	0.515	476
1,641,698.22	8.65943	0.515	477
391,450.04	6.28061	0.515	477
3,171,871.32	8.37568	0.515	478
99,923.36	6.99000	0.515	478
228,131.23	7.62500	0.515	356
740,000.00	7.25000	0.515	357
600,000.00	9.50000	0.515	352
418,494.25	8.50000	0.515	355
544,000.00	7.15000	0.515	357
1,018,200.00	8.37536	0.515	357
455,984.68	6.55000	0.515	342
183,999.32	8.50000	0.515	348
1,616,499.90	8.75591	0.515	352
1,027,994.74	8.17924	0.515	352
229,885.75	8.99000	0.515	353
310,000.00	8.74900	0.515	354
551,200.00	6.75000	0.515	355
607,500.00	7.49000	0.515	357
504,000.00	7.62500	0.515	357
536,000.00	7.99000	0.515	358
168,800.00	6.37500	0.515	358
432,250.00	6.89900	0.515	352
523,000.00	6.75000	0.515	357
410,000.00	6.60000	0.515	357
211,500.00	8.40000	0.515	354
300,000.00	7.62500	0.515	356
1,430,000.00	7.62500	0.515	357
475,000.00	8.25000	0.515	356
388,800.00	6.60000	0.515	357
247,920.00	7.75000	0.515	357
463,200.00	6.87000	0.515	357
411,200.00	7.25000	0.515	357
562,500.00	6.99000	0.515	358
1,665,250.00	7.37675	0.515	358
576,000.00	8.27500	0.515	358
489,900.00	6.99000	0.515	358
600,000.00	8.25000	0.515	358
1,166,400.00	7.19136	0.515	358
700,000.00	6.75000	0.515	358
496,000.00	7.25000	0.515	356
413,999.64	7.62500	0.515	350
308,000.00	8.75000	0.515	351
287,000.00	8.75000	0.515	352
489,999.96	7.75000	0.515	352
970,137.00	7.74911	0.515	353
579,500.00	8.25000	0.515	353
479,994.91	7.15000	0.515	354
307,999.45	8.50000	0.515	354
2,472,620.73	8.22315	0.515	354
272,994.88	7.99900	0.515	355
2,375,580.48	7.77927	0.515	355
2,893,255.47	8.04370	0.515	356
3,676,125.14	7.65379	0.515	356
208,000.00	7.99000	0.515	356
550,000.00	8.50000	0.515	356
640,000.00	7.87500	0.515	357
465,500.00	7.39900	0.515	357
6,105,991.99	7.76149	0.515	357
4,892,369.69	7.25818	0.515	357
547,200.00	6.62500	0.515	357
4,184,000.00	7.43962	0.515	358
3,119,466.09	7.42386	0.515	358
269,300.00	6.40000	0.515	358
178,000.00	8.99000	0.515	358
330,870.68	8.25424	0.515	354
164,994.92	8.45000	0.515	355
1,331,320.00	7.13385	0.515	357
399,920.00	7.12500	0.515	350
975,000.00	7.75000	0.515	356
227,599.76	7.75000	0.515	356
1,242,853.68	6.77050	0.515	356
423,750.00	6.99000	0.515	357
2,054,800.00	7.07862	0.515	357
256,000.00	8.37500	0.515	358
538,200.00	7.69732	0.515	358
1,076,500.00	7.51457	0.515	355
159,996.94	7.62500	0.515	356
956,998.67	6.48707	0.515	357
525,392.90	7.33755	0.515	357
2,627,739.44	6.77970	0.515	357
299,760.00	7.50000	0.515	357
312,000.00	7.00000	0.515	358
4,004,579.38	6.91043	0.515	358
1,050,000.00	7.37500	0.515	358
999,990.00	6.99000	0.515	355
889,900.00	6.60817	0.515	357
269,592.00	6.75000	0.515	357
997,600.00	6.44076	0.515	357
305,586.40	6.75000	0.515	358
1,141,600.00	7.13595	0.515	358
1,359,000.00	7.67235	0.515	355
799,799.13	6.80155	0.515	356
349,140.97	6.26764	0.515	356
975,000.00	7.87500	0.515	357
594,332.58	7.03723	0.515	357
1,078,400.00	7.10302	0.515	357
172,000.00	6.87500	0.515	358
948,094.37	7.14455	0.515	358
291,120.00	6.86545	0.515	358
211,975.71	7.75000	0.515	358
303,999.00	7.75000	0.515	354
870,000.00	7.99000	0.515	355
530,000.00	6.05000	0.515	356
1,134,259.84	6.63834	0.515	357
263,000.00	6.99000	0.515	358
235,000.00	9.49900	0.515	358
139,954.25	6.50000	0.515	356
213,000.00	7.85000	0.515	355
440,000.00	7.87500	0.515	355
313,600.00	6.85000	0.515	356
194,000.00	6.99900	0.515	356
650,000.00	8.99000	0.515	357
773,000.00	6.93261	0.515	357
508,500.00	6.19199	0.515	357
648,000.00	7.65000	0.515	358
670,000.00	8.43337	0.515	358
206,398.98	7.25000	0.515	356
543,920.00	7.12500	0.515	356
693,600.00	8.87500	0.515	357
1,931,073.69	7.51082	0.515	357
617,600.00	7.83986	0.515	358
779,120.00	6.85997	0.515	358
468,250.00	7.37500	0.515	358
549,788.97	7.62500	0.515	356
339,200.00	6.50000	0.515	357
240,000.00	7.62500	0.515	357
1,317,500.00	6.96157	0.515	357
496,000.00	6.25000	0.515	356
850,000.00	6.12500	0.515	357
66,824.00	9.62500	0.515	118
56,928.84	6.90000	0.515	118
112,149.96	9.72001	0.515	115
49,192.53	8.39900	0.515	117
307,885.32	6.12500	0.515	178
191,683.43	6.12500	0.515	178
97,175.32	6.37500	0.515	179
79,444.10	7.00000	0.515	174
94,448.59	7.99000	0.515	178
414,569.72	7.93035	0.515	177
225,127.60	7.50000	0.515	178
932,947.60	8.21460	0.515	176
494,131.62	7.29717	0.515	178
548,827.37	8.86785	0.515	176
256,675.49	6.73908	0.515	177
49,697.09	8.99900	0.515	236
86,664.96	6.99900	0.515	238
224,520.49	8.16288	0.515	233
296,098.56	8.70259	0.515	233
1,423,942.14	8.78120	0.515	236
393,536.56	7.06139	0.515	236
801,099.93	8.08808	0.515	237
75,707.31	6.99900	0.515	238
2,124,447.84	7.76581	0.515	357
1,711,326.38	8.02490	0.515	357
451,511.25	9.37198	0.515	358
1,322,996.60	6.50148	0.515	358
82,379.70	9.59500	0.515	357
586,634.92	9.85000	0.515	355
200,642.00	8.22644	0.515	356
145,782.60	7.50000	0.515	358
752,757.25	9.20617	0.515	356
242,011.15	7.12500	0.515	358
488,846.30	7.25000	0.515	357
580,945.57	8.31787	0.515	356
656,685.51	7.89437	0.515	357
432,009.45	7.49825	0.515	357
782,891.73	8.74004	0.515	354
84,885.25	8.00000	0.515	358
53,028.85	9.99500	0.515	357
4,896,997.16	8.30443	0.515	356
4,478,353.25	7.53981	0.515	355
414,998.06	7.56373	0.515	357
95,266.08	7.05000	0.515	357
144,556.80	8.59900	0.515	355
149,719.70	8.39900	0.515	357
151,312.26	8.99000	0.515	356
74,811.41	7.00000	0.515	357
189,209.76	9.36114	0.515	357
564,083.19	8.65032	0.515	355
4,942,277.22	9.25005	0.515	355
1,096,396.56	7.87839	0.515	352
4,204,752.63	8.78297	0.515	356
1,075,798.62	7.91303	0.515	356
1,177,366.27	9.02910	0.515	354
1,639,820.13	9.19483	0.515	355
615,562.88	8.31032	0.515	356
301,147.50	7.09104	0.515	358
39,010,574.07	8.27771	0.515	356
11,894,890.23	7.26126	0.515	355
10,350,053.32	8.28193	0.515	356
3,484,373.84	7.06285	0.515	356
164,642.33	7.70000	0.515	357
2,412,728.19	7.32757	0.515	477
2,213,948.43	7.96366	0.515	476
156,332.29	7.25000	0.515	477
299,681.21	5.80000	0.515	478
151,491.30	8.00000	0.515	470
310,358.26	8.85695	0.515	478
2,409,471.37	7.16348	0.515	473
442,490.01	6.90151	0.515	478
728,714.02	7.23477	0.515	477
284,789.72	7.12500	0.515	478
2,027,235.58	9.18436	0.515	475
299,523.57	7.90267	0.515	474
988,364.02	8.65300	0.515	476
564,502.29	8.34127	0.515	475
710,096.24	8.60194	0.515	475
143,735.07	6.87500	0.515	475
132,891.67	9.20000	0.515	476
12,523,606.19	7.97501	0.515	476
4,457,715.46	7.01951	0.515	476
2,466,120.69	8.98993	0.515	474
436,354.43	8.50000	0.515	474
545,000.00	6.50000	0.515	357
282,288.80	7.87500	0.515	358
288,660.00	7.12500	0.515	359
832,494.91	6.99000	0.515	355
603,412.25	7.75000	0.515	356
894,999.26	6.60733	0.515	357
572,000.00	8.35000	0.515	358
319,000.00	7.10000	0.515	358
288,000.00	7.75000	0.515	356
235,000.00	6.33000	0.515	357
235,000.00	8.49900	0.515	352
210,000.00	9.75000	0.515	356
189,192.48	7.69000	0.515	356
196,000.00	5.87500	0.515	357
996,838.53	7.13804	0.515	357
152,000.00	6.50000	0.515	358
194,948.14	7.50000	0.515	348
316,000.00	7.20000	0.515	357
137,037.75	10.50000	0.515	177
44,695.21	13.59000	0.515	232
47,787.43	9.99900	0.515	234
31,587.02	12.05000	0.515	228
151,135.87	9.66845	0.515	235
115,965.18	11.85000	0.515	352
127,147.90	11.60000	0.515	351
1,943,267.72	12.05286	0.515	354
3,257,514.13	11.40255	0.515	356
143,891.07	10.75000	0.515	358
142,939.26	13.35000	0.515	358
332,080.19	11.65513	0.515	352
985,649.16	10.83024	0.515	356
74,947.50	14.25000	0.515	356
1,507,717.74	11.48747	0.515	355
43,777.65	11.45000	0.515	345
581,925.04	11.16624	0.515	354
853,228.72	11.41722	0.515	354
49,575.40	12.25000	0.515	356
189,598.39	10.74942	0.515	354
103,150.63	11.99000	0.515	355
119,922.93	11.50000	0.515	358
1,522,353.96	12.46380	0.515	355
3,066,447.92	11.07276	0.515	356
141,589.21	13.47500	0.515	353
49,889.22	10.99000	0.515	354
17,366.52	8.25900	0.515	357
39,605.29	10.99000	0.515	335
548,435.75	11.51156	0.515	356
742,859.08	11.01296	0.515	354
60,957.58	12.99000	0.515	357
302,733.73	12.61153	0.515	356
431,099.49	10.48601	0.515	358

Aggregate Principal Balance ($)	Stated Remaining Term to Maturity (months)	Age (months)	Index
Group I Mortgage Loans
299,676.89	358	2	6 Month Libor
116,876.74	358	2	6 Month Libor
131,813.06	358	2	6 Month Libor
59,820.61	354	6	6 Month Libor
144,168.69	357	3	6 Month Libor
316,375.92	351	9	6 Month Libor
187,554.94	349	11	6 Month Libor
356,129.65	350	10	6 Month Libor
147,660.74	350	10	6 Month Libor
714,079.09	352	8	6 Month Libor
174,974.10	352	8	6 Month Libor
79,771.46	353	7	6 Month Libor
116,562.18	354	6	6 Month Libor
50,913.32	356	4	6 Month Libor
360,457.41	356	4	6 Month Libor
728,166.68	357	3	6 Month Libor
230,761.97	358	2	6 Month Libor
204,082.66	358	2	6 Month Libor
295,576.74	355	5	6 Month Libor
63,852.07	356	4	6 Month Libor
123,958.82	357	3	6 Month Libor
274,728.33	358	2	6 Month Libor
159,472.94	349	11	6 Month Libor
221,659.16	350	10	6 Month Libor
448,841.65	351	9	6 Month Libor
226,176.11	353	7	6 Month Libor
157,095.03	353	7	6 Month Libor
62,763.53	354	6	6 Month Libor
514,377.54	355	5	6 Month Libor
395,749.84	357	3	6 Month Libor
85,472.21	357	3	6 Month Libor
202,225.09	358	2	6 Month Libor
494,099.00	352	8	6 Month Libor
204,877.56	357	3	6 Month Libor
210,983.55	357	3	6 Month Libor
275,654.09	350	10	6 Month Libor
340,868.99	352	8	6 Month Libor
365,361.62	356	4	6 Month Libor
190,315.59	357	3	6 Month Libor
386,826.29	358	2	6 Month Libor
241,764.49	357	3	6 Month Libor
197,555.31	352	8	6 Month Libor
432,591.40	352	8	6 Month Libor
279,842.81	358	2	6 Month Libor
249,065.31	354	6	6 Month Libor
366,894.94	355	5	6 Month Libor
336,702.78	356	4	6 Month Libor
1,160,804.33	357	3	6 Month Libor
311,639.67	358	2	6 Month Libor
179,751.43	358	2	6 Month Libor
168,093.20	357	3	6 Month Libor
109,426.88	353	7	6 Month Libor
219,598.26	355	5	6 Month Libor
509,727.91	356	4	6 Month Libor
254,650.68	357	3	6 Month Libor
651,628.68	358	2	6 Month Libor
74,264.91	358	2	6 Month Libor
284,607.18	354	6	6 Month Libor
232,683.15	357	3	6 Month Libor
70,033.97	357	3	6 Month Libor
181,494.54	357	3	6 Month Libor
229,209.27	358	2	6 Month Libor
154,314.15	357	3	6 Month Libor
63,669.92	351	9	6 Month Libor
71,751.05	352	8	6 Month Libor
74,750.10	353	7	6 Month Libor
84,467.70	353	7	6 Month Libor
430,280.34	355	5	6 Month Libor
697,411.90	356	4	6 Month Libor
122,698.69	356	4	6 Month Libor
497,996.43	357	3	6 Month Libor
639,599.76	358	2	6 Month Libor
159,178.44	352	8	6 Month Libor
188,982.35	354	6	6 Month Libor
217,683.16	354	6	6 Month Libor
391,111.56	355	5	6 Month Libor
126,618.99	356	4	6 Month Libor
937,584.41	357	3	6 Month Libor
164,587.49	358	2	6 Month Libor
183,964.69	354	6	6 Month Libor
94,979.75	355	5	6 Month Libor
369,838.49	357	3	6 Month Libor
109,402.45	358	2	6 Month Libor
110,348.60	354	6	6 Month Libor
73,334.85	356	4	6 Month Libor
259,050.31	356	4	6 Month Libor
341,572.71	358	2	6 Month Libor
98,801.82	356	4	6 Month Libor
118,502.99	356	4	6 Month Libor
179,702.73	357	3	6 Month Libor
210,438.13	349	11	6 Month Libor
460,229.22	350	10	6 Month Libor
209,095.72	351	9	6 Month Libor
634,194.02	352	8	6 Month Libor
521,821.26	352	8	6 Month Libor
923,273.17	353	7	6 Month Libor
179,274.01	353	7	6 Month Libor
1,412,718.12	354	6	6 Month Libor
280,130.91	354	6	6 Month Libor
2,587,633.69	355	5	6 Month Libor
817,217.88	355	5	6 Month Libor
2,259,156.71	356	4	6 Month Libor
1,841,265.04	356	4	6 Month Libor
4,996,844.99	357	3	6 Month Libor
2,304,690.05	357	3	6 Month Libor
3,780,663.24	358	2	6 Month Libor
1,026,776.15	358	2	6 Month Libor
201,353.40	350	10	6 Month Libor
115,383.69	351	9	6 Month Libor
304,773.89	358	2	6 Month Libor
340,321.14	352	8	6 Month Libor
420,524.47	353	7	6 Month Libor
84,654.69	353	7	6 Month Libor
655,258.33	354	6	6 Month Libor
627,762.86	354	6	6 Month Libor
908,371.97	355	5	6 Month Libor
232,215.99	355	5	6 Month Libor
2,675,762.69	356	4	6 Month Libor
1,447,788.16	356	4	6 Month Libor
6,422,844.17	357	3	6 Month Libor
571,024.60	357	3	6 Month Libor
3,734,542.38	358	2	6 Month Libor
85,398.66	358	2	6 Month Libor
300,780.83	355	5	6 Month Libor
314,579.35	356	4	6 Month Libor
216,548.99	356	4	6 Month Libor
377,238.12	354	6	6 Month Libor
390,382.31	354	6	6 Month Libor
1,905,192.53	357	3	6 Month Libor
335,612.64	357	3	6 Month Libor
835,475.68	358	2	6 Month Libor
319,768.83	358	2	6 Month Libor
219,427.19	356	4	6 Month Libor
416,672.20	357	3	6 Month Libor
289,548.56	357	3	6 Month Libor
867,393.37	358	2	6 Month Libor
249,856.24	358	2	6 Month Libor
111,935.29	357	3	6 Month Libor
271,776.23	358	2	6 Month Libor
649,094.96	358	2	6 Month Libor
116,713.59	355	5	6 Month Libor
219,678.61	355	5	6 Month Libor
672,149.90	356	4	6 Month Libor
339,456.89	356	4	6 Month Libor
265,788.73	357	3	6 Month Libor
59,809.79	357	3	6 Month Libor
445,315.98	358	2	6 Month Libor
115,142.74	358	2	6 Month Libor
175,491.28	351	9	6 Month Libor
163,001.48	355	5	6 Month Libor
391,333.33	355	5	6 Month Libor
329,704.05	356	4	6 Month Libor
751,647.44	357	3	6 Month Libor
209,848.54	357	3	6 Month Libor
853,602.96	358	2	6 Month Libor
259,739.67	357	3	6 Month Libor
103,290.00	352	8	6 Month Libor
199,799.80	356	4	6 Month Libor
127,414.92	357	3	6 Month Libor
429,395.48	354	6	6 Month Libor
129,825.33	355	5	6 Month Libor
224,819.40	357	3	6 Month Libor
155,860.10	357	3	6 Month Libor
239,477.05	353	7	6 Month Libor
206,572.46	354	6	6 Month Libor
101,889.33	355	5	6 Month Libor
216,600.40	357	3	6 Month Libor
363,698.47	357	3	6 Month Libor
109,959.34	358	2	6 Month Libor
386,020.49	349	11	6 Month Libor
125,528.29	349	11	6 Month Libor
224,534.12	351	9	6 Month Libor
187,158.70	352	8	6 Month Libor
127,913.87	352	8	6 Month Libor
149,733.57	353	7	6 Month Libor
712,146.56	354	6	6 Month Libor
237,018.92	354	6	6 Month Libor
3,508,966.18	355	5	6 Month Libor
415,762.12	355	5	6 Month Libor
6,243,855.39	356	4	6 Month Libor
1,187,762.88	356	4	6 Month Libor
12,570,648.88	357	3	6 Month Libor
1,940,640.84	357	3	6 Month Libor
6,150,726.70	358	2	6 Month Libor
1,529,207.28	358	2	6 Month Libor
159,945.56	359	1	6 Month Libor
704,172.62	356	4	6 Month Libor
103,323.38	357	3	6 Month Libor
781,926.44	353	7	6 Month Libor
796,110.22	354	6	6 Month Libor
1,818,928.63	355	5	6 Month Libor
1,929,340.90	355	5	6 Month Libor
3,162,446.35	356	4	6 Month Libor
1,686,949.92	356	4	6 Month Libor
5,810,330.60	357	3	6 Month Libor
2,492,709.08	357	3	6 Month Libor
3,147,084.76	358	2	6 Month Libor
433,764.20	358	2	6 Month Libor
94,188.50	357	3	6 Month Libor
98,391.17	356	4	6 Month Libor
141,723.33	354	6	6 Month Libor
438,219.64	355	5	6 Month Libor
121,126.73	356	4	6 Month Libor
364,329.59	357	3	6 Month Libor
199,702.21	358	2	6 Month Libor
121,985.09	356	4	6 Month Libor
137,222.80	354	6	6 Month Libor
310,473.53	354	6	6 Month Libor
98,653.57	357	3	6 Month Libor
95,838.16	358	2	6 Month Libor
191,265.57	356	4	6 Month Libor
92,193.39	358	2	6 Month Libor
83,817.22	357	3	6 Month Libor
669,646.57	357	3	6 Month Libor
456,997.11	358	2	6 Month Libor
392,306.84	355	5	6 Month Libor
223,241.18	356	4	6 Month Libor
266,710.94	357	3	6 Month Libor
199,761.71	358	2	6 Month Libor
199,242.94	358	2	6 Month Libor
464,702.27	358	2	6 Month Libor
139,653.42	354	6	6 Month Libor
125,858.45	352	8	6 Month Libor
164,832.38	356	4	6 Month Libor
118,901.41	357	3	6 Month Libor
375,597.07	357	3	6 Month Libor
289,829.44	358	2	6 Month Libor
502,505.67	352	8	6 Month Libor
439,489.27	356	4	6 Month Libor
152,000.00	357	3	6 Month Libor
220,000.00	358	2	6 Month Libor
220,500.00	352	8	6 Month Libor
242,250.00	353	7	6 Month Libor
220,400.00	354	6	6 Month Libor
263,000.00	356	4	6 Month Libor
240,000.00	357	3	6 Month Libor
172,500.00	358	2	6 Month Libor
299,847.30	352	8	6 Month Libor
198,998.63	356	4	6 Month Libor
339,924.53	357	3	6 Month Libor
379,831.34	357	3	6 Month Libor
396,000.00	352	8	6 Month Libor
395,250.00	356	4	6 Month Libor
178,400.00	357	3	6 Month Libor
344,000.00	358	2	6 Month Libor
339,999.81	358	2	6 Month Libor
100,800.00	351	9	6 Month Libor
205,000.00	352	8	6 Month Libor
669,000.00	352	8	6 Month Libor
446,974.13	353	7	6 Month Libor
122,000.00	354	6	6 Month Libor
657,896.07	354	6	6 Month Libor
952,449.34	355	5	6 Month Libor
863,400.00	355	5	6 Month Libor
177,000.00	355	5	6 Month Libor
311,200.00	355	5	6 Month Libor
227,200.00	356	4	6 Month Libor
480,500.00	356	4	6 Month Libor
1,980,858.67	356	4	6 Month Libor
487,999.92	356	4	6 Month Libor
391,000.00	356	4	6 Month Libor
276,000.00	357	3	6 Month Libor
325,000.00	357	3	6 Month Libor
219,000.00	357	3	6 Month Libor
2,324,100.23	357	3	6 Month Libor
2,302,709.80	357	3	6 Month Libor
190,000.00	358	2	6 Month Libor
869,996.43	358	2	6 Month Libor
1,736,983.00	358	2	6 Month Libor
210,245.07	356	4	6 Month Libor
374,951.38	352	8	6 Month Libor
340,000.00	353	7	6 Month Libor
365,000.00	354	6	6 Month Libor
224,000.00	355	5	6 Month Libor
999,234.36	356	4	6 Month Libor
1,147,450.00	357	3	6 Month Libor
687,999.33	357	3	6 Month Libor
420,000.00	358	2	6 Month Libor
372,800.00	358	2	6 Month Libor
231,919.99	354	6	6 Month Libor
152,000.00	356	4	6 Month Libor
165,600.00	357	3	6 Month Libor
220,000.00	358	2	6 Month Libor
210,000.00	359	1	6 Month Libor
374,467.62	357	3	6 Month Libor
512,000.00	357	3	6 Month Libor
228,000.00	358	2	6 Month Libor
747,084.07	358	2	6 Month Libor
277,375.96	350	10	6 Month Libor
215,200.00	356	4	6 Month Libor
293,919.69	356	4	6 Month Libor
604,656.00	358	2	6 Month Libor
199,932.12	356	4	6 Month Libor
492,998.75	357	3	6 Month Libor
295,000.00	357	3	6 Month Libor
219,239.78	350	10	6 Month Libor
208,000.00	356	4	6 Month Libor
300,000.00	358	2	6 Month Libor
144,000.00	355	5	6 Month Libor
319,000.00	357	3	6 Month Libor
352,000.00	358	2	6 Month Libor
384,000.00	355	5	6 Month Libor
315,000.00	356	4	6 Month Libor
58,942.36	117	3	N/A
250,569.51	177	3	N/A
158,288.03	176	4	N/A
50,360.16	175	5	N/A
75,753.30	177	3	N/A
290,847.20	176	4	N/A
238,802.45	238	2	N/A
181,946.14	236	4	N/A
292,585.72	358	2	N/A
906,266.51	354	6	N/A
2,189,856.79	356	3	N/A
162,305.60	358	2	N/A
101,899.24	358	2	N/A
518,677.01	358	2	N/A
56,205.08	358	2	N/A
84,882.97	358	2	N/A
199,557.33	355	5	N/A
164,748.06	357	3	N/A
623,165.97	355	5	N/A
130,325.30	357	3	N/A
362,645.56	358	2	N/A
288,845.56	357	3	N/A
62,890.66	357	3	N/A
5,379,739.43	357	3	N/A
2,724,903.18	355	3	N/A
8,554,901.39	355	4	N/A
3,931,348.36	356	4	N/A
218,891.16	358	2	N/A
332,181.45	356	4	N/A
391,605.49	357	3	N/A
191,914.55	358	2	N/A
95,963.46	357	3	N/A
3,507,029.45	356	4	N/A
1,155,051.40	355	5	N/A
1,615,416.17	356	4	N/A
808,423.41	357	3	N/A
331,500.00	358	2	N/A
239,000.00	353	7	N/A
240,000.00	355	5	N/A
468,000.00	356	4	N/A
285,000.00	358	2	N/A
227,516.17	354	6	N/A
170,999.32	355	5	N/A
284,000.00	356	4	N/A
350,000.00	357	3	N/A
354,994.38	357	3	N/A
122,499.25	358	2	N/A
131,250.00	359	1	N/A
303,699.03	358	2	N/A
417,244.19	356	4	N/A
210,000.00	356	4	N/A
38,988.90	235	3	N/A
32,923.42	352	8	N/A
394,759.57	176	4	N/A
931,079.47	176	4	N/A
98,556.85	171	9	N/A
119,763.43	176	4	N/A
74,734.16	175	5	N/A
56,457.44	178	2	N/A
153,230.66	177	3	N/A
88,062.69	170	10	N/A
28,789.43	178	2	N/A
38,224.20	172	8	N/A
111,286.09	173	7	N/A
82,179.27	173	7	N/A
141,782.77	178	2	N/A
333,634.86	175	5	N/A
674,026.62	176	4	N/A
Group II Mortgage Loans
407,641.69	358	2	6 Month Libor
209,928.51	357	3	6 Month Libor
97,410.50	348	12	6 Month Libor
104,513.67	353	7	6 Month Libor
131,556.16	332	28	6 Month Libor
79,501.83	349	11	6 Month Libor
445,188.96	350	10	6 Month Libor
91,473.14	351	9	6 Month Libor
182,412.22	356	4	6 Month Libor
124,793.58	357	3	6 Month Libor
155,930.97	359	1	6 Month Libor
125,861.25	344	16	6 Month Libor
161,259.84	349	11	6 Month Libor
179,805.63	357	3	6 Month Libor
71,429.73	344	16	6 Month Libor
160,026.88	347	13	6 Month Libor
191,464.81	347	13	6 Month Libor
482,096.17	350	10	6 Month Libor
399,101.36	352	8	6 Month Libor
105,417.57	353	7	6 Month Libor
638,084.11	354	6	6 Month Libor
125,061.19	326	34	6 Month Libor
115,787.63	357	3	6 Month Libor
95,772.59	339	21	6 Month Libor
82,771.62	316	44	6 Month Libor
73,867.78	318	42	6 Month Libor
258,173.41	350	10	6 Month Libor
401,749.13	352	8	6 Month Libor
251,556.51	352	8	6 Month Libor
167,029.89	350	10	6 Month Libor
193,869.53	343	17	6 Month Libor
190,809.63	347	13	6 Month Libor
206,633.60	353	7	6 Month Libor
217,282.27	356	4	6 Month Libor
304,824.71	357	3	6 Month Libor
311,833.19	358	2	6 Month Libor
234,361.77	352	8	6 Month Libor
259,537.30	352	8	6 Month Libor
79,783.62	352	8	6 Month Libor
88,867.65	358	2	6 Month Libor
170,744.62	344	16	6 Month Libor
289,036.56	349	11	6 Month Libor
181,539.29	354	6	6 Month Libor
208,137.02	358	2	6 Month Libor
73,082.78	343	17	6 Month Libor
299,055.36	356	4	6 Month Libor
307,908.08	357	3	6 Month Libor
288,428.00	355	5	6 Month Libor
111,617.18	355	5	6 Month Libor
274,015.31	357	3	6 Month Libor
95,879.62	358	2	6 Month Libor
107,861.79	358	2	6 Month Libor
222,577.67	356	4	6 Month Libor
121,263.97	357	3	6 Month Libor
141,572.31	353	7	6 Month Libor
249,489.03	356	4	6 Month Libor
92,598.71	357	3	6 Month Libor
80,651.78	358	2	6 Month Libor
166,300.83	356	4	6 Month Libor
158,763.01	357	3	6 Month Libor
229,046.55	357	3	6 Month Libor
104,917.94	358	2	6 Month Libor
132,362.52	353	7	6 Month Libor
482,373.60	355	5	6 Month Libor
296,328.39	356	4	6 Month Libor
417,240.16	357	3	6 Month Libor
117,783.97	357	3	6 Month Libor
1,120,647.24	358	2	6 Month Libor
157,739.22	347	13	6 Month Libor
114,480.66	350	10	6 Month Libor
268,614.89	352	8	6 Month Libor
286,718.93	353	7	6 Month Libor
79,677.61	354	6	6 Month Libor
317,611.41	355	5	6 Month Libor
445,222.57	356	4	6 Month Libor
864,319.80	357	3	6 Month Libor
193,644.90	357	3	6 Month Libor
936,808.41	358	2	6 Month Libor
63,330.31	353	7	6 Month Libor
154,443.06	355	5	6 Month Libor
310,770.50	357	3	6 Month Libor
149,781.77	353	7	6 Month Libor
237,320.76	354	6	6 Month Libor
86,745.73	355	5	6 Month Libor
120,598.18	356	4	6 Month Libor
334,387.43	357	3	6 Month Libor
150,439.45	358	2	6 Month Libor
175,027.07	352	8	6 Month Libor
189,430.65	356	4	6 Month Libor
49,982.16	359	1	6 Month Libor
94,930.78	356	4	6 Month Libor
107,074.81	348	12	6 Month Libor
81,681.13	351	9	6 Month Libor
113,372.33	352	8	6 Month Libor
82,661.77	353	7	6 Month Libor
2,090,489.84	354	6	6 Month Libor
204,329.64	354	6	6 Month Libor
2,936,192.15	355	5	6 Month Libor
970,217.01	355	5	6 Month Libor
3,411,650.00	356	4	6 Month Libor
594,444.72	356	4	6 Month Libor
6,141,605.75	357	3	6 Month Libor
1,166,328.68	357	3	6 Month Libor
4,593,922.95	358	2	6 Month Libor
1,164,506.04	358	2	6 Month Libor
357,754.54	359	1	6 Month Libor
227,453.11	357	3	6 Month Libor
64,416.08	347	13	6 Month Libor
374,762.83	350	10	6 Month Libor
98,508.11	352	8	6 Month Libor
317,744.28	353	7	6 Month Libor
176,694.10	353	7	6 Month Libor
3,436,247.95	354	6	6 Month Libor
1,756,992.64	355	5	6 Month Libor
443,135.89	355	5	6 Month Libor
4,079,387.12	356	4	6 Month Libor
437,458.53	356	4	6 Month Libor
4,187,090.52	357	3	6 Month Libor
1,162,764.48	357	3	6 Month Libor
3,895,039.30	358	2	6 Month Libor
1,164,715.73	358	2	6 Month Libor
500,781.27	356	4	6 Month Libor
211,712.18	357	3	6 Month Libor
1,116,724.22	355	5	6 Month Libor
424,624.51	356	4	6 Month Libor
1,053,444.16	356	4	6 Month Libor
3,173,936.34	357	3	6 Month Libor
741,616.48	358	2	6 Month Libor
542,573.74	358	2	6 Month Libor
61,968.08	357	3	6 Month Libor
375,713.30	356	4	6 Month Libor
237,677.63	356	4	6 Month Libor
295,822.51	357	3	6 Month Libor
637,711.26	357	3	6 Month Libor
132,942.79	358	2	6 Month Libor
104,907.79	358	2	6 Month Libor
191,084.53	357	3	6 Month Libor
124,069.55	355	5	6 Month Libor
155,570.33	356	4	6 Month Libor
570,437.42	357	3	6 Month Libor
202,348.44	357	3	6 Month Libor
330,819.37	357	3	6 Month Libor
183,758.98	354	6	6 Month Libor
871,107.89	356	4	6 Month Libor
319,958.67	357	3	6 Month Libor
80,808.28	357	3	6 Month Libor
144,678.27	353	7	6 Month Libor
259,490.62	354	6	6 Month Libor
630,376.77	355	5	6 Month Libor
984,772.30	356	4	6 Month Libor
162,824.18	356	4	6 Month Libor
389,647.69	357	3	6 Month Libor
263,286.05	357	3	6 Month Libor
249,149.57	358	2	6 Month Libor
419,578.31	356	4	6 Month Libor
318,566.23	358	2	6 Month Libor
115,865.85	353	7	6 Month Libor
187,327.91	355	5	6 Month Libor
413,536.48	355	5	6 Month Libor
739,109.85	356	4	6 Month Libor
444,685.18	357	3	6 Month Libor
219,862.08	357	3	6 Month Libor
225,974.65	358	2	6 Month Libor
289,627.71	353	7	6 Month Libor
272,190.44	355	5	6 Month Libor
128,885.05	357	3	6 Month Libor
260,432.56	349	11	6 Month Libor
477,038.46	351	9	6 Month Libor
370,648.99	352	8	6 Month Libor
505,990.94	353	7	6 Month Libor
2,153,308.43	354	6	6 Month Libor
383,667.08	354	6	6 Month Libor
4,439,824.92	355	5	6 Month Libor
195,228.24	355	5	6 Month Libor
6,794,229.57	356	4	6 Month Libor
692,231.88	356	4	6 Month Libor
9,226,485.23	357	3	6 Month Libor
1,467,450.28	357	3	6 Month Libor
7,681,548.21	358	2	6 Month Libor
1,237,157.13	358	2	6 Month Libor
138,966.90	355	5	6 Month Libor
824,783.71	357	3	6 Month Libor
241,784.46	357	3	6 Month Libor
322,235.72	358	2	6 Month Libor
721,968.01	353	7	6 Month Libor
2,539,381.54	354	6	6 Month Libor
2,319,983.84	355	5	6 Month Libor
381,835.79	355	5	6 Month Libor
4,168,568.11	356	4	6 Month Libor
629,852.74	356	4	6 Month Libor
8,578,851.03	357	3	6 Month Libor
1,998,201.17	357	3	6 Month Libor
3,947,189.97	358	2	6 Month Libor
463,440.01	358	2	6 Month Libor
130,468.61	359	1	6 Month Libor
161,327.16	358	2	6 Month Libor
278,316.53	356	4	6 Month Libor
79,874.79	358	2	6 Month Libor
141,758.72	356	4	6 Month Libor
330,109.81	356	4	6 Month Libor
156,430.79	357	3	6 Month Libor
149,721.40	358	2	6 Month Libor
206,234.10	354	6	6 Month Libor
327,159.13	354	6	6 Month Libor
745,832.53	356	4	6 Month Libor
199,388.66	356	4	6 Month Libor
530,964.93	357	3	6 Month Libor
447,376.97	358	2	6 Month Libor
155,688.64	358	2	6 Month Libor
319,772.71	358	2	6 Month Libor
299,270.64	352	8	6 Month Libor
175,293.92	356	4	6 Month Libor
739,168.98	357	3	6 Month Libor
336,672.07	357	3	6 Month Libor
474,953.09	358	2	6 Month Libor
174,888.40	356	4	6 Month Libor
620,948.17	357	3	6 Month Libor
259,839.38	358	2	6 Month Libor
265,981.27	356	4	6 Month Libor
250,799.99	355	5	6 Month Libor
300,999.99	342	18	6 Month Libor
271,851.49	357	3	6 Month Libor
329,989.72	349	11	6 Month Libor
311,921.38	356	4	6 Month Libor
290,000.00	357	3	6 Month Libor
282,000.00	358	2	6 Month Libor
204,800.00	358	2	6 Month Libor
217,500.00	357	3	6 Month Libor
241,200.00	357	3	6 Month Libor
380,000.00	358	2	6 Month Libor
335,500.00	354	6	6 Month Libor
132,711.75	354	6	6 Month Libor
309,500.00	355	5	6 Month Libor
640,944.88	355	5	6 Month Libor
1,861,914.50	356	4	6 Month Libor
759,899.64	356	4	6 Month Libor
204,000.00	357	3	6 Month Libor
220,000.00	357	3	6 Month Libor
737,100.36	357	3	6 Month Libor
1,785,996.92	357	3	6 Month Libor
200,000.00	357	3	6 Month Libor
212,000.00	357	3	6 Month Libor
183,750.00	358	2	6 Month Libor
865,750.00	358	2	6 Month Libor
1,078,950.00	358	2	6 Month Libor
510,000.00	354	6	6 Month Libor
215,994.91	355	5	6 Month Libor
195,500.00	356	4	6 Month Libor
372,000.00	357	3	6 Month Libor
408,000.00	358	2	6 Month Libor
535,999.79	358	2	6 Month Libor
522,834.03	357	3	6 Month Libor
253,500.00	359	1	6 Month Libor
359,912.50	356	4	6 Month Libor
198,750.00	358	2	6 Month Libor
156,750.00	357	3	6 Month Libor
236,000.00	356	4	6 Month Libor
382,296.03	357	3	6 Month Libor
440,000.00	358	2	6 Month Libor
229,000.00	354	6	6 Month Libor
195,975.00	356	4	6 Month Libor
292,400.00	358	2	6 Month Libor
320,000.00	357	3	6 Month Libor
413,489.26	357	3	6 Month Libor
59,178.96	111	9	N/A
114,987.97	118	2	N/A
211,209.21	173	7	N/A
334,241.58	177	3	N/A
94,927.27	176	4	N/A
149,130.05	237	3	N/A
177,804.86	237	3	N/A
87,405.69	237	2	N/A
157,058.32	237	3	N/A
125,934.96	238	2	N/A
568,006.34	236	3	N/A
321,937.98	238	2	N/A
520,504.00	358	2	N/A
2,528,815.98	356	4	N/A
982,227.45	356	4	N/A
377,293.90	358	2	N/A
259,683.86	358	2	N/A
161,589.35	357	3	N/A
223,590.01	357	3	N/A
472,055.27	357	3	N/A
838,683.24	352	7	N/A
1,172,154.64	356	3	N/A
145,605.30	352	8	N/A
395,005.31	355	5	N/A
557,791.64	357	3	N/A
161,222.88	356	4	N/A
8,927,525.20	356	4	N/A
4,994,034.16	356	4	N/A
317,478.99	354	6	N/A
322,300.54	357	3	N/A
10,531,048.42	356	4	N/A
3,837,843.55	357	3	N/A
229,385.31	358	2	N/A
161,872.67	358	2	N/A
621,542.03	358	2	N/A
1,539,233.42	358	2	N/A
221,215.65	356	4	N/A
171,795.54	355	5	N/A
95,952.00	357	3	N/A
142,384.80	358	2	N/A
2,569,861.35	357	3	N/A
1,130,303.19	356	4	N/A
2,761,488.88	357	3	N/A
1,311,397.52	356	4	N/A
30,902.63	172	8	N/A
37,805.70	168	12	N/A
23,836.10	234	5	N/A
46,518.57	231	8	N/A
47,890.03	238	2	N/A
45,784.06	237	3	N/A
50,869.69	352	8	N/A
880,922.39	174	6	N/A
478,711.94	176	4	N/A
106,840.10	175	5	N/A
136,352.94	177	3	N/A
50,336.78	177	3	N/A
41,456.40	177	3	N/A
44,001.28	176	4	N/A
191,984.56	174	6	N/A
66,903.91	174	6	N/A
59,910.74	177	3	N/A
144,181.42	175	5	N/A
217,466.89	176	4	N/A
Group III Mortgage Loans
324,541.59	358	2	6 Month Libor
247,642.57	357	3	6 Month Libor
248,851.34	350	10	6 Month Libor
532,119.08	354	6	6 Month Libor
233,553.97	343	17	6 Month Libor
79,818.92	355	5	6 Month Libor
149,115.00	354	6	6 Month Libor
367,566.58	358	2	6 Month Libor
108,761.39	340	20	6 Month Libor
339,680.63	341	19	6 Month Libor
118,673.03	347	13	6 Month Libor
285,343.84	348	12	6 Month Libor
945,658.75	351	9	6 Month Libor
731,239.83	352	8	6 Month Libor
139,079.80	353	7	6 Month Libor
217,464.48	356	4	6 Month Libor
935,006.86	357	3	6 Month Libor
936,670.52	357	3	6 Month Libor
331,594.68	358	2	6 Month Libor
814,472.05	358	2	6 Month Libor
59,911.40	357	3	6 Month Libor
374,286.97	353	7	6 Month Libor
224,762.47	356	4	6 Month Libor
389,073.77	356	4	6 Month Libor
341,353.97	357	3	6 Month Libor
99,878.39	358	2	6 Month Libor
156,508.97	356	4	6 Month Libor
89,200.33	348	12	6 Month Libor
640,680.89	351	9	6 Month Libor
133,760.39	343	17	6 Month Libor
98,838.02	344	16	6 Month Libor
130,229.48	345	15	6 Month Libor
69,669.40	352	8	6 Month Libor
313,764.90	338	22	6 Month Libor
120,574.33	347	13	6 Month Libor
154,148.10	352	8	6 Month Libor
366,886.23	356	4	6 Month Libor
104,402.46	357	3	6 Month Libor
58,339.64	313	47	6 Month Libor
53,237.88	346	14	6 Month Libor
274,353.45	347	13	6 Month Libor
45,421.84	348	12	6 Month Libor
754,268.83	349	11	6 Month Libor
473,398.15	350	10	6 Month Libor
1.00	350	10	6 Month Libor
347,996.60	351	9	6 Month Libor
139,286.53	352	8	6 Month Libor
498,491.68	354	6	6 Month Libor
144,687.69	355	5	6 Month Libor
646,180.62	356	4	6 Month Libor
558,829.50	357	3	6 Month Libor
149,787.58	358	2	6 Month Libor
50,107.38	342	18	6 Month Libor
113,733.17	343	17	6 Month Libor
697,927.69	350	10	6 Month Libor
323,750.39	357	3	6 Month Libor
520,554.92	352	8	6 Month Libor
419,769.78	355	5	6 Month Libor
143,649.04	356	4	6 Month Libor
255,724.37	356	4	6 Month Libor
369,306.53	350	10	6 Month Libor
796,082.46	352	8	6 Month Libor
275,140.15	354	6	6 Month Libor
112,250.33	338	22	6 Month Libor
426,863.34	356	4	6 Month Libor
715,135.66	358	2	6 Month Libor
259,839.38	358	2	6 Month Libor
149,133.93	342	18	6 Month Libor
635,369.74	352	8	6 Month Libor
219,507.69	356	4	6 Month Libor
135,603.50	349	11	6 Month Libor
79,861.17	353	7	6 Month Libor
138,653.95	343	17	6 Month Libor
386,079.51	349	11	6 Month Libor
348,334.21	356	4	6 Month Libor
121,848.28	356	4	6 Month Libor
168,425.30	357	3	6 Month Libor
426,105.38	344	16	6 Month Libor
364,930.58	348	12	6 Month Libor
1,263,107.92	350	10	6 Month Libor
607,798.30	352	8	6 Month Libor
406,821.46	357	3	6 Month Libor
436,965.42	341	19	6 Month Libor
221,028.91	356	4	6 Month Libor
224,034.86	357	3	6 Month Libor
433,881.82	354	6	6 Month Libor
1,306,156.96	357	3	6 Month Libor
355,390.22	357	3	6 Month Libor
549,257.94	358	2	6 Month Libor
375,689.38	358	2	6 Month Libor
570,165.93	355	5	6 Month Libor
348,933.31	356	4	6 Month Libor
199,726.58	357	3	6 Month Libor
242,606.18	358	2	6 Month Libor
174,216.52	358	2	6 Month Libor
540,342.95	356	4	6 Month Libor
114,844.77	358	2	6 Month Libor
155,242.43	358	2	6 Month Libor
100,983.47	355	5	6 Month Libor
106,223.95	357	3	6 Month Libor
367,491.82	358	2	6 Month Libor
299,489.95	357	3	6 Month Libor
115,710.11	355	5	6 Month Libor
82,943.05	356	4	6 Month Libor
618,463.42	357	3	6 Month Libor
158,879.73	358	2	6 Month Libor
72,174.66	352	8	6 Month Libor
63,596.88	355	5	6 Month Libor
274,391.07	356	4	6 Month Libor
104,805.82	357	3	6 Month Libor
337,740.48	357	3	6 Month Libor
479,299.47	358	2	6 Month Libor
283,874.91	352	8	6 Month Libor
259,445.90	357	3	6 Month Libor
302,501.24	358	2	6 Month Libor
76,600.11	347	13	6 Month Libor
179,486.75	354	6	6 Month Libor
479,459.81	358	2	6 Month Libor
260,575.59	348	12	6 Month Libor
131,169.49	349	11	6 Month Libor
781,120.27	350	10	6 Month Libor
395,212.42	351	9	6 Month Libor
421,819.33	352	8	6 Month Libor
256,716.42	352	8	6 Month Libor
196,251.97	353	7	6 Month Libor
2,391,745.02	354	6	6 Month Libor
159,513.14	354	6	6 Month Libor
2,051,735.32	355	5	6 Month Libor
1,776,698.32	355	5	6 Month Libor
2,619,332.07	356	4	6 Month Libor
1,915,176.65	356	4	6 Month Libor
5,915,318.73	357	3	6 Month Libor
3,586,591.14	357	3	6 Month Libor
5,780,925.48	358	2	6 Month Libor
1,443,725.48	358	2	6 Month Libor
117,403.74	322	38	6 Month Libor
401,281.09	354	6	6 Month Libor
104,732.51	357	3	6 Month Libor
185,539.85	357	3	6 Month Libor
1,420,129.21	358	2	6 Month Libor
139,316.86	358	2	6 Month Libor
215,697.10	358	2	6 Month Libor
155,672.73	356	4	6 Month Libor
95,106.95	358	2	6 Month Libor
82,753.94	346	14	6 Month Libor
129,636.74	355	5	6 Month Libor
184,605.73	357	3	6 Month Libor
102,735.48	347	13	6 Month Libor
175,019.20	348	12	6 Month Libor
636,800.12	354	6	6 Month Libor
712,969.35	355	5	6 Month Libor
405,205.65	356	4	6 Month Libor
660,726.67	357	3	6 Month Libor
185,471.82	358	2	6 Month Libor
115,732.03	354	6	6 Month Libor
552,613.35	355	5	6 Month Libor
231,592.35	357	3	6 Month Libor
144,157.38	355	5	6 Month Libor
147,195.01	357	3	6 Month Libor
79,973.06	352	8	6 Month Libor
317,421.82	353	7	6 Month Libor
406,101.24	356	4	6 Month Libor
223,157.95	356	4	6 Month Libor
192,279.18	357	3	6 Month Libor
288,962.79	358	2	6 Month Libor
131,885.36	358	2	6 Month Libor
74,389.60	347	13	6 Month Libor
1,422,226.00	353	7	6 Month Libor
508,460.75	353	7	6 Month Libor
567,917.86	354	6	6 Month Libor
295,490.14	354	6	6 Month Libor
422,734.40	355	5	6 Month Libor
244,606.21	355	5	6 Month Libor
2,713,452.80	356	4	6 Month Libor
2,617,185.14	356	4	6 Month Libor
4,965,293.60	357	3	6 Month Libor
1,340,737.41	357	3	6 Month Libor
2,283,524.05	358	2	6 Month Libor
271,687.21	357	3	6 Month Libor
230,324.55	358	2	6 Month Libor
287,085.16	349	11	6 Month Libor
1,055,822.69	352	8	6 Month Libor
888,798.82	353	7	6 Month Libor
1,000,649.00	354	6	6 Month Libor
941,909.94	355	5	6 Month Libor
483,568.54	355	5	6 Month Libor
1,147,840.77	356	4	6 Month Libor
1,503,137.97	356	4	6 Month Libor
2,517,956.41	357	3	6 Month Libor
1,258,054.25	358	2	6 Month Libor
853,528.71	358	2	6 Month Libor
552,841.13	359	1	6 Month Libor
256,752.35	352	8	6 Month Libor
344,268.36	353	7	6 Month Libor
172,834.51	357	3	6 Month Libor
331,679.81	357	3	6 Month Libor
438,620.89	358	2	6 Month Libor
606,973.47	356	4	6 Month Libor
200,879.13	357	3	6 Month Libor
563,661.29	354	6	6 Month Libor
159,724.29	355	5	6 Month Libor
470,454.73	356	4	6 Month Libor
129,883.58	357	3	6 Month Libor
606,446.45	358	2	6 Month Libor
349,093.12	358	2	6 Month Libor
611,812.69	353	7	6 Month Libor
319,722.63	356	4	6 Month Libor
124,932.32	357	3	6 Month Libor
339,837.31	357	3	6 Month Libor
1,195,479.39	358	2	6 Month Libor
103,982.52	359	1	6 Month Libor
61,976.14	348	12	6 Month Libor
430,968.58	345	15	6 Month Libor
100,948.37	348	12	6 Month Libor
466,962.81	350	10	6 Month Libor
379,501.27	352	8	6 Month Libor
188,355.76	352	8	6 Month Libor
1,004,947.01	353	7	6 Month Libor
2,980,383.55	354	6	6 Month Libor
457,154.68	354	6	6 Month Libor
5,499,747.74	355	5	6 Month Libor
1,006,227.98	355	5	6 Month Libor
9,895,043.74	356	4	6 Month Libor
1,859,564.39	356	4	6 Month Libor
10,964,668.75	357	3	6 Month Libor
5,484,327.60	357	3	6 Month Libor
6,373,151.87	358	2	6 Month Libor
2,474,170.63	358	2	6 Month Libor
523,854.53	359	1	6 Month Libor
165,423.22	359	1	6 Month Libor
161,727.94	355	5	6 Month Libor
91,825.99	351	9	6 Month Libor
293,656.84	355	5	6 Month Libor
319,602.90	356	4	6 Month Libor
179,844.23	357	3	6 Month Libor
109,811.96	348	12	6 Month Libor
130,254.16	349	11	6 Month Libor
138,062.21	353	7	6 Month Libor
660,598.28	354	6	6 Month Libor
1,441,260.16	355	5	6 Month Libor
230,995.30	356	4	6 Month Libor
486,713.37	357	3	6 Month Libor
197,666.16	354	6	6 Month Libor
114,877.88	356	4	6 Month Libor
473,631.26	357	3	6 Month Libor
83,972.49	358	2	6 Month Libor
72,232.02	358	2	6 Month Libor
449,024.27	347	13	6 Month Libor
590,461.26	355	5	6 Month Libor
716,799.84	356	4	6 Month Libor
449,930.84	356	4	6 Month Libor
1,323,421.78	357	3	6 Month Libor
592,490.80	358	2	6 Month Libor
219,614.98	352	8	6 Month Libor
763,598.26	353	7	6 Month Libor
134,321.28	353	7	6 Month Libor
1,908,935.05	354	6	6 Month Libor
1,051,072.22	355	5	6 Month Libor
922,692.32	355	5	6 Month Libor
2,684,124.02	356	4	6 Month Libor
620,802.72	356	4	6 Month Libor
4,046,899.58	357	3	6 Month Libor
2,279,015.13	357	3	6 Month Libor
3,330,593.45	358	2	6 Month Libor
410,882.29	356	4	6 Month Libor
826,496.76	358	2	6 Month Libor
697,539.06	354	6	6 Month Libor
622,910.60	358	2	6 Month Libor
598,500.69	355	5	6 Month Libor
180,169.63	357	3	6 Month Libor
252,758.22	357	3	6 Month Libor
383,193.41	356	4	6 Month Libor
439,291.73	357	3	6 Month Libor
219,235.90	356	4	6 Month Libor
334,963.48	356	4	6 Month Libor
237,509.70	356	4	6 Month Libor
209,826.27	357	3	6 Month Libor
1,206,062.86	358	2	6 Month Libor
365,285.22	359	1	6 Month Libor
104,818.28	357	3	6 Month Libor
282,523.56	354	6	6 Month Libor
77,360.82	356	4	6 Month Libor
153,267.48	357	3	6 Month Libor
303,958.93	354	6	6 Month Libor
131,453.59	355	5	6 Month Libor
403,565.32	356	4	6 Month Libor
86,841.05	357	3	6 Month Libor
167,595.54	356	4	6 Month Libor
242,773.56	357	3	6 Month Libor
80,491.46	358	2	6 Month Libor
76,287.83	355	5	6 Month Libor
75,077.77	358	2	6 Month Libor
97,704.33	354	6	6 Month Libor
85,371.47	357	3	6 Month Libor
72,332.48	354	6	6 Month Libor
265,117.47	355	5	6 Month Libor
1,332,925.67	356	4	6 Month Libor
1,110,712.31	357	3	6 Month Libor
386,263.12	357	3	6 Month Libor
1,674,993.89	358	2	6 Month Libor
135,877.87	358	2	6 Month Libor
65,430.90	356	4	6 Month Libor
578,953.23	356	4	6 Month Libor
97,831.42	357	3	6 Month Libor
599,128.70	358	2	6 Month Libor
127,559.00	358	2	6 Month Libor
588,964.32	353	7	6 Month Libor
383,602.77	357	3	6 Month Libor
457,888.05	350	10	6 Month Libor
119,879.85	356	4	6 Month Libor
152,857.76	357	3	6 Month Libor
435,462.57	357	3	6 Month Libor
138,933.47	357	3	6 Month Libor
336,830.70	354	6	6 Month Libor
127,809.96	356	4	6 Month Libor
83,661.41	357	3	6 Month Libor
203,901.51	358	2	6 Month Libor
143,832.14	356	4	6 Month Libor
919,582.04	357	3	6 Month Libor
326,654.70	358	2	6 Month Libor
637,347.30	354	6	6 Month Libor
942,681.07	355	5	6 Month Libor
1,911,630.90	356	4	6 Month Libor
1,641,698.22	357	3	6 Month Libor
391,450.04	357	3	6 Month Libor
3,171,871.32	358	2	6 Month Libor
99,923.36	358	2	6 Month Libor
228,131.23	356	4	6 Month Libor
740,000.00	357	3	6 Month Libor
600,000.00	352	8	6 Month Libor
418,494.25	355	5	6 Month Libor
544,000.00	357	3	6 Month Libor
1,018,200.00	357	3	6 Month Libor
455,984.68	342	18	6 Month Libor
183,999.32	348	12	6 Month Libor
1,616,499.90	352	8	6 Month Libor
1,027,994.74	352	8	6 Month Libor
229,885.75	353	7	6 Month Libor
310,000.00	354	6	6 Month Libor
551,200.00	355	5	6 Month Libor
607,500.00	357	3	6 Month Libor
504,000.00	357	3	6 Month Libor
536,000.00	358	2	6 Month Libor
168,800.00	358	2	6 Month Libor
432,250.00	352	8	6 Month Libor
523,000.00	357	3	6 Month Libor
410,000.00	357	3	6 Month Libor
211,500.00	354	6	6 Month Libor
300,000.00	356	4	6 Month Libor
1,430,000.00	357	3	6 Month Libor
475,000.00	356	4	6 Month Libor
388,800.00	357	3	6 Month Libor
247,920.00	357	3	6 Month Libor
463,200.00	357	3	6 Month Libor
411,200.00	357	3	6 Month Libor
562,500.00	358	2	6 Month Libor
1,665,250.00	358	2	6 Month Libor
576,000.00	358	2	6 Month Libor
489,900.00	358	2	6 Month Libor
600,000.00	358	2	6 Month Libor
1,166,400.00	358	2	6 Month Libor
700,000.00	358	2	6 Month Libor
496,000.00	356	4	6 Month Libor
413,999.64	350	10	6 Month Libor
308,000.00	351	9	6 Month Libor
287,000.00	352	8	6 Month Libor
489,999.96	352	8	6 Month Libor
970,137.00	353	7	6 Month Libor
579,500.00	353	7	6 Month Libor
479,994.91	354	6	6 Month Libor
307,999.45	354	6	6 Month Libor
2,472,620.73	354	6	6 Month Libor
272,994.88	355	5	6 Month Libor
2,375,580.48	355	5	6 Month Libor
2,893,255.47	356	4	6 Month Libor
3,676,125.14	356	4	6 Month Libor
208,000.00	356	4	6 Month Libor
550,000.00	356	4	6 Month Libor
640,000.00	357	3	6 Month Libor
465,500.00	357	3	6 Month Libor
6,105,991.99	357	3	6 Month Libor
4,892,369.69	357	3	6 Month Libor
547,200.00	357	3	6 Month Libor
4,184,000.00	358	2	6 Month Libor
3,119,466.09	358	2	6 Month Libor
269,300.00	358	2	6 Month Libor
178,000.00	358	2	6 Month Libor
330,870.68	354	6	6 Month Libor
164,994.92	355	5	6 Month Libor
1,331,320.00	357	3	6 Month Libor
399,920.00	350	10	6 Month Libor
975,000.00	356	4	6 Month Libor
227,599.76	356	4	6 Month Libor
1,242,853.68	356	4	6 Month Libor
423,750.00	357	3	6 Month Libor
2,054,800.00	357	3	6 Month Libor
256,000.00	358	2	6 Month Libor
538,200.00	358	2	6 Month Libor
1,076,500.00	355	5	6 Month Libor
159,996.94	356	4	6 Month Libor
956,998.67	357	3	6 Month Libor
525,392.90	357	3	6 Month Libor
2,627,739.44	357	3	6 Month Libor
299,760.00	357	3	6 Month Libor
312,000.00	358	2	6 Month Libor
4,004,579.38	358	2	6 Month Libor
1,050,000.00	358	2	6 Month Libor
999,990.00	355	5	6 Month Libor
889,900.00	357	3	6 Month Libor
269,592.00	357	3	6 Month Libor
997,600.00	357	3	6 Month Libor
305,586.40	358	2	6 Month Libor
1,141,600.00	358	2	6 Month Libor
1,359,000.00	355	5	6 Month Libor
799,799.13	356	4	6 Month Libor
349,140.97	356	4	6 Month Libor
975,000.00	357	3	6 Month Libor
594,332.58	357	3	6 Month Libor
1,078,400.00	357	3	6 Month Libor
172,000.00	358	2	6 Month Libor
948,094.37	358	2	6 Month Libor
291,120.00	358	2	6 Month Libor
211,975.71	358	2	6 Month Libor
303,999.00	354	6	6 Month Libor
870,000.00	355	5	6 Month Libor
530,000.00	356	4	6 Month Libor
1,134,259.84	357	3	6 Month Libor
263,000.00	358	2	6 Month Libor
235,000.00	358	2	6 Month Libor
139,954.25	356	4	6 Month Libor
213,000.00	355	5	6 Month Libor
440,000.00	355	5	6 Month Libor
313,600.00	356	4	6 Month Libor
194,000.00	356	4	6 Month Libor
650,000.00	357	3	6 Month Libor
773,000.00	357	3	6 Month Libor
508,500.00	357	3	6 Month Libor
648,000.00	358	2	6 Month Libor
670,000.00	358	2	6 Month Libor
206,398.98	356	4	6 Month Libor
543,920.00	356	4	6 Month Libor
693,600.00	357	3	6 Month Libor
1,931,073.69	357	3	6 Month Libor
617,600.00	358	2	6 Month Libor
779,120.00	358	2	6 Month Libor
468,250.00	358	2	6 Month Libor
549,788.97	356	4	6 Month Libor
339,200.00	357	3	6 Month Libor
240,000.00	357	3	6 Month Libor
1,317,500.00	357	3	6 Month Libor
496,000.00	356	4	6 Month Libor
850,000.00	357	3	6 Month Libor
66,824.00	118	2	N/A
56,928.84	118	2	N/A
112,149.96	115	5	N/A
49,192.53	117	3	N/A
307,885.32	178	2	N/A
191,683.43	178	2	N/A
97,175.32	179	1	N/A
79,444.10	174	6	N/A
94,448.59	178	2	N/A
414,569.72	177	3	N/A
225,127.60	178	2	N/A
932,947.60	176	4	N/A
494,131.62	178	2	N/A
548,827.37	176	3	N/A
256,675.49	177	3	N/A
49,697.09	236	4	N/A
86,664.96	238	2	N/A
224,520.49	233	7	N/A
296,098.56	233	7	N/A
1,423,942.14	236	3	N/A
393,536.56	236	3	N/A
801,099.93	237	3	N/A
75,707.31	238	2	N/A
2,124,447.84	357	3	N/A
1,711,326.38	357	3	N/A
451,511.25	358	2	N/A
1,322,996.60	358	2	N/A
82,379.70	357	3	N/A
586,634.92	355	5	N/A
200,642.00	356	4	N/A
145,782.60	358	2	N/A
752,757.25	356	4	N/A
242,011.15	358	2	N/A
488,846.30	357	3	N/A
580,945.57	356	4	N/A
656,685.51	357	2	N/A
432,009.45	357	3	N/A
782,891.73	354	6	N/A
84,885.25	358	2	N/A
53,028.85	357	3	N/A
4,896,997.16	356	4	N/A
4,478,353.25	355	5	N/A
414,998.06	357	3	N/A
95,266.08	357	3	N/A
144,556.80	355	4	N/A
149,719.70	357	3	N/A
151,312.26	356	4	N/A
74,811.41	357	3	N/A
189,209.76	357	3	N/A
564,083.19	355	4	N/A
4,942,277.22	355	5	N/A
1,096,396.56	352	7	N/A
4,204,752.63	356	4	N/A
1,075,798.62	356	3	N/A
1,177,366.27	354	4	N/A
1,639,820.13	355	4	N/A
615,562.88	356	4	N/A
301,147.50	358	2	N/A
39,010,574.07	356	4	N/A
11,894,890.23	355	4	N/A
10,350,053.32	356	4	N/A
3,484,373.84	356	4	N/A
164,642.33	177	3	N/A
2,412,728.19	357	3	N/A
2,213,948.43	356	4	N/A
156,332.29	357	3	N/A
299,681.21	358	2	N/A
151,491.30	350	10	N/A
310,358.26	358	2	N/A
2,409,471.37	356	4	N/A
442,490.01	358	2	N/A
728,714.02	357	3	N/A
284,789.72	358	2	N/A
2,027,235.58	355	5	N/A
299,523.57	354	6	N/A
988,364.02	357	3	N/A
564,502.29	357	3	N/A
710,096.24	355	5	N/A
143,735.07	356	4	N/A
132,891.67	356	4	N/A
12,523,606.19	356	4	N/A
4,457,715.46	357	3	N/A
2,466,120.69	354	6	N/A
436,354.43	355	5	N/A
545,000.00	357	3	N/A
282,288.80	358	2	N/A
288,660.00	359	1	N/A
832,494.91	355	5	N/A
603,412.25	356	4	N/A
894,999.26	357	3	N/A
572,000.00	358	2	N/A
319,000.00	358	2	N/A
288,000.00	356	4	N/A
235,000.00	357	3	N/A
235,000.00	352	8	N/A
210,000.00	356	4	N/A
189,192.48	356	4	N/A
196,000.00	357	3	N/A
996,838.53	357	3	N/A
152,000.00	358	2	N/A
194,948.14	348	12	N/A
316,000.00	357	3	N/A
137,037.75	177	3	N/A
44,695.21	232	8	N/A
47,787.43	234	6	N/A
31,587.02	228	12	N/A
151,135.87	235	5	N/A
115,965.18	352	8	N/A
127,147.90	351	7	N/A
1,943,267.72	174	6	N/A
3,257,514.13	176	4	N/A
143,891.07	178	2	N/A
142,939.26	178	2	N/A
332,080.19	172	8	N/A
985,649.16	176	4	N/A
74,947.50	176	4	N/A
1,507,717.74	176	4	N/A
43,777.65	166	14	N/A
581,925.04	175	5	N/A
853,228.72	174	6	N/A
49,575.40	176	4	N/A
189,598.39	174	6	N/A
103,150.63	175	5	N/A
119,922.93	178	2	N/A
1,522,353.96	175	5	N/A
3,066,447.92	176	4	N/A
141,589.21	173	7	N/A
49,889.22	174	6	N/A
17,366.52	177	3	N/A
39,605.29	174	6	N/A
548,435.75	176	4	N/A
742,859.08	175	5	N/A
60,957.58	177	3	N/A
302,733.73	176	4	N/A
431,099.49	178	2	N/A

Aggregate Principal Balance ($)	Rate Adjustment Frequency (months)	Gross Margin (%)	Minimum Mortgage Rate (%)
Group I Mortgage Loans
299,676.89	6	4.75000	5.75000
116,876.74	6	7.00000	10.49900
131,813.06	6	4.25000	7.75000
59,820.61	6	5.87500	8.87500
144,168.69	6	6.22500	9.32500
316,375.92	6	8.87500	11.87500
187,554.94	6	5.99900	8.99900
356,129.65	6	6.36728	10.40793
147,660.74	6	5.99900	8.99900
714,079.09	6	7.32526	10.32526
174,974.10	6	2.25000	2.25000
79,771.46	6	7.00000	10.50000
116,562.18	6	6.70000	9.70000
50,913.32	6	7.25000	10.25000
360,457.41	6	3.82215	5.15072
728,166.68	6	5.51625	8.51625
230,761.97	6	6.08992	9.33671
204,082.66	6	3.79000	7.29000
295,576.74	6	7.31637	10.31637
63,852.07	6	6.25000	9.79000
123,958.82	6	6.85900	10.75900
274,728.33	6	6.49900	9.49900
159,472.94	6	7.77163	11.11569
221,659.16	6	6.57932	9.71479
448,841.65	6	6.09867	9.51911
226,176.11	6	6.49000	9.99000
157,095.03	6	7.99000	10.99000
62,763.53	6	4.93000	8.43000
514,377.54	6	5.75256	8.75256
395,749.84	6	6.40258	10.03346
85,472.21	6	2.25000	2.25000
202,225.09	6	6.99308	10.14724
494,099.00	6	5.87500	8.87500
204,877.56	6	4.92257	8.10363
210,983.55	6	4.99000	8.87500
275,654.09	6	5.50000	7.88000
340,868.99	6	5.74716	8.88794
365,361.62	6	6.02234	9.14292
190,315.59	6	7.25000	10.25000
386,826.29	6	5.89876	8.89876
241,764.49	6	4.09000	7.59000
197,555.31	6	5.99000	8.99000
432,591.40	6	5.32798	8.32798
279,842.81	6	5.30000	8.30000
249,065.31	6	5.05000	8.55000
366,894.94	6	5.62500	8.62500
336,702.78	6	5.49000	8.99000
1,160,804.33	6	5.97105	8.97105
311,639.67	6	5.75000	8.75000
179,751.43	6	4.37500	7.87500
168,093.20	6	6.90000	10.40000
109,426.88	6	4.62500	7.62500
219,598.26	6	3.60000	7.10000
509,727.91	6	7.43171	10.82640
254,650.68	6	6.39000	9.89000
651,628.68	6	6.54606	9.54606
74,264.91	6	3.75000	7.25000
284,607.18	6	4.12500	7.12500
232,683.15	6	6.62500	9.92500
70,033.97	6	8.12500	11.62500
181,494.54	6	6.69438	9.80548
229,209.27	6	5.30000	8.30000
154,314.15	6	6.99900	10.49900
63,669.92	6	5.49000	8.99000
71,751.05	6	7.25000	10.25000
74,750.10	6	6.79000	9.79000
84,467.70	6	5.49000	8.99000
430,280.34	6	6.90499	10.28180
697,411.90	6	6.39531	9.59064
122,698.69	6	5.25900	8.49900
497,996.43	6	6.55765	9.66136
639,599.76	6	6.36229	9.07543
159,178.44	6	5.99000	8.99000
188,982.35	6	6.52500	9.52500
217,683.16	6	5.48000	8.48000
391,111.56	6	6.22771	9.22771
126,618.99	6	5.99000	8.99000
937,584.41	6	6.63760	9.18283
164,587.49	6	7.46914	10.46914
183,964.69	6	7.70925	10.12377
94,979.75	6	7.00000	8.11100
369,838.49	6	5.93814	9.13553
109,402.45	6	5.99900	7.99900
110,348.60	6	6.25000	9.25000
73,334.85	6	6.59900	8.92000
259,050.31	6	3.49000	6.49000
341,572.71	6	6.50471	8.74436
98,801.82	6	5.97500	9.47500
118,502.99	6	4.89900	8.39900
179,702.73	6	7.99900	8.99900
210,438.13	6	6.49180	9.49180
460,229.22	6	5.83246	9.05607
209,095.72	6	6.87500	9.87500
634,194.02	6	6.28707	9.33389
521,821.26	6	5.04249	8.22903
923,273.17	6	6.10371	9.44494
179,274.01	6	5.85000	8.85000
1,412,718.12	6	5.94717	9.06346
280,130.91	6	5.73740	8.59814
2,587,633.69	6	5.72012	8.93615
817,217.88	6	5.78671	8.85392
2,259,156.71	6	5.78725	8.92804
1,841,265.04	6	5.60446	8.60446
4,996,844.99	6	5.83682	8.82936
2,304,690.05	6	4.93497	8.08741
3,780,663.24	6	5.65694	8.76450
1,026,776.15	6	6.05493	9.13618
201,353.40	6	7.49000	8.99000
115,383.69	6	9.69000	12.69000
304,773.89	6	5.85229	8.85229
340,321.14	6	6.00117	9.00117
420,524.47	6	5.59239	9.46252
84,654.69	6	7.49900	10.49900
655,258.33	6	5.30233	8.41629
627,762.86	6	5.03852	7.98514
908,371.97	6	5.52750	8.93520
232,215.99	6	5.09867	8.09867
2,675,762.69	6	4.82880	8.22513
1,447,788.16	6	3.48221	6.09988
6,422,844.17	6	5.24170	8.56839
571,024.60	6	4.86184	8.21146
3,734,542.38	6	5.05271	8.45946
85,398.66	6	5.00000	8.62500
300,780.83	6	3.37500	6.87500
314,579.35	6	4.00000	7.50000
216,548.99	6	3.00000	7.99900
377,238.12	6	4.50000	7.50000
390,382.31	6	4.85000	8.35000
1,905,192.53	6	5.48726	8.62787
335,612.64	6	3.99000	6.99000
835,475.68	6	4.63156	7.70094
319,768.83	6	3.70000	7.20000
219,427.19	6	6.99000	9.99000
416,672.20	6	5.08817	8.36997
289,548.56	6	4.99000	7.99000
867,393.37	6	6.20421	9.20421
249,856.24	6	4.99900	7.99900
111,935.29	6	6.37500	9.37500
271,776.23	6	3.75000	6.75000
649,094.96	6	5.72730	8.72836
116,713.59	6	5.75000	8.75000
219,678.61	6	4.49900	7.99900
672,149.90	6	5.20499	8.20499
339,456.89	6	3.87500	6.87500
265,788.73	6	5.37304	8.41590
59,809.79	6	6.51700	10.01700
445,315.98	6	6.20537	9.20537
115,142.74	6	5.50000	8.50000
175,491.28	6	7.75000	9.99900
163,001.48	6	5.19900	8.69900
391,333.33	6	5.42826	8.68094
329,704.05	6	8.12500	8.87500
751,647.44	6	5.62838	8.87807
209,848.54	6	5.55000	8.62500
853,602.96	6	5.71153	8.78867
259,739.67	6	4.62500	7.49000
103,290.00	6	5.59000	8.59000
199,799.80	6	5.50000	8.50000
127,414.92	6	5.99000	8.89000
429,395.48	6	5.75000	8.75000
129,825.33	6	5.57900	8.87900
224,819.40	6	7.25900	8.25900
155,860.10	6	4.87500	7.87500
239,477.05	6	5.99900	8.99900
206,572.46	6	4.00000	7.50000
101,889.33	6	5.99900	8.99900
216,600.40	6	5.29900	8.79900
363,698.47	6	5.75000	8.15000
109,959.34	6	6.49900	9.49900
386,020.49	6	5.87500	8.87500
125,528.29	6	5.35000	8.35000
224,534.12	6	5.85000	8.85000
187,158.70	6	5.37500	8.87500
127,913.87	6	5.25000	8.25000
149,733.57	6	4.99000	8.49000
712,146.56	6	5.61466	8.61466
237,018.92	6	5.25000	8.25000
3,508,966.18	6	5.71924	8.90071
415,762.12	6	5.47717	8.62658
6,243,855.39	6	4.85682	8.02462
1,187,762.88	6	5.04473	7.99234
12,570,648.88	6	5.25548	8.42139
1,940,640.84	6	5.01847	7.95064
6,150,726.70	6	5.37462	8.48896
1,529,207.28	6	4.84370	7.99529
159,945.56	6	3.90000	7.40000
704,172.62	6	6.26063	8.44683
103,323.38	6	4.95000	7.95000
781,926.44	6	6.13670	9.43032
796,110.22	6	5.02288	8.02288
1,818,928.63	6	5.68423	8.74863
1,929,340.90	6	4.41999	7.79375
3,162,446.35	6	5.32230	8.69271
1,686,949.92	6	4.08786	7.63688
5,810,330.60	6	5.25217	8.60528
2,492,709.08	6	4.07653	7.62221
3,147,084.76	6	5.43753	8.75386
433,764.20	6	5.09240	8.19608
94,188.50	6	4.00000	7.50000
98,391.17	6	2.25000	2.25000
141,723.33	6	2.25000	2.25000
438,219.64	6	2.25000	2.25000
121,126.73	6	2.25000	2.25000
364,329.59	6	2.25000	2.25000
199,702.21	6	2.25000	2.25000
121,985.09	6	2.25000	2.25000
137,222.80	6	2.25000	2.25000
310,473.53	6	4.99900	7.99900
98,653.57	6	2.25000	2.25000
95,838.16	6	2.25000	2.25000
191,265.57	6	2.25000	2.25000
92,193.39	6	2.25000	2.25000
83,817.22	6	2.25000	2.25000
669,646.57	6	2.36725	4.00870
456,997.11	6	2.25000	2.25000
392,306.84	6	2.25000	2.25000
223,241.18	6	2.25000	2.25000
266,710.94	6	2.25000	2.25000
199,761.71	6	5.09900	8.59900
199,242.94	6	2.25000	2.25000
464,702.27	6	4.62500	7.62500
139,653.42	6	3.99000	6.99000
125,858.45	6	7.49000	10.49000
164,832.38	6	5.45000	8.45000
118,901.41	6	5.15000	8.15000
375,597.07	6	3.75000	7.25000
289,829.44	6	5.25000	8.25000
502,505.67	6	5.15000	8.65000
439,489.27	6	4.49000	7.99000
152,000.00	6	5.50000	9.50000
220,000.00	6	4.87500	4.87500
220,500.00	6	5.99900	8.99900
242,250.00	6	4.99900	7.99900
220,400.00	6	5.50000	8.50000
263,000.00	6	2.19900	5.69900
240,000.00	6	4.20000	7.70000
172,500.00	6	2.85900	6.35900
299,847.30	6	5.15000	8.65000
198,998.63	6	4.60000	7.60000
339,924.53	6	4.50000	7.50000
379,831.34	6	5.87500	8.87500
396,000.00	6	3.73000	7.23000
395,250.00	6	5.87500	8.87500
178,400.00	6	4.50000	7.50000
344,000.00	6	2.25000	2.25000
339,999.81	6	2.25000	2.25000
100,800.00	6	5.75000	8.75000
205,000.00	6	4.49900	7.99900
669,000.00	6	5.10127	8.30680
446,974.13	6	5.42623	8.42623
122,000.00	6	5.99900	8.99900
657,896.07	6	4.19520	7.19520
952,449.34	6	5.09863	8.37423
863,400.00	6	4.62071	7.90852
177,000.00	6	4.99000	7.99000
311,200.00	6	4.25000	7.25000
227,200.00	6	4.60000	7.60000
480,500.00	6	6.01363	8.05421
1,980,858.67	6	4.65922	7.90475
487,999.92	6	4.60721	7.70148
391,000.00	6	4.75000	7.75000
276,000.00	6	4.65000	7.99900
325,000.00	6	4.87500	8.37500
219,000.00	6	5.30000	8.25000
2,324,100.23	6	4.52431	7.65748
2,302,709.80	6	3.63000	6.79351
190,000.00	6	4.75000	7.75000
869,996.43	6	4.64034	7.92080
1,736,983.00	6	4.42640	7.53924
210,245.07	6	2.25000	2.25000
374,951.38	6	5.75000	8.75000
340,000.00	6	5.25000	8.75000
365,000.00	6	5.49000	8.99000
224,000.00	6	4.65000	7.65000
999,234.36	6	4.59468	7.63846
1,147,450.00	6	4.82200	7.97887
687,999.33	6	4.13256	7.24826
420,000.00	6	4.97476	7.97476
372,800.00	6	4.80150	7.11803
231,919.99	6	2.25000	2.25000
152,000.00	6	2.25000	2.25000
165,600.00	6	2.25000	2.25000
220,000.00	6	2.25000	2.25000
210,000.00	6	2.25000	2.25000
374,467.62	6	2.25000	2.25000
512,000.00	6	2.25000	2.25000
228,000.00	6	2.25000	2.25000
747,084.07	6	2.25000	2.25000
277,375.96	6	5.50000	5.65000
215,200.00	6	2.25000	2.25000
293,919.69	6	2.25000	2.25000
604,656.00	6	2.25000	2.25000
199,932.12	6	3.25000	6.75000
492,998.75	6	3.51471	6.77941
295,000.00	6	3.25000	6.25000
219,239.78	6	3.00000	3.00000
208,000.00	6	2.25000	2.25000
300,000.00	6	2.25000	2.25000
144,000.00	6	4.87500	8.37500
319,000.00	6	4.87500	8.37500
352,000.00	6	4.25000	7.25000
384,000.00	6	2.25000	2.25000
315,000.00	6	2.25000	2.25000
58,942.36	N/A	N/A	N/A
250,569.51	N/A	N/A	N/A
158,288.03	N/A	N/A	N/A
50,360.16	N/A	N/A	N/A
75,753.30	N/A	N/A	N/A
290,847.20	N/A	N/A	N/A
238,802.45	N/A	N/A	N/A
181,946.14	N/A	N/A	N/A
292,585.72	N/A	N/A	N/A
906,266.51	N/A	N/A	N/A
2,189,856.79	N/A	N/A	N/A
162,305.60	N/A	N/A	N/A
101,899.24	N/A	N/A	N/A
518,677.01	N/A	N/A	N/A
56,205.08	N/A	N/A	N/A
84,882.97	N/A	N/A	N/A
199,557.33	N/A	N/A	N/A
164,748.06	N/A	N/A	N/A
623,165.97	N/A	N/A	N/A
130,325.30	N/A	N/A	N/A
362,645.56	N/A	N/A	N/A
288,845.56	N/A	N/A	N/A
62,890.66	N/A	N/A	N/A
5,379,739.43	N/A	N/A	N/A
2,724,903.18	N/A	N/A	N/A
8,554,901.39	N/A	N/A	N/A
3,931,348.36	N/A	N/A	N/A
218,891.16	N/A	N/A	N/A
332,181.45	N/A	N/A	N/A
391,605.49	N/A	N/A	N/A
191,914.55	N/A	N/A	N/A
95,963.46	N/A	N/A	N/A
3,507,029.45	N/A	N/A	N/A
1,155,051.40	N/A	N/A	N/A
1,615,416.17	N/A	N/A	N/A
808,423.41	N/A	N/A	N/A
331,500.00	N/A	N/A	N/A
239,000.00	N/A	N/A	N/A
240,000.00	N/A	N/A	N/A
468,000.00	N/A	N/A	N/A
285,000.00	N/A	N/A	N/A
227,516.17	N/A	N/A	N/A
170,999.32	N/A	N/A	N/A
284,000.00	N/A	N/A	N/A
350,000.00	N/A	N/A	N/A
354,994.38	N/A	N/A	N/A
122,499.25	N/A	N/A	N/A
131,250.00	N/A	N/A	N/A
303,699.03	N/A	N/A	N/A
417,244.19	N/A	N/A	N/A
210,000.00	N/A	N/A	N/A
38,988.90	N/A	N/A	N/A
32,923.42	N/A	N/A	N/A
394,759.57	N/A	N/A	N/A
931,079.47	N/A	N/A	N/A
98,556.85	N/A	N/A	N/A
119,763.43	N/A	N/A	N/A
74,734.16	N/A	N/A	N/A
56,457.44	N/A	N/A	N/A
153,230.66	N/A	N/A	N/A
88,062.69	N/A	N/A	N/A
28,789.43	N/A	N/A	N/A
38,224.20	N/A	N/A	N/A
111,286.09	N/A	N/A	N/A
82,179.27	N/A	N/A	N/A
141,782.77	N/A	N/A	N/A
333,634.86	N/A	N/A	N/A
674,026.62	N/A	N/A	N/A
Group II Mortgage Loans
407,641.69	6	5.00000	6.50000
209,928.51	6	3.99900	7.49900
97,410.50	6	5.75000	9.62000
104,513.67	6	5.95000	8.60000
131,556.16	6	5.50000	8.93000
79,501.83	6	6.10000	9.01000
445,188.96	6	5.78170	8.92655
91,473.14	6	5.95000	8.40000
182,412.22	6	5.99900	9.99900
124,793.58	6	5.99900	8.99900
155,930.97	6	6.99000	9.99900
125,861.25	6	5.50000	7.36700
161,259.84	6	7.49900	10.49900
179,805.63	6	6.99900	10.99900
71,429.73	6	7.49000	10.49000
160,026.88	6	5.75000	8.25000
191,464.81	6	4.25000	7.25000
482,096.17	6	5.16923	7.81385
399,101.36	6	5.75000	8.75000
105,417.57	6	5.70444	12.09567
638,084.11	6	4.91770	8.41770
125,061.19	6	5.50000	9.99000
115,787.63	6	5.00000	8.49900
95,772.59	6	5.50000	7.60000
82,771.62	6	5.88000	7.68000
73,867.78	6	5.50000	8.05000
258,173.41	6	5.50000	6.95500
401,749.13	6	5.25000	8.25000
251,556.51	6	5.99000	8.99000
167,029.89	6	5.99900	8.99900
193,869.53	6	6.95000	8.45000
190,809.63	6	5.50000	10.53000
206,633.60	6	5.55000	8.55000
217,282.27	6	5.00000	8.50000
304,824.71	6	5.77311	8.77311
311,833.19	6	5.25000	8.25000
234,361.77	6	4.50000	7.50000
259,537.30	6	5.99000	8.99000
79,783.62	6	4.00000	7.50000
88,867.65	6	6.55000	9.55000
170,744.62	6	6.00000	6.50000
289,036.56	6	4.75000	8.25000
181,539.29	6	5.00000	8.75000
208,137.02	6	5.00000	8.20000
73,082.78	6	7.00000	8.50000
299,055.36	6	3.75000	7.25000
307,908.08	6	3.50000	6.50000
288,428.00	6	7.60000	10.60000
111,617.18	6	4.99900	7.99900
274,015.31	6	5.67500	8.67500
95,879.62	6	5.35000	8.35000
107,861.79	6	5.25000	8.25000
222,577.67	6	4.49000	7.49000
121,263.97	6	5.89900	9.39900
141,572.31	6	7.25000	10.25000
249,489.03	6	3.00000	9.37500
92,598.71	6	5.75000	8.75000
80,651.78	6	5.49900	8.49900
166,300.83	6	6.49000	9.99000
158,763.01	6	5.99000	9.49000
229,046.55	6	5.95900	8.12500
104,917.94	6	7.09900	10.59900
132,362.52	6	4.99900	7.99900
482,373.60	6	6.63427	9.62115
296,328.39	6	5.95717	8.95717
417,240.16	6	5.36483	8.58785
117,783.97	6	4.99900	8.49900
1,120,647.24	6	5.61971	8.91876
157,739.22	6	6.50000	9.50000
114,480.66	6	5.50000	6.78000
268,614.89	6	5.75000	8.75000
286,718.93	6	6.23920	9.23920
79,677.61	6	6.87500	9.87500
317,611.41	6	5.27537	8.03656
445,222.57	6	6.53272	8.52196
864,319.80	6	5.44980	9.43557
193,644.90	6	4.99900	8.50000
936,808.41	6	6.27369	9.51389
63,330.31	6	5.49900	8.49900
154,443.06	6	4.75000	7.75000
310,770.50	6	6.20809	9.44090
149,781.77	6	5.99900	8.99900
237,320.76	6	6.78485	9.78485
86,745.73	6	5.75000	8.75000
120,598.18	6	3.99000	6.99000
334,387.43	6	5.52249	8.52249
150,439.45	6	6.13811	9.13811
175,027.07	6	4.97000	7.97000
189,430.65	6	4.00000	7.50000
49,982.16	6	6.99900	10.99900
94,930.78	6	4.29000	7.79000
107,074.81	6	6.00000	7.87500
81,681.13	6	7.59900	10.59900
113,372.33	6	4.99000	7.99000
82,661.77	6	5.87500	8.87500
2,090,489.84	6	6.20071	9.25466
204,329.64	6	5.16950	8.16950
2,936,192.15	6	5.80064	8.78122
970,217.01	6	3.76836	7.20939
3,411,650.00	6	5.47232	8.68509
594,444.72	6	4.18964	7.45799
6,141,605.75	6	5.14830	8.31208
1,166,328.68	6	4.61606	7.65591
4,593,922.95	6	5.43022	8.57437
1,164,506.04	6	4.87235	7.87235
357,754.54	6	4.62377	7.91426
227,453.11	6	4.99900	7.99900
64,416.08	6	7.10000	10.10000
374,762.83	6	3.69900	7.19900
98,508.11	6	5.50000	8.50000
317,744.28	6	6.18935	9.18935
176,694.10	6	6.15000	9.65000
3,436,247.95	6	5.42780	8.74456
1,756,992.64	6	5.96340	9.23755
443,135.89	6	4.91967	7.65429
4,079,387.12	6	5.35976	8.87523
437,458.53	6	3.63141	8.25252
4,187,090.52	6	5.27628	8.57752
1,162,764.48	6	4.47535	7.84547
3,895,039.30	6	5.17909	8.68536
1,164,715.73	6	4.10951	7.43906
500,781.27	6	4.25000	7.25000
211,712.18	6	2.90000	6.40000
1,116,724.22	6	5.42390	8.92352
424,624.51	6	5.42500	8.92500
1,053,444.16	6	4.25851	7.25851
3,173,936.34	6	4.47102	7.75304
741,616.48	6	5.54990	8.54990
542,573.74	6	3.91724	6.91724
61,968.08	6	6.75900	9.75900
375,713.30	6	5.32334	8.32334
237,677.63	6	2.53000	7.45000
295,822.51	6	6.24900	9.24900
637,711.26	6	5.44797	8.44797
132,942.79	6	5.99000	8.99000
104,907.79	6	3.00000	6.50000
191,084.53	6	5.00000	8.00000
124,069.55	6	4.99900	7.99900
155,570.33	6	6.12500	9.12500
570,437.42	6	4.17872	7.25826
202,348.44	6	5.49900	8.49900
330,819.37	6	4.50000	7.50000
183,758.98	6	5.49000	8.99000
871,107.89	6	5.24250	8.45149
319,958.67	6	6.34934	9.20605
80,808.28	6	6.75000	9.75000
144,678.27	6	5.99000	8.99900
259,490.62	6	4.60000	7.60000
630,376.77	6	5.81219	8.98339
984,772.30	6	5.16188	8.16188
162,824.18	6	5.75000	8.75000
389,647.69	6	4.87543	7.87543
263,286.05	6	4.99505	8.24744
249,149.57	6	6.00204	9.32299
419,578.31	6	5.49000	8.49000
318,566.23	6	4.99000	7.99000
115,865.85	6	7.15000	10.15000
187,327.91	6	6.57362	9.57362
413,536.48	6	5.74158	9.06817
739,109.85	6	6.54055	9.44967
444,685.18	6	5.19271	8.69817
219,862.08	6	6.00000	9.10000
225,974.65	6	5.62500	8.12500
289,627.71	6	6.99000	9.99000
272,190.44	6	6.12121	9.62121
128,885.05	6	4.39800	7.89800
260,432.56	6	6.55000	9.55000
477,038.46	6	5.01880	8.01880
370,648.99	6	6.03727	8.15021
505,990.94	6	5.21519	8.75208
2,153,308.43	6	5.14551	8.73832
383,667.08	6	5.28582	8.28582
4,439,824.92	6	5.17455	8.41860
195,228.24	6	4.65000	8.15000
6,794,229.57	6	5.40943	8.46503
692,231.88	6	4.60558	7.72820
9,226,485.23	6	5.09700	8.24788
1,467,450.28	6	4.37238	7.40267
7,681,548.21	6	5.52717	8.60655
1,237,157.13	6	3.78991	6.90623
138,966.90	6	4.00000	7.50000
824,783.71	6	5.05946	7.55710
241,784.46	6	4.39900	7.89900
322,235.72	6	3.25000	6.75000
721,968.01	6	5.33434	8.62220
2,539,381.54	6	4.86342	8.19185
2,319,983.84	6	5.35133	8.81756
381,835.79	6	3.87500	7.37500
4,168,568.11	6	5.21934	8.74503
629,852.74	6	4.53054	7.51495
8,578,851.03	6	4.89364	8.15628
1,998,201.17	6	5.25185	8.10499
3,947,189.97	6	5.06130	8.36927
463,440.01	6	4.68941	8.25819
130,468.61	6	5.59900	8.59900
161,327.16	6	3.36500	6.86500
278,316.53	6	4.99900	8.49900
79,874.79	6	3.75000	7.25000
141,758.72	6	7.25000	10.25000
330,109.81	6	4.18927	7.62752
156,430.79	6	4.25000	7.25000
149,721.40	6	2.25000	2.25000
206,234.10	6	5.00000	8.50000
327,159.13	6	2.25000	2.25000
745,832.53	6	4.51272	7.66879
199,388.66	6	3.90000	7.40000
530,964.93	6	4.68167	8.24384
447,376.97	6	3.07503	4.38757
155,688.64	6	2.25000	2.25000
319,772.71	6	3.76000	7.26000
299,270.64	6	5.50000	7.92500
175,293.92	6	4.45000	7.95000
739,168.98	6	5.15720	8.38226
336,672.07	6	4.09000	7.59000
474,953.09	6	5.04404	8.36413
174,888.40	6	4.35000	7.85000
620,948.17	6	4.44818	7.94818
259,839.38	6	4.25000	7.75000
265,981.27	6	3.25000	6.75000
250,799.99	6	2.25000	2.25000
300,999.99	6	5.50000	6.34000
271,851.49	6	3.80000	6.80000
329,989.72	6	4.49000	7.99000
311,921.38	6	3.25000	6.75000
290,000.00	6	6.10000	9.15000
282,000.00	6	3.87500	6.87500
204,800.00	6	4.00000	7.50000
217,500.00	6	4.80000	7.80000
241,200.00	6	4.87500	7.87500
380,000.00	6	4.37500	7.37500
335,500.00	6	5.50000	8.50000
132,711.75	6	3.37500	6.87500
309,500.00	6	3.00000	7.85000
640,944.88	6	4.19370	7.23160
1,861,914.50	6	4.90244	7.88433
759,899.64	6	4.40060	7.58956
204,000.00	6	4.75000	7.75000
220,000.00	6	3.99000	6.99000
737,100.36	6	4.90346	7.90346
1,785,996.92	6	3.96561	6.92795
200,000.00	6	3.99000	6.99000
212,000.00	6	3.99900	6.99900
183,750.00	6	3.66000	6.66000
865,750.00	6	4.84835	7.98234
1,078,950.00	6	4.50519	7.50519
510,000.00	6	5.01000	8.01000
215,994.91	6	2.49000	6.69900
195,500.00	6	3.87500	6.87500
372,000.00	6	5.23750	7.72435
408,000.00	6	5.15000	8.15000
535,999.79	6	4.94460	8.05251
522,834.03	6	2.25000	2.25000
253,500.00	6	2.25000	2.25000
359,912.50	6	2.25000	2.25000
198,750.00	6	2.25000	2.25000
156,750.00	6	5.75000	8.99000
236,000.00	6	2.25000	2.25000
382,296.03	6	2.25000	2.25000
440,000.00	6	2.25000	2.25000
229,000.00	6	3.99000	6.99000
195,975.00	6	4.00000	7.50000
292,400.00	6	4.13133	7.13559
320,000.00	6	2.25000	2.25000
413,489.26	6	4.85000	7.82000
59,178.96	N/A	N/A	N/A
114,987.97	N/A	N/A	N/A
211,209.21	N/A	N/A	N/A
334,241.58	N/A	N/A	N/A
94,927.27	N/A	N/A	N/A
149,130.05	N/A	N/A	N/A
177,804.86	N/A	N/A	N/A
87,405.69	N/A	N/A	N/A
157,058.32	N/A	N/A	N/A
125,934.96	N/A	N/A	N/A
568,006.34	N/A	N/A	N/A
321,937.98	N/A	N/A	N/A
520,504.00	N/A	N/A	N/A
2,528,815.98	N/A	N/A	N/A
982,227.45	N/A	N/A	N/A
377,293.90	N/A	N/A	N/A
259,683.86	N/A	N/A	N/A
161,589.35	N/A	N/A	N/A
223,590.01	N/A	N/A	N/A
472,055.27	N/A	N/A	N/A
838,683.24	N/A	N/A	N/A
1,172,154.64	N/A	N/A	N/A
145,605.30	N/A	N/A	N/A
395,005.31	N/A	N/A	N/A
557,791.64	N/A	N/A	N/A
161,222.88	N/A	N/A	N/A
8,927,525.20	N/A	N/A	N/A
4,994,034.16	N/A	N/A	N/A
317,478.99	N/A	N/A	N/A
322,300.54	N/A	N/A	N/A
10,531,048.42	N/A	N/A	N/A
3,837,843.55	N/A	N/A	N/A
229,385.31	N/A	N/A	N/A
161,872.67	N/A	N/A	N/A
621,542.03	N/A	N/A	N/A
1,539,233.42	N/A	N/A	N/A
221,215.65	N/A	N/A	N/A
171,795.54	N/A	N/A	N/A
95,952.00	N/A	N/A	N/A
142,384.80	N/A	N/A	N/A
2,569,861.35	N/A	N/A	N/A
1,130,303.19	N/A	N/A	N/A
2,761,488.88	N/A	N/A	N/A
1,311,397.52	N/A	N/A	N/A
30,902.63	N/A	N/A	N/A
37,805.70	N/A	N/A	N/A
23,836.10	N/A	N/A	N/A
46,518.57	N/A	N/A	N/A
47,890.03	N/A	N/A	N/A
45,784.06	N/A	N/A	N/A
50,869.69	N/A	N/A	N/A
880,922.39	N/A	N/A	N/A
478,711.94	N/A	N/A	N/A
106,840.10	N/A	N/A	N/A
136,352.94	N/A	N/A	N/A
50,336.78	N/A	N/A	N/A
41,456.40	N/A	N/A	N/A
44,001.28	N/A	N/A	N/A
191,984.56	N/A	N/A	N/A
66,903.91	N/A	N/A	N/A
59,910.74	N/A	N/A	N/A
144,181.42	N/A	N/A	N/A
217,466.89	N/A	N/A	N/A
Group III Mortgage Loans
324,541.59	6	4.12500	5.62500
247,642.57	6	6.65000	9.65000
248,851.34	6	6.99900	9.99900
532,119.08	6	7.49000	10.99000
233,553.97	6	3.25000	7.45000
79,818.92	6	6.50000	10.00000
149,115.00	6	7.25000	10.25000
367,566.58	6	6.65500	8.65500
108,761.39	6	8.25000	9.25000
339,680.63	6	5.95000	6.22500
118,673.03	6	5.49900	8.99900
285,343.84	6	5.62785	9.48309
945,658.75	6	6.50000	9.50000
731,239.83	6	7.20618	10.30156
139,079.80	6	7.25000	10.25000
217,464.48	6	5.03514	8.53514
935,006.86	6	5.72315	9.05815
936,670.52	6	4.39051	7.39051
331,594.68	6	5.10397	8.60397
814,472.05	6	5.07808	8.27178
59,911.40	6	8.45000	11.45000
374,286.97	6	6.99900	9.99900
224,762.47	6	6.10000	9.10000
389,073.77	6	5.65000	8.65000
341,353.97	6	5.01032	8.51032
99,878.39	6	5.00000	8.50000
156,508.97	6	7.89900	10.89900
89,200.33	6	6.99000	9.99000
640,680.89	6	5.82208	8.82208
133,760.39	6	7.87500	9.37500
98,838.02	6	4.49900	7.99900
130,229.48	6	6.00000	7.50000
69,669.40	6	5.25000	8.75000
313,764.90	6	6.25000	7.25000
120,574.33	6	5.50000	5.50000
154,148.10	6	4.49900	7.99900
366,886.23	6	4.45000	7.45000
104,402.46	6	6.25000	9.75000
58,339.64	6	6.74000	8.24000
53,237.88	6	8.49000	9.99000
274,353.45	6	6.49900	9.99900
45,421.84	6	5.50000	11.66000
754,268.83	6	5.50000	7.25000
473,398.15	6	5.61338	9.23677
1.00	6	3.00000	3.00000
347,996.60	6	5.40000	8.40000
139,286.53	6	5.37500	8.37500
498,491.68	6	5.99000	9.49000
144,687.69	6	6.65000	11.75000
646,180.62	6	2.49529	3.88688
558,829.50	6	4.54427	7.84783
149,787.58	6	4.25000	7.75000
50,107.38	6	5.49000	6.99000
113,733.17	6	8.09900	9.59900
697,927.69	6	4.99000	7.99000
323,750.39	6	5.40000	8.40000
520,554.92	6	4.99900	7.99900
419,769.78	6	8.25000	11.25000
143,649.04	6	4.99000	7.99000
255,724.37	6	4.75000	8.25000
369,306.53	6	5.00000	8.00000
796,082.46	6	5.67920	8.97760
275,140.15	6	6.00000	9.00000
112,250.33	6	5.50000	5.92500
426,863.34	6	4.13000	7.13000
715,135.66	6	5.46792	8.65661
259,839.38	6	4.75000	7.75000
149,133.93	6	7.49900	8.99900
635,369.74	6	5.99000	8.99000
219,507.69	6	4.68000	8.18000
135,603.50	6	6.99900	9.99900
79,861.17	6	5.69900	8.69900
138,653.95	6	7.87400	9.37400
386,079.51	6	3.50000	6.50000
348,334.21	6	4.50000	7.50000
121,848.28	6	4.25000	7.75000
168,425.30	6	6.75000	10.25000
426,105.38	6	5.75000	6.82900
364,930.58	6	6.95000	9.95000
1,263,107.92	6	5.50000	9.62179
607,798.30	6	5.76632	8.59942
406,821.46	6	4.25000	7.75000
436,965.42	6	5.87500	7.37500
221,028.91	6	4.75000	8.25000
224,034.86	6	4.39000	7.89000
433,881.82	6	6.75000	10.25000
1,306,156.96	6	5.17861	8.14571
355,390.22	6	4.12500	7.12500
549,257.94	6	4.99000	7.99000
375,689.38	6	3.49000	6.99000
570,165.93	6	4.79000	8.29000
348,933.31	6	5.35735	8.35735
199,726.58	6	5.55000	9.90000
242,606.18	6	7.00000	10.50000
174,216.52	6	6.19900	9.19900
540,342.95	6	2.61000	7.39900
114,844.77	6	4.49900	7.99900
155,242.43	6	5.87500	9.37500
100,983.47	6	5.75000	9.25000
106,223.95	6	5.99000	8.99000
367,491.82	6	4.37500	7.87500
299,489.95	6	6.89900	9.89900
115,710.11	6	6.00000	9.50000
82,943.05	6	6.37500	9.87500
618,463.42	6	3.99000	6.99000
158,879.73	6	7.99000	10.75000
72,174.66	6	5.49900	8.99900
63,596.88	6	6.74900	10.24900
274,391.07	6	5.99000	8.99000
104,805.82	6	4.95000	8.45000
337,740.48	6	4.79000	7.79000
479,299.47	6	4.60000	7.60000
283,874.91	6	7.09000	10.09000
259,445.90	6	5.37500	7.75000
302,501.24	6	5.12864	8.12864
76,600.11	6	7.99000	10.99000
179,486.75	6	6.75900	9.75900
479,459.81	6	5.37500	8.87500
260,575.59	6	6.45936	9.45936
131,169.49	6	5.99000	8.99000
781,120.27	6	5.16540	8.36188
395,212.42	6	6.60645	9.60645
421,819.33	6	5.86297	9.09000
256,716.42	6	5.99900	8.99900
196,251.97	6	5.41068	9.94893
2,391,745.02	6	5.75673	8.91369
159,513.14	6	6.45000	9.45000
2,051,735.32	6	5.91141	9.13293
1,776,698.32	6	5.28016	8.28016
2,619,332.07	6	5.97799	9.08288
1,915,176.65	6	4.44526	7.53733
5,915,318.73	6	5.37444	8.48267
3,586,591.14	6	4.91450	8.13199
5,780,925.48	6	5.60165	8.80049
1,443,725.48	6	5.27455	7.96944
117,403.74	6	5.50000	6.13000
401,281.09	6	4.29500	7.79500
104,732.51	6	3.35000	6.85000
185,539.85	6	3.49900	6.99900
1,420,129.21	6	3.89247	7.39247
139,316.86	6	5.12500	8.12500
215,697.10	6	4.79900	7.79900
155,672.73	6	6.25000	9.25000
95,106.95	6	6.55000	9.55000
82,753.94	6	6.99000	9.99000
129,636.74	6	6.99000	10.49000
184,605.73	6	4.25000	7.75000
102,735.48	6	7.60000	9.10000
175,019.20	6	4.99000	7.99000
636,800.12	6	5.91206	8.91206
712,969.35	6	6.19335	9.46792
405,205.65	6	6.11406	9.33575
660,726.67	6	6.94939	9.38931
185,471.82	6	7.18605	9.65726
115,732.03	6	7.75000	10.75000
552,613.35	6	6.68253	9.98056
231,592.35	6	5.69900	8.69900
144,157.38	6	5.99000	9.75000
147,195.01	6	4.90000	7.90000
79,973.06	6	10.00000	13.00000
317,421.82	6	5.40186	9.34256
406,101.24	6	6.29524	9.59614
223,157.95	6	4.49000	7.49000
192,279.18	6	4.39900	7.39900
288,962.79	6	5.97641	9.47641
131,885.36	6	4.65000	8.15000
74,389.60	6	6.49000	9.49000
1,422,226.00	6	6.33828	9.33828
508,460.75	6	5.55000	10.55500
567,917.86	6	6.48069	9.48069
295,490.14	6	4.69917	7.78344
422,734.40	6	5.53433	9.14052
244,606.21	6	4.12500	7.12500
2,713,452.80	6	5.30860	8.82481
2,617,185.14	6	4.15852	7.14131
4,965,293.60	6	5.50166	8.83586
1,340,737.41	6	4.55120	7.77884
2,283,524.05	6	5.44341	8.76382
271,687.21	6	3.99900	6.99900
230,324.55	6	6.39900	9.89900
287,085.16	6	4.37500	7.37500
1,055,822.69	6	5.34251	8.34251
888,798.82	6	5.25758	8.25758
1,000,649.00	6	4.77968	8.03763
941,909.94	6	3.10470	8.17068
483,568.54	6	4.37500	7.87500
1,147,840.77	6	4.93023	8.43023
1,503,137.97	6	4.21987	6.95736
2,517,956.41	6	4.25703	7.40945
1,258,054.25	6	4.84188	8.13533
853,528.71	6	4.56071	7.61780
552,841.13	6	4.99000	7.99000
256,752.35	6	7.99000	10.99000
344,268.36	6	6.87500	9.87500
172,834.51	6	4.15000	7.65000
331,679.81	6	4.62350	7.62350
438,620.89	6	6.37500	10.25000
606,973.47	6	5.49000	8.99000
200,879.13	6	6.24000	9.24000
563,661.29	6	4.49900	7.49900
159,724.29	6	3.89900	7.39900
470,454.73	6	4.99900	7.99900
129,883.58	6	4.88000	7.88000
606,446.45	6	4.47425	7.97425
349,093.12	6	4.99900	7.99900
611,812.69	6	5.19000	8.19000
319,722.63	6	5.99000	8.99000
124,932.32	6	6.09000	9.59000
339,837.31	6	4.99000	9.99900
1,195,479.39	6	5.33112	8.44822
103,982.52	6	6.30000	9.80000
61,976.14	6	6.49000	9.99000
430,968.58	6	5.99900	8.99900
100,948.37	6	8.49000	9.99000
466,962.81	6	5.99000	8.99000
379,501.27	6	5.93885	8.93885
188,355.76	6	4.99000	7.99000
1,004,947.01	6	5.72656	8.72656
2,980,383.55	6	5.42805	8.59561
457,154.68	6	5.42716	8.42716
5,499,747.74	6	5.62129	8.72824
1,006,227.98	6	5.08859	7.86328
9,895,043.74	6	5.17690	8.41081
1,859,564.39	6	4.44839	7.64423
10,964,668.75	6	4.86906	8.06051
5,484,327.60	6	4.64370	7.76063
6,373,151.87	6	5.14759	8.34122
2,474,170.63	6	4.90618	8.01200
523,854.53	6	4.79632	8.13219
165,423.22	6	2.79000	6.29000
161,727.94	6	4.00000	7.50000
91,825.99	6	5.65900	9.15900
293,656.84	6	5.25000	8.75000
319,602.90	6	6.15800	9.39848
179,844.23	6	4.49900	7.99900
109,811.96	6	7.50000	10.50000
130,254.16	6	6.87500	9.87500
138,062.21	6	6.89000	9.89000
660,598.28	6	5.92800	8.92800
1,441,260.16	6	5.18553	8.50514
230,995.30	6	6.89802	8.94485
486,713.37	6	6.34195	9.34195
197,666.16	6	5.12500	8.12500
114,877.88	6	4.98000	8.29900
473,631.26	6	5.39493	8.36836
83,972.49	6	5.99900	9.89900
72,232.02	6	7.79900	10.79900
449,024.27	6	6.99000	9.99000
590,461.26	6	5.05534	8.55227
716,799.84	6	5.06844	8.47224
449,930.84	6	4.19900	7.69900
1,323,421.78	6	5.14260	8.58441
592,490.80	6	5.57960	9.08134
219,614.98	6	5.90000	9.49900
763,598.26	6	5.65069	8.65069
134,321.28	6	6.47500	9.47500
1,908,935.05	6	5.88040	8.94414
1,051,072.22	6	5.74397	8.76685
922,692.32	6	5.15932	8.15932
2,684,124.02	6	5.36176	8.82763
620,802.72	6	3.46412	7.64855
4,046,899.58	6	5.16868	8.42982
2,279,015.13	6	4.25375	7.36136
3,330,593.45	6	4.88397	7.98382
410,882.29	6	3.99000	6.99000
826,496.76	6	2.25000	2.25000
697,539.06	6	5.75000	8.75000
622,910.60	6	2.25000	2.25000
598,500.69	6	6.00000	9.50000
180,169.63	6	5.00000	8.50000
252,758.22	6	2.25000	2.25000
383,193.41	6	2.25000	2.25000
439,291.73	6	2.25000	2.25000
219,235.90	6	2.25000	2.25000
334,963.48	6	2.25000	2.25000
237,509.70	6	2.25000	2.25000
209,826.27	6	2.25000	2.25000
1,206,062.86	6	2.49403	2.81939
365,285.22	6	2.25000	2.25000
104,818.28	6	4.00000	7.00000
282,523.56	6	3.29000	6.79000
77,360.82	6	6.69900	9.99000
153,267.48	6	5.25000	8.75000
303,958.93	6	5.80455	8.90783
131,453.59	6	5.99900	9.99900
403,565.32	6	5.84912	8.78952
86,841.05	6	7.75900	8.50900
167,595.54	6	6.60000	9.60000
242,773.56	6	6.47900	9.99000
80,491.46	6	4.50000	8.00000
76,287.83	6	8.25000	8.99900
75,077.77	6	8.13000	9.63000
97,704.33	6	6.49000	9.49000
85,371.47	6	6.45000	9.45000
72,332.48	6	6.50000	10.75000
265,117.47	6	4.99464	8.49464
1,332,925.67	6	5.40332	8.90332
1,110,712.31	6	4.86441	8.31245
386,263.12	6	3.61279	7.11279
1,674,993.89	6	5.37140	8.76996
135,877.87	6	6.45000	9.95000
65,430.90	6	4.75000	8.25000
578,953.23	6	2.25000	2.25000
97,831.42	6	4.39900	7.89900
599,128.70	6	2.25000	2.25000
127,559.00	6	2.25000	2.25000
588,964.32	6	5.10000	8.60000
383,602.77	6	4.37500	7.37500
457,888.05	6	5.50000	6.42500
119,879.85	6	5.50000	8.50000
152,857.76	6	4.25000	7.75000
435,462.57	6	3.75000	6.75000
138,933.47	6	6.99900	9.99900
336,830.70	6	5.99900	8.99900
127,809.96	6	4.12500	7.12500
83,661.41	6	7.40000	10.12500
203,901.51	6	5.59900	8.59900
143,832.14	6	4.47500	7.97500
919,582.04	6	5.12609	8.12705
326,654.70	6	6.80258	10.30258
637,347.30	6	4.40682	7.90315
942,681.07	6	5.85722	9.20549
1,911,630.90	6	4.79831	8.25781
1,641,698.22	6	5.27335	8.65943
391,450.04	6	3.12755	6.28061
3,171,871.32	6	4.94129	8.37568
99,923.36	6	3.99000	6.99000
228,131.23	6	2.25000	2.25000
740,000.00	6	2.25000	2.25000
600,000.00	6	6.50000	9.50000
418,494.25	6	5.00000	8.50000
544,000.00	6	3.00000	7.15000
1,018,200.00	6	5.37536	8.37536
455,984.68	6	5.50000	6.55000
183,999.32	6	5.50000	8.50000
1,616,499.90	6	5.75591	8.75591
1,027,994.74	6	5.17924	8.17924
229,885.75	6	5.99000	8.99000
310,000.00	6	5.74900	8.74900
551,200.00	6	3.75000	6.75000
607,500.00	6	4.49000	7.49000
504,000.00	6	4.62500	7.62500
536,000.00	6	4.12500	7.99000
168,800.00	6	2.25000	2.25000
432,250.00	6	3.39900	6.89900
523,000.00	6	3.25000	6.75000
410,000.00	6	3.10000	6.60000
211,500.00	6	4.90000	8.40000
300,000.00	6	2.25000	2.25000
1,430,000.00	6	2.25000	2.25000
475,000.00	6	4.75000	8.25000
388,800.00	6	3.60000	6.60000
247,920.00	6	4.25000	7.75000
463,200.00	6	3.87000	6.87000
411,200.00	6	4.25000	7.25000
562,500.00	6	3.49000	6.99000
1,665,250.00	6	4.19814	7.37675
576,000.00	6	4.77500	8.27500
489,900.00	6	3.99000	6.99000
600,000.00	6	4.75000	8.25000
1,166,400.00	6	4.19136	7.19136
700,000.00	6	3.75000	6.75000
496,000.00	6	2.25000	2.25000
413,999.64	6	4.62500	7.62500
308,000.00	6	5.75000	8.75000
287,000.00	6	5.75000	8.75000
489,999.96	6	4.25000	7.75000
970,137.00	6	4.74911	7.74911
579,500.00	6	5.25000	8.25000
479,994.91	6	4.15000	7.15000
307,999.45	6	5.50000	8.50000
2,472,620.73	6	5.16817	8.22315
272,994.88	6	4.99900	7.99900
2,375,580.48	6	4.71613	7.77927
2,893,255.47	6	4.85263	8.04370
3,676,125.14	6	4.43729	7.65379
208,000.00	6	4.49000	7.99000
550,000.00	6	5.00000	8.50000
640,000.00	6	4.87500	7.87500
465,500.00	6	4.39900	7.39900
6,105,991.99	6	4.67474	7.76149
4,892,369.69	6	4.09419	7.25818
547,200.00	6	3.62500	6.62500
4,184,000.00	6	4.19367	7.43962
3,119,466.09	6	4.09711	7.42386
269,300.00	6	2.90000	6.40000
178,000.00	6	5.49000	8.99000
330,870.68	6	5.25424	8.25424
164,994.92	6	4.75000	8.45000
1,331,320.00	6	3.67704	7.13385
399,920.00	6	3.00000	3.00000
975,000.00	6	2.25000	2.25000
227,599.76	6	4.75000	7.75000
1,242,853.68	6	3.33883	6.77050
423,750.00	6	3.49000	6.99000
2,054,800.00	6	4.56586	7.07862
256,000.00	6	4.62500	8.37500
538,200.00	6	4.46042	7.69732
1,076,500.00	6	2.25000	2.25000
159,996.94	6	2.25000	2.25000
956,998.67	6	2.25000	2.25000
525,392.90	6	2.25000	2.25000
2,627,739.44	6	2.25000	2.25000
299,760.00	6	2.25000	2.25000
312,000.00	6	2.25000	2.25000
4,004,579.38	6	2.25000	2.25000
1,050,000.00	6	4.37500	4.37500
999,990.00	6	3.99000	6.99000
889,900.00	6	3.32730	6.60817
269,592.00	6	3.62500	3.62500
997,600.00	6	2.25000	2.25000
305,586.40	6	2.25000	2.25000
1,141,600.00	6	2.25000	2.25000
1,359,000.00	6	2.25000	2.25000
799,799.13	6	2.25000	2.25000
349,140.97	6	2.25000	2.25000
975,000.00	6	2.25000	2.25000
594,332.58	6	2.25000	2.25000
1,078,400.00	6	2.25000	2.25000
172,000.00	6	2.25000	2.25000
948,094.37	6	2.25000	2.25000
291,120.00	6	2.25000	2.25000
211,975.71	6	2.25000	2.25000
303,999.00	6	4.75000	7.75000
870,000.00	6	4.99000	7.99000
530,000.00	6	2.55000	6.05000
1,134,259.84	6	3.77138	6.63834
263,000.00	6	3.49000	6.99000
235,000.00	6	6.49900	9.49900
139,954.25	6	2.25000	2.25000
213,000.00	6	4.85000	7.85000
440,000.00	6	4.37500	7.87500
313,600.00	6	3.85000	6.85000
194,000.00	6	3.99900	6.99900
650,000.00	6	5.49000	8.99000
773,000.00	6	3.49505	6.93261
508,500.00	6	2.69199	6.19199
648,000.00	6	4.15000	7.65000
670,000.00	6	5.18710	8.43337
206,398.98	6	2.25000	2.25000
543,920.00	6	2.25000	2.25000
693,600.00	6	2.25000	2.25000
1,931,073.69	6	2.25000	2.25000
617,600.00	6	2.25000	2.25000
779,120.00	6	2.25000	2.25000
468,250.00	6	3.87500	7.37500
549,788.97	6	2.25000	2.25000
339,200.00	6	2.25000	2.25000
240,000.00	6	2.25000	2.25000
1,317,500.00	6	2.25000	2.25000
496,000.00	6	2.25000	2.25000
850,000.00	6	2.25000	2.25000
66,824.00	N/A	N/A	N/A
56,928.84	N/A	N/A	N/A
112,149.96	N/A	N/A	N/A
49,192.53	N/A	N/A	N/A
307,885.32	N/A	N/A	N/A
191,683.43	N/A	N/A	N/A
97,175.32	N/A	N/A	N/A
79,444.10	N/A	N/A	N/A
94,448.59	N/A	N/A	N/A
414,569.72	N/A	N/A	N/A
225,127.60	N/A	N/A	N/A
932,947.60	N/A	N/A	N/A
494,131.62	N/A	N/A	N/A
548,827.37	N/A	N/A	N/A
256,675.49	N/A	N/A	N/A
49,697.09	N/A	N/A	N/A
86,664.96	N/A	N/A	N/A
224,520.49	N/A	N/A	N/A
296,098.56	N/A	N/A	N/A
1,423,942.14	N/A	N/A	N/A
393,536.56	N/A	N/A	N/A
801,099.93	N/A	N/A	N/A
75,707.31	N/A	N/A	N/A
2,124,447.84	N/A	N/A	N/A
1,711,326.38	N/A	N/A	N/A
451,511.25	N/A	N/A	N/A
1,322,996.60	N/A	N/A	N/A
82,379.70	N/A	N/A	N/A
586,634.92	N/A	N/A	N/A
200,642.00	N/A	N/A	N/A
145,782.60	N/A	N/A	N/A
752,757.25	N/A	N/A	N/A
242,011.15	N/A	N/A	N/A
488,846.30	N/A	N/A	N/A
580,945.57	N/A	N/A	N/A
656,685.51	N/A	N/A	N/A
432,009.45	N/A	N/A	N/A
782,891.73	N/A	N/A	N/A
84,885.25	N/A	N/A	N/A
53,028.85	N/A	N/A	N/A
4,896,997.16	N/A	N/A	N/A
4,478,353.25	N/A	N/A	N/A
414,998.06	N/A	N/A	N/A
95,266.08	N/A	N/A	N/A
144,556.80	N/A	N/A	N/A
149,719.70	N/A	N/A	N/A
151,312.26	N/A	N/A	N/A
74,811.41	N/A	N/A	N/A
189,209.76	N/A	N/A	N/A
564,083.19	N/A	N/A	N/A
4,942,277.22	N/A	N/A	N/A
1,096,396.56	N/A	N/A	N/A
4,204,752.63	N/A	N/A	N/A
1,075,798.62	N/A	N/A	N/A
1,177,366.27	N/A	N/A	N/A
1,639,820.13	N/A	N/A	N/A
615,562.88	N/A	N/A	N/A
301,147.50	N/A	N/A	N/A
39,010,574.07	N/A	N/A	N/A
11,894,890.23	N/A	N/A	N/A
10,350,053.32	N/A	N/A	N/A
3,484,373.84	N/A	N/A	N/A
164,642.33	N/A	N/A	N/A
2,412,728.19	N/A	N/A	N/A
2,213,948.43	N/A	N/A	N/A
156,332.29	N/A	N/A	N/A
299,681.21	N/A	N/A	N/A
151,491.30	N/A	N/A	N/A
310,358.26	N/A	N/A	N/A
2,409,471.37	N/A	N/A	N/A
442,490.01	N/A	N/A	N/A
728,714.02	N/A	N/A	N/A
284,789.72	N/A	N/A	N/A
2,027,235.58	N/A	N/A	N/A
299,523.57	N/A	N/A	N/A
988,364.02	N/A	N/A	N/A
564,502.29	N/A	N/A	N/A
710,096.24	N/A	N/A	N/A
143,735.07	N/A	N/A	N/A
132,891.67	N/A	N/A	N/A
12,523,606.19	N/A	N/A	N/A
4,457,715.46	N/A	N/A	N/A
2,466,120.69	N/A	N/A	N/A
436,354.43	N/A	N/A	N/A
545,000.00	N/A	N/A	N/A
282,288.80	N/A	N/A	N/A
288,660.00	N/A	N/A	N/A
832,494.91	N/A	N/A	N/A
603,412.25	N/A	N/A	N/A
894,999.26	N/A	N/A	N/A
572,000.00	N/A	N/A	N/A
319,000.00	N/A	N/A	N/A
288,000.00	N/A	N/A	N/A
235,000.00	N/A	N/A	N/A
235,000.00	N/A	N/A	N/A
210,000.00	N/A	N/A	N/A
189,192.48	N/A	N/A	N/A
196,000.00	N/A	N/A	N/A
996,838.53	N/A	N/A	N/A
152,000.00	N/A	N/A	N/A
194,948.14	N/A	N/A	N/A
316,000.00	N/A	N/A	N/A
137,037.75	N/A	N/A	N/A
44,695.21	N/A	N/A	N/A
47,787.43	N/A	N/A	N/A
31,587.02	N/A	N/A	N/A
151,135.87	N/A	N/A	N/A
115,965.18	N/A	N/A	N/A
127,147.90	N/A	N/A	N/A
1,943,267.72	N/A	N/A	N/A
3,257,514.13	N/A	N/A	N/A
143,891.07	N/A	N/A	N/A
142,939.26	N/A	N/A	N/A
332,080.19	N/A	N/A	N/A
985,649.16	N/A	N/A	N/A
74,947.50	N/A	N/A	N/A
1,507,717.74	N/A	N/A	N/A
43,777.65	N/A	N/A	N/A
581,925.04	N/A	N/A	N/A
853,228.72	N/A	N/A	N/A
49,575.40	N/A	N/A	N/A
189,598.39	N/A	N/A	N/A
103,150.63	N/A	N/A	N/A
119,922.93	N/A	N/A	N/A
1,522,353.96	N/A	N/A	N/A
3,066,447.92	N/A	N/A	N/A
141,589.21	N/A	N/A	N/A
49,889.22	N/A	N/A	N/A
17,366.52	N/A	N/A	N/A
39,605.29	N/A	N/A	N/A
548,435.75	N/A	N/A	N/A
742,859.08	N/A	N/A	N/A
60,957.58	N/A	N/A	N/A
302,733.73	N/A	N/A	N/A
431,099.49	N/A	N/A	N/A

Aggregate Principal Balance ($)	Maximum Mortgage Rate (%)	Months to Next Adjustment Date	Initial Periodic Rate Cap (%)
Group I Mortgage Loans
299,676.89	12.75000	10	1.50000
116,876.74	17.49900	22	1.50000
131,813.06	14.75000	22	1.50000
59,820.61	15.87500	18	1.50000
144,168.69	16.32500	21	1.50000
316,375.92	18.87500	15	1.50000
187,554.94	15.99900	13	1.50000
356,129.65	16.99000	14	1.70897
147,660.74	15.99900	14	1.50000
714,079.09	17.32526	16	1.50000
174,974.10	13.75000	16	6.00000
79,771.46	17.50000	17	1.50000
116,562.18	16.70000	18	1.50000
50,913.32	17.25000	20	1.50000
360,457.41	14.65786	20	4.00714
728,166.68	15.51625	21	1.50000
230,761.97	16.33671	22	1.50000
204,082.66	14.29000	22	1.50000
295,576.74	17.31637	19	1.50000
63,852.07	16.79000	20	1.50000
123,958.82	17.75900	21	1.50000
274,728.33	16.49900	22	1.50000
159,472.94	18.11569	13	1.50000
221,659.16	16.71479	14	1.50000
448,841.65	16.51911	15	1.50000
226,176.11	16.99000	17	1.50000
157,095.03	17.99000	17	1.50000
62,763.53	15.43000	18	1.50000
514,377.54	15.75256	19	1.50000
395,749.84	17.03346	21	1.50000
85,472.21	15.50000	21	6.00000
202,225.09	17.14724	22	1.50000
494,099.00	15.87500	16	1.50000
204,877.56	15.10363	21	1.50000
210,983.55	15.87500	21	1.50000
275,654.09	13.88000	14	2.00000
340,868.99	14.88794	16	2.00000
365,361.62	16.14292	20	1.50000
190,315.59	17.25000	21	1.50000
386,826.29	15.89876	22	1.50000
241,764.49	14.59000	21	1.50000
197,555.31	15.99000	16	1.50000
432,591.40	15.32798	16	1.50000
279,842.81	15.30000	22	1.50000
249,065.31	15.55000	30	1.50000
366,894.94	15.62500	31	1.50000
336,702.78	15.99000	32	1.50000
1,160,804.33	15.97105	33	1.50000
311,639.67	15.75000	34	1.50000
179,751.43	14.87500	34	1.50000
168,093.20	17.40000	33	1.50000
109,426.88	14.62500	29	1.50000
219,598.26	14.10000	31	1.50000
509,727.91	17.82640	32	1.50000
254,650.68	16.89000	33	1.50000
651,628.68	16.54606	34	1.50000
74,264.91	14.25000	34	1.50000
284,607.18	14.12500	30	1.50000
232,683.15	16.92500	33	1.50000
70,033.97	18.62500	33	1.50000
181,494.54	16.80548	33	1.50000
229,209.27	15.30000	34	1.50000
154,314.15	17.49900	33	1.50000
63,669.92	15.99000	27	1.50000
71,751.05	17.25000	28	1.50000
74,750.10	16.79000	29	1.50000
84,467.70	15.99000	29	1.50000
430,280.34	17.28180	31	1.50000
697,411.90	16.59064	32	1.50000
122,698.69	15.49900	32	1.50000
497,996.43	16.66136	33	1.50000
639,599.76	16.07543	34	1.50000
159,178.44	15.99000	28	1.50000
188,982.35	16.52500	30	1.50000
217,683.16	15.48000	30	1.50000
391,111.56	16.22771	31	1.50000
126,618.99	15.99000	32	1.50000
937,584.41	16.18283	33	1.50000
164,587.49	17.46914	34	1.50000
183,964.69	17.12377	30	1.50000
94,979.75	15.11100	31	1.50000
369,838.49	16.13553	33	1.50000
109,402.45	14.99900	34	1.50000
110,348.60	16.25000	30	1.50000
73,334.85	15.92000	32	1.50000
259,050.31	13.49000	32	1.50000
341,572.71	15.74436	34	1.50000
98,801.82	16.47500	32	1.50000
118,502.99	15.39900	32	1.50000
179,702.73	15.99900	33	1.50000
210,438.13	16.49180	25	1.50000
460,229.22	16.05607	26	1.50000
209,095.72	16.87500	27	1.50000
634,194.02	16.33389	28	1.50000
521,821.26	15.22903	28	1.50000
923,273.17	16.44494	29	1.50000
179,274.01	15.85000	29	1.50000
1,412,718.12	16.06346	30	1.50000
280,130.91	15.59814	30	1.50000
2,587,633.69	15.93615	31	1.50000
817,217.88	15.85392	31	1.50000
2,259,156.71	15.92804	32	1.50000
1,841,265.04	15.60446	32	1.50000
4,996,844.99	15.82936	33	1.50000
2,304,690.05	15.08741	33	1.50000
3,780,663.24	15.76450	34	1.50000
1,026,776.15	16.13618	34	1.50000
201,353.40	15.99000	26	1.50000
115,383.69	19.69000	27	1.50000
304,773.89	15.85229	34	1.50000
340,321.14	16.00117	28	1.50000
420,524.47	16.46252	29	1.50000
84,654.69	17.49900	29	1.50000
655,258.33	15.41629	30	1.50000
627,762.86	14.98514	30	1.50000
908,371.97	15.93520	31	1.50000
232,215.99	15.09867	31	1.50000
2,675,762.69	15.22513	32	1.47485
1,447,788.16	14.36797	32	2.67055
6,422,844.17	15.56839	33	1.49573
571,024.60	15.21146	33	1.50000
3,734,542.38	15.45946	34	1.48662
85,398.66	15.62500	34	1.50000
300,780.83	13.87500	31	1.50000
314,579.35	14.50000	32	1.50000
216,548.99	14.99900	32	1.50000
377,238.12	14.50000	30	1.50000
390,382.31	15.35000	30	1.50000
1,905,192.53	15.62787	33	1.50000
335,612.64	13.99000	33	1.50000
835,475.68	14.70094	34	1.50000
319,768.83	14.20000	34	1.50000
219,427.19	16.99000	32	1.50000
416,672.20	15.36997	33	1.50000
289,548.56	14.99000	33	1.50000
867,393.37	16.20421	34	1.50000
249,856.24	14.99900	34	1.50000
111,935.29	16.37500	33	1.50000
271,776.23	13.75000	34	1.50000
649,094.96	15.72836	34	1.50000
116,713.59	15.75000	31	1.50000
219,678.61	14.99900	31	1.50000
672,149.90	15.20499	32	1.50000
339,456.89	13.87500	32	1.50000
265,788.73	15.41590	33	1.50000
59,809.79	17.01700	33	1.50000
445,315.98	16.20537	34	1.50000
115,142.74	15.50000	34	1.50000
175,491.28	16.99900	27	1.50000
163,001.48	15.69900	31	1.50000
391,333.33	15.68094	31	1.50000
329,704.05	15.87500	32	1.50000
751,647.44	15.87807	33	1.50000
209,848.54	15.62500	33	1.50000
853,602.96	15.78867	34	1.50000
259,739.67	14.49000	33	1.50000
103,290.00	15.59000	28	1.50000
199,799.80	15.50000	32	1.50000
127,414.92	15.89000	33	1.50000
429,395.48	15.75000	30	1.50000
129,825.33	15.87900	31	1.50000
224,819.40	15.25900	33	1.50000
155,860.10	14.87500	33	1.50000
239,477.05	15.99900	29	1.50000
206,572.46	14.50000	30	1.50000
101,889.33	15.99900	31	1.50000
216,600.40	15.79900	33	1.50000
363,698.47	15.15000	33	1.50000
109,959.34	16.49900	34	1.50000
386,020.49	15.87500	25	1.50000
125,528.29	15.35000	25	1.50000
224,534.12	15.85000	27	1.50000
187,158.70	15.87500	28	1.50000
127,913.87	15.25000	28	1.50000
149,733.57	15.49000	29	1.50000
712,146.56	15.61466	30	1.50000
237,018.92	15.25000	30	1.50000
3,508,966.18	15.90071	31	1.50000
415,762.12	15.62658	31	1.50000
6,243,855.39	15.02462	32	1.50000
1,187,762.88	14.99234	32	1.50000
12,570,648.88	15.42139	33	1.50000
1,940,640.84	14.95064	33	1.50000
6,150,726.70	15.48896	34	1.50000
1,529,207.28	14.99529	34	1.50000
159,945.56	14.40000	35	1.50000
704,172.62	15.44683	32	1.50000
103,323.38	14.95000	33	1.50000
781,926.44	16.43032	29	1.50000
796,110.22	15.02288	30	1.50000
1,818,928.63	15.74863	31	1.50000
1,929,340.90	14.79375	31	1.50000
3,162,446.35	15.69271	32	1.50000
1,686,949.92	14.63688	32	1.50000
5,810,330.60	15.60528	33	1.50000
2,492,709.08	14.62221	33	1.50000
3,147,084.76	15.75386	34	1.50000
433,764.20	15.19608	34	1.50000
94,188.50	14.50000	57	1.50000
98,391.17	12.25000	56	6.00000
141,723.33	13.25000	54	6.00000
438,219.64	13.12500	55	6.00000
121,126.73	13.37500	56	6.00000
364,329.59	13.79968	57	6.00000
199,702.21	13.50000	58	6.00000
121,985.09	12.87500	56	6.00000
137,222.80	12.37500	54	6.00000
310,473.53	14.99900	54	1.50000
98,653.57	13.25000	57	6.00000
95,838.16	12.87500	58	6.00000
191,265.57	12.25000	56	6.00000
92,193.39	14.75000	58	6.00000
83,817.22	14.62500	57	6.00000
669,646.57	12.82952	57	3.88957
456,997.11	12.69149	58	6.00000
392,306.84	13.62500	55	6.00000
223,241.18	13.12500	56	6.00000
266,710.94	14.50000	57	6.00000
199,761.71	15.59900	58	1.50000
199,242.94	14.25000	58	6.00000
464,702.27	14.62500	58	1.50000
139,653.42	13.99000	54	1.50000
125,858.45	17.49000	52	1.50000
164,832.38	15.45000	56	1.50000
118,901.41	15.15000	57	1.50000
375,597.07	14.25000	57	1.50000
289,829.44	15.25000	58	1.50000
502,505.67	15.65000	52	1.50000
439,489.27	14.99000	56	1.50000
152,000.00	16.50000	21	1.50000
220,000.00	13.25000	22	6.00000
220,500.00	15.99900	16	1.50000
242,250.00	14.99900	17	1.50000
220,400.00	15.50000	18	1.50000
263,000.00	12.69900	20	1.50000
240,000.00	14.70000	21	1.50000
172,500.00	13.35900	22	1.50000
299,847.30	15.65000	16	1.50000
198,998.63	14.60000	32	1.50000
339,924.53	14.50000	33	1.50000
379,831.34	15.87500	33	1.50000
396,000.00	14.23000	28	1.50000
395,250.00	15.87500	32	1.50000
178,400.00	14.50000	33	1.50000
344,000.00	12.87500	34	6.00000
339,999.81	12.87500	34	6.00000
100,800.00	15.75000	27	1.50000
205,000.00	14.99900	28	1.50000
669,000.00	15.30680	28	1.50000
446,974.13	15.42623	29	1.50000
122,000.00	15.99900	30	1.50000
657,896.07	14.19520	30	1.50000
952,449.34	15.37423	31	1.50000
863,400.00	14.90852	31	1.50000
177,000.00	14.99000	31	1.50000
311,200.00	14.25000	31	1.50000
227,200.00	14.60000	32	1.50000
480,500.00	15.05421	32	1.50000
1,980,858.67	14.90475	32	1.50000
487,999.92	14.70148	32	1.50000
391,000.00	14.75000	32	1.50000
276,000.00	14.99900	33	1.50000
325,000.00	15.37500	33	1.50000
219,000.00	15.25000	33	1.50000
2,324,100.23	14.65748	33	1.50000
2,302,709.80	13.79351	33	1.50000
190,000.00	14.75000	34	1.50000
869,996.43	14.92080	34	1.50000
1,736,983.00	14.53924	34	1.50000
210,245.07	13.12500	32	6.00000
374,951.38	15.75000	28	1.50000
340,000.00	15.75000	29	1.50000
365,000.00	15.99000	30	1.50000
224,000.00	14.65000	31	1.50000
999,234.36	14.63846	32	1.50000
1,147,450.00	14.97887	33	1.50000
687,999.33	14.24826	33	1.50000
420,000.00	14.97476	34	1.50000
372,800.00	14.11803	34	1.50000
231,919.99	13.62500	54	6.00000
152,000.00	12.75000	56	6.00000
165,600.00	12.50000	57	6.00000
220,000.00	12.87500	58	6.00000
210,000.00	13.25000	59	6.00000
374,467.62	12.75000	57	6.00000
512,000.00	12.39941	57	6.00000
228,000.00	13.12500	58	6.00000
747,084.07	12.22631	58	6.00000
277,375.96	10.65000	50	5.00000
215,200.00	12.87500	56	6.00000
293,919.69	13.20403	56	6.00000
604,656.00	12.66765	58	6.00000
199,932.12	13.75000	56	1.50000
492,998.75	13.77941	57	1.50000
295,000.00	13.25000	57	1.50000
219,239.78	13.25000	50	6.00000
208,000.00	13.50000	56	6.00000
300,000.00	13.12500	58	6.00000
144,000.00	15.37500	55	1.50000
319,000.00	15.37500	57	1.50000
352,000.00	14.25000	58	1.50000
384,000.00	12.75000	79	6.00000
315,000.00	12.50000	80	6.00000
58,942.36	N/A	N/A	N/A
250,569.51	N/A	N/A	N/A
158,288.03	N/A	N/A	N/A
50,360.16	N/A	N/A	N/A
75,753.30	N/A	N/A	N/A
290,847.20	N/A	N/A	N/A
238,802.45	N/A	N/A	N/A
181,946.14	N/A	N/A	N/A
292,585.72	N/A	N/A	N/A
906,266.51	N/A	N/A	N/A
2,189,856.79	N/A	N/A	N/A
162,305.60	N/A	N/A	N/A
101,899.24	N/A	N/A	N/A
518,677.01	N/A	N/A	N/A
56,205.08	N/A	N/A	N/A
84,882.97	N/A	N/A	N/A
199,557.33	N/A	N/A	N/A
164,748.06	N/A	N/A	N/A
623,165.97	N/A	N/A	N/A
130,325.30	N/A	N/A	N/A
362,645.56	N/A	N/A	N/A
288,845.56	N/A	N/A	N/A
62,890.66	N/A	N/A	N/A
5,379,739.43	N/A	N/A	N/A
2,724,903.18	N/A	N/A	N/A
8,554,901.39	N/A	N/A	N/A
3,931,348.36	N/A	N/A	N/A
218,891.16	N/A	N/A	N/A
332,181.45	N/A	N/A	N/A
391,605.49	N/A	N/A	N/A
191,914.55	N/A	N/A	N/A
95,963.46	N/A	N/A	N/A
3,507,029.45	N/A	N/A	N/A
1,155,051.40	N/A	N/A	N/A
1,615,416.17	N/A	N/A	N/A
808,423.41	N/A	N/A	N/A
331,500.00	N/A	N/A	N/A
239,000.00	N/A	N/A	N/A
240,000.00	N/A	N/A	N/A
468,000.00	N/A	N/A	N/A
285,000.00	N/A	N/A	N/A
227,516.17	N/A	N/A	N/A
170,999.32	N/A	N/A	N/A
284,000.00	N/A	N/A	N/A
350,000.00	N/A	N/A	N/A
354,994.38	N/A	N/A	N/A
122,499.25	N/A	N/A	N/A
131,250.00	N/A	N/A	N/A
303,699.03	N/A	N/A	N/A
417,244.19	N/A	N/A	N/A
210,000.00	N/A	N/A	N/A
38,988.90	N/A	N/A	N/A
32,923.42	N/A	N/A	N/A
394,759.57	N/A	N/A	N/A
931,079.47	N/A	N/A	N/A
98,556.85	N/A	N/A	N/A
119,763.43	N/A	N/A	N/A
74,734.16	N/A	N/A	N/A
56,457.44	N/A	N/A	N/A
153,230.66	N/A	N/A	N/A
88,062.69	N/A	N/A	N/A
28,789.43	N/A	N/A	N/A
38,224.20	N/A	N/A	N/A
111,286.09	N/A	N/A	N/A
82,179.27	N/A	N/A	N/A
141,782.77	N/A	N/A	N/A
333,634.86	N/A	N/A	N/A
674,026.62	N/A	N/A	N/A
Group II Mortgage Loans
407,641.69	13.50000	10	1.50000
209,928.51	14.49900	21	1.50000
97,410.50	15.62000	12	2.00000
104,513.67	14.60000	17	2.00000
131,556.16	14.93000	2	3.00000
79,501.83	15.01000	13	2.00000
445,188.96	14.92655	14	2.00000
91,473.14	14.40000	15	2.00000
182,412.22	16.99900	20	1.50000
124,793.58	15.99900	21	1.50000
155,930.97	16.99900	23	1.50000
125,861.25	13.36700	8	3.00000
161,259.84	17.49900	13	1.50000
179,805.63	17.99900	21	1.50000
71,429.73	17.49000	8	1.50000
160,026.88	14.25000	11	2.00000
191,464.81	14.25000	11	1.50000
482,096.17	14.35231	14	1.73077
399,101.36	15.75000	16	1.50000
105,417.57	16.20211	17	2.00000
638,084.11	15.41770	18	1.22124
125,061.19	15.99000	2	3.00000
115,787.63	15.49900	21	1.50000
95,772.59	13.60000	3	3.00000
82,771.62	13.68000	4	3.00000
73,867.78	14.05000	6	3.00000
258,173.41	12.95500	14	2.00000
401,749.13	15.25000	16	1.50000
251,556.51	15.99000	16	1.50000
167,029.89	15.99900	14	1.50000
193,869.53	15.45000	7	1.50000
190,809.63	16.53000	11	2.00000
206,633.60	15.55000	17	1.50000
217,282.27	15.50000	20	1.50000
304,824.71	15.77311	21	1.50000
311,833.19	15.25000	22	1.50000
234,361.77	14.50000	16	1.50000
259,537.30	15.99000	16	1.50000
79,783.62	14.50000	16	1.50000
88,867.65	16.55000	22	1.50000
170,744.62	13.50000	8	1.50000
289,036.56	15.25000	13	1.50000
181,539.29	15.75000	18	1.50000
208,137.02	15.20000	22	1.50000
73,082.78	15.50000	7	1.50000
299,055.36	14.25000	32	1.50000
307,908.08	13.50000	33	1.50000
288,428.00	17.60000	31	1.50000
111,617.18	14.99900	31	1.50000
274,015.31	15.67500	33	1.50000
95,879.62	15.35000	34	1.50000
107,861.79	15.25000	34	1.50000
222,577.67	14.49000	32	1.50000
121,263.97	16.39900	33	1.50000
141,572.31	17.25000	29	1.50000
249,489.03	16.37500	32	1.50000
92,598.71	15.75000	33	1.50000
80,651.78	15.49900	34	1.50000
166,300.83	16.99000	32	1.50000
158,763.01	16.49000	33	1.50000
229,046.55	15.12500	33	1.50000
104,917.94	17.59900	34	1.50000
132,362.52	14.99900	29	1.50000
482,373.60	16.62115	31	1.50000
296,328.39	15.95717	32	1.50000
417,240.16	15.58785	33	1.50000
117,783.97	15.49900	33	1.50000
1,120,647.24	15.91876	34	1.50000
157,739.22	16.50000	23	1.50000
114,480.66	12.78000	26	2.00000
268,614.89	15.75000	28	1.50000
286,718.93	16.23920	29	1.50000
79,677.61	16.87500	30	1.50000
317,611.41	15.03656	31	1.50000
445,222.57	15.52196	32	1.50000
864,319.80	16.43557	33	1.50000
193,644.90	15.50000	33	1.50000
936,808.41	16.51389	34	1.50000
63,330.31	15.49900	29	1.50000
154,443.06	14.75000	31	1.50000
310,770.50	16.44090	33	1.50000
149,781.77	15.99900	29	1.50000
237,320.76	16.78485	30	1.50000
86,745.73	15.75000	31	1.50000
120,598.18	13.99000	32	1.50000
334,387.43	15.52249	33	1.50000
150,439.45	16.13811	34	1.50000
175,027.07	14.97000	28	1.50000
189,430.65	14.50000	32	1.50000
49,982.16	17.99900	35	1.50000
94,930.78	14.79000	32	1.50000
107,074.81	14.87500	24	1.50000
81,681.13	17.59900	27	1.50000
113,372.33	14.99000	28	1.50000
82,661.77	15.87500	29	1.50000
2,090,489.84	16.25466	30	1.50000
204,329.64	15.16950	30	1.50000
2,936,192.15	15.78122	31	1.50000
970,217.01	14.20939	31	1.50000
3,411,650.00	15.68509	32	1.50000
594,444.72	14.45799	32	1.50000
6,141,605.75	15.31208	33	1.50000
1,166,328.68	14.65591	33	1.50000
4,593,922.95	15.57437	34	1.50000
1,164,506.04	14.87235	34	1.50000
357,754.54	14.91426	35	1.50000
227,453.11	14.99900	33	1.50000
64,416.08	17.10000	23	1.50000
374,762.83	14.19900	26	1.50000
98,508.11	15.50000	28	1.50000
317,744.28	16.18935	29	1.50000
176,694.10	16.65000	29	1.50000
3,436,247.95	15.74456	30	1.50000
1,756,992.64	16.23755	31	1.50000
443,135.89	14.65429	31	1.50000
4,079,387.12	15.87523	32	1.50000
437,458.53	15.25252	32	1.50000
4,187,090.52	15.57752	33	1.45756
1,162,764.48	14.84547	33	1.50000
3,895,039.30	15.68536	34	1.50000
1,164,715.73	14.43906	34	1.50000
500,781.27	14.25000	32	1.50000
211,712.18	13.40000	33	1.50000
1,116,724.22	15.92352	31	1.50000
424,624.51	15.92500	32	1.50000
1,053,444.16	14.25851	32	1.50000
3,173,936.34	14.75304	33	1.50000
741,616.48	15.54990	34	1.50000
542,573.74	13.91724	34	1.50000
61,968.08	16.75900	33	1.50000
375,713.30	15.32334	32	1.50000
237,677.63	14.45000	32	1.50000
295,822.51	16.24900	33	1.50000
637,711.26	15.44797	33	1.50000
132,942.79	15.99000	34	1.50000
104,907.79	13.50000	34	1.50000
191,084.53	15.00000	33	1.50000
124,069.55	14.99900	31	1.50000
155,570.33	16.12500	32	1.50000
570,437.42	14.25826	33	1.50000
202,348.44	15.49900	33	1.50000
330,819.37	14.50000	33	1.50000
183,758.98	15.99000	30	1.50000
871,107.89	15.45149	32	1.50000
319,958.67	16.20605	33	1.50000
80,808.28	16.75000	33	1.50000
144,678.27	15.99900	29	1.50000
259,490.62	14.60000	30	1.50000
630,376.77	15.98339	31	1.50000
984,772.30	15.16188	32	1.50000
162,824.18	15.75000	32	1.50000
389,647.69	14.87543	33	1.50000
263,286.05	15.24744	33	1.50000
249,149.57	16.32299	34	1.50000
419,578.31	15.49000	32	1.50000
318,566.23	14.99000	34	1.50000
115,865.85	17.15000	29	1.50000
187,327.91	16.57362	31	1.50000
413,536.48	16.06817	31	1.50000
739,109.85	16.44967	32	1.50000
444,685.18	15.69817	33	1.50000
219,862.08	16.10000	33	1.50000
225,974.65	15.12500	34	1.50000
289,627.71	16.99000	29	1.50000
272,190.44	16.62121	31	1.50000
128,885.05	14.89800	33	1.50000
260,432.56	16.55000	25	1.50000
477,038.46	15.01880	27	1.50000
370,648.99	15.15021	28	1.50000
505,990.94	15.75208	29	1.50000
2,153,308.43	15.73832	30	1.50000
383,667.08	15.28582	30	1.50000
4,439,824.92	15.41860	31	1.50000
195,228.24	15.15000	31	1.50000
6,794,229.57	15.46503	32	1.50000
692,231.88	14.72820	32	1.50000
9,226,485.23	15.24788	33	1.50000
1,467,450.28	14.40267	33	1.50000
7,681,548.21	15.60655	34	1.50000
1,237,157.13	13.90623	34	1.50000
138,966.90	14.50000	31	1.50000
824,783.71	14.55710	33	1.50000
241,784.46	14.89900	33	1.50000
322,235.72	13.75000	34	1.50000
721,968.01	15.62220	29	1.50000
2,539,381.54	15.19185	30	1.50000
2,319,983.84	15.81756	31	1.50000
381,835.79	14.37500	31	1.50000
4,168,568.11	15.74503	32	1.50000
629,852.74	14.51495	32	1.50000
8,578,851.03	15.15628	33	1.50000
1,998,201.17	15.10499	33	1.50000
3,947,189.97	15.36927	34	1.50000
463,440.01	15.25819	34	1.50000
130,468.61	15.59900	35	1.50000
161,327.16	13.86500	58	1.50000
278,316.53	15.49900	56	1.50000
79,874.79	14.25000	58	1.50000
141,758.72	17.25000	56	1.50000
330,109.81	14.62752	56	1.50000
156,430.79	14.25000	57	1.50000
149,721.40	12.37500	58	6.00000
206,234.10	15.50000	54	1.50000
327,159.13	13.00000	54	6.00000
745,832.53	14.66879	56	1.50000
199,388.66	14.40000	56	1.50000
530,964.93	15.24384	57	1.50000
447,376.97	14.88750	58	4.31245
155,688.64	13.50000	58	6.00000
319,772.71	14.26000	58	1.50000
299,270.64	12.92500	52	5.00000
175,293.92	14.95000	56	1.50000
739,168.98	15.38226	57	1.50000
336,672.07	14.59000	57	1.50000
474,953.09	15.36413	58	1.50000
174,888.40	14.85000	56	1.50000
620,948.17	14.94818	57	1.50000
259,839.38	14.75000	58	1.50000
265,981.27	13.75000	20	1.50000
250,799.99	13.75000	19	6.00000
300,999.99	12.34000	6	3.00000
271,851.49	13.80000	21	1.50000
329,989.72	14.99000	13	1.50000
311,921.38	13.75000	32	1.50000
290,000.00	16.15000	33	1.50000
282,000.00	13.87500	34	1.50000
204,800.00	14.50000	34	1.50000
217,500.00	14.80000	33	1.50000
241,200.00	14.87500	33	1.50000
380,000.00	14.37500	34	1.50000
335,500.00	15.50000	30	1.50000
132,711.75	13.87500	30	1.50000
309,500.00	14.85000	31	1.50000
640,944.88	14.23160	31	1.50000
1,861,914.50	14.88433	32	1.50000
759,899.64	14.58956	32	1.50000
204,000.00	14.75000	33	1.50000
220,000.00	13.99000	33	1.50000
737,100.36	14.90346	33	1.50000
1,785,996.92	13.92795	33	1.50000
200,000.00	13.99000	33	1.50000
212,000.00	13.99900	33	1.50000
183,750.00	13.66000	34	1.50000
865,750.00	14.98234	34	1.50000
1,078,950.00	14.50519	34	1.50000
510,000.00	15.01000	30	1.50000
215,994.91	13.69900	31	1.50000
195,500.00	13.87500	32	1.50000
372,000.00	14.72435	33	1.50000
408,000.00	15.15000	34	1.50000
535,999.79	15.05251	34	1.50000
522,834.03	12.37500	57	6.00000
253,500.00	12.75000	59	6.00000
359,912.50	13.37500	56	6.00000
198,750.00	12.75000	58	6.00000
156,750.00	15.99000	57	1.50000
236,000.00	13.50000	56	6.00000
382,296.03	12.25000	57	6.00000
440,000.00	12.50000	58	6.00000
229,000.00	13.99000	54	1.50000
195,975.00	14.50000	56	1.50000
292,400.00	14.13559	58	1.50000
320,000.00	12.50000	57	6.00000
413,489.26	14.82000	57	1.50000
59,178.96	N/A	N/A	N/A
114,987.97	N/A	N/A	N/A
211,209.21	N/A	N/A	N/A
334,241.58	N/A	N/A	N/A
94,927.27	N/A	N/A	N/A
149,130.05	N/A	N/A	N/A
177,804.86	N/A	N/A	N/A
87,405.69	N/A	N/A	N/A
157,058.32	N/A	N/A	N/A
125,934.96	N/A	N/A	N/A
568,006.34	N/A	N/A	N/A
321,937.98	N/A	N/A	N/A
520,504.00	N/A	N/A	N/A
2,528,815.98	N/A	N/A	N/A
982,227.45	N/A	N/A	N/A
377,293.90	N/A	N/A	N/A
259,683.86	N/A	N/A	N/A
161,589.35	N/A	N/A	N/A
223,590.01	N/A	N/A	N/A
472,055.27	N/A	N/A	N/A
838,683.24	N/A	N/A	N/A
1,172,154.64	N/A	N/A	N/A
145,605.30	N/A	N/A	N/A
395,005.31	N/A	N/A	N/A
557,791.64	N/A	N/A	N/A
161,222.88	N/A	N/A	N/A
8,927,525.20	N/A	N/A	N/A
4,994,034.16	N/A	N/A	N/A
317,478.99	N/A	N/A	N/A
322,300.54	N/A	N/A	N/A
10,531,048.42	N/A	N/A	N/A
3,837,843.55	N/A	N/A	N/A
229,385.31	N/A	N/A	N/A
161,872.67	N/A	N/A	N/A
621,542.03	N/A	N/A	N/A
1,539,233.42	N/A	N/A	N/A
221,215.65	N/A	N/A	N/A
171,795.54	N/A	N/A	N/A
95,952.00	N/A	N/A	N/A
142,384.80	N/A	N/A	N/A
2,569,861.35	N/A	N/A	N/A
1,130,303.19	N/A	N/A	N/A
2,761,488.88	N/A	N/A	N/A
1,311,397.52	N/A	N/A	N/A
30,902.63	N/A	N/A	N/A
37,805.70	N/A	N/A	N/A
23,836.10	N/A	N/A	N/A
46,518.57	N/A	N/A	N/A
47,890.03	N/A	N/A	N/A
45,784.06	N/A	N/A	N/A
50,869.69	N/A	N/A	N/A
880,922.39	N/A	N/A	N/A
478,711.94	N/A	N/A	N/A
106,840.10	N/A	N/A	N/A
136,352.94	N/A	N/A	N/A
50,336.78	N/A	N/A	N/A
41,456.40	N/A	N/A	N/A
44,001.28	N/A	N/A	N/A
191,984.56	N/A	N/A	N/A
66,903.91	N/A	N/A	N/A
59,910.74	N/A	N/A	N/A
144,181.42	N/A	N/A	N/A
217,466.89	N/A	N/A	N/A
Group III Mortgage Loans
324,541.59	12.62500	10	1.50000
247,642.57	16.65000	21	1.50000
248,851.34	16.99900	14	1.50000
532,119.08	17.99000	18	1.50000
233,553.97	14.45000	7	1.50000
79,818.92	17.00000	19	1.50000
149,115.00	17.25000	18	1.50000
367,566.58	15.65500	22	1.50000
108,761.39	16.25000	4	1.50000
339,680.63	12.22500	5	2.00000
118,673.03	15.99900	11	1.50000
285,343.84	15.95289	12	1.76510
945,658.75	16.50000	15	1.50000
731,239.83	17.30156	16	1.50000
139,079.80	17.25000	17	1.50000
217,464.48	15.53514	20	1.50000
935,006.86	16.05815	21	1.50000
936,670.52	14.39051	21	1.50000
331,594.68	15.60397	22	1.50000
814,472.05	15.27178	22	1.50000
59,911.40	18.45000	21	1.50000
374,286.97	16.99900	17	1.50000
224,762.47	16.10000	20	1.50000
389,073.77	15.65000	20	1.50000
341,353.97	15.51032	21	1.50000
99,878.39	15.50000	22	1.50000
156,508.97	17.89900	20	1.50000
89,200.33	16.99000	12	1.50000
640,680.89	15.82208	15	1.50000
133,760.39	16.37500	7	1.50000
98,838.02	14.99900	8	1.50000
130,229.48	14.50000	9	1.50000
69,669.40	15.75000	16	1.50000
313,764.90	14.25000	2	1.50000
120,574.33	13.00000	11	6.00000
154,148.10	14.99900	16	1.50000
366,886.23	14.45000	20	1.50000
104,402.46	16.75000	21	1.50000
58,339.64	15.24000	1	1.50000
53,237.88	16.99000	10	1.50000
274,353.45	16.99900	11	1.50000
45,421.84	17.66000	12	2.00000
754,268.83	13.25000	13	2.00000
473,398.15	15.23677	14	2.00000
1.00	14.00000	14	6.00000
347,996.60	15.40000	15	1.50000
139,286.53	15.37500	16	1.50000
498,491.68	16.49000	18	1.50000
144,687.69	18.75000	19	1.50000
646,180.62	14.16752	20	4.52828
558,829.50	14.84783	21	1.50000
149,787.58	14.75000	22	1.50000
50,107.38	13.99000	6	1.50000
113,733.17	16.59900	7	1.50000
697,927.69	14.99000	14	1.50000
323,750.39	15.40000	21	1.50000
520,554.92	14.99900	16	1.50000
419,769.78	18.25000	19	1.50000
143,649.04	14.99000	20	1.50000
255,724.37	15.25000	20	1.50000
369,306.53	15.00000	14	1.50000
796,082.46	15.37581	16	1.80089
275,140.15	16.00000	18	1.50000
112,250.33	11.92500	2	3.00000
426,863.34	14.13000	20	1.50000
715,135.66	15.65661	22	1.50000
259,839.38	14.75000	22	1.50000
149,133.93	15.99900	6	1.50000
635,369.74	15.99000	16	1.50000
219,507.69	15.18000	20	1.50000
135,603.50	16.99900	13	1.50000
79,861.17	15.69900	17	1.50000
138,653.95	16.37400	7	1.50000
386,079.51	13.50000	13	1.50000
348,334.21	14.50000	20	1.50000
121,848.28	14.75000	20	1.50000
168,425.30	17.25000	21	1.50000
426,105.38	13.82900	8	1.50000
364,930.58	16.95000	12	1.50000
1,263,107.92	15.94397	14	1.83891
607,798.30	15.59942	16	1.50000
406,821.46	14.75000	21	1.50000
436,965.42	14.37500	5	1.50000
221,028.91	15.25000	32	1.50000
224,034.86	14.89000	33	1.50000
433,881.82	17.25000	30	1.50000
1,306,156.96	15.14571	33	1.50000
355,390.22	14.12500	33	1.50000
549,257.94	14.99000	34	1.50000
375,689.38	13.99000	34	1.50000
570,165.93	15.29000	31	1.50000
348,933.31	15.35735	32	1.50000
199,726.58	16.90000	33	1.50000
242,606.18	17.50000	34	1.50000
174,216.52	16.19900	34	1.50000
540,342.95	14.39900	32	1.50000
114,844.77	14.99900	34	1.50000
155,242.43	16.37500	34	1.50000
100,983.47	16.25000	31	1.50000
106,223.95	15.99000	33	1.50000
367,491.82	14.87500	34	1.50000
299,489.95	16.89900	33	1.50000
115,710.11	16.50000	31	1.50000
82,943.05	16.87500	32	1.50000
618,463.42	13.99000	33	1.50000
158,879.73	17.75000	34	1.50000
72,174.66	15.99900	28	1.50000
63,596.88	17.24900	31	4.24900
274,391.07	15.99000	32	1.50000
104,805.82	15.45000	33	1.50000
337,740.48	14.79000	33	1.50000
479,299.47	14.60000	34	1.50000
283,874.91	17.09000	28	1.50000
259,445.90	14.75000	33	1.50000
302,501.24	15.12864	34	1.50000
76,600.11	17.99000	23	1.50000
179,486.75	16.75900	30	1.50000
479,459.81	15.87500	34	1.50000
260,575.59	16.45936	24	1.50000
131,169.49	15.99000	25	1.50000
781,120.27	15.36188	26	1.50000
395,212.42	16.60645	27	1.50000
421,819.33	16.09000	28	1.50000
256,716.42	15.99900	28	1.50000
196,251.97	16.94893	29	1.50000
2,391,745.02	15.91369	30	1.50000
159,513.14	16.45000	30	1.50000
2,051,735.32	16.13293	31	1.50000
1,776,698.32	15.28016	31	1.50000
2,619,332.07	16.08288	32	1.50000
1,915,176.65	14.53733	32	1.50000
5,915,318.73	15.48267	33	1.50000
3,586,591.14	15.13199	33	1.50000
5,780,925.48	15.80049	34	1.50000
1,443,725.48	15.33710	34	1.97271
117,403.74	12.13000	4	3.00000
401,281.09	14.79500	30	1.50000
104,732.51	13.85000	33	1.50000
185,539.85	13.99900	33	1.50000
1,420,129.21	14.39247	34	1.50000
139,316.86	15.12500	34	1.50000
215,697.10	14.79900	34	1.50000
155,672.73	16.25000	32	1.50000
95,106.95	16.55000	34	1.50000
82,753.94	16.99000	22	1.50000
129,636.74	17.49000	31	1.50000
184,605.73	14.75000	33	1.50000
102,735.48	16.10000	23	1.50000
175,019.20	14.99000	24	1.50000
636,800.12	15.91206	30	1.50000
712,969.35	16.46792	31	1.50000
405,205.65	16.33575	32	1.50000
660,726.67	16.38931	33	1.50000
185,471.82	16.65726	34	1.50000
115,732.03	17.75000	30	1.50000
552,613.35	16.98056	31	1.50000
231,592.35	15.69900	33	1.50000
144,157.38	16.75000	31	1.50000
147,195.01	14.90000	33	1.50000
79,973.06	20.00000	28	1.50000
317,421.82	16.34256	29	1.50000
406,101.24	16.59614	32	1.50000
223,157.95	14.49000	32	1.50000
192,279.18	14.39900	33	1.50000
288,962.79	16.47641	34	1.50000
131,885.36	15.15000	34	1.50000
74,389.60	16.49000	23	1.50000
1,422,226.00	16.33828	29	1.50000
508,460.75	17.55500	29	1.50000
567,917.86	16.48069	30	1.50000
295,490.14	14.78344	30	1.50000
422,734.40	16.14052	31	1.50000
244,606.21	14.12500	31	1.50000
2,713,452.80	15.82481	32	1.48437
2,617,185.14	14.55497	32	2.03185
4,965,293.60	15.83586	33	1.45215
1,340,737.41	14.77884	33	1.50000
2,283,524.05	15.76382	34	1.46555
271,687.21	13.99900	33	1.50000
230,324.55	16.89900	34	1.50000
287,085.16	14.37500	25	1.50000
1,055,822.69	15.34251	28	1.50000
888,798.82	15.25758	29	1.50000
1,000,649.00	15.03763	30	1.50000
941,909.94	15.17068	31	1.50000
483,568.54	14.87500	31	1.50000
1,147,840.77	15.43023	32	1.50000
1,503,137.97	13.95736	32	1.50000
2,517,956.41	14.40945	33	1.50000
1,258,054.25	15.13533	34	1.50000
853,528.71	14.61780	34	1.50000
552,841.13	14.99000	35	1.50000
256,752.35	17.99000	28	1.50000
344,268.36	16.87500	29	1.50000
172,834.51	14.65000	33	1.50000
331,679.81	14.62350	33	1.50000
438,620.89	17.25000	34	1.50000
606,973.47	15.99000	32	1.50000
200,879.13	16.24000	33	1.50000
563,661.29	14.49900	30	1.50000
159,724.29	14.39900	31	1.50000
470,454.73	14.99900	32	1.50000
129,883.58	14.88000	33	1.50000
606,446.45	14.97425	34	1.50000
349,093.12	14.99900	34	1.50000
611,812.69	15.19000	29	1.50000
319,722.63	15.99000	32	1.50000
124,932.32	16.59000	33	1.50000
339,837.31	16.99900	33	1.50000
1,195,479.39	15.44822	34	1.50000
103,982.52	16.80000	35	1.50000
61,976.14	16.99000	24	1.50000
430,968.58	15.99900	21	1.50000
100,948.37	16.99000	24	1.50000
466,962.81	15.99000	26	1.50000
379,501.27	15.93885	28	1.50000
188,355.76	14.99000	28	1.50000
1,004,947.01	15.72656	29	1.50000
2,980,383.55	15.59561	30	1.50000
457,154.68	15.42716	30	1.50000
5,499,747.74	15.72824	31	1.50000
1,006,227.98	14.86328	31	1.50000
9,895,043.74	15.41081	32	1.50000
1,859,564.39	14.64423	32	1.50000
10,964,668.75	14.95304	33	1.50000
5,484,327.60	14.76063	33	1.50000
6,373,151.87	15.34122	34	1.50000
2,474,170.63	15.01200	34	1.50000
523,854.53	15.13219	35	1.50000
165,423.22	13.29000	35	1.50000
161,727.94	14.50000	31	1.50000
91,825.99	16.15900	27	1.50000
293,656.84	15.75000	31	1.50000
319,602.90	16.39848	32	1.50000
179,844.23	14.99900	33	1.50000
109,811.96	17.50000	24	1.50000
130,254.16	16.87500	25	1.50000
138,062.21	16.89000	29	1.50000
660,598.28	15.92800	30	1.50000
1,441,260.16	15.50514	31	1.50000
230,995.30	15.94485	32	1.50000
486,713.37	16.34195	33	1.50000
197,666.16	15.12500	30	1.50000
114,877.88	15.29900	32	1.50000
473,631.26	15.36836	33	1.50000
83,972.49	16.89900	34	1.50000
72,232.02	17.79900	34	1.50000
449,024.27	16.99000	23	1.50000
590,461.26	15.55227	31	1.50000
716,799.84	15.47224	32	1.50000
449,930.84	14.69900	32	1.50000
1,323,421.78	15.58441	33	1.50000
592,490.80	16.08134	34	1.50000
219,614.98	16.49900	28	1.50000
763,598.26	15.65069	29	1.50000
134,321.28	16.47500	29	1.50000
1,908,935.05	15.94414	30	1.50000
1,051,072.22	15.76685	31	1.50000
922,692.32	15.15932	31	1.50000
2,684,124.02	15.82763	32	1.50000
620,802.72	14.64855	32	1.50000
4,046,899.58	15.42982	33	1.50000
2,279,015.13	14.36136	33	1.50000
3,330,593.45	14.98382	34	1.50000
410,882.29	13.99000	56	1.50000
826,496.76	12.63937	58	6.00000
697,539.06	15.75000	54	1.50000
622,910.60	13.87500	58	6.00000
598,500.69	16.50000	55	1.50000
180,169.63	15.50000	57	1.50000
252,758.22	12.50000	57	6.00000
383,193.41	13.29283	56	6.00000
439,291.73	13.00000	57	6.00000
219,235.90	12.75000	56	6.00000
334,963.48	13.37515	56	6.00000
237,509.70	12.37500	56	6.00000
209,826.27	12.50000	57	6.00000
1,206,062.86	13.23844	58	5.51195
365,285.22	12.75000	59	6.00000
104,818.28	14.00000	57	1.50000
282,523.56	13.79000	54	1.50000
77,360.82	16.99000	56	1.50000
153,267.48	15.75000	57	1.50000
303,958.93	15.90783	54	1.50000
131,453.59	16.99900	55	1.50000
403,565.32	15.78952	56	1.50000
86,841.05	15.50900	57	1.50000
167,595.54	16.60000	56	1.50000
242,773.56	16.99000	57	1.50000
80,491.46	15.00000	58	1.50000
76,287.83	15.99900	55	1.50000
75,077.77	16.63000	58	1.50000
97,704.33	16.49000	54	1.50000
85,371.47	16.45000	57	1.50000
72,332.48	17.75000	54	1.50000
265,117.47	15.49464	55	1.50000
1,332,925.67	15.90332	56	1.50000
1,110,712.31	15.31245	57	1.50000
386,263.12	14.11279	57	1.50000
1,674,993.89	15.76996	58	1.50000
135,877.87	16.95000	58	1.50000
65,430.90	15.25000	56	1.50000
578,953.23	12.67728	56	6.00000
97,831.42	14.89900	57	1.50000
599,128.70	13.62500	58	6.00000
127,559.00	12.87500	58	6.00000
588,964.32	15.60000	53	1.50000
383,602.77	14.37500	57	1.50000
457,888.05	11.42500	50	5.00000
119,879.85	15.50000	56	1.50000
152,857.76	14.75000	57	1.50000
435,462.57	13.75000	57	1.50000
138,933.47	16.99900	57	1.50000
336,830.70	15.99900	54	1.50000
127,809.96	14.12500	56	1.50000
83,661.41	17.12500	57	1.50000
203,901.51	15.59900	58	1.50000
143,832.14	14.97500	56	1.50000
919,582.04	15.12705	57	1.50000
326,654.70	17.30258	58	1.50000
637,347.30	14.90315	54	1.50000
942,681.07	16.20549	55	1.50000
1,911,630.90	15.25781	56	1.50000
1,641,698.22	15.65943	57	1.50000
391,450.04	13.28061	57	1.50000
3,171,871.32	15.37568	58	1.50000
99,923.36	13.99000	58	1.50000
228,131.23	13.62500	80	6.00000
740,000.00	13.25000	21	6.00000
600,000.00	16.50000	16	1.50000
418,494.25	15.50000	19	1.50000
544,000.00	14.15000	21	1.50000
1,018,200.00	15.37536	21	1.50000
455,984.68	12.55000	6	3.00000
183,999.32	15.50000	12	1.50000
1,616,499.90	15.75591	16	1.50000
1,027,994.74	15.17924	16	1.50000
229,885.75	15.99000	17	1.50000
310,000.00	15.74900	18	1.50000
551,200.00	13.75000	19	1.50000
607,500.00	14.49000	21	1.50000
504,000.00	14.62500	21	1.50000
536,000.00	14.99000	22	1.50000
168,800.00	12.37500	22	6.00000
432,250.00	13.89900	16	1.50000
523,000.00	13.75000	21	1.50000
410,000.00	13.60000	21	1.50000
211,500.00	15.40000	18	1.50000
300,000.00	13.62500	32	6.00000
1,430,000.00	13.62500	33	6.00000
475,000.00	15.25000	32	1.50000
388,800.00	13.60000	33	1.50000
247,920.00	14.75000	33	1.50000
463,200.00	13.87000	33	1.50000
411,200.00	14.25000	33	1.50000
562,500.00	13.99000	34	1.50000
1,665,250.00	14.37675	34	1.50000
576,000.00	15.27500	34	1.50000
489,900.00	13.99000	34	1.50000
600,000.00	15.25000	34	1.50000
1,166,400.00	14.19136	34	1.50000
700,000.00	13.75000	34	1.50000
496,000.00	13.25000	32	6.00000
413,999.64	14.62500	26	1.50000
308,000.00	15.75000	27	1.50000
287,000.00	15.75000	28	1.50000
489,999.96	14.75000	28	1.50000
970,137.00	14.74911	29	1.50000
579,500.00	15.25000	29	1.50000
479,994.91	14.15000	30	1.50000
307,999.45	15.50000	30	1.50000
2,472,620.73	15.22315	30	1.50000
272,994.88	14.99900	31	1.50000
2,375,580.48	14.77927	31	1.50000
2,893,255.47	15.04370	32	1.50000
3,676,125.14	14.65379	32	1.50000
208,000.00	14.99000	32	1.50000
550,000.00	15.50000	32	1.50000
640,000.00	14.87500	33	1.50000
465,500.00	14.39900	33	1.50000
6,105,991.99	14.76149	33	1.50000
4,892,369.69	14.25818	33	1.50000
547,200.00	13.62500	33	1.50000
4,184,000.00	14.43962	34	1.50000
3,119,466.09	14.42386	34	1.50000
269,300.00	13.40000	34	1.50000
178,000.00	15.99000	34	1.50000
330,870.68	15.25424	30	1.50000
164,994.92	15.45000	31	1.50000
1,331,320.00	14.13385	33	1.50000
399,920.00	13.12500	26	6.00000
975,000.00	13.75000	32	6.00000
227,599.76	14.75000	32	1.50000
1,242,853.68	13.77050	32	1.50000
423,750.00	13.99000	33	1.50000
2,054,800.00	14.07862	33	1.50000
256,000.00	15.37500	34	1.50000
538,200.00	14.69732	34	1.50000
1,076,500.00	13.51457	55	6.00000
159,996.94	13.62500	56	6.00000
956,998.67	12.48707	57	6.00000
525,392.90	13.33755	57	6.00000
2,627,739.44	12.77970	57	6.00000
299,760.00	13.50000	57	6.00000
312,000.00	13.00000	58	6.00000
4,004,579.38	12.91043	58	6.00000
1,050,000.00	13.37500	58	6.00000
999,990.00	13.99000	55	1.50000
889,900.00	13.60817	57	1.50000
269,592.00	12.75000	57	6.00000
997,600.00	12.44076	57	6.00000
305,586.40	12.75000	58	6.00000
1,141,600.00	13.13595	58	6.00000
1,359,000.00	13.67235	55	6.00000
799,799.13	12.80155	56	6.00000
349,140.97	12.26764	56	6.00000
975,000.00	13.87500	57	6.00000
594,332.58	13.03723	57	6.00000
1,078,400.00	13.10302	57	6.00000
172,000.00	12.87500	58	6.00000
948,094.37	13.14455	58	6.00000
291,120.00	12.86545	58	6.00000
211,975.71	13.75000	58	6.00000
303,999.00	14.75000	54	1.50000
870,000.00	14.99000	55	1.50000
530,000.00	13.05000	56	1.50000
1,134,259.84	13.63834	57	1.50000
263,000.00	13.99000	58	1.50000
235,000.00	16.49900	58	1.50000
139,954.25	12.50000	56	6.00000
213,000.00	14.85000	55	1.50000
440,000.00	14.87500	55	1.50000
313,600.00	13.85000	56	1.50000
194,000.00	13.99900	56	1.50000
650,000.00	15.99000	57	1.50000
773,000.00	13.93261	57	1.50000
508,500.00	13.19199	57	1.50000
648,000.00	14.65000	58	1.50000
670,000.00	15.43337	58	1.50000
206,398.98	13.25000	56	6.00000
543,920.00	13.12500	56	6.00000
693,600.00	14.87500	57	6.00000
1,931,073.69	13.51082	57	6.00000
617,600.00	13.83986	58	6.00000
779,120.00	12.85997	58	6.00000
468,250.00	14.37500	58	1.50000
549,788.97	13.62500	80	6.00000
339,200.00	12.50000	81	6.00000
240,000.00	13.62500	81	6.00000
1,317,500.00	12.96157	81	6.00000
496,000.00	12.25000	80	6.00000
850,000.00	12.12500	81	6.00000
66,824.00	N/A	N/A	N/A
56,928.84	N/A	N/A	N/A
112,149.96	N/A	N/A	N/A
49,192.53	N/A	N/A	N/A
307,885.32	N/A	N/A	N/A
191,683.43	N/A	N/A	N/A
97,175.32	N/A	N/A	N/A
79,444.10	N/A	N/A	N/A
94,448.59	N/A	N/A	N/A
414,569.72	N/A	N/A	N/A
225,127.60	N/A	N/A	N/A
932,947.60	N/A	N/A	N/A
494,131.62	N/A	N/A	N/A
548,827.37	N/A	N/A	N/A
256,675.49	N/A	N/A	N/A
49,697.09	N/A	N/A	N/A
86,664.96	N/A	N/A	N/A
224,520.49	N/A	N/A	N/A
296,098.56	N/A	N/A	N/A
1,423,942.14	N/A	N/A	N/A
393,536.56	N/A	N/A	N/A
801,099.93	N/A	N/A	N/A
75,707.31	N/A	N/A	N/A
2,124,447.84	N/A	N/A	N/A
1,711,326.38	N/A	N/A	N/A
451,511.25	N/A	N/A	N/A
1,322,996.60	N/A	N/A	N/A
82,379.70	N/A	N/A	N/A
586,634.92	N/A	N/A	N/A
200,642.00	N/A	N/A	N/A
145,782.60	N/A	N/A	N/A
752,757.25	N/A	N/A	N/A
242,011.15	N/A	N/A	N/A
488,846.30	N/A	N/A	N/A
580,945.57	N/A	N/A	N/A
656,685.51	N/A	N/A	N/A
432,009.45	N/A	N/A	N/A
782,891.73	N/A	N/A	N/A
84,885.25	N/A	N/A	N/A
53,028.85	N/A	N/A	N/A
4,896,997.16	N/A	N/A	N/A
4,478,353.25	N/A	N/A	N/A
414,998.06	N/A	N/A	N/A
95,266.08	N/A	N/A	N/A
144,556.80	N/A	N/A	N/A
149,719.70	N/A	N/A	N/A
151,312.26	N/A	N/A	N/A
74,811.41	N/A	N/A	N/A
189,209.76	N/A	N/A	N/A
564,083.19	N/A	N/A	N/A
4,942,277.22	N/A	N/A	N/A
1,096,396.56	N/A	N/A	N/A
4,204,752.63	N/A	N/A	N/A
1,075,798.62	N/A	N/A	N/A
1,177,366.27	N/A	N/A	N/A
1,639,820.13	N/A	N/A	N/A
615,562.88	N/A	N/A	N/A
301,147.50	N/A	N/A	N/A
39,010,574.07	N/A	N/A	N/A
11,894,890.23	N/A	N/A	N/A
10,350,053.32	N/A	N/A	N/A
3,484,373.84	N/A	N/A	N/A
164,642.33	N/A	N/A	N/A
2,412,728.19	N/A	N/A	N/A
2,213,948.43	N/A	N/A	N/A
156,332.29	N/A	N/A	N/A
299,681.21	N/A	N/A	N/A
151,491.30	N/A	N/A	N/A
310,358.26	N/A	N/A	N/A
2,409,471.37	N/A	N/A	N/A
442,490.01	N/A	N/A	N/A
728,714.02	N/A	N/A	N/A
284,789.72	N/A	N/A	N/A
2,027,235.58	N/A	N/A	N/A
299,523.57	N/A	N/A	N/A
988,364.02	N/A	N/A	N/A
564,502.29	N/A	N/A	N/A
710,096.24	N/A	N/A	N/A
143,735.07	N/A	N/A	N/A
132,891.67	N/A	N/A	N/A
12,523,606.19	N/A	N/A	N/A
4,457,715.46	N/A	N/A	N/A
2,466,120.69	N/A	N/A	N/A
436,354.43	N/A	N/A	N/A
545,000.00	N/A	N/A	N/A
282,288.80	N/A	N/A	N/A
288,660.00	N/A	N/A	N/A
832,494.91	N/A	N/A	N/A
603,412.25	N/A	N/A	N/A
894,999.26	N/A	N/A	N/A
572,000.00	N/A	N/A	N/A
319,000.00	N/A	N/A	N/A
288,000.00	N/A	N/A	N/A
235,000.00	N/A	N/A	N/A
235,000.00	N/A	N/A	N/A
210,000.00	N/A	N/A	N/A
189,192.48	N/A	N/A	N/A
196,000.00	N/A	N/A	N/A
996,838.53	N/A	N/A	N/A
152,000.00	N/A	N/A	N/A
194,948.14	N/A	N/A	N/A
316,000.00	N/A	N/A	N/A
137,037.75	N/A	N/A	N/A
44,695.21	N/A	N/A	N/A
47,787.43	N/A	N/A	N/A
31,587.02	N/A	N/A	N/A
151,135.87	N/A	N/A	N/A
115,965.18	N/A	N/A	N/A
127,147.90	N/A	N/A	N/A
1,943,267.72	N/A	N/A	N/A
3,257,514.13	N/A	N/A	N/A
143,891.07	N/A	N/A	N/A
142,939.26	N/A	N/A	N/A
332,080.19	N/A	N/A	N/A
985,649.16	N/A	N/A	N/A
74,947.50	N/A	N/A	N/A
1,507,717.74	N/A	N/A	N/A
43,777.65	N/A	N/A	N/A
581,925.04	N/A	N/A	N/A
853,228.72	N/A	N/A	N/A
49,575.40	N/A	N/A	N/A
189,598.39	N/A	N/A	N/A
103,150.63	N/A	N/A	N/A
119,922.93	N/A	N/A	N/A
1,522,353.96	N/A	N/A	N/A
3,066,447.92	N/A	N/A	N/A
141,589.21	N/A	N/A	N/A
49,889.22	N/A	N/A	N/A
17,366.52	N/A	N/A	N/A
39,605.29	N/A	N/A	N/A
548,435.75	N/A	N/A	N/A
742,859.08	N/A	N/A	N/A
60,957.58	N/A	N/A	N/A
302,733.73	N/A	N/A	N/A
431,099.49	N/A	N/A	N/A

Aggregate Principal Balance ($)	Periodic Rate Cap (%)	Remaining Interest Only Term (months)
Group I Mortgage Loans
299,676.89	1.50000	N/A
116,876.74	1.50000	N/A
131,813.06	1.50000	N/A
59,820.61	1.50000	N/A
144,168.69	1.50000	N/A
316,375.92	1.50000	N/A
187,554.94	1.50000	N/A
356,129.65	1.70897	N/A
147,660.74	1.50000	N/A
714,079.09	1.50000	N/A
174,974.10	2.00000	N/A
79,771.46	1.50000	N/A
116,562.18	1.50000	N/A
50,913.32	1.50000	N/A
360,457.41	1.77857	N/A
728,166.68	1.50000	N/A
230,761.97	1.50000	N/A
204,082.66	1.50000	N/A
295,576.74	1.50000	N/A
63,852.07	1.50000	N/A
123,958.82	1.50000	N/A
274,728.33	1.50000	N/A
159,472.94	1.50000	N/A
221,659.16	1.50000	N/A
448,841.65	1.50000	N/A
226,176.11	1.50000	N/A
157,095.03	1.50000	N/A
62,763.53	1.50000	N/A
514,377.54	1.50000	N/A
395,749.84	1.50000	N/A
85,472.21	2.00000	N/A
202,225.09	1.50000	N/A
494,099.00	1.50000	N/A
204,877.56	1.50000	N/A
210,983.55	1.50000	N/A
275,654.09	2.00000	N/A
340,868.99	2.00000	N/A
365,361.62	1.50000	N/A
190,315.59	1.50000	N/A
386,826.29	1.50000	N/A
241,764.49	1.50000	N/A
197,555.31	1.50000	N/A
432,591.40	1.50000	N/A
279,842.81	1.50000	N/A
249,065.31	1.50000	N/A
366,894.94	1.50000	N/A
336,702.78	1.50000	N/A
1,160,804.33	1.50000	N/A
311,639.67	1.50000	N/A
179,751.43	1.50000	N/A
168,093.20	1.50000	N/A
109,426.88	1.50000	N/A
219,598.26	1.50000	N/A
509,727.91	1.50000	N/A
254,650.68	1.50000	N/A
651,628.68	1.50000	N/A
74,264.91	1.50000	N/A
284,607.18	1.50000	N/A
232,683.15	1.50000	N/A
70,033.97	1.50000	N/A
181,494.54	1.50000	N/A
229,209.27	1.50000	N/A
154,314.15	1.50000	N/A
63,669.92	1.50000	N/A
71,751.05	1.50000	N/A
74,750.10	1.50000	N/A
84,467.70	1.50000	N/A
430,280.34	1.50000	N/A
697,411.90	1.50000	N/A
122,698.69	1.50000	N/A
497,996.43	1.50000	N/A
639,599.76	1.50000	N/A
159,178.44	1.50000	N/A
188,982.35	1.50000	N/A
217,683.16	1.50000	N/A
391,111.56	1.50000	N/A
126,618.99	1.50000	N/A
937,584.41	1.50000	N/A
164,587.49	1.50000	N/A
183,964.69	1.50000	N/A
94,979.75	1.50000	N/A
369,838.49	1.50000	N/A
109,402.45	1.50000	N/A
110,348.60	1.50000	N/A
73,334.85	1.50000	N/A
259,050.31	1.50000	N/A
341,572.71	1.50000	N/A
98,801.82	1.50000	N/A
118,502.99	1.50000	N/A
179,702.73	1.50000	N/A
210,438.13	1.50000	N/A
460,229.22	1.50000	N/A
209,095.72	1.50000	N/A
634,194.02	1.50000	N/A
521,821.26	1.50000	N/A
923,273.17	1.50000	N/A
179,274.01	1.50000	N/A
1,412,718.12	1.50000	N/A
280,130.91	1.50000	N/A
2,587,633.69	1.50000	N/A
817,217.88	1.50000	N/A
2,259,156.71	1.50000	N/A
1,841,265.04	1.50000	N/A
4,996,844.99	1.50000	N/A
2,304,690.05	1.50000	N/A
3,780,663.24	1.50000	N/A
1,026,776.15	1.50000	N/A
201,353.40	1.50000	N/A
115,383.69	1.50000	N/A
304,773.89	1.50000	N/A
340,321.14	1.50000	N/A
420,524.47	1.50000	N/A
84,654.69	1.50000	N/A
655,258.33	1.50000	N/A
627,762.86	1.50000	N/A
908,371.97	1.50000	N/A
232,215.99	1.50000	N/A
2,675,762.69	1.47485	N/A
1,447,788.16	1.63006	N/A
6,422,844.17	1.49573	N/A
571,024.60	1.50000	N/A
3,734,542.38	1.48662	N/A
85,398.66	1.50000	N/A
300,780.83	1.50000	N/A
314,579.35	1.50000	N/A
216,548.99	1.50000	N/A
377,238.12	1.50000	N/A
390,382.31	1.50000	N/A
1,905,192.53	1.50000	N/A
335,612.64	1.50000	N/A
835,475.68	1.50000	N/A
319,768.83	1.50000	N/A
219,427.19	1.50000	N/A
416,672.20	1.50000	N/A
289,548.56	1.50000	N/A
867,393.37	1.50000	N/A
249,856.24	1.50000	N/A
111,935.29	1.50000	N/A
271,776.23	1.50000	N/A
649,094.96	1.50000	N/A
116,713.59	1.50000	N/A
219,678.61	1.50000	N/A
672,149.90	1.50000	N/A
339,456.89	1.50000	N/A
265,788.73	1.50000	N/A
59,809.79	1.50000	N/A
445,315.98	1.50000	N/A
115,142.74	1.50000	N/A
175,491.28	1.50000	N/A
163,001.48	1.50000	N/A
391,333.33	1.50000	N/A
329,704.05	1.50000	N/A
751,647.44	1.50000	N/A
209,848.54	1.50000	N/A
853,602.96	1.50000	N/A
259,739.67	1.50000	N/A
103,290.00	1.50000	N/A
199,799.80	1.50000	N/A
127,414.92	1.50000	N/A
429,395.48	1.50000	N/A
129,825.33	1.50000	N/A
224,819.40	1.50000	N/A
155,860.10	1.50000	N/A
239,477.05	1.50000	N/A
206,572.46	1.50000	N/A
101,889.33	1.50000	N/A
216,600.40	1.50000	N/A
363,698.47	1.50000	N/A
109,959.34	1.50000	N/A
386,020.49	1.50000	N/A
125,528.29	1.50000	N/A
224,534.12	1.50000	N/A
187,158.70	1.50000	N/A
127,913.87	1.50000	N/A
149,733.57	1.50000	N/A
712,146.56	1.50000	N/A
237,018.92	1.50000	N/A
3,508,966.18	1.50000	N/A
415,762.12	1.50000	N/A
6,243,855.39	1.50000	N/A
1,187,762.88	1.50000	N/A
12,570,648.88	1.50000	N/A
1,940,640.84	1.50000	N/A
6,150,726.70	1.50000	N/A
1,529,207.28	1.50000	N/A
159,945.56	1.50000	N/A
704,172.62	1.50000	N/A
103,323.38	1.50000	N/A
781,926.44	1.50000	N/A
796,110.22	1.50000	N/A
1,818,928.63	1.50000	N/A
1,929,340.90	1.50000	N/A
3,162,446.35	1.50000	N/A
1,686,949.92	1.50000	N/A
5,810,330.60	1.50000	N/A
2,492,709.08	1.50000	N/A
3,147,084.76	1.50000	N/A
433,764.20	1.50000	N/A
94,188.50	1.50000	N/A
98,391.17	2.00000	N/A
141,723.33	2.00000	N/A
438,219.64	2.00000	N/A
121,126.73	2.00000	N/A
364,329.59	2.00000	N/A
199,702.21	2.00000	N/A
121,985.09	2.00000	N/A
137,222.80	2.00000	N/A
310,473.53	1.50000	N/A
98,653.57	2.00000	N/A
95,838.16	2.00000	N/A
191,265.57	2.00000	N/A
92,193.39	2.00000	N/A
83,817.22	2.00000	N/A
669,646.57	1.76551	N/A
456,997.11	2.00000	N/A
392,306.84	2.00000	N/A
223,241.18	2.00000	N/A
266,710.94	2.00000	N/A
199,761.71	1.50000	N/A
199,242.94	2.00000	N/A
464,702.27	1.50000	N/A
139,653.42	1.50000	N/A
125,858.45	1.50000	N/A
164,832.38	1.50000	N/A
118,901.41	1.50000	N/A
375,597.07	1.50000	N/A
289,829.44	1.50000	N/A
502,505.67	1.50000	N/A
439,489.27	1.50000	N/A
152,000.00	1.50000	57
220,000.00	2.00000	118
220,500.00	1.50000	52
242,250.00	1.50000	53
220,400.00	1.50000	54
263,000.00	1.50000	56
240,000.00	1.50000	57
172,500.00	1.50000	58
299,847.30	1.50000	52
198,998.63	1.50000	56
339,924.53	1.50000	57
379,831.34	1.50000	57
396,000.00	1.50000	52
395,250.00	1.50000	56
178,400.00	1.50000	57
344,000.00	2.00000	118
339,999.81	2.00000	118
100,800.00	1.50000	51
205,000.00	1.50000	52
669,000.00	1.50000	52
446,974.13	1.50000	53
122,000.00	1.50000	54
657,896.07	1.50000	54
952,449.34	1.50000	55
863,400.00	1.50000	55
177,000.00	1.50000	55
311,200.00	1.50000	55
227,200.00	1.50000	56
480,500.00	1.50000	56
1,980,858.67	1.50000	56
487,999.92	1.50000	56
391,000.00	1.50000	56
276,000.00	1.50000	57
325,000.00	1.50000	57
219,000.00	1.50000	57
2,324,100.23	1.50000	57
2,302,709.80	1.50000	57
190,000.00	1.50000	58
869,996.43	1.50000	58
1,736,983.00	1.50000	58
210,245.07	2.00000	116
374,951.38	1.50000	52
340,000.00	1.50000	53
365,000.00	1.50000	54
224,000.00	1.50000	55
999,234.36	1.50000	56
1,147,450.00	1.50000	57
687,999.33	1.50000	57
420,000.00	1.50000	58
372,800.00	1.50000	58
231,919.99	2.00000	114
152,000.00	2.00000	116
165,600.00	2.00000	117
220,000.00	2.00000	118
210,000.00	2.00000	119
374,467.62	2.00000	117
512,000.00	2.00000	117
228,000.00	2.00000	118
747,084.07	2.00000	118
277,375.96	5.00000	50
215,200.00	2.00000	116
293,919.69	2.00000	116
604,656.00	2.00000	118
199,932.12	1.50000	56
492,998.75	1.50000	57
295,000.00	1.50000	57
219,239.78	2.00000	110
208,000.00	2.00000	116
300,000.00	2.00000	118
144,000.00	1.50000	55
319,000.00	1.50000	57
352,000.00	1.50000	58
384,000.00	2.00000	115
315,000.00	2.00000	116
58,942.36	N/A	N/A
250,569.51	N/A	N/A
158,288.03	N/A	N/A
50,360.16	N/A	N/A
75,753.30	N/A	N/A
290,847.20	N/A	N/A
238,802.45	N/A	N/A
181,946.14	N/A	N/A
292,585.72	N/A	N/A
906,266.51	N/A	N/A
2,189,856.79	N/A	N/A
162,305.60	N/A	N/A
101,899.24	N/A	N/A
518,677.01	N/A	N/A
56,205.08	N/A	N/A
84,882.97	N/A	N/A
199,557.33	N/A	N/A
164,748.06	N/A	N/A
623,165.97	N/A	N/A
130,325.30	N/A	N/A
362,645.56	N/A	N/A
288,845.56	N/A	N/A
62,890.66	N/A	N/A
5,379,739.43	N/A	N/A
2,724,903.18	N/A	N/A
8,554,901.39	N/A	N/A
3,931,348.36	N/A	N/A
218,891.16	N/A	N/A
332,181.45	N/A	N/A
391,605.49	N/A	N/A
191,914.55	N/A	N/A
95,963.46	N/A	N/A
3,507,029.45	N/A	N/A
1,155,051.40	N/A	N/A
1,615,416.17	N/A	N/A
808,423.41	N/A	N/A
331,500.00	N/A	118
239,000.00	N/A	53
240,000.00	N/A	55
468,000.00	N/A	56
285,000.00	N/A	118
227,516.17	N/A	54
170,999.32	N/A	55
284,000.00	N/A	56
350,000.00	N/A	57
354,994.38	N/A	57
122,499.25	N/A	58
131,250.00	N/A	59
303,699.03	N/A	118
417,244.19	N/A	56
210,000.00	N/A	56
38,988.90	N/A	N/A
32,923.42	N/A	N/A
394,759.57	N/A	N/A
931,079.47	N/A	N/A
98,556.85	N/A	N/A
119,763.43	N/A	N/A
74,734.16	N/A	N/A
56,457.44	N/A	N/A
153,230.66	N/A	N/A
88,062.69	N/A	N/A
28,789.43	N/A	N/A
38,224.20	N/A	N/A
111,286.09	N/A	N/A
82,179.27	N/A	N/A
141,782.77	N/A	N/A
333,634.86	N/A	N/A
674,026.62	N/A	N/A
Group II Mortgage Loans
407,641.69	1.50000	N/A
209,928.51	1.50000	N/A
97,410.50	2.00000	N/A
104,513.67	2.00000	N/A
131,556.16	3.00000	N/A
79,501.83	2.00000	N/A
445,188.96	2.00000	N/A
91,473.14	2.00000	N/A
182,412.22	1.50000	N/A
124,793.58	1.50000	N/A
155,930.97	1.50000	N/A
125,861.25	3.00000	N/A
161,259.84	1.50000	N/A
179,805.63	1.50000	N/A
71,429.73	1.50000	N/A
160,026.88	2.00000	N/A
191,464.81	1.50000	N/A
482,096.17	1.73077	N/A
399,101.36	1.50000	N/A
105,417.57	2.00000	N/A
638,084.11	1.22124	N/A
125,061.19	3.00000	N/A
115,787.63	1.50000	N/A
95,772.59	3.00000	N/A
82,771.62	3.00000	N/A
73,867.78	3.00000	N/A
258,173.41	2.00000	N/A
401,749.13	1.50000	N/A
251,556.51	1.50000	N/A
167,029.89	1.50000	N/A
193,869.53	1.50000	N/A
190,809.63	2.00000	N/A
206,633.60	1.50000	N/A
217,282.27	1.50000	N/A
304,824.71	1.50000	N/A
311,833.19	1.50000	N/A
234,361.77	1.50000	N/A
259,537.30	1.50000	N/A
79,783.62	1.50000	N/A
88,867.65	1.50000	N/A
170,744.62	1.50000	N/A
289,036.56	1.50000	N/A
181,539.29	1.50000	N/A
208,137.02	1.50000	N/A
73,082.78	1.50000	N/A
299,055.36	1.50000	N/A
307,908.08	1.50000	N/A
288,428.00	1.50000	N/A
111,617.18	1.50000	N/A
274,015.31	1.50000	N/A
95,879.62	1.50000	N/A
107,861.79	1.50000	N/A
222,577.67	1.50000	N/A
121,263.97	1.50000	N/A
141,572.31	1.50000	N/A
249,489.03	1.50000	N/A
92,598.71	1.50000	N/A
80,651.78	1.50000	N/A
166,300.83	1.50000	N/A
158,763.01	1.50000	N/A
229,046.55	1.50000	N/A
104,917.94	1.50000	N/A
132,362.52	1.50000	N/A
482,373.60	1.50000	N/A
296,328.39	1.50000	N/A
417,240.16	1.50000	N/A
117,783.97	1.50000	N/A
1,120,647.24	1.50000	N/A
157,739.22	1.50000	N/A
114,480.66	2.00000	N/A
268,614.89	1.50000	N/A
286,718.93	1.50000	N/A
79,677.61	1.50000	N/A
317,611.41	1.50000	N/A
445,222.57	1.50000	N/A
864,319.80	1.50000	N/A
193,644.90	1.50000	N/A
936,808.41	1.50000	N/A
63,330.31	1.50000	N/A
154,443.06	1.50000	N/A
310,770.50	1.50000	N/A
149,781.77	1.50000	N/A
237,320.76	1.50000	N/A
86,745.73	1.50000	N/A
120,598.18	1.50000	N/A
334,387.43	1.50000	N/A
150,439.45	1.50000	N/A
175,027.07	1.50000	N/A
189,430.65	1.50000	N/A
49,982.16	1.50000	N/A
94,930.78	1.50000	N/A
107,074.81	1.50000	N/A
81,681.13	1.50000	N/A
113,372.33	1.50000	N/A
82,661.77	1.50000	N/A
2,090,489.84	1.50000	N/A
204,329.64	1.50000	N/A
2,936,192.15	1.50000	N/A
970,217.01	1.50000	N/A
3,411,650.00	1.50000	N/A
594,444.72	1.50000	N/A
6,141,605.75	1.50000	N/A
1,166,328.68	1.50000	N/A
4,593,922.95	1.50000	N/A
1,164,506.04	1.50000	N/A
357,754.54	1.50000	N/A
227,453.11	1.50000	N/A
64,416.08	1.50000	N/A
374,762.83	1.50000	N/A
98,508.11	1.50000	N/A
317,744.28	1.50000	N/A
176,694.10	1.50000	N/A
3,436,247.95	1.50000	N/A
1,756,992.64	1.50000	N/A
443,135.89	1.50000	N/A
4,079,387.12	1.50000	N/A
437,458.53	1.50000	N/A
4,187,090.52	1.45756	N/A
1,162,764.48	1.50000	N/A
3,895,039.30	1.50000	N/A
1,164,715.73	1.50000	N/A
500,781.27	1.50000	N/A
211,712.18	1.50000	N/A
1,116,724.22	1.50000	N/A
424,624.51	1.50000	N/A
1,053,444.16	1.50000	N/A
3,173,936.34	1.50000	N/A
741,616.48	1.50000	N/A
542,573.74	1.50000	N/A
61,968.08	1.50000	N/A
375,713.30	1.50000	N/A
237,677.63	1.50000	N/A
295,822.51	1.50000	N/A
637,711.26	1.50000	N/A
132,942.79	1.50000	N/A
104,907.79	1.50000	N/A
191,084.53	1.50000	N/A
124,069.55	1.50000	N/A
155,570.33	1.50000	N/A
570,437.42	1.50000	N/A
202,348.44	1.50000	N/A
330,819.37	1.50000	N/A
183,758.98	1.50000	N/A
871,107.89	1.50000	N/A
319,958.67	1.50000	N/A
80,808.28	1.50000	N/A
144,678.27	1.50000	N/A
259,490.62	1.50000	N/A
630,376.77	1.50000	N/A
984,772.30	1.50000	N/A
162,824.18	1.50000	N/A
389,647.69	1.50000	N/A
263,286.05	1.50000	N/A
249,149.57	1.50000	N/A
419,578.31	1.50000	N/A
318,566.23	1.50000	N/A
115,865.85	1.50000	N/A
187,327.91	1.50000	N/A
413,536.48	1.50000	N/A
739,109.85	1.50000	N/A
444,685.18	1.50000	N/A
219,862.08	1.50000	N/A
225,974.65	1.50000	N/A
289,627.71	1.50000	N/A
272,190.44	1.50000	N/A
128,885.05	1.50000	N/A
260,432.56	1.50000	N/A
477,038.46	1.50000	N/A
370,648.99	1.50000	N/A
505,990.94	1.50000	N/A
2,153,308.43	1.50000	N/A
383,667.08	1.50000	N/A
4,439,824.92	1.50000	N/A
195,228.24	1.50000	N/A
6,794,229.57	1.50000	N/A
692,231.88	1.50000	N/A
9,226,485.23	1.50000	N/A
1,467,450.28	1.50000	N/A
7,681,548.21	1.50000	N/A
1,237,157.13	1.50000	N/A
138,966.90	1.50000	N/A
824,783.71	1.50000	N/A
241,784.46	1.50000	N/A
322,235.72	1.50000	N/A
721,968.01	1.50000	N/A
2,539,381.54	1.50000	N/A
2,319,983.84	1.50000	N/A
381,835.79	1.50000	N/A
4,168,568.11	1.50000	N/A
629,852.74	1.50000	N/A
8,578,851.03	1.50000	N/A
1,998,201.17	1.50000	N/A
3,947,189.97	1.50000	N/A
463,440.01	1.50000	N/A
130,468.61	1.50000	N/A
161,327.16	1.50000	N/A
278,316.53	1.50000	N/A
79,874.79	1.50000	N/A
141,758.72	1.50000	N/A
330,109.81	1.50000	N/A
156,430.79	1.50000	N/A
149,721.40	2.00000	N/A
206,234.10	1.50000	N/A
327,159.13	2.00000	N/A
745,832.53	1.50000	N/A
199,388.66	1.50000	N/A
530,964.93	1.50000	N/A
447,376.97	1.81249	N/A
155,688.64	2.00000	N/A
319,772.71	1.50000	N/A
299,270.64	5.00000	N/A
175,293.92	1.50000	N/A
739,168.98	1.50000	N/A
336,672.07	1.50000	N/A
474,953.09	1.50000	N/A
174,888.40	1.50000	N/A
620,948.17	1.50000	N/A
259,839.38	1.50000	N/A
265,981.27	1.50000	56
250,799.99	2.00000	115
300,999.99	3.00000	42
271,851.49	1.50000	57
329,989.72	1.50000	49
311,921.38	1.50000	56
290,000.00	1.50000	57
282,000.00	1.50000	58
204,800.00	1.50000	58
217,500.00	1.50000	57
241,200.00	1.50000	57
380,000.00	1.50000	58
335,500.00	1.50000	54
132,711.75	1.50000	54
309,500.00	1.50000	55
640,944.88	1.50000	55
1,861,914.50	1.50000	56
759,899.64	1.50000	56
204,000.00	1.50000	57
220,000.00	1.50000	57
737,100.36	1.50000	57
1,785,996.92	1.50000	57
200,000.00	1.50000	57
212,000.00	1.50000	57
183,750.00	1.50000	58
865,750.00	1.50000	58
1,078,950.00	1.50000	58
510,000.00	1.50000	54
215,994.91	1.50000	55
195,500.00	1.50000	56
372,000.00	1.50000	57
408,000.00	1.50000	58
535,999.79	1.50000	58
522,834.03	2.00000	117
253,500.00	2.00000	119
359,912.50	2.00000	116
198,750.00	2.00000	118
156,750.00	1.50000	57
236,000.00	2.00000	116
382,296.03	2.00000	117
440,000.00	2.00000	118
229,000.00	1.50000	54
195,975.00	1.50000	56
292,400.00	1.50000	58
320,000.00	2.00000	117
413,489.26	1.50000	57
59,178.96	N/A	N/A
114,987.97	N/A	N/A
211,209.21	N/A	N/A
334,241.58	N/A	N/A
94,927.27	N/A	N/A
149,130.05	N/A	N/A
177,804.86	N/A	N/A
87,405.69	N/A	N/A
157,058.32	N/A	N/A
125,934.96	N/A	N/A
568,006.34	N/A	N/A
321,937.98	N/A	N/A
520,504.00	N/A	N/A
2,528,815.98	N/A	N/A
982,227.45	N/A	N/A
377,293.90	N/A	N/A
259,683.86	N/A	N/A
161,589.35	N/A	N/A
223,590.01	N/A	N/A
472,055.27	N/A	N/A
838,683.24	N/A	N/A
1,172,154.64	N/A	N/A
145,605.30	N/A	N/A
395,005.31	N/A	N/A
557,791.64	N/A	N/A
161,222.88	N/A	N/A
8,927,525.20	N/A	N/A
4,994,034.16	N/A	N/A
317,478.99	N/A	N/A
322,300.54	N/A	N/A
10,531,048.42	N/A	N/A
3,837,843.55	N/A	N/A
229,385.31	N/A	N/A
161,872.67	N/A	N/A
621,542.03	N/A	N/A
1,539,233.42	N/A	N/A
221,215.65	N/A	N/A
171,795.54	N/A	N/A
95,952.00	N/A	N/A
142,384.80	N/A	N/A
2,569,861.35	N/A	N/A
1,130,303.19	N/A	N/A
2,761,488.88	N/A	N/A
1,311,397.52	N/A	N/A
30,902.63	N/A	N/A
37,805.70	N/A	N/A
23,836.10	N/A	N/A
46,518.57	N/A	N/A
47,890.03	N/A	N/A
45,784.06	N/A	N/A
50,869.69	N/A	N/A
880,922.39	N/A	N/A
478,711.94	N/A	N/A
106,840.10	N/A	N/A
136,352.94	N/A	N/A
50,336.78	N/A	N/A
41,456.40	N/A	N/A
44,001.28	N/A	N/A
191,984.56	N/A	N/A
66,903.91	N/A	N/A
59,910.74	N/A	N/A
144,181.42	N/A	N/A
217,466.89	N/A	N/A
Group III Mortgage Loans
324,541.59	1.50000	N/A
247,642.57	1.50000	N/A
248,851.34	1.50000	N/A
532,119.08	1.50000	N/A
233,553.97	1.50000	N/A
79,818.92	1.50000	N/A
149,115.00	1.50000	N/A
367,566.58	1.50000	N/A
108,761.39	1.50000	N/A
339,680.63	2.00000	N/A
118,673.03	1.50000	N/A
285,343.84	1.76510	N/A
945,658.75	1.50000	N/A
731,239.83	1.50000	N/A
139,079.80	1.50000	N/A
217,464.48	1.50000	N/A
935,006.86	1.50000	N/A
936,670.52	1.50000	N/A
331,594.68	1.50000	N/A
814,472.05	1.50000	N/A
59,911.40	1.50000	N/A
374,286.97	1.50000	N/A
224,762.47	1.50000	N/A
389,073.77	1.50000	N/A
341,353.97	1.50000	N/A
99,878.39	1.50000	N/A
156,508.97	1.50000	N/A
89,200.33	1.50000	N/A
640,680.89	1.50000	N/A
133,760.39	1.50000	N/A
98,838.02	1.50000	N/A
130,229.48	1.50000	N/A
69,669.40	1.50000	N/A
313,764.90	1.50000	N/A
120,574.33	2.00000	N/A
154,148.10	1.50000	N/A
366,886.23	1.50000	N/A
104,402.46	1.50000	N/A
58,339.64	1.50000	N/A
53,237.88	1.50000	N/A
274,353.45	1.50000	N/A
45,421.84	2.00000	N/A
754,268.83	2.00000	N/A
473,398.15	2.00000	N/A
1.00	2.00000	N/A
347,996.60	1.50000	N/A
139,286.53	1.50000	N/A
498,491.68	1.50000	N/A
144,687.69	1.50000	N/A
646,180.62	1.83648	N/A
558,829.50	1.50000	N/A
149,787.58	1.50000	N/A
50,107.38	1.50000	N/A
113,733.17	1.50000	N/A
697,927.69	1.50000	N/A
323,750.39	1.50000	N/A
520,554.92	1.50000	N/A
419,769.78	1.50000	N/A
143,649.04	1.50000	N/A
255,724.37	1.50000	N/A
369,306.53	1.50000	N/A
796,082.46	1.80089	N/A
275,140.15	1.50000	N/A
112,250.33	3.00000	N/A
426,863.34	1.50000	N/A
715,135.66	1.50000	N/A
259,839.38	1.50000	N/A
149,133.93	1.50000	N/A
635,369.74	1.50000	N/A
219,507.69	1.50000	N/A
135,603.50	1.50000	N/A
79,861.17	1.50000	N/A
138,653.95	1.50000	N/A
386,079.51	1.50000	N/A
348,334.21	1.50000	N/A
121,848.28	1.50000	N/A
168,425.30	1.50000	N/A
426,105.38	1.50000	N/A
364,930.58	1.50000	N/A
1,263,107.92	1.83891	N/A
607,798.30	1.50000	N/A
406,821.46	1.50000	N/A
436,965.42	1.50000	N/A
221,028.91	1.50000	N/A
224,034.86	1.50000	N/A
433,881.82	1.50000	N/A
1,306,156.96	1.50000	N/A
355,390.22	1.50000	N/A
549,257.94	1.50000	N/A
375,689.38	1.50000	N/A
570,165.93	1.50000	N/A
348,933.31	1.50000	N/A
199,726.58	1.50000	N/A
242,606.18	1.50000	N/A
174,216.52	1.50000	N/A
540,342.95	1.50000	N/A
114,844.77	1.50000	N/A
155,242.43	1.50000	N/A
100,983.47	1.50000	N/A
106,223.95	1.50000	N/A
367,491.82	1.50000	N/A
299,489.95	1.50000	N/A
115,710.11	1.50000	N/A
82,943.05	1.50000	N/A
618,463.42	1.50000	N/A
158,879.73	1.50000	N/A
72,174.66	1.50000	N/A
63,596.88	1.50000	N/A
274,391.07	1.50000	N/A
104,805.82	1.50000	N/A
337,740.48	1.50000	N/A
479,299.47	1.50000	N/A
283,874.91	1.50000	N/A
259,445.90	1.50000	N/A
302,501.24	1.50000	N/A
76,600.11	1.50000	N/A
179,486.75	1.50000	N/A
479,459.81	1.50000	N/A
260,575.59	1.50000	N/A
131,169.49	1.50000	N/A
781,120.27	1.50000	N/A
395,212.42	1.50000	N/A
421,819.33	1.50000	N/A
256,716.42	1.50000	N/A
196,251.97	1.50000	N/A
2,391,745.02	1.50000	N/A
159,513.14	1.50000	N/A
2,051,735.32	1.50000	N/A
1,776,698.32	1.50000	N/A
2,619,332.07	1.50000	N/A
1,915,176.65	1.50000	N/A
5,915,318.73	1.50000	N/A
3,586,591.14	1.50000	N/A
5,780,925.48	1.50000	N/A
1,443,725.48	1.55252	N/A
117,403.74	3.00000	N/A
401,281.09	1.50000	N/A
104,732.51	1.50000	N/A
185,539.85	1.50000	N/A
1,420,129.21	1.50000	N/A
139,316.86	1.50000	N/A
215,697.10	1.50000	N/A
155,672.73	1.50000	N/A
95,106.95	1.50000	N/A
82,753.94	1.50000	N/A
129,636.74	1.50000	N/A
184,605.73	1.50000	N/A
102,735.48	1.50000	N/A
175,019.20	1.50000	N/A
636,800.12	1.50000	N/A
712,969.35	1.50000	N/A
405,205.65	1.50000	N/A
660,726.67	1.50000	N/A
185,471.82	1.50000	N/A
115,732.03	1.50000	N/A
552,613.35	1.50000	N/A
231,592.35	1.50000	N/A
144,157.38	1.50000	N/A
147,195.01	1.50000	N/A
79,973.06	1.50000	N/A
317,421.82	1.50000	N/A
406,101.24	1.50000	N/A
223,157.95	1.50000	N/A
192,279.18	1.50000	N/A
288,962.79	1.50000	N/A
131,885.36	1.50000	N/A
74,389.60	1.50000	N/A
1,422,226.00	1.50000	N/A
508,460.75	1.50000	N/A
567,917.86	1.50000	N/A
295,490.14	1.50000	N/A
422,734.40	1.50000	N/A
244,606.21	1.50000	N/A
2,713,452.80	1.48437	N/A
2,617,185.14	1.55909	N/A
4,965,293.60	1.45215	N/A
1,340,737.41	1.50000	N/A
2,283,524.05	1.46555	N/A
271,687.21	1.50000	N/A
230,324.55	1.50000	N/A
287,085.16	1.50000	N/A
1,055,822.69	1.50000	N/A
888,798.82	1.50000	N/A
1,000,649.00	1.50000	N/A
941,909.94	1.50000	N/A
483,568.54	1.50000	N/A
1,147,840.77	1.50000	N/A
1,503,137.97	1.50000	N/A
2,517,956.41	1.50000	N/A
1,258,054.25	1.50000	N/A
853,528.71	1.50000	N/A
552,841.13	1.50000	N/A
256,752.35	1.50000	N/A
344,268.36	1.50000	N/A
172,834.51	1.50000	N/A
331,679.81	1.50000	N/A
438,620.89	1.50000	N/A
606,973.47	1.50000	N/A
200,879.13	1.50000	N/A
563,661.29	1.50000	N/A
159,724.29	1.50000	N/A
470,454.73	1.50000	N/A
129,883.58	1.50000	N/A
606,446.45	1.50000	N/A
349,093.12	1.50000	N/A
611,812.69	1.50000	N/A
319,722.63	1.50000	N/A
124,932.32	1.50000	N/A
339,837.31	1.50000	N/A
1,195,479.39	1.50000	N/A
103,982.52	1.50000	N/A
61,976.14	1.50000	N/A
430,968.58	1.50000	N/A
100,948.37	1.50000	N/A
466,962.81	1.50000	N/A
379,501.27	1.50000	N/A
188,355.76	1.50000	N/A
1,004,947.01	1.50000	N/A
2,980,383.55	1.50000	N/A
457,154.68	1.50000	N/A
5,499,747.74	1.50000	N/A
1,006,227.98	1.50000	N/A
9,895,043.74	1.50000	N/A
1,859,564.39	1.50000	N/A
10,964,668.75	1.50000	N/A
5,484,327.60	1.50000	N/A
6,373,151.87	1.50000	N/A
2,474,170.63	1.50000	N/A
523,854.53	1.50000	N/A
165,423.22	1.50000	N/A
161,727.94	1.50000	N/A
91,825.99	1.50000	N/A
293,656.84	1.50000	N/A
319,602.90	1.50000	N/A
179,844.23	1.50000	N/A
109,811.96	1.50000	N/A
130,254.16	1.50000	N/A
138,062.21	1.50000	N/A
660,598.28	1.50000	N/A
1,441,260.16	1.50000	N/A
230,995.30	1.50000	N/A
486,713.37	1.50000	N/A
197,666.16	1.50000	N/A
114,877.88	1.50000	N/A
473,631.26	1.50000	N/A
83,972.49	1.50000	N/A
72,232.02	1.50000	N/A
449,024.27	1.50000	N/A
590,461.26	1.50000	N/A
716,799.84	1.50000	N/A
449,930.84	1.50000	N/A
1,323,421.78	1.50000	N/A
592,490.80	1.50000	N/A
219,614.98	1.50000	N/A
763,598.26	1.50000	N/A
134,321.28	1.50000	N/A
1,908,935.05	1.50000	N/A
1,051,072.22	1.50000	N/A
922,692.32	1.50000	N/A
2,684,124.02	1.50000	N/A
620,802.72	1.50000	N/A
4,046,899.58	1.50000	N/A
2,279,015.13	1.50000	N/A
3,330,593.45	1.50000	N/A
410,882.29	1.50000	N/A
826,496.76	2.00000	N/A
697,539.06	1.50000	N/A
622,910.60	2.00000	N/A
598,500.69	1.50000	N/A
180,169.63	1.50000	N/A
252,758.22	2.00000	N/A
383,193.41	2.00000	N/A
439,291.73	2.00000	N/A
219,235.90	2.00000	N/A
334,963.48	2.00000	N/A
237,509.70	2.00000	N/A
209,826.27	2.00000	N/A
1,206,062.86	1.94577	N/A
365,285.22	2.00000	N/A
104,818.28	1.50000	N/A
282,523.56	1.50000	N/A
77,360.82	1.50000	N/A
153,267.48	1.50000	N/A
303,958.93	1.50000	N/A
131,453.59	1.50000	N/A
403,565.32	1.50000	N/A
86,841.05	1.50000	N/A
167,595.54	1.50000	N/A
242,773.56	1.50000	N/A
80,491.46	1.50000	N/A
76,287.83	1.50000	N/A
75,077.77	1.50000	N/A
97,704.33	1.50000	N/A
85,371.47	1.50000	N/A
72,332.48	1.50000	N/A
265,117.47	1.50000	N/A
1,332,925.67	1.50000	N/A
1,110,712.31	1.50000	N/A
386,263.12	1.50000	N/A
1,674,993.89	1.50000	N/A
135,877.87	1.50000	N/A
65,430.90	1.50000	N/A
578,953.23	2.00000	N/A
97,831.42	1.50000	N/A
599,128.70	2.00000	N/A
127,559.00	2.00000	N/A
588,964.32	1.50000	N/A
383,602.77	1.50000	N/A
457,888.05	5.00000	N/A
119,879.85	1.50000	N/A
152,857.76	1.50000	N/A
435,462.57	1.50000	N/A
138,933.47	1.50000	N/A
336,830.70	1.50000	N/A
127,809.96	1.50000	N/A
83,661.41	1.50000	N/A
203,901.51	1.50000	N/A
143,832.14	1.50000	N/A
919,582.04	1.50000	N/A
326,654.70	1.50000	N/A
637,347.30	1.50000	N/A
942,681.07	1.50000	N/A
1,911,630.90	1.50000	N/A
1,641,698.22	1.50000	N/A
391,450.04	1.50000	N/A
3,171,871.32	1.50000	N/A
99,923.36	1.50000	N/A
228,131.23	2.00000	N/A
740,000.00	2.00000	117
600,000.00	1.50000	52
418,494.25	1.50000	55
544,000.00	1.50000	57
1,018,200.00	1.50000	57
455,984.68	3.00000	42
183,999.32	1.50000	48
1,616,499.90	1.50000	52
1,027,994.74	1.50000	52
229,885.75	1.50000	53
310,000.00	1.50000	54
551,200.00	1.50000	55
607,500.00	1.50000	57
504,000.00	1.50000	57
536,000.00	1.50000	58
168,800.00	2.00000	118
432,250.00	1.50000	52
523,000.00	1.50000	57
410,000.00	1.50000	57
211,500.00	1.50000	54
300,000.00	2.00000	116
1,430,000.00	2.00000	117
475,000.00	1.50000	56
388,800.00	1.50000	57
247,920.00	1.50000	57
463,200.00	1.50000	57
411,200.00	1.50000	57
562,500.00	1.50000	58
1,665,250.00	1.50000	58
576,000.00	1.50000	58
489,900.00	1.50000	58
600,000.00	1.50000	58
1,166,400.00	1.50000	58
700,000.00	1.50000	58
496,000.00	2.00000	116
413,999.64	1.50000	50
308,000.00	1.50000	51
287,000.00	1.50000	52
489,999.96	1.50000	52
970,137.00	1.50000	53
579,500.00	1.50000	53
479,994.91	1.50000	54
307,999.45	1.50000	54
2,472,620.73	1.50000	54
272,994.88	1.50000	55
2,375,580.48	1.50000	55
2,893,255.47	1.50000	56
3,676,125.14	1.50000	56
208,000.00	1.50000	56
550,000.00	1.50000	56
640,000.00	1.50000	57
465,500.00	1.50000	57
6,105,991.99	1.50000	57
4,892,369.69	1.50000	57
547,200.00	1.50000	57
4,184,000.00	1.50000	58
3,119,466.09	1.50000	58
269,300.00	1.50000	58
178,000.00	1.50000	58
330,870.68	1.50000	54
164,994.92	1.50000	55
1,331,320.00	1.50000	57
399,920.00	2.00000	110
975,000.00	2.00000	116
227,599.76	1.50000	56
1,242,853.68	1.50000	56
423,750.00	1.50000	57
2,054,800.00	1.50000	57
256,000.00	1.50000	58
538,200.00	1.50000	58
1,076,500.00	2.00000	115
159,996.94	2.00000	116
956,998.67	2.00000	117
525,392.90	2.00000	117
2,627,739.44	2.00000	117
299,760.00	2.00000	117
312,000.00	2.00000	118
4,004,579.38	2.00000	118
1,050,000.00	2.00000	118
999,990.00	1.50000	55
889,900.00	1.50000	57
269,592.00	2.00000	117
997,600.00	2.00000	117
305,586.40	2.00000	118
1,141,600.00	2.00000	118
1,359,000.00	2.00000	115
799,799.13	2.00000	116
349,140.97	2.00000	116
975,000.00	2.00000	117
594,332.58	2.00000	117
1,078,400.00	2.00000	117
172,000.00	2.00000	118
948,094.37	2.00000	118
291,120.00	2.00000	118
211,975.71	2.00000	118
303,999.00	1.50000	54
870,000.00	1.50000	55
530,000.00	1.50000	56
1,134,259.84	1.50000	57
263,000.00	1.50000	58
235,000.00	1.50000	58
139,954.25	2.00000	116
213,000.00	1.50000	55
440,000.00	1.50000	55
313,600.00	1.50000	56
194,000.00	1.50000	56
650,000.00	1.50000	57
773,000.00	1.50000	57
508,500.00	1.50000	57
648,000.00	1.50000	58
670,000.00	1.50000	58
206,398.98	2.00000	116
543,920.00	2.00000	116
693,600.00	2.00000	117
1,931,073.69	2.00000	117
617,600.00	2.00000	118
779,120.00	2.00000	118
468,250.00	1.50000	58
549,788.97	2.00000	116
339,200.00	2.00000	117
240,000.00	2.00000	117
1,317,500.00	2.00000	117
496,000.00	2.00000	116
850,000.00	2.00000	117
66,824.00	N/A	N/A
56,928.84	N/A	N/A
112,149.96	N/A	N/A
49,192.53	N/A	N/A
307,885.32	N/A	N/A
191,683.43	N/A	N/A
97,175.32	N/A	N/A
79,444.10	N/A	N/A
94,448.59	N/A	N/A
414,569.72	N/A	N/A
225,127.60	N/A	N/A
932,947.60	N/A	N/A
494,131.62	N/A	N/A
548,827.37	N/A	N/A
256,675.49	N/A	N/A
49,697.09	N/A	N/A
86,664.96	N/A	N/A
224,520.49	N/A	N/A
296,098.56	N/A	N/A
1,423,942.14	N/A	N/A
393,536.56	N/A	N/A
801,099.93	N/A	N/A
75,707.31	N/A	N/A
2,124,447.84	N/A	N/A
1,711,326.38	N/A	N/A
451,511.25	N/A	N/A
1,322,996.60	N/A	N/A
82,379.70	N/A	N/A
586,634.92	N/A	N/A
200,642.00	N/A	N/A
145,782.60	N/A	N/A
752,757.25	N/A	N/A
242,011.15	N/A	N/A
488,846.30	N/A	N/A
580,945.57	N/A	N/A
656,685.51	N/A	N/A
432,009.45	N/A	N/A
782,891.73	N/A	N/A
84,885.25	N/A	N/A
53,028.85	N/A	N/A
4,896,997.16	N/A	N/A
4,478,353.25	N/A	N/A
414,998.06	N/A	N/A
95,266.08	N/A	N/A
144,556.80	N/A	N/A
149,719.70	N/A	N/A
151,312.26	N/A	N/A
74,811.41	N/A	N/A
189,209.76	N/A	N/A
564,083.19	N/A	N/A
4,942,277.22	N/A	N/A
1,096,396.56	N/A	N/A
4,204,752.63	N/A	N/A
1,075,798.62	N/A	N/A
1,177,366.27	N/A	N/A
1,639,820.13	N/A	N/A
615,562.88	N/A	N/A
301,147.50	N/A	N/A
39,010,574.07	N/A	N/A
11,894,890.23	N/A	N/A
10,350,053.32	N/A	N/A
3,484,373.84	N/A	N/A
164,642.33	N/A	N/A
2,412,728.19	N/A	N/A
2,213,948.43	N/A	N/A
156,332.29	N/A	N/A
299,681.21	N/A	N/A
151,491.30	N/A	N/A
310,358.26	N/A	N/A
2,409,471.37	N/A	N/A
442,490.01	N/A	N/A
728,714.02	N/A	N/A
284,789.72	N/A	N/A
2,027,235.58	N/A	N/A
299,523.57	N/A	N/A
988,364.02	N/A	N/A
564,502.29	N/A	N/A
710,096.24	N/A	N/A
143,735.07	N/A	N/A
132,891.67	N/A	N/A
12,523,606.19	N/A	N/A
4,457,715.46	N/A	N/A
2,466,120.69	N/A	N/A
436,354.43	N/A	N/A
545,000.00	N/A	117
282,288.80	N/A	118
288,660.00	N/A	119
832,494.91	N/A	55
603,412.25	N/A	56
894,999.26	N/A	57
572,000.00	N/A	58
319,000.00	N/A	58
288,000.00	N/A	56
235,000.00	N/A	57
235,000.00	N/A	52
210,000.00	N/A	56
189,192.48	N/A	56
196,000.00	N/A	57
996,838.53	N/A	57
152,000.00	N/A	58
194,948.14	N/A	48
316,000.00	N/A	57
137,037.75	N/A	N/A
44,695.21	N/A	N/A
47,787.43	N/A	N/A
31,587.02	N/A	N/A
151,135.87	N/A	N/A
115,965.18	N/A	N/A
127,147.90	N/A	N/A
1,943,267.72	N/A	N/A
3,257,514.13	N/A	N/A
143,891.07	N/A	N/A
142,939.26	N/A	N/A
332,080.19	N/A	N/A
985,649.16	N/A	N/A
74,947.50	N/A	N/A
1,507,717.74	N/A	N/A
43,777.65	N/A	N/A
581,925.04	N/A	N/A
853,228.72	N/A	N/A
49,575.40	N/A	N/A
189,598.39	N/A	N/A
103,150.63	N/A	N/A
119,922.93	N/A	N/A
1,522,353.96	N/A	N/A
3,066,447.92	N/A	N/A
141,589.21	N/A	N/A
49,889.22	N/A	N/A
17,366.52	N/A	N/A
39,605.29	N/A	N/A
548,435.75	N/A	N/A
742,859.08	N/A	N/A
60,957.58	N/A	N/A
302,733.73	N/A	N/A
431,099.49	N/A	N/A

Mortgage Pass-Through Certificates
Mortgage-Backed Notes
(Issuable in Series)

CITIGROUP MORTGAGE LOAN TRUST INC.
Depositor

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Securities:

Citigroup Mortgage Loan Trust Inc., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

● the ownership of issuing entity assets, or

● debt obligations secured by issuing entity assets.

The Issuing Entity and its Assets

The assets of an issuing entity will primarily include any combination of:

● one- to four-family residential first and junior lien mortgage loans, multifamily residential mortgage loans, cooperative apartment loans, installment loan agreements, home equity revolving lines of credit, including partial balances of those lines of credit, or beneficial interests,

● installment or conditional sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes, or

● pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities.

Credit Enhancement

The assets of the issuing entity for a series of securities may also include pool insurance policies, letters of credit, reserve funds, or any combination thereof, and cash flow agreements, as provided herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in “Methods of Distribution” in the related prospectus supplement. All certificates will be distributed by, or sold through underwriters managed by:

CITIGROUP

The date of this Prospectus is December 13, 2006.

TABLE OF CONTENTS

RISK FACTORS

THE TRUST FUNDS
The Mortgage Loans
Revolving Credit Loans
The Contracts
Agency Securities
Private Mortgage-Backed Securities

USE OF PROCEEDS

YIELD CONSIDERATIONS

MATURITY AND PREPAYMENT CONSIDERATIONS

THE DEPOSITOR

MORTGAGE LOAN PROGRAM
Underwriting Standards
Qualifications of Originators and Mortgage Loan Sellers
Representations by or on Behalf of Mortgage Loan Sellers; Repurchases

DESCRIPTION OF THE SECURITIES
General
Assignment of Issuing Entity Assets
Deposits to Certificate Account
Payments on Mortgage Loans and Contracts
Payments on Agency Securities and Private Mortgage-Backed Securities
Distributions
Interest on the Securities
Principal of the Securities
Pre-Funding Account
Allocation of Losses
Advances in Respect of Delinquencies
Reports to Securityholders
Collection and Other Servicing Procedures
Sub-Servicing
Realization upon Defaulted Mortgage Loans
Realization upon Defaulted Contracts
Retained Interest; Servicing or Administration Compensation and Payment of Expenses
Evidence as to Compliance
Certain Matters Regarding the Master Servicer and the Depositor
Events of Default and Rights upon Events of Default
Amendment
Termination
Duties of the Trustee
Description of the Trustee
Exchangeable Securities
Description of Credit Support
Subordination
Letter of Credit
Mortgage Pool Insurance Policy
Special Hazard Insurance Policy
Bankruptcy Bond
Financial Guarantee Insurance
Reserve Fund
Overcollateralization
Cross-Support Features
Cash Flow Agreements
Description of Primary Insurance Policies
Primary Mortgage Insurance Policies
Primary Hazard Insurance Policies on Mortgage Loans
Standard Hazard Insurance Policies on Manufactured Homes
FHA Insurance
VA Guarantees

LEGAL ASPECTS OF MORTGAGE LOANS
General
Single-Family Loans and Multifamily Loans
Leases and Rents
Cooperative Loans
Contracts
Foreclosure on Mortgages
Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico
Foreclosure on Cooperative Shares
Repossession with Respect to Contracts
Notice of Sale; Redemption Rights with Respect to Manufactured Homes
Rights of Redemption with Respect to Single-Family Properties and Multifamily Properties
Anti-Deficiency Legislation and Other Limitations on Lenders
Cooperative Loans
Junior Mortgages
Consumer Protection Laws with Respect to Contracts
Other Limitations
Enforceability of Provisions
Single-Family Loans and Multifamily Loans
Transfer of Manufactured Homes
Prepayment Charges and Prepayments
Subordinate Financing
Applicability of Usury Laws
Alternative Mortgage Instruments
Formaldehyde Litigation with Respect to Contracts
Servicemembers' Civil Relief Act
Environmental Legislation
Forfeitures in Drug and Rico Proceedings
Negative Amortization Loans

FEDERAL INCOME TAX CONSEQUENCES
General
REMICS
Taxation of Owners of REMIC Regular Certificates
Taxation of Owners of REMIC Residual Certificates
Sales of REMIC Certificates
Notes
Grantor Trust Funds
Characterization of Investments in Grantor Trust Certificates
Taxation of Owners of Grantor Trust Strip Certificates
Sales of Grantor Trust Certificates
Partnership Trust Funds
Taxation of Owners of Partnership Certificates
Tax Return Disclosure and Investor List Requirements

STATE AND OTHER TAX CONSEQUENCES

REPORTABLE TRANSACTIONS

PENALTY AVOIDANCE

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS
Investors Affected
Fiduciary Standards for ERISA Plans and Related Investment Vehicles
Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs and Related Investment Vehicles
Possible Exemptive Relief
Consultation with Counsel
Government Plans
Representation from Plans Investing in Notes with Substantial Equity Features or Certain Securities
Tax Exempt Investors

LEGAL INVESTMENT

METHODS OF DISTRIBUTION

LEGAL MATTERS

FINANCIAL INFORMATION

RATING

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

GLOSSARY

RISK FACTORS

The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the offered securities.

  You should carefully consider, among other things, the following factors in connection with the purchase of the securities offered by this prospectus:

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount from Their Initial Offering Price.

There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities.

Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered by this prospectus will not be listed on any securities exchange.

The Securities Will Be Limited Obligations of the Related Issuing Entity and Not of Any Other Party.

The securities of each series will be payable solely from the assets of the related issuing entity, including any applicable credit support, and will not have any claims against the assets of any other issuing entity or recourse to any other party. The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the securities, any mortgage loan or any other issuing entity asset will be the repurchase or substitution obligations, if any, of the depositor pursuant to certain limited representations and warranties made with respect to the mortgage loans or other issuing entity assets and the master servicer's servicing obligations under the related servicing agreement, including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans or other issuing entity assets.

Neither the securities nor the underlying mortgage loans or other issuing entity assets will be guaranteed or insured by any governmental agency or instrumentality, by the depositor, the master servicer or any of their respective affiliates or by any other person. Although payment of principal and interest on agency securities will be guaranteed as described in this prospectus and in the related prospectus supplement by GNMA, Fannie Mae or Freddie Mac, the securities of any series including agency securities will not be so guaranteed.

Credit Support May Be Limited; the Failure of Credit Support to Cover Losses on the Issuing Entity Assets Will Result in Losses Allocated to the Related Securities

Credit support is intended to reduce the effect of delinquent payments or losses on the underlying issuing entity assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in some cases will be subject to periodic reduction in accordance with a schedule or formula, as further described in the prospectus supplement. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the issuing entity assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See “Description of Credit Support” in this Prospectus.

The Types of Loans Included in the Trust Fund Related to Your Securities May Be Especially Prone to Defaults Which May Expose Your Securities to Greater Losses

The securities will be directly or indirectly backed by mortgage loans or by conditional or installment sales contracts or installment loan agreements, referred to as contracts, secured by manufactured homes. The types of mortgage loans or contracts included in a trust fund may include loans made to borrowers who do not qualify for loans conforming to underwriting standards of more traditional lenders and as a result of the credit quality of such borrowers, such mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties or manufactured homes fail to provide adequate security for the mortgage loans or contracts, as applicable, included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties or manufactured homes have remained or will remain at the appraised values on the dates of origination of the related mortgage loans or contracts. Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios, that the market value of the manufactured home or home may be lower than the principal amount outstanding under the related contract. The prospectus supplement for each series of securities will describe the mortgage loans and contracts which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

Negatively Amortizing Loans. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered by any reserve fund or instrument of credit support in the related issuing entity, holders of securities of the series evidencing interests in these mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Buydown Mortgage Loans. Buydown mortgage loans are subject to temporary buydown plans pursuant to which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

● an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

● investment earnings on the amount, if any, contributed by the borrower, or

● additional buydown funds to be contributed over time by the mortgagor's employer or another source.

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make larger monthly payments could lead to losses on these mortgage loans, and to the extent not covered by credit support, may adversely affect the yield to maturity on the related securities.

Balloon Loans. Some mortgage loans, particularly those secured by multifamily properties, may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment.

The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

● the value of the related mortgaged property,

● the level of available mortgage rates at the time of sale or refinancing,

● the mortgagor's equity in the related mortgaged property,

● prevailing general economic conditions,

● the availability of credit for loans secured by comparable real properties and,

● in the case of multifamily properties, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws and rent control laws.

Non-owner-occupied Properties. It is anticipated that some or all of the mortgage loans included in any trust fund, particularly mortgage loans secured by multifamily properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of these recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

Multifamily Loans. Mortgage loans made on the security of multifamily properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single family properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from the property. If the net operating income of the property is reduced , for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase, the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

Non-conforming Loans. Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored agencies such as the Fannie Mae and the Freddie Mac due to credit characteristics that to not satisfy the Fannie Mae and Freddie Mac guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy the Fannie Mae and Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming mortgage loans and non-conforming mortgage loans include:

● the applicable loan-to-value ratios,

● the credit and income histories of the related mortgagors,

● the documentation required for approval of the related mortgage loans,

● the types of properties securing the mortgage loans, the loan sizes, and

● the mortgagors' occupancy status with respect to the mortgaged properties.

As a result of these and other factors, the interest rates charged on non-conforming mortgage loans are often higher than those charged for conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans as compared to conforming mortgage loans.

High LTV Loans. Mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and not insured by primary mortgage insurance policies are designated by the depositor as high LTV loans. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%. Any losses of this kind, to the extent not covered by credit enhancement, may affect the yield to maturity of the related securities.

Junior Lien Mortgage Loans. The trust funds may contain mortgage loans secured by junior liens and the related senior liens may not be included in the trust fund. An overall decline in the residential real estate market could adversely affect the values of the mortgaged properties securing the mortgage loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the mortgaged properties. Since mortgage loans secured by junior liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of the mortgaged property and other factors may also have the effect of reducing the value of the mortgaged property from the value at the time the junior lien mortgage loan was originated. As a result, the loan-to-value ratio may exceed the ratio in effect at the time the mortgage loan was originated. An increase of this kind may reduce the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses.

Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments that traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

Manufactured Homes. Each contract included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Puerto Rico and Guam Loans. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures generally applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

Certain of the types of loans which may be included in a trust fund may involve additional uncertainties not present in traditional types of loans. You should carefully consider the prospectus supplement describing the mortgage loans which are to be included in the trust fund related to your security and the risks associated with these mortgage loans.

Declining Property Values and Geographic Concentration of Mortgaged Properties may Present a Greater Risk of Loss

An investment in securities such as the securities which represent, in general, interests in mortgage loans and/or contracts may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. The depositor cannot assure you that values of the mortgaged properties or manufacture homes, as applicable, have remained or will remain at the appraised values on the dates of origination of the related mortgage loans and contracts. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular trust fund become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged properties subject to high loan-to-value ratios are at greater risk since these properties initially have less equity than mortgaged properties with low loan-to-value ratios and therefore a decline in property values could dissipate equity more quickly. Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios, that the market value of the manufactured home or home may be lower than the principal amount outstanding under the related contract. Delinquencies, foreclosures and losses due to declining values of mortgaged properties or manufactured homes, especially those with high loan-to-value ratios, would cause losses to the related trust fund and, to the extent not covered by credit support, would adversely affect your yield to maturity on the securities.

Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans underlying a series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Varying Underwriting Standards of Unaffiliated Mortgage Loan Sellers May Present a Greater Risk of Loss

Mortgage loans and contracts to be included in a trust fund will have been purchased by the depositor, either directly or indirectly from mortgage loan sellers. The mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the depositor and generally described under “Mortgage Loan Program—Underwriting Standards” as more particularly described in the underwriting criteria included in the related prospectus supplement. Nevertheless, in some cases, particularly those involving unaffiliated mortgage loan sellers, the depositor may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to this effect and will reflect what, if any, re-underwriting of the related mortgage loans was completed by the depositor or any of its affiliates. To the extent the mortgage loans cannot be re-underwritten or the underwriting criteria cannot be verified, the mortgage loans might suffer losses greater than they would had they been directly underwritten by the depositor or an affiliate thereof. Any losses of this kind, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Risks related to mortgage loans with interest-only payments.

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

Foreclosure of Loans May Result in Limitations or Delays in Recovery and Losses Allocated to the Related Securities

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a master servicer takes the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance loan than would be the case with a larger principal balance loan.

Mortgaged Properties Are Subject to Certain Environmental Risks and the Cost Of environmental Clean-up May Increase Losses on the Related Mortgage Loans

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

The Ratings of Your Securities May Be Lowered or Withdrawn Which May Adversely affect the Liquidity or Market Value of Your Security

It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Failure of the Mortgage Loan Seller to Repurchase or Replace a Loan May result in Losses Allocated to the Related Securities

Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans and contracts sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or contract, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or contract as described under “Mortgage Loan Program-Representations as to Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation”. However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan or contract as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

In instances where a mortgage loan seller is unable, or disputes its obligation, to purchase affected mortgage loans or contracts, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans or contracts which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan or contract if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their purchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan or contract not so purchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan or contract was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller's purchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or contract. The occurrence of events during this period that are not covered by a mortgage loan seller's purchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Book-Entry Registration May Affect Liquidity of the Securities

Because transfers and pledges of securities registered in the name of a nominee of the DTC can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to hold securities in book entry form in the name of DTC and the ability to pledge DTC registered securities may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest since payments will be forwarded by the related trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain timely payment and—if the limits of applicable insurance coverage is otherwise unavailable—ultimate payment of principal and interest on DTC registered securities may be impaired.

The Yield to Maturity on Your Securities Will Depend on a Variety of Factors including Prepayments

The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

● the extent of prepayments on the underlying mortgage loans and contracts in the trust fund or, if the trust fund is comprised of underlying securities, on the mortgage loans backing the underlying securities;

● how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

● if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

● the rate and timing of defaults and losses on the assets in the related trust fund;

● repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller and

● with respect to a trust fund containing revolving credit loans, additional draws on under the related credit line agreements.

Prepayments on mortgage loans and contracts are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans and contracts included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on that class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

The yield to maturity on certain types of classes of securities including Strip Securities, Accrual Securities, securities with an interest rate which fluctuates inversely with an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related mortgage loans and contracts than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities.

To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans or contracts, holders of the securities may receive an additional prepayment.

See “Yield Considerations” and “Maturity and Prepayment Considerations.”

Early or multiple payment defaults may be indicative of higher rates of delinquencies and losses in the future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

The Exercise of an Optional Termination Right Will Affect the Yield to Maturity on the Related Securities

If so specified in the related prospectus supplement, certain parties will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the party entitled to termination, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold.

The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other issuing entity assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other issuing entity assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered by this prospectus a price equal to 100% of the principal balance of their securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders. A trust fund may also be terminated and the certificates retired upon the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

Considerations for Benefit Plan Investors

If you are buying the offered securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in general in this prospectus under the caption “ERISA Considerations.” However, due to the complexity of regulations that govern these plans, if you are subject to the ERISA you are urged to consult your own counsel regarding any consequences under ERISA of the acquisition, ownership and disposition of the securities of any series offered by this prospectus and the related prospectus supplement.

Events of Default Under the Related Governing Documents May Result in Losses to the Related Securities.

Upon an event of default under a pooling and servicing agreement, the depositor or the trustee may, unless otherwise provided in the related prospectus supplement, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage assets. Upon an event of default under a servicing agreement, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. Upon an event of default with respect to any series of notes issued under an indenture, the notes of the series have been declared to be due and payable, the trustee may, in its discretion (notwithstanding an acceleration of the related securities pursuant to the indenture), elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. Any of the foregoing actions taken under the related governing documents pursuant to an event of default may result in losses to the related securities due to delays in the transfer of servicing from one entity to another or due to the liquidation of trust fund assets pursuant to an acceleration of the related securities. See “Description of the Securities-Events of Default under the Governing Agreement and Rights Upon Events of Default.”

Violations of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Securities Backed by Those Mortgage Loans

Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

● regulate interest rates and other charges on mortgage loans;

● require specific disclosures to borrowers;

● require licensing of originators; and

● regulate generally the origination, servicing and collection process for the mortgage loans.

Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Homeownership Act have annual percentage rates over 8 percentage points for first lien loans or 10 percentage points for subordinate lien loans greater than the yield on Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $480. The $480 amount is adjusted annually based on changes in the Consumer Price Index for the prior year. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). These amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. See “Legal Aspects of Mortgage Loans”.

Modification of a Mortgage Loan by The Master Servicer May Reduce The Yield On the Related Securities

In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, the master servicer, if it determines it is in the best interests of the related securityholders, may permit modifications of the mortgage loan rather than proceeding with foreclosure. Modification may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan retained in the related trust fund may result in reduced collections from that mortgage loan and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage loan modified to extend the final maturity of the mortgage loan may result in extending the final maturity of one or more classes of the related securities. See “Collection and Other Servicing Procedures Employed by the Master Servicer”.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to certificateholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your certificates will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your certificates may be qualified, reduced or withdrawn. In such event, the value and marketability of those certificates will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

The Servicers’ Collection Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

Risks Relating to Defaults or Resignation of the Master Servicer or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the certificateholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securitybolders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to certificateholders, particularly holders of subordinate securities.

Originators and Servicers May be Subject to Litigation or Governmental Proceedings

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

The Certificates May not be Suitable Investments

The certificates may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your certificates may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of certificates that are susceptible to special risks, such as subordinate certificates, interest- only certificates and principal-only certificates, unless the investors have the financial ability to absorb a substantial loss on their investment.

Additional Risk Factors Will Be Set Forth in the Prospectus Supplement Related to a Series of Securities

The prospectus supplement relating to a series of offered securities will set forth additional risk factors pertaining to the characteristics or behavior of the assets to be included in a particular trust fund and, if applicable, legal aspects of issuing entity assets as well as any risk factors pertaining to the investment in a particular class of offered securities.

Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary in this prospectus.

THE TRUST FUNDS

The trust fund for each series will be held by the trustee for the benefit of the related securityholder. Each trust fund will consist of:

● a segregated pool of various types of one- to four-family residential first and junior lien mortgage loans including closed-end home equity loans, one- to four-family first or junior lien home equity revolving lines of credit, multifamily residential mortgage loans, cooperative apartment loans or installment loan agreements, or beneficial interests therein,

● installment or conditional sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes,

● pass-through or participation certificates issued or guaranteed by the GNMA, Fannie Mae or Freddie Mac, commonly referred to as agency securities, or

● pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities.

The Mortgage Loans

General

The mortgage loans, home equity loans or revolving credit loans included in a trust fund may be secured by any of the following:

● first or junior liens on by one- to four-family residential properties

● rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units

● shares in a private cooperative housing corporation that give the owner thereof the right to occupy a particular dwelling unit in the cooperative

● manufactured homes that have been permanently attached to real estate, or

● real property acquired upon foreclosure or comparable conversion of then mortgage loans.

Any of these loan types may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the mortgage note by at least five years.

In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

Each mortgage loan will have been originated by a person not affiliated with the depositor. Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased, either directly or indirectly, on or before the date of initial issuance of the related securities, from a prior holder thereof, which prior holder may not be the originator thereof and may be an affiliate of the depositor. See “Mortgage Loan Program—Underwriting Standards”.

All of the mortgage loans or home equity loans will have individual principal balances at origination of not more than $5,000,000, monthly payments due on the first day of each month, original terms to maturity of not more than 40 years and be one of the following types of mortgage loans:

● fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

● fully amortizing mortgage loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index, such as a one-month LIBOR index or six-month LIBOR index;

● ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

● ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

● fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

● fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term; and

● revolving credit loans.

Junior Lien Mortgage Loans

If provided in the related prospectus supplement, the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first, to the payment of court costs and fees in connection with the foreclosure, second, to real estate taxes and third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens.

The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

Unless otherwise specified in the related prospectus supplement, the following requirements as to the loan-to-value ratio of each junior lien mortgage loan shall apply. The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property, multifamily property or cooperative unit, other than with respect to refinance loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. Refinance loans are mortgage loans made to refinance existing loans. The value of the mortgaged property securing a refinance loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the refinance loan. Unless otherwise specified in the related prospectus supplement, for purposes of calculating the loan-to-value ratio of a contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related prospectus supplement, with respect to a used manufactured home, the value is the least of the sale price, the appraised value, and the national automobile dealer's association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not produce a combined loan-to-value ratio in excess of 90%, in the case of a mortgage loan secured by an owner-occupied primary residence or 80%, in the case of a mortgage loan secured by a vacation or second home.

If so provided in the related prospectus supplement certain or all of the single family loans may have loan-to-value ratios in excess of 80% and as high as 125% that are not insured by primary mortgage insurance policies.

Occupancy Status of the Related Mortgaged Property

With respect to each mortgaged property, unless otherwise provided in the related prospectus supplement, the borrower will have represented that the dwelling is either an owner-occupied primary residence or a vacation or second home that is not part of a mandatory rental pool and is suitable for year-round occupancy.

With respect to a vacation or second home, no income derived from the property will be considered for underwriting purposes.

Condominiums

Unless otherwise specified in the related prospectus supplement, with respect to mortgage loans secured by condominium units, the related condominium project will generally have characteristics that satisfy the Fannie Mae guidelines. See “Mortgage Loan Program—Representations by or on behalf of Mortgage Loan Sellers; Repurchases” for a description of certain other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

Buydown Mortgage Loans

If provided in the related prospectus supplement, certain of the mortgage pools may contain mortgage loans subject to temporary buydown plans, pursuant to which the monthly payments made by the borrower in the early years of the mortgage loan, the buydown period, will be less than the scheduled monthly payments on the mortgage loan. The resulting difference is to be made up from buydown funds equal to an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds.

Generally, the borrower under each buydown mortgage loan will be qualified at the applicable buydown mortgage rate. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the buydown period. See “Mortgage Loan Program—Underwriting Standards” for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

Primary Mortgage Insurance

Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See “Description of Primary Insurance Policies—Primary Mortgage Insurance Policies”.

Mortgage Loan Information in Prospectus Supplement

Each prospectus supplement will contain information, as of the date of the related prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans, agency securities, private mortgage-backed securities contained in the related trust fund, including:

● the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the issuing entity assets as of the applicable cut-off date, and, with respect to mortgage loans secured by a junior lien, the amount of the related senior liens,

● the type of property securing the mortgage loans (e.g., one- to four-family houses, multifamily residential dwellings, shares in cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used manufactured homes and vacation and second homes),

● the original terms to maturity of the mortgage loans,

● the earliest origination date and latest maturity date,

● the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

● the interest rates or range of interest rates borne by the mortgage loans or mortgage loans underlying the agency securities or private mortgage-backed securities,

● the geographical distribution of the mortgage loans on a state-by-state basis,

● the number and aggregate principal balance of buydown mortgage loans, if any,

● the weighted average retained interest, if any,

● with respect to adjustable rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the adjustable rate mortgage loan, and,

● with respect to the high loan-to-value mortgage loans of the type described above, whether the loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

If specific information respecting the issuing entity assets is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed, together with the related pooling and servicing agreement or trust agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after initial issuance of the series.

The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements that are included in the mortgage pool. If assets of the trust fund are added or deleted from the trust fund after the date of the accompanying prospectus supplement other than as a result of any draws, the addition or deletion will be noted in the Form 8-K.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures or repossessions and losses could be higher than those now generally experienced by institutional lenders. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures or repossessions and losses with respect to any mortgage pool. To the extent that these losses are not covered by credit support, these losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series offered by this prospectus.

Assignment of the Mortgage Loans

The depositor will cause the mortgage loans comprising each trust fund to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through other loan servicing institutions pursuant to a pooling and servicing agreement or servicing agreement among the depositor, itself and the trustee, and will receive a fee for such services. See “Mortgage Loan Program” and “Description of the Securities”. With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans.

The depositor will make certain representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See “Description of the Securities— Assignment of Issuing Entity Assets”.

The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to enforce certain purchase and other obligations of sub-servicers or mortgage loan sellers, or both, as more fully described under “Mortgage Loan Program —Representations by or on behalf of Mortgage Loan Sellers; Repurchases” and “Description of the Securities—Sub-Servicing” and”—Assignment of Issuing Entity Assets”) and, unless otherwise provided in the related prospectus supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described under “Description of the Securities—Advances in respect of Delinquencies”. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided and in the related prospectus supplement.

The single-family loans will be evidenced by promissory notes, the mortgage notes, secured by first mortgages or first deeds of trust creating a first lien on the single-family properties. The single-family properties will consist of one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Single-family loans may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement.

The multifamily loans will be evidenced by mortgage notes secured by mortgages creating a first lien on the multifamily properties. The multifamily properties will consist of rental apartments or projects, including apartment buildings owned by cooperative housing cooperatives, containing five or more dwelling units. Multifamily properties may include high-rise, mid-rise and garden apartments. Multifamily loans may be conventional loans or FHA insured loans as specified in the related prospectus supplement.

The cooperative loans will be evidenced by promissory notes secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

Revolving Credit Loans

General

The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if stated in the accompanying prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

The borrower for each revolving credit loan may draw money in most cases with either checks or credit cards, subject to applicable law, on such revolving credit loan at any time during the period in which a draw may be made under the related credit line agreement, the draw period. Unless specified in the accompanying prospectus supplement, the draw period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the draw period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the master servicer or servicer or other entity specified in the accompanying prospectus supplement.

Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

● the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance,

● the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and

● the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion thereof excluded from the pool. If any entity with an interest in a draw or portion thereof excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan over the objection of the trust fund and the securityholders. If that occurs, delays and reductions in payments to the trust fund and the securityholders could result.

In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the revolving credit loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary due-on-sale clause.

As to each revolving credit loan, the borrower's rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

● a materially adverse change in the borrower's financial circumstances;

● a decline in the value of the mortgaged property significantly below its appraised value at origination; or

● a payment default by the borrower.

However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

● the borrower's failure to make any payment as required;

● any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

● any fraud or material misrepresentation by a borrower in connection with the loan.

The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances. In most cases, the master servicer or servicer will have an unlimited ability to allow increases provided that the specified conditions are met including a new appraisal or other indication of value is obtained and the new combined LTV ratio is less than or equal to the original combined LTV ratio.

If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer or servicer will have the option to allow a credit limit increase for any revolving credit loan subject to the limitations described in the related agreement.

The proceeds of the revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

Allocation of Revolving Credit Loan Balances

For any series of securities backed by revolving credit loans, the related trust fund may include either:

● the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to daws made after the related cut-off date, or

● a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date.

The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a revolving credit loan, if any, not included in the trust balance at any time, which will include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, the excluded balance. Typically, the provisions may:

● provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and

● provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

Even where a trust fund initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust fund may not include balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

The Contracts

The contracts included in a trust fund may be conditional or installment sales contracts or installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. The contracts may be conventional manufactured housing contracts or contracts insured byt he FHA or parially guaranteed by the VA. Each secured will be secured by a new or used unit of manufactured housing. The manufactured homes securing the contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

The depositor will cause the contracts to be assigned and/or pledged to the trustee named in the related prospectus supplement for the benefit of the related securityholders. The master servicer will service the contracts, either by itself or through other servicers, pursuant to the pooling and servicing or servicing agreement.

Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a current report on Form 8-K to be filed with the Commission, will specify, for the contracts contained in the related contract pool, among other things:

● the dates of origination of the contracts;
● the weighted average annual percentage rate on the contracts;
● the range of outstanding principal balances as of the cut-off date;
● the average outstanding principal balance of the contracts as of the cut-off date;
● the weighted average term to maturity as of the cut-off date; and
● the range of original maturities of the contracts.

Agency Securities

The agency securities evidenced by a series of certificates will consist of:

● mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related prospectus supplement, ultimate payment of principal by the Freddie Mac certificates,

● guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Fannie Mae certificates,

● fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the GNMA certificates,

● stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the principal distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates and, unless otherwise specified in the prospectus supplement, guaranteed to the same extent as the underlying securities,

● another type of guaranteed pass-through certificate issued or guaranteed by GNMA, Fannie Mae or Freddie Mac and described in the related prospectus supplement or

● a combination of such agency securities.

All GNMA certificates will be backed by the full faith and credit of the United States. No Freddie Mac or Fannie Mae certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

The agency securities may consist of pass-through securities issued under Freddie Mac's Cash or Guarantor Program, the GNMA I Program, the GNMA II Program or another program specified in the prospectus supplement. The payment characteristics of the mortgage loans underlying the agency securities will be described in the related prospectus supplement.

Government National Mortgage Association

GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at anytime sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

GNMA Certificates

Each GNMA certificate held in a trust fund, which may be issued under either the GNMA I Program or the GNMA II Program, will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA certificates will consist of FHA Loans and/or VA Loans. Each of these mortgage loans is secured by a one- to four-family residential property. GNMA will approve the issuance of each GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will be required to advance its own funds in order to make timely payments of all amounts due on each GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each GNMA certificate are less than the amounts due on each GNMA certificate.

The full and timely payment of principal of and interest on each GNMA certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA issuer to the registered holder of the GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the GNMA certificate and liquidation proceeds in the event of a foreclosure or other disposition of any FHA Loans or VA Loans.

If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of the GNMA certificate. In the event no payment is made by a GNMA issuer and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of the GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular GNMA I certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on such GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

GNMA certificates may be backed by graduated payment mortgage loans or by buydown mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA certificates backed by pools containing buydown mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether the GNMA certificates are backed by graduated payment mortgage loans or buydown mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

If specified in a prospectus supplement, GNMA certificates may be backed by multifamily mortgage loans having the characteristics specified in such prospectus supplement.

Federal Home Loan Mortgage Corporation

Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans, referred to together as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held in a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the Guarantor Program, any such Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received.

Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

● 30 days following foreclosure sale,

● 30 days following payment of the claim by any mortgage insurer, or

● 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage, required by Freddie Mac. The required yield, which includes a minimum, servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

Federal National Mortgage Association

Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates

Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held in a trust fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option, pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If specified in the prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates, as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

Stripped Mortgage-Backed Securities

Agency securities may consist of one or more stripped mortgage-backed securities, each as described in the related prospectus supplement. Each such agency security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or GNMA, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or GNMA will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities

If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae or Freddie Mac. The characteristics of any such mortgage pass-through certificates will be described in such prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

Private Mortgage-Backed Securities

General

Private mortgage-backed securities may consist of mortgage participations or pass-through certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Any transaction involving private mortgage-backed securities underlying any securities will meet the requirements of Rule 190.

Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying mortgage loans will have entered into the private mortgage-backed securities with the trustee under such private mortgage-backed agreement. The private mortgage-backed trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a servicer directly or by one or more subservicers who may be subject to the supervision of the servicer. The servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by HUD as an FHA mortgagee.

The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the prospectus supplement, the private mortgage-backed securities issuer may be an affiliate of the depositor. The obligations of the private mortgage-backed securities issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the private mortgage backed agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the trustee or the servicer. The private mortgage-backed securities issuer or the private mortgage-backed securities may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

Underlying Loans

The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buy-down loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related prospectus supplement:

● no mortgage loan will have had a loan-to-value ratio at origination in excess of 95% (except in the case of high loan-to-value loans),

● each single family loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy (except in the case of high loan-to-value loans),

● each mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years,

● no mortgage loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related agreement,

● each mortgage loan, other than a cooperative loan, will be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

● each mortgage loan, other than a cooperative loan or a contract secured by a manufactured home, will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the related agreement, letters of credit, insurance policies or cash flow agreements may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

Additional Information

The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and certain characteristics of the mortgage loans which comprise the underlying assets for the Private Mortgage-Backed Securities including

● the payment features of such mortgage loans,

● the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

● the servicing fee or range of servicing fees with respect to the mortgage loans, and

● the minimum and maximum stated maturities of the underlying mortgage loans at origination,

● the maximum original term-to-stated maturity of the private mortgage-backed securities,

● the weighted average term-to-stated maturity of the private mortgage-backed securities,

● the pass-through or certificate rate of the private mortgage-backed securities,

● the weighted average pass-through or certificate rate of the private mortgage-backed securities,

● the private mortgage-backed securities issuer, servicer, if other than the issuer, and the trustee for such private mortgage-backed securities,

● certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, cash flow agreements or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves,

● the term on which the underlying mortgage loans for such private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities, and

● the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

USE OF PROCEEDS

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of issuing entity assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of issuing entity assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

YIELD CONSIDERATIONS

Unless otherwise provided in the related prospectus supplement, each monthly interest payment on a trust fund asset is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance thereof. Interest to be distributed on each distribution date to the holders of the various classes of securities, other than certain classes of strip securities, of each series will be similarly calculated for the applicable period, as one-twelfth of the applicable security interest rate multiplied by the outstanding principal balance thereof, except as provided below with respect to prepayments. In the case of strip securities with no or, in certain cases, a nominal principal balance, such distributions of stripped interest will be in an amount, as to any distribution date, described in the related prospectus supplement.

The effective yield to securityholders will be lower than the yield otherwise produced by the applicable security interest rate, or, as to a strip security, the distributions of stripped interest thereon, and purchase price, because although interest accrued on each trust fund asset during each month is due and payable on the first day of the following month, unless otherwise provided in the related prospectus supplement, the distribution of interest on the securities fund will not be made until the distribution date occurring in the month following the month of accrual of interest in the case of mortgage loans, and in later months in the case of agency securities or private mortgage-backed securities and in the case of a series of securities having distribution dates occurring at intervals less frequently than monthly.

Unless otherwise specified in the related prospectus supplement, when a principal prepayment in full is made on a mortgage loan, a contract or a mortgage loan underlying a private mortgage-backed security, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. If so provided in the related prospectus supplement, certain of the mortgage loans or the mortgage loans underlying a private mortgage-backed security may contain provisions limiting prepayments hereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise specified in the related prospectus supplement, partial principal prepayments are applied, other than a revolving credit loan, on the first day of the month following receipt, with no resulting reduction in interest payable for the period, other than with respect to a revolving credit loan, in which the partial principal prepayment is made. Unless specified otherwise in the related prospectus supplement, neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying mortgage loans. Full and partial principal prepayments collected during the applicable prepayment period will be available for distribution to securityholders on the related distribution date. Unless otherwise provided in the related prospectus supplement, a prepayment period in respect of any distribution date will commence on the first day of the month in which the preceding distribution date occurs, or, as to the first prepayment period, the day after the cut-off date, and will end on the last day of the month prior to the month in which the related distribution date occurs. See “Maturity and Prepayment Considerations” and “Description of the Securities—General”.

In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities, the call class, will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until such date as the clean-up call becomes exercisable and thereby effect early retirement of the securities of such series. Any such call will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Such termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of such securities, perhaps significantly. The earlier after the closing date that such termination occurs, the greater would be such effect.

The outstanding principal balances of revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

For some loans, including revolving credit loans and adjustable rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan.

The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

MATURITY AND PREPAYMENT CONSIDERATIONS

The original terms to maturity of the issuing entity assets in a particular trust fund will vary depending upon the type of mortgage loans underlying or comprising the issuing entity assets in such trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the issuing entity assets in the related trust fund. Unless otherwise specified in the related prospectus supplement, all of the single-family loans, revolving credit loans, cooperative loans, contracts and all of the mortgage loans underlying the agency securities and private mortgage-backed securities may be prepaid without penalty in full or in part at any time. If so provided in the related prospectus supplement, certain of the mortgage loans may contain provisions prohibiting prepayment for a specified period after the origination date, a lockout period and the date of expiration thereof, a lockout date, prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

The prepayment experience on the mortgage loans and contracts underlying or comprising the issuing entity assets in a trust fund will affect the weighted average life of the related series of securities. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the issuing entity assets included in the related trust fund is paid, which payments may be in the form of scheduled amortization or prepayments, for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses. The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the interest rates on the mortgage loans underlying or comprising the issuing entity assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the issuing entity assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as other mortgage loans. No more than 20% of the mortgage loans included in any trust may be comprised of mortgage loans originated in Puerto Rico or Guam.

A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans, as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses and prepayment fees, the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience.

There are no uniform statistics compiled for prepayments of contracts relating to manufactured homes. Prepayments on the contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in notes or certificates, as applicable, evidencing interests in, or secured by, contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the contracts. To the extent that losses on the contracts are not covered by the subordinated amount, if any, letters of credit, applicable insurance policies, if any, or by any alternative credit support, holders of the notes or certificates, as applicable, of a series evidencing interests in, or secured by, contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted contracts.

The multifamily loans may contain due-on-encumbrance provisions, permitting the lender to accelerate the maturity of the multifamily loan upon further encumbrance by the borrower of the underlying multifamily property. Conventional mortgage loans that underlie Freddie Mac certificates and Fannie Mae certificates may contain, and in certain instances must contain, such due-on-sale provisions. While most contracts will contain “due-on-sale” provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the borrower, to the extent provided in the related prospectus supplement, the master servicer may permit proposed assumptions of contracts where the proposed buyer meets the underwriting standards described below. Any assumption would have the effect of extending the average life of the contracts. FHA Loans and contracts, VA Loans and contracts and other mortgage loans underlying GNMA certificates contain no such clause and may be assumed by the purchaser of the mortgaged property. Thus, the rate of prepayments on FHA Loans, VA Loans and other mortgage loans underlying GNMA certificates may be lower than that of conventional mortgage loans bearing comparable interest rates.

With respect to a series of securities evidencing interests in the trust fund including mortgage loans and/or contracts, unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “Description of the Securities—Collection and Other Servicing Procedures” and “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” and “—Prepayment Charges and Prepayments” for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans. See “Description of the Securities—Termination” for a description of the possible early termination of any series of securities. See also “Mortgage Loan Program—Representations by or on behalf of Mortgage Loan Sellers; Repurchases” and “Description of the Securities—Assignment of Issuing entity assets” for a description of the obligation of the mortgage loan sellers, the master servicer and the depositor to repurchase mortgage loans or contracts under certain circumstances. In addition, if the applicable agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans or contracts to the related trust fund, as described under “Description of the Securities—Pre-Funding Account”, and the trust fund is unable to acquire such additional mortgage loans or contracts within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of securities of such series.

There can be no assurance as to the rate of principal payments or draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. Such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

For any series of securities backed by revolving credit loans, provisions governing whether future draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

THE DEPOSITOR

Citigroup Mortgage Loan Trust Inc., as depositor, was incorporated in the State of Delaware on July 16, 2003 as an indirect wholly-owned subsidiary of Citigroup Financial Products Inc. and is an affiliate of Citigroup Global Markets Inc. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 390 Greenwich Street, 4th Floor, New York, New York 10013. Its telephone number is (212) 816-6000.

The depositor does not have, nor is it expected in the future to have, any significant assets.

MORTGAGE LOAN PROGRAM

The mortgage loans and contracts will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers. The mortgage loans and contracts so acquired by the depositor will have been originated by the Originators in accordance with the underwriting criteria specified below under “Underwriting Standards”.

Underwriting Standards

All mortgage loans will have been subject to underwriting standards acceptable to the depositor and applied as described below. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with such underwriting standards.

Unless otherwise specified in the related prospectus supplement, the underwriting standards are applied by the originators to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Initially, a prospective borrower is required to fill out a detailed application regarding pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a multifamily loan, the borrower is also required to provide certain information regarding the related multifamily property, including a current rent schedule, the type and length of leases and pro forma operating income statements. In addition, the depositor will consider:

● the location of the multifamily property,

● the availability of competitive lease space and rental income of comparable properties in the relevant market area,

● the overall economy and demographic features of the geographic area and

● the mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes, as described under “The Trust Funds”. Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to properties other than multifamily properties, the appraisal is based on the market value of comparable homes, the estimated rental income if considered applicable by the appraiser and the cost of replacing the home.

With respect to multifamily properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's cash flow, expenses, capitalization and other operational information in determining the property's value.

The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between these other properties and the property being appraised. The cost approach requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

In the case of single family loans and contracts, once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to:

● meet the borrower's monthly obligations on the proposed mortgage loan, determined on the basis of the monthly payments due in the year of origination, and other expenses related to the home such as property taxes and hazard insurance and

● meet monthly housing expenses and other financial obligations and monthly living expenses.

Unless otherwise provided in the related prospectus supplement, the underwriting standards to be applied to the single family loans will be generally similar to the traditional underwriting guidelines used by Fannie Mae and Freddie Mac which are in effect at the time of origination of each single family loan, except that the ratios at origination of the amounts described above to the applicant's stable monthly gross income may exceed in certain cases the then applicable Fannie Mae and Freddie Mac guidelines, but such ratios in general may not exceed 33% and 38%, respectively, of the applicant's stable monthly gross income. Such underwriting standards may be varied in appropriate cases.

High loan-to-value loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. Such mortgage loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of a single family loan or multifamily loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

The mortgaged properties may be located in states where, in general, a lender providing credit on a residential property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the mortgage loans in all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the mortgage loan.

With respect to any FHA loan the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See “Description of Primary Insurance Policies—FHA Insurance”. With respect to any VA loan, the mortgage loan seller is required to represent that the VA loan complies with the applicable underwriting policies of the VA. See “Description of Primary Insurance Policies-VA Guarantee”.

Conventional contracts will comply with the underwriting policies of the Originator or the mortgage loan seller of the contracts described in the related prospectus supplement. Except as described below or in the related prospectus supplement, the depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

With respect to a contract made in connection with the obligor's purchase of a manufactured home, the “appraised value” is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. Unless otherwise specified in the related prospectus supplement, the “loan-to-value ratio” will be equal to the original principal amount of the contract divided by the lesser of the “appraised value” or the sales price for the manufactured home.

The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

Certain of the types of loans that may be included in the mortgage pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that borrowers will have the ability to make larger monthly payments in subsequent years. In some instances, however, a borrower's income may not be sufficient to make loan payments as such payments increase. Unless otherwise specified in the related prospectus supplement, the multifamily loans will be nonrecourse loans, as to which, in the event of mortgagor default, recourse may only be had against the specific multifamily property pledged to secure that multifamily loan, and not against the mortgagor's assets.

Qualifications of Originators and Mortgage Loan Sellers

Unless otherwise specified in the related prospectus supplement, each originator and mortgage loan seller of mortgage loans will be required to satisfy the qualifications set forth below. Each originator of mortgage loans must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each originator and mortgage loan seller of mortgage loans must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each originator and mortgage loan seller of mortgage loans must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the BIF or SAIF of the FDIC. In addition, with respect to FHA Loans or VA Loans, each originator must be approved to originate such mortgage loans by the FHA or VA, as applicable. In addition, each originator and mortgage loan seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the depositor.

Representations by or on Behalf of Mortgage Loan Sellers; Repurchases

Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by such mortgage loan seller. Such representations and warranties include, unless otherwise provided in the related prospectus supplement, among other things:

● that any required hazard insurance was effective at the origination of each mortgage loan, and that each such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

● that, in the case of single-family loans and multifamily loans, either (i) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of each mortgage loan and such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (ii) if the mortgaged property securing any mortgage loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to such permissible exceptions set forth therein, the first lien status of the mortgage;

● that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

● that each mortgage constituted a valid first lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from damage and was in good repair;

● that there were no delinquent tax or assessment liens against the mortgaged property;

● that each mortgage loan was current as to all required payments; and

● that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of such mortgage loan seller, the identity of such person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate thereof or such other person acceptable to the depositor having knowledge regarding the subject matter of such representations and warranties.

All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which such mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in such mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any such representation or warranty, the mortgage loan seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan as described below. Since the representations and warranties made by or on behalf of such mortgage loan seller do not address events that may occur following the sale of a mortgage loan by such mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale. A mortgage loan seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of such mortgage loan by the mortgage loan seller to or on behalf of the depositor will be certain limited representations of the depositor and of the master servicer described below under “Description of the Securities—Assignment of Issuing Entity Assets”. If the master servicer is also a mortgage loan seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

The master servicer and/or trustee will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of such mortgage loan or the interests therein of the securityholders. If such mortgage loan seller cannot cure such breach within 60 days from the date on which the mortgage loan seller was notified of such breach, then such mortgage loan seller will be obligated to repurchase such mortgage loan from the trustee within 90 days from the date on which the mortgage loan seller was notified of such breach, at the purchase price therefor.

As to any mortgage loan, unless otherwise specified in the related prospectus supplement, the Purchase Price is equal to the sum of:

● the unpaid principal balance thereof,

● unpaid accrued interest on the stated principal balance at the net interest rate from the date as to which interest was last paid to the end of the calendar month in which the relevant purchase is to occur,

● any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to such mortgage loan,

● any unpaid Retained Interest with respect to such mortgage loan,

● any realized losses, as described below under “Description of the Securities—Allocation of Losses”, incurred with respect to such mortgage loan, and

● if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

Unless otherwise provided in the related prospectus supplement, a mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of such mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under “Description of the Securities—Assignment of the Mortgage Loans”. The master servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use its best efforts to enforce such obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See “Description of the Securities—General”.

The stated principal balance of any mortgage loan as of any date of determination is equal to the principal balance thereof as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss as defined below thereon has been, or, if it had not been covered by any form of credit support, would have been, allocated to one or more classes of securities on or before the date of determination.

With respect to the contracts, the mortgage loan seller will make or cause to be made representations and warranties as to the types and geographical distribution of the contracts and as to the accuracy in all material respects of information furnished to the trustee in respect of each contract. In addition, the mortgage loan seller of the contracts will represent and warrant that, as of the cut-off date, unless otherwise specified in the related prospectus supplement, no contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related securityholders in a contract, the mortgage loan seller will be obligated either to cure the breach in all material respects or to purchase the contract or, if so specified in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of a representation by the mortgage loan seller.

If provided in the related prospectus supplement, if the depositor discovers or receives notice of any breach of its representations and warranties relating to a contract within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the notes or certificates, as applicable, the depositor may remove the contract from the trust fund, rather than repurchase the contract as provided above, and substitute in its place another contract. Any substitute contract, on the date of substitution, will

● have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted contract, the amount of any shortfall to be distributed to securityholders in the month of substitution,

● have an annual percentage rate not less than, and not more than 1% greater than, the annual percentage rate of the deleted contract,

● have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted contract and

● comply with all the representations and warranties set forth in the agreement as of the date of substitution.

Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan or contract if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out such obligations with respect to mortgage loans or contracts. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under “Description of the Securities—Assignment of Issuing Entity Assets”.

DESCRIPTION OF THE SECURITIES

The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued pursuant to an agreement called the pooling and servicing agreement, among the depositor, the master servicer if the depositor is not acting as master servicer, and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued pursuant to an indenture between the related issuer and the trustee named in the prospectus supplement. Such trust fund will be created pursuant to a owner trust agreement between the depositor and the owner trustee. The issuer will be the depositor or an owner trust established by it for the purpose of issuing such series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may or may not be offered publicly. Each series of securities evidencing interests in a trust fund consisting exclusively of agency securities or private mortgage-backed securities will be issued pursuant to a trust agreement between the depositor and the trustee. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each agreement. The prospectus supplement for a series of securities will describe any provision of the agreement relating to such series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements for each trust fund and the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

General

The certificates of each series including any class of certificates not offered by this prospectus will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created pursuant to the related agreement. The notes of each series including any class of notes not offered by this prospectus will be issued in fully registered form only and will represent indebtedness of the trust fund created pursuant to the related agreement. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of the DTC. The interests of beneficial owners of such securities will be represented by such entries on the records of participating members of DTC. Definitive certificates or notes will be available for such securities only under limited circumstances as provided in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, each trust fund will consist of:

● such issuing entity assets, or interests therein, exclusive of the Retained Interest on a trust fund asset retained by the depositor or any previous owner thereof, as from time to time are subject to the related agreement;

● such assets as from time to time are identified as deposited in the certificate account or any other account maintained for the benefit of the securityholders;

● with respect to trust funds that include mortgage loans,

● property acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received thereon;

● the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies, as described under “Description of Primary Insurance Policies”;

● the rights of the depositor under the agreement or agreements pursuant to which it acquired the mortgage loans in such trust fund; and

● the rights of the trustee in any cash advance reserve fund or surety bond as described under “Advances in respect of Delinquencies” and

● any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support provided with respect to the related series, as described under “Description of Credit Support”.

Subject to any limitations described in the related prospectus supplement, the trust fund will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge.

Each series of securities may consist of either:

● a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund; or

● two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which senior securities will be senior in right of payment to one or more of the other classes of subordinate securities to the extent described in the related prospectus supplement.

A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions or interest distributions, with disproportionate, nominal or no principal distributions, strip securities.

With respect to any series of notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. In addition, a series may include two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, referred to as accrual securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date, as defined, in the manner described in the related prospectus supplement. If so specified in the related prospectus supplement, partial or full protection against certain mortgage loan defaults and losses may be provided to a series of securities or to one or more classes of securities in such series in the form of subordination of one or more other classes of securities in such series or by letters of credit, reserve funds, insurance policies, cash flow agreements, or a combination thereof. See “Description of Credit Support”.

Each class of securities, other than certain strip securities, will have a stated principal balance and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest thereon based on a fixed, variable or adjustable interest rate, a security interest rate. The security interest rate of each security offered by this prospectus will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See “Interest on the Securities” and “Principal of the Securities” below. The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions thereof as a “real estate mortgage investment conduit” or “REMIC” as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made and the terms and conditions applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all “residual interests” in the related REMIC as defined under the Code. All other classes of certificates in such a series will constitute “regular interests” in the related REMIC as defined in the Code. As to each series of certificates with respect to which a REMIC election is to be made, the master servicer or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise provided in the related prospectus supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the trust fund or from any securityholder. Unless otherwise provided in the related prospectus supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes”.

As to each series, the securities of each class offered by this prospectus will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations, referred to as a rating agency.

Assignment of Issuing Entity Assets

Assignment of Mortgage Loans

At the time of issuance of any series of securities, the depositor will cause the pool of mortgage loans to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor in exchange for the issuing entity assets. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related servicing agreement. The schedule of mortgage loans will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the interest rate on the mortgage loan, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage loans.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

In addition, the depositor will, with respect to each mortgage loan, deliver or cause to be delivered to the trustee, or to the custodian on behalf of the trustee:

(1) With respect to each single-family loan, the mortgage note endorsed, without recourse, to the order of the trustee or in blank, the original Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form or evidence that the Mortgage is held for the trustee through the MERS® System. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office. Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignment of each related mortgage loan (except for Mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any other prior holder of the mortgage loan.

(2) With respect to each cooperative loan, the cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing. The depositor will promptly cause the assignment and financing statement of each related cooperative loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee's interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either secure a specific obligation for the benefit of a specified person or secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in paragraph (1) above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage loan from the trustee at the purchase price or substitute for the mortgage loan. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under “The Depositor's Mortgage Loan Purchase Program—Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation”, neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the mortgage loan seller defaults on its obligation. The assignment of the mortgage loans to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

With respect to the mortgage loans in a trust fund, the depositor will make representations and warranties as to the types and geographical concentration of the mortgage loans and as to the accuracy in all material respects of identifying information furnished to the trustee in respect of each mortgage loan, e.g., original loan-to-value ratio, principal balance as of the cut-off date, interest rate and maturity. In addition, the depositor will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan was currently more than 90 days delinquent as to payment of principal and interest and no mortgage loan was more than 90 days delinquent more than once during the previous 12 months. Upon a breach of any representation of the depositor that materially and adversely affects the value of a mortgage loan or the interests of the securityholders in the mortgage loan, the depositor will be obligated either to cure the breach in all material respects, repurchase the mortgage loan at the purchase price or substitute for that mortgage loan as described in the paragraph below.

If the depositor discovers or receives notice of any breach of its representations or warranties with respect to a mortgage loan, the depositor may be permitted under the agreement governing the trust fund to remove the mortgage loan from the trust fund, rather than repurchase the mortgage loan, and substitute in its place one or more mortgage loans, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage loan will, on the date of substitution, comply with the following requirements:

(1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage loan,

(2)  have an interest rate not less than, and not more than 1% greater than, the interest rate of the deleted mortgage loan,

(3) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan,

(4)  have a Lockout Date, if applicable, not earlier than the Lockout Date on the deleted mortgage loan and

(5) comply with all of the representations and warranties set forth in the pooling and servicing agreement or indenture as of the date of substitution.

In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage loan and the outstanding principal balance of the substitute mortgage loan, after deduction of all scheduled payments due in the month of substitution, together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the certificate account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one deleted mortgage loan, or more than one mortgage loan is substituted for one or more deleted mortgage loans, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage loans will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage loan at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage loans following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See “Description of Primary Insurance Policies” and “Description of Credit Support” in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

Assignment of Contracts

The depositor will cause the contracts to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the mortgage loan seller will be obligated to repurchase the contract. The trustee, concurrently with each assignment, will authenticate and deliver the notes or certificates, as applicable. If a series of notes or certificates, as applicable, includes notes, the trust fund will be pledged by the issuer to the indenture trustee as security for the notes. Each contract will be identified in a schedule appearing as an exhibit to the related agreement. The contract schedule will specify, with respect to each contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the cut-off date, the annual percentage rate, the current scheduled monthly level payment of principal and interest and the maturity of the contract.

In addition, the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the interest of the certificateholders in the contracts could be defeated. See “Legal Aspects of Mortgage Loans.”

The trustee, or the custodian, will review and hold the documents in trust for the benefit of the securityholders. Unless otherwise provided in the related prospectus supplement, if any document is found to be defective in any material respect, the mortgage loan seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the mortgage loan seller, not later than 90 days or within another period specified in the related prospectus supplement, after the trustee's discovery of the defect. If the defect is not cured, the mortgage loan seller will repurchase the related contract or any property acquired in respect of the contract from the trustee at a price equal to the remaining unpaid principal balance of the contract, or, in the case of a repossessed manufactured home, the unpaid principal balance of the contract immediately prior to the repossession, or, in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at such price or another price as may be set forth in the related prospectus supplement, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related annual percentage rate, plus any unreimbursed advances with respect to the contract. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the securityholders or the trustee for a material defect in a contract document.

Unless otherwise specified in the related prospectus supplement, each mortgage loan seller of contracts will have represented, among other things, that

● immediately prior to the transfer and assignment of the contracts, the mortgage loan seller had good title to, and was the sole owner of each contract and there had been no other sale or assignment of the relevant contract,

● as of the date of transfer, the contracts are subject to no offsets, defenses or counterclaims,

● each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

● as of the date of transfer, each contract is a valid first lien on the related manufactured home and the manufactured home is free of material damage and is in good repair,

● as of the date of transfer, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home and

● with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the agreement and that all premiums now due on insurance have been paid in full.

All of the representations and warranties of an mortgage loan seller in respect of a contract will have been made as of the date on which the mortgage loan seller sold the contract to the depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of notes or certificates, as applicable. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related series of notes or certificates, as applicable. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a mortgage loan seller, the mortgage loan seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the mortgage loan seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected contract. Nothing, however, has come to the depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of contracts as of the date of initial issuance of the related series of notes or certificates, as applicable.

If a mortgage loan seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the securityholders in the contract within 90 days, or another period specified in the related prospectus supplement, after notice from the master servicer, the mortgage loan seller will be obligated to repurchase the contract at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the contract as of the date of the repurchase or, in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at that price or such other price as may be set forth in the related prospectus supplement, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related annual percentage rate, plus the amount of any unreimbursed advances in respect of the contract. The master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by an mortgage loan seller.

Neither the depositor nor the master servicer will be obligated to purchase a contract if an mortgage loan seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to contracts.

Assignment of Agency Securities

The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each agency security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate, if any, and the maturity date.

Assignment of Private Mortgage-Backed Securities

The depositor will cause private mortgage-backed securities to be registered in the name of the trustee. The trustee or custodian will have possession of any certificated private mortgage-backed securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See “The Trust Funds—Private Mortgage-Backed Securities.” Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

Deposits to Certificate Account

The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related issuing entity assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the certificate account. The certificate account must be either:

● maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series or

● an account or accounts the deposits in which are insured by the BIF or the SAIF, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained.

The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the certificate account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the certificate account will be paid to the master servicer or the trustee or their designee as additional compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to certificate accounts or other standards as may be acceptable to the master servicer. The sub-servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage loans received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage loan on the monthly remittance date or dates specified in the related servicing agreement.

Payments on Mortgage Loans and Contracts

The master servicer will deposit or cause to be deposited in the certificate account for each trust fund including mortgage loans and/or contracts, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any retained interest:

(1) all payments on account of principal, including principal prepayments, on the mortgage loans and contracts;

(2) all payments on account of interest on the mortgage loans and contracts, net of any portion retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;

(3) all proceeds of the hazard insurance policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor or obligor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related mortgage and mortgage note, contract, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(4) any amounts required to be paid under any letter of credit, as described below under “Description of Credit Support—Letter of Credit”;

(5) any advances made as described below under “Advances by the Master Servicer in respect of Delinquencies on the Trust Funds Assets”;

(6) if applicable, all amounts required to be transferred to the certificate account from a reserve fund, as described below under “Description of Credit Support—Reserve Funds”;

(7) any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the certificate account as described in the first paragraph below;

(8) all proceeds of any mortgage loan or contract or property in respect of the mortgage loan or contract purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under “The Depositor's Mortgage Loan Purchase Program—Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations” or “—Assignment of Issuing Entity Assets; Review of Files by Trustee” above, exclusive of the retained interest, if any, in respect of the mortgage loan or contract;

(9) all proceeds of any mortgage loan or contract repurchased as described under “—Termination” below;

(10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “Description of Primary Insurance Policies—Primary Hazard Insurance Policies”; and

(11) any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account.

With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for certificate accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the certificate account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the certificate account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the certificate account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the certificate account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

Any buydown funds, and any investment earnings thereon, deposited in the certificate account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

Payments on Agency Securities and Private Mortgage-Backed Securities

The agency securities and private mortgage-backed securities included in a trust fund will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The trustee will deposit or cause to be deposited into the certificate account for each trust fund including agency securities and private mortgage-backed securities as and when received, unless otherwise provided in the related agreement, all distributions received by the trustee with respect to the related agency securities and private mortgage-backed securities, other than payments due on or before the cut-off date and exclusive of any trust administration fee and amounts representing the retained interest, if any.

Distributions

Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each distribution date will equal the sum of the following amounts:

(1) the total amount of all cash on deposit in the related certificate account as of the corresponding determination date, exclusive of:

(a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

(b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

(c) all amounts in the certificate account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

(2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account;

(3) all advances with respect to the distribution date;

(4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

(5) to the extent not on deposit in the related certificate account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

(6) any other amounts described in the related prospectus supplement.

The entire available distribution amount will be distributed among the related securities, including any securities not offered by this prospectus, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

Interest on the Securities

Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See “Yield Considerations”.

Principal of the Securities

The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the issuing entity assets and other assets included in the related trust fund. The principal balance of each security offered by this prospectus will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

Pre-Funding Account

If so specified in the related prospectus supplement, the related agreement may provide for the transfer by the mortgage loan seller of additional mortgage loans or contracts to the related trust fund after the closing date. Such additional mortgage loans or contracts will be required to conform to the requirements set forth in the related agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the mortgage loans or contracts initially included in the trust fund. As specified in the related prospectus supplement, such transfer may be funded by the establishment of a pre-funding account. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in such account to be released as additional mortgage loans or contracts are transferred. A pre-funding account will be required to be maintained as an eligible account under the related agreement, all amounts therein will be required to be invested in permitted investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the securities. The related agreement or other agreement providing for the transfer of additional mortgage loans or contracts will generally provide that all such transfers must be made within 3 months after the closing date, and that amounts set aside to fund such transfers whether in a pre-funding account or otherwise and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such prospectus supplement.

The depositor will be required to provide data regarding the additional mortgage loans or contracts to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional mortgage loans or contracts will be further conditioned upon confirmation by the rating agencies that the addition of such mortgage loans or contracts to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of such security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage loans or contracts have been satisfied.

Allocation of Losses

With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under “Description of Credit Support” will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under “Description of Credit Support—Subordination”.

Advances in Respect of Delinquencies

With respect to any series of securities, the master servicer will advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the available distribution amount for that distribution date unless the master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage loan or contract related to the advance. Unless otherwise stated in the prospectus supplement, the amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. In most cases, the prospectus supplement for a series will also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the master servicer's funds will be reimbursable only out of related recoveries on the mortgage loans or contracts, including amounts received under any form of credit support, respecting which advances were made; provided, however, that any advance will be reimbursable from any amounts in the certificate account to the extent that the master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer will replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

Advances in respect of delinquencies will not be made in connection with revolving credit loans, except as otherwise provided in the related prospectus supplement.

In the case of revolving credit loans, the master servicer or servicer is required to advance funds to cover any draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, draws may be covered first from principal collections on the other loans in the pool.

Reports to Securityholders

With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

(1) all amounts received on the mortgage loans during the related due period and the prepayment period and any amounts received from any other source used to make distributions on the securities;

(2) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

(3) the amount of the distribution to holders of securities of that class allocable to interest;

(4) the amount of related administration or servicing compensation received by the trustee or the master servicer and any sub-servicer;

(5) if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

(6) reimbursement of advances and reimbursements from amounts on deposit in the collection account;

(7) the amount on deposit in the collection account, distribution account, and any other account maintained for the benefit of the certificateholders as of the previous distribution date and of the related distribution date, and any material account activity during the period;

(8)  the aggregate principal balance of the mortgage loans at the close of business on that distribution date and of the previous distribution date and the weighted average life, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans;

(9) the number and aggregate principal balance of mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more and (d) as to which foreclosure proceedings have been commenced;

(10) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the stated principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

(11) the book value of any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the distribution date;

(12) the aggregate principal balance of each class of securities (including any class of securities not offered by this prospectus) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

(13)  the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that distribution date;

(14) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

(15) the amount on deposit in the reserve fund and any other applicable transaction account, if any, as of the distribution date and after giving effect to all distributions and allocations made on such distribution date;

(16) if applicable, any tests or calculations to determine whether any trigger events were met or not;

(17) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

(18)  in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

(19)  in the case of securities that accrued interest at an adjustable rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable security interest rate applicable to the next succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

(20) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

(21) material breaches of representations and warranties or covenants with respect to the mortgage loans, as well as any material modifications or waivers of trigger events;

(22) material breaches of representations and warranties or covenants, as well as any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that cumulatively become material over time; and

(23) if the related prospectus supplement provides for pre-funding, the aggregate principal balance of all subsequent mortgage loans added to the mortgage pool and the balance remaining in the pre-funding account.

In the case of information furnished under subclauses (1)-(3), (5) and (10) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

Collection and Other Servicing Procedures

The master servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and contracts and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans and contracts that are comparable to the mortgage loans and contracts held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under “Description of Primary Insurance Policies” or “Description of Credit Support”. Consistent with this servicing standard, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

The master servicer will segregate and hold all funds that are collected and received pursuant to each mortgage loan separate and apart from any of its own funds and general assets. The master servicer will also establish and maintain in the name of the trustee one or more collection accounts held in trust for the benefit of the trustee and the securityholders.

With respect to either affiliated sub-servicers or sub-servicers that service 20% of the mortgage loans, such sub-servicer will deposit into a clearing account all payments, collections and proceeds, less its servicing compensation, received on mortgage loans in connection with its mortgage loan servicing activities. The sub-servicer will establish and maintain one or more sub-servicer accounts for the purpose of holding such amounts, and in no more than two business days after the deposit of such funds into the clearing account, the sub-servicer will deposit these funds into the sub-servicer account. Within two business days after the sub-servicer deposits the funds into the sub-servicer account, the sub-servicer will either deposit the funds into a collection account or remit the funds to the master servicer for deposit into the collection account.

In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage loan were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage loan by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

In any case in which property securing a mortgage loan, other than an ARM Loan, has been, or is about to be, conveyed by the borrower, the master servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage loan under any due-on-sale or due-on-encumbrance clause applicable to that mortgage loan. The master servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note or manufactured housing contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage loan if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage loan. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed. See “Legal Aspects of Mortgage Loans—Enforceability of Provisions”.

The Depositor will provide static pool information through its internet website as set forth in the prospectus supplement.

Sub-Servicing

Any master servicer may delegate its servicing obligations in respect of the mortgage loans or contracts to third-party servicers, but the master servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable loans, including:

● collecting payments from borrowers and remitting the collections to the master servicer,

● maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

● filing and settling claims under primary hazard insurance policies, which may be subject to the right of the master servicer to approve in advance any settlement,

● maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage loan,

● processing assumptions or substitutions where a due-on-sale clause is not exercised,

● attempting to cure delinquencies,

● supervising foreclosures or repossessions,

● inspecting and managing mortgaged properties, if applicable, and

● maintaining accounting records relating to the mortgage loans.

The master servicer will be responsible for filing and settling claims in respect of mortgage loans in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See “Description of Credit Support”.

The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the master servicer alone were servicing those mortgage loans. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage loans. Each sub-servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related servicing agreement. See “Description of the Securities—Retained Interest, Servicing or Administration Compensation and Payment of Expenses”.

The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Realization upon Defaulted Mortgage Loans

As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. As set forth under “—Collection and Other Servicing Procedures Employed by the Master Servicer”, all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the certificate account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted mortgage loan under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the certificate account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage loan can be resold for an amount exceeding the outstanding principal balance of the related mortgage loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See “Description of Primary Insurance Policies” and “Description of Credit Support”.

With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares. See “Legal Aspects of Mortgage Loans—Foreclosure on Cooperatives”.

Realization upon Defaulted Contracts

Under the applicable servicing agreement, the master servicer will repossess or otherwise comparably convert the ownership of properties securing the related manufactured homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession or other conversion, the servicer or master servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general contract servicing activities. The servicer or master servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (1) that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses and (2) that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

The prospectus supplement for a series of securities will specify whether there will be any retained interest from the issuing entity assets, and, if so, the owner of the retained interest. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage loan, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

The master servicer's, or in the case of a trust fund consisting of agency securities or Private Mortgage-Backed Securities if specified in the related prospectus supplement, the trustee's, primary compensation with respect to a series of securities will come from the monthly payment to it, with respect to each interest payment on a trust fund asset, of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the issuing entity assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and , unless otherwise stated in the prospectus supplement, prepayment penalties, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the certificate account or any sub-servicing account may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

With respect to a series of securities consisting of mortgage loans, in addition to amounts payable to any sub-servicer, except as otherwise described in the prospectus supplement, the master servicer will pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement.

The master servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage loans, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the certificate account for advances.

Evidence as to Compliance

Each servicing agreement with respect to a series of securities will provide that, on or before March 31st of each calendar year (beginning in March of the calendar year following the closing date), a firm of independent public accountants will furnish to the trustee (on behalf of the servicer and any other party “participating in the servicing function” within the meaning of Item 1122 of Regulation AB), for inclusion as an exhibit to the Form 10-K of the issuing entity, a report on an assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Exchange Act, including, but not limited to, the following:

General Servicing Criteria

1.	policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction documents;

2.	if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities;

3.	any requirement in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained; and

4.
a fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction documents.

Cash Collection and Administration

1.	payments on the mortgage loans are deposited in the collection account in any clearing accounts in accordance with the terms of the servicing agreement

2.	wire transfers to investors are made by authorized personnel;

3.	advances are made in accordance with the terms of the servicing agreement; and

4.	all accounts are separately maintained in accordance with the terms of the servicing agreement.

Investor Remittances and Reporting

1.	reports to investors are maintained in accordance with the terms of the servicing agreement; and

2.	amounts due to investors are allocated and remitted in accordance with the terms of the servicing agreement.

Pool Asset Administration

1.	the mortgage loans are safeguarded in accordance with the terms of the servicing agreement;

2.	any additions made to the mortgage pool are reviewed and approved in accordance with the terms of the servicing agreement;

3.	payments on the mortgage loans are posted to the servicer’s records in accordance with the terms of the servicing agreement;

4.	changes with respect to the terms or status of the mortgage loan are made, reviewed and approved in accordance with the terms of the servicing agreement;

5.	records documenting collection efforts with respect to delinquent mortgage loans are kept in accordance with the terms of the servicing agreement;

6.	adjustments to mortgage rates are computed in accordance with the terms of the servicing agreement; and

7.	escrow accounts are kept in accordance with the terms of the servicing agreement.

Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that a review was conducted of the master servicer’s activities and performance during the applicable reporting period under such officer’s supervision and that based on such review, the master servicer has fulfilled its obligations under the related agreement throughout the preceding year, or if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to the officer and the nature and status thereof. To the extent that there are any affiliated sub-servicers or sub-servicers that service 10% or more of the mortgage loans, a separate servicer compliance statement will be provided to the trustee. Such annual statement will be included as an exhibit to the Form 10-K of the issuing entity.

Copies of the annual accountants’ statement and the officer’s statement of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each pooling and servicing agreement and each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be the depositor or an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

Each pooling and servicing agreement and each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the related agreement. If the master servicer resigns and transfers its duties to a successor master servicer, the entire amount of the servicing fee and other compensation payable to the master servicer will thereafter be payable to such successor master servicer.

Each pooling and servicing agreement and each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (1) any legal action relating to the related agreement or the securities, other than any loss, liability or expense is related to any specific mortgage loan or mortgage loans, unless any such loss, liability or expense otherwise reimbursable pursuant to the related agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, (2) any breach of a representation or warranty regarding the mortgage loans or (3) if so specified in the related agreement, actions taken by the master servicer or the depositor in accordance with the terms of the related agreement. In addition, each pooling and servicing agreement and each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account. Except in the case of a series of senior/subordinate securities, any such obligation of the securityholders will be borne among them on a pro rata basis in proportion to the accrued security interest payable thereto, and, notwithstanding any other provision, their respective distributions will be reduced accordingly.

Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default and Rights upon Events of Default

Pooling and Servicing Agreement

Events of default under each pooling and servicing agreement will include:

● any failure by the master servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

● any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

● events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage loans, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated.

If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

● the certificateholder previously has given to the trustee written notice of default,

● the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

● have offered to the trustee reasonable indemnity, and

● the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Servicing Agreement

A servicing default under the related servicing agreement will include:

● any failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

● any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

● events of insolvency, readjustment of debt, marshalling of assets and material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

● liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations and

● any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

An event of default under the indenture will include:

● a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

● failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

● any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

● events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

● any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

● the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

● the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

● the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

● the holder previously has given to the trustee written notice of default and the default is continuing,

● the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (a) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (b) have offered to the trustee reasonable indemnity,

● the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

● no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of the provider of credit support, if any, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or written notice from the Rating Agencies shall be required to address the effect of any such amendment on any such consenting Certificateholder. Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose; provided, however, that no amendment may

● reduce in any manner the amount of or delay the timing of, payments received on issuing entity assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

● adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the above bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities) in a manner, other than as described in the first bullet point, or

● reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, that no amendment may

● reduce in any manner the amount of or delay the timing of, payments received on issuing entity assets which are required to be distributed on any note without the consent of the holder of that note,

● adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes), without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

● reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

Termination

The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the agreements following the earlier of

● the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the issuing entity assets acquired upon foreclosure of the issuing entity assets, and

● the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust created by the related agreements continue beyond the date specified in the related prospectus supplement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

● the sum of (a) 100% of the stated principal balance of each mortgage

● loan as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage loans acquired for the benefit of securityholders, and

● the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase.

The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding issuing entity assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the issuing entity assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a “qualified liquidation” under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

Description of the Trustee

The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.

Exchangeable Securities

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•
the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

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A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Description of Credit Support

If so provided in the related prospectus supplement, the trust fund for a series of securities may include credit support for that series or for one or more classes of securities comprising the series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the mortgage loans covered thereby or a specified dollar amount:

● coverage with respect to realized losses incurred on liquidated loans;

● coverage with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies; and

● coverage with respect to specific actions that may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction of the interest rate on a mortgage loan, an extension of its maturity or a reduction in the principal balance of the mortgage loan.

As set forth in the following paragraphs and in the related prospectus supplement, credit support coverage may be provided by subordination of one or more classes to other classes of securities in a series, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund, overcollateralization or cross support or any combination of the foregoing. The amount and type of any credit support with respect to a series of securities or with respect to one or more classes of securities comprising that series, and the obligors on the credit support, will be set forth in the related prospectus supplement. A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

Subordination

With respect to any Senior/Subordinate Series, in the event of any realized losses on mortgage loans not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

As set forth under “Description of the Securities—Distributions of Principal of the Securities”, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under “—Reserve Funds” and in the related prospectus supplement.

With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

Letter of Credit

As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

The master servicer or the trustee will make or cause to be made draws on the letter of credit bank under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

(1)  For any mortgage loan that became a liquidated loan during the related Prepayment Period, other than mortgage loans as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage loan plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated loan, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation loan, which shall be paid to the master servicer;

(2)  For each mortgage loan that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage loan plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

(3)  For any mortgage loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or the amount by which the principal balance of the mortgage loan has been reduced by the bankruptcy court.

If the related prospectus supplement so provides, upon payment by the letter of credit bank with respect to a liquidated loan, or a payment of the full amount owing on a mortgage loan as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated loan will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage loans that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

In the event that the bank that has issued a letter of credit ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a commercial bank that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral required by the predecessor bank, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

Mortgage Pool Insurance Policy

As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided.

The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

● an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

● premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;
● if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

● the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or (b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and (b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related series. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages” and “—Repossession with respect to Manufactured Housing Contracts”.

If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

Special Hazard Insurance Policy

As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The master servicer will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for.

Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from:

● loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

● loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of (1) the cost of repair to the property and (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

Restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage loan plus interest thereon to the date of sale plus expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage loan, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage loan, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages” and “—Repossession with respect to Manufactured Housing Contracts”.

Financial Guarantee Insurance

Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

Reserve Fund

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Overcollateralization

If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on the securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage loans in the related trust fund.

Cross-Support Features

If the issuing entity assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-support from any other trust fund.

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include other agreements, such as interest rate exchange agreements, interest rate cap, swap, floor or corridor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the issuing entity assets and/or on the value of one or more classes of securities. The principal terms of any agreement of this type, and the identity of each obligor, will be described in the prospectus supplement for a series of securities. The terms of any such agreement will be such that the performance of the related securities will be primarily based on the financial assets of the trust fund.

Description of Primary Insurance Policies

Each mortgage loan will be covered by a primary hazard insurance policy and, if required as described in the paragraphs following, a primary mortgage insurance policy.

Primary Mortgage Insurance Policies

As set forth under “Description of the Securities—Procedures for Realization Upon Defaulted Mortgage Loans”, the master servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in this prospectus and in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

● advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

● in the event of any physical loss or damage to the mortgaged property,have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

● tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Primary Hazard Insurance Policies on Mortgage Loans

Each pooling and servicing agreement and servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the master servicer in respect of a claim. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the certificate account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (a) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (b) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (a) the replacement cost of the improvements less physical depreciation and (b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Standard Hazard Insurance Policies on Manufactured Homes

The applicable servicing agreement for each series will require the master servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the manufactured home is located, and in an amount which is not less than the lesser of the maximum insurable value of the manufactured home or the principal balance due from the obligor on the related contract; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained in the policy. when a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the master servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the master servicer will contain a standard loss payee clause in favor of the master servicer and its successors and assigns. Unless otherwise stated in the related prospectus supplement, if any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the master servicer will be required to pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

The master servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and will be required to maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy will be substantially in the form and in the amount carried by the master servicer as of the date of the related servicing agreement. The master servicer will pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer shall cease to be acceptable to the master servicer, the master servicer will use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

FHA Insurance

The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture.

The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

VA Guarantees

The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA s supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

The master servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of legal aspects of loans secured by residential properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. If there is a concentration of the mortgage loans included in a trust fund in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

General

All of the mortgage loans, except as described below, are loans to homeowners and all of the Single-Family Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the single-family property or multifamily property, as the case may be, is located. If specified in the prospectus supplement relating to a series of securities, a trust fund may also contain (i) cooperative loans evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (ii) contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is not prior to the lien for real estate taxes and assessments.

Single-Family Loans and Multifamily Loans

The single-family loans and multifamily loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a single-family loan or multifamily loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.

Leases and Rents

Mortgages and deeds of trust which encumber multifamily property often contain an assignment of rents and leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents.

Even after a foreclosure or the enforcement of an assignment of rents and leases, the potential rent payments from the property may not be sufficient to service the mortgage debt. For instance, the net income that would otherwise be generated from the property may be insufficient to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations inherited by the lender as landlord. In the event of a borrower's default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

Cooperative Loans

The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under “Foreclosure on Cooperative Shares” below.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the master servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, the contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage loan seller and transferred to the depositor. With respect to a series of notes or certificates, as applicable, and as described in the related prospectus supplement, the master servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the mortgage loan seller pursuant to its repurchase obligation for breach of warranties.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in several states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the master servicer will be obligated to take those steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any liens of that type with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

Foreclosure on Mortgages

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of fraud, bad faith, oppressive or unconscionable conduct warranted a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within two years, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan that would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Cooperative Shares

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Repossession with Respect to Contracts

Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in minimal ways, the general repossession procedure established by the UCC is as follows:

Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While several states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Notice of Sale; Redemption Rights with Respect to Manufactured Homes

While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Rights of Redemption with Respect to Single-Family Properties and Multifamily Properties

In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, prior to the filing of the debtor's Chapter 13 petition. Several courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications, contained in the debtor’s rehabilitative payment plan, may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor, or other real property purchased by the mortgagor within one year prior to commencement of the mortgagor’s bankruptcy. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite several ambiguities, the NBRC's report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than that amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. A strong dissent by some members of the NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence. Section 1322(b)(2), which was not amended in connection with the 2005 amendments to the Bankruptcy Code, permit a Chapter 13 debtor to modify the rights of holding secured claims other than claims secured only by a security interest in real property that is the debtor’s principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not subject to modification under Bankruptcy Code Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the mortgage loans included in a trust fund and the enforcement of rights therein. However, no such changes were made in the 2005 amendments to the Bankruptcy Code.

Several tax liens arising under the Code may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership Act, if such mortgage loans are not loans made to finance the purchase of the mortgaged property and have mortgage rates or origination costs in excess of certain prescribed levels. Such mortgage loans, the “High Cost Loans”. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including the trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

Cooperative Loans

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Junior Mortgages

The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See “—Foreclosure on Mortgages”.

Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws with Respect to Contracts

Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. This liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the manufactured housing contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in “—Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including federal bankruptcy laws and related state laws may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Enforceability of Provisions

The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982. This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

Single-Family Loans and Multifamily Loans

Exempted from this preemption pursuant to the Garn-St Germain Act are mortgage loans originated other than by federal savings and loan associations and federal savings banks that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982. However, this exception applies only to transfers of property underlying these window period loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying window period loans unless the property underlying such window period loan is located in one of the five “window period states” identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be window period loans.

With the expiration of the exemption for window period loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the window period, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven window period states, five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of such mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes

Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related manufactured housing contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, the master servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

Prepayment Charges and Prepayments

Generally, mortgage loans may be prepaid in full or in part without penalty. Generally, multifamily loans may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the offered certificates. The Office of Thrift Supervision, or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

The depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Title V also provides that, subject to the following conditions, state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing. The manufactured housing contract would be covered if they satisfy conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Alternative Mortgage Instruments

ARM loans and revolving credit loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

● state-chartered banks may originate “alternative mortgage instruments” (including ARM Loans and revolving credit loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

● state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

● all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM loans and revolving credit loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

All of the ARM loans and revolving credit loans that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM loans and revolving credit loans that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any manufactured housing contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related manufactured housing contract and may be unable to collect amounts still due under the manufactured housing contract. The successful assertion of this type of claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss only to the extent that:

● the mortgage loan seller breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting the claim, and

● the mortgage loan seller, the depositor or the trustee were

Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Servicemembers' Civil Relief Act

Under the terms of the Servicemembers' Civil Relief Act a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single-family loan, cooperation loan or enforce rights under a manufactured housing contract during the borrower's period of active duty status, and, sometimes, during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage loan that goes into default, there may be delays in payment and losses incurred by the related securityholders.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the master servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the master servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The master servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The master servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

Negative Amortization Loans

A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of four general types:

● REMIC certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

● Notes representing indebtedness of an owner trust for federal income tax purposes,

● Grantor Trust Certificates representing interests in a Grantor Trust Fund to which no REMIC election will be made,

● Partnership Certificates representing interests in a Partnership Trust Fund which is treated as a partnership for federal income tax purposes, and

● Debt Certificates representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under “Taxation of Owners of REMIC Regular Certificates” and “Taxation of Owners of REMIC Residual Certificates”. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. Except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For a series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General. Except as described in “Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions,” REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

(1)  on the basis of a constant yield method,

(2)  in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

(3)  in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The committee report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. However, it is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium. Whether any holder of the REMIC Regular Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions Tax and Other Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The committee report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at “—Noneconomic REMIC Residual Certificates”. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

Issue premium is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

(1)  the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over

(2)  the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have significant value.

For REMIC Residual Certificateholders, an excess inclusion:

(1)  will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

(2)  will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

(3)  will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign Investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. “Real estate investment trust taxable income” is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates” for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC Residual Certificates. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC Residual Certificates may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

● an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

● the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their own tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates

If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be:

● equal the cost of the REMIC Regular Certificate to the certificateholder,

● increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

● reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC Certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

● the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

● the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

● residual interests in the entity are not held by disqualified organizations and

● information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity:

● the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or

● a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

For these purposes, a disqualified organization means:

● the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

● any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

● any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

Status as Real Property Loans. Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders. Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that Grantor Trust Fractional Interest Certificates will represent interests in “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

The assets constituting certain Grantor trust funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates are encouraged to consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor trust fund that includes buydown mortgage loans.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor trust fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Stripped Bond Rules Do Not Apply” for a definition of qualified stated interest. In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see “Sales of Grantor Trust Certificates”, and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “—Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates

The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—Stripped Bond Rules Apply” above.

As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the “Contingent Payment Regulations”, but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates

Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Partnership Trust Funds

Classification of Partnership Trust Funds. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

Characterization of Investments in Partnership Certificates. For federal income tax purposes,

(1)  Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v);

(2)  Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on Partnership Certificates will be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the Partnership trust fund based on capital accounts; and

(3)  Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

Taxation of Owners of Partnership Certificates

Treatment of the Partnership trust fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership trust fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership trust fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership trust fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

Partnership Taxation. As a partnership, the Partnership trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership trust fund. It is anticipated that the Partnership trust fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under “—Grantor Trust Funds—Taxation of Owners of Grantor Trust Fractional Interest Certificates —If Stripped Bond Ruled Do Not Apply”, “—Market Discount” and “—Premium”, and any gain upon collection or disposition of mortgage loans. The Partnership trust fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership trust fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership trust fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership trust fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the trust fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership trust fund income even if they have not received cash from the Partnership trust fund to pay these taxes.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

A share of expenses of the Partnership trust fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under “—Grantor trust funds—Taxation of Owners of Grantor Trust Fractional Interest Certificates.” Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership trust fund.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “—Grantor trust funds—Taxation of Owners of Grantor Trust Fractional Interest Certificates — If Stripped Bond Rules Do Not Apply.” Notwithstanding this description, it is intended that the Partnership trust fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership trust fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

Discount And Premium. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership trust fund should not have original issue discount income. However, the purchase price paid by the Partnership trust fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “—Grantor trust funds—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” and “Premium.” As stated in the previous paragraph, the Partnership trust fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

If the Partnership trust fund acquires the mortgage loans at a market discount or premium, the Partnership trust fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under Section 708 of the Code, the Partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership trust fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership trust fund, the old partnership, to a new Partnership trust fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership trust fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership trust fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership trust fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

Allocations Between Transferors And Transferees. In general, the Partnership trust fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership trust fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership trust fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate exceeds the adjusted basis of the certificateholder s interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder s adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

Section 754 Election. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership trust fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership trust fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership trust fund income than would be appropriate based on their own purchase price for Partnership Certificates.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership trust fund and will report each certificateholder s allocable share of items of Partnership trust fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership trust fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership trust fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership trust fund. The information referred to above for any calendar year must be furnished to the Partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the Partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership trust fund would be engaged in a trade or business in the United States for these purposes, the Partnership trust fund will withhold as if it were so engaged in order to protect the Partnership trust fund from possible adverse consequences of a failure to withhold. The Partnership trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership trust fund to change its withholding procedures. In determining a holder's withholding status, the Partnership trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder s certification of nonforeign status signed under penalties of perjury.

Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership trust fund, taking the position that no taxes were due because the Partnership trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Tax Return Disclosure and Investor List Requirements

Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the Certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under “Federal Income Tax Consequences” does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

REPORTABLE TRANSACTIONS

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Investors Affected

A federal law called the Employee Retirement Income Security Act of 1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

● a pension or other employee benefit plan of employers in the private sector that is regulated under ERISA, referred to as an ERISA plan,

● an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

● a pension and other benefit plan for the employees of state and local governments, called a government plan, or

● an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

A summary of the effects of those laws follows.

Fiduciary Standards for ERISA Plans and Related Investment Vehicles

ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the ERISA plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you are encouraged to consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs and Related Investment Vehicles

General. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor referred to as the DOL. Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

Purchase and Sale of Securities. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

Transactions Incidental to the Operation of the Trust. Transactions involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of the trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The DOL has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes.

To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations, or (3) benefit plan investors as defined in the plan asset regulations as modified by Section 3(42) of ERISA do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

Possible Exemptive Relief

The DOL has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

Class and Statutory Exemptions. The DOL has issued Prohibited Transaction Class Exemptions, or PTCEs, which provide that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between an ERISA plan, Keogh plan, IRA or related investment vehicle and a person or entity that is a party in interest or disqualified person to such Plan solely by reason of providing services to such plan or entity (other than a party in interest or a disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

Class Exemptions For Purchases And Sales of Securities. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

● PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

● PTCE 86-128, which exempts certain transactions between a plans and certain broker-dealers.

● PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

● PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

● PTCE 95-60, which exempts certain transactions entered into by insurance company general accounts.

● PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class Exemptions For Purchases And Sales of Securities And Transactions Incidental to The Operation of The Trust. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust

● PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

● PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Administrative Exemption For Offerings Managed by Certain Underwriters. The DOL has also issued exemptions to several underwriters of securities, for specific offerings in which that underwriter or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwrite is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. This is called the Underwriters' Exemption. Amendments to the Underwriters' Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000) and 67 Fed. Reg. 54487 (August 22, 2002). The Underwriters' Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets or a debt instrument issued by the trust. These certificates and debt instruments are referred to in this prospectus as “securities.” When applicable, the Underwriters' Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

In order for the Underwriters' Exemption to be available to a purchase of securities, the trust's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations; undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship or other credit support arrangements, including certain swaps and yield maintenance agreements, with respect to any of the these obligations; and a pre-funding account.

Conditions For Pre-Funding Accounts. If the trust includes a pre-funding account, the following conditions also apply:

● The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

● All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, called the Exemption Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption Rating Agency or a majority vote of outstanding certificateholders.

● After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption Rating Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

● The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

● Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

● The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

● Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

● The prospectus or prospectus supplement must describe the duration of the pre-funding period.

● The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of securityholders of the trust, including ERISA plans.

Additional Conditions for the Underwriters' Exemption. If the requirements applicable to the trust and pre-funding account are met, the Underwriters' Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:

● The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

● The rights and interests evidenced by the securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust unless none of the mortgage loans or other assets has a LTV that exceeds 100% as of the date of the issuance of the securities.

● The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of four highest generic rating categories from the Exemption Rating Agencies. The securities must be rated in one of the two highest generic categories by the exemption rating agencies if the LTV of any one-to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% at the date of issuance of the securities. However, in that case the Underwriters' Exemption will not apply (a) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a LTV that exceeds 100% at the date of issuance of the securities or (y) any one- to four- family residential mortgage loan or home equity has a LTV that exceeds 125% at the date of the issuance of the securities or (b) to any subordinate securities.

● The trustee of the trust is not an affiliate of the trust sponsor, any servicer, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

● The sum of all payments made to and retained by the underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such services.

● The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

● In the case of certain types of issuers, the pooling and servicing agreement or trust agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust, and a true sale opinion is issued in connection with the transfer of assets to the trust.

The Underwriters' Exemption permits interest-rate swaps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied. An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it: (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer, Depositor or Seller.

An “eligible Swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is an ERISA plan, an IRA or a Keogh plan where the decision to buy such class of securities is made on behalf of such plan entity by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption (“PTCE”) 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and plan) under management of at least $100 million at the time the securities are acquired by the plan entity.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Underwriters' Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Limits on Scope of The Underwriters' Exemption. The Underwriters' Exemption will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.

The Underwriters' Exemption also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters' Exemption generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with respect to 5% or less of the fair market value of obligations or receivables contained in the trust or an affiliate only when the following additional conditions are met:

● The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust's sponsor, the trustee, any insurer, any servicer or any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

● Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust is acquired by persons independent of the underwriters or selling agents, the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

● The purchaser’s investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

● Immediately after the acquisition, no more than 25% of the purchaser's assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has discretionary authority or over the purchaser or renders investment advice to the purchaser for a fee.

The Underwriters’ Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if:

● The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

● The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust.

Statutory Exemption for Insurance Company General Accounts. Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became applicable on July 5, 2001.

Consultation with Counsel

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Government Plans

Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you are encouraged to consult with your advisors regarding the requirements of applicable state law.

Representation from Plans Investing in Notes with Substantial Equity Features or Certain Securities

Because the exemptive relief afforded by the Underwriters' Exemption or any similar exemption that might be available will not apply to the purchase, sale or holding of certain securities, including but not limited to REMIC Residual Certificates and any securities which are not rated in the applicable generic rating category by the Exemption Rating Agencies, transfers of these securities to an ERISA Plan, an IRA or a Keogh Plan, to a trustee or other person acting on behalf of any ERISA Plan, IRA or Keogh Plan, or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

In lieu of an opinion of counsel, in the case of certain securities as provided for in the related prospectus supplement, the transferee may provide a certification substantially to the effect that the purchase of securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to acquire or hold the securities or interest therein is an “insurance company general account” as defined in PTCE 95-60; and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied. Additional representations may be required prior to the purchase of subordinate certificates, as provided in the related prospectus supplement.

An opinion of counsel or certification will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing the securities on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan or (b) the purchase of the security by or on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

Tax Exempt Investors

An ERISA Plan, an IRA or a Keogh Plan that is exempt from federal income taxation under section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” under section 512 of the Code. All “excess inclusions” of a REMIC allocated to a REMIC Residual Certificate and held by such an ERISA Plan, an IRA or a Keogh Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.

This discussion is a general discussion of some of the rules which apply to ERISA Plans, Keogh Plans, IRAS, government plans and their related investment vehicles. Prior to making an investment in securities, prospective plan investors are encouraged to consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.

LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletins 73a, entitled “Investing in Complex Securities” (“TB 73a”), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHODS OF DISTRIBUTION

The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Citigroup Global Markets Inc. Acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this prospectus, the distribution of any class of the offered securites may be effected through one or more resecuritization transactions, in accordance with Rule 190.

Alternatively, the prospectus supplement may specify that the securities will be distributed by Citigroup Global Markets Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Citigroup Global Markets Inc. acts as agent in the sale of securities, Citigroup Global Markets Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage loans as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Citigroup Global Markets Inc. elects to purchase securities as principal, Citigroup Global Markets Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

The depositor will indemnify Citigroup Global Markets Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Citigroup Global Markets Inc. and any underwriters may be required to make in respect thereof.

In the ordinary course of business, Citigroup Global Markets Inc. and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the securities.

The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

FINANCIAL INFORMATION

The depositor has determined that its financial statements are not material to the offering made by this prospectus. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

RATING

It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Any such ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Such ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facility maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Commission’s Web site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

Any Form 10-D, Form 10-K or Form 8-K filed on behalf of the issuing entity will be signed by the depositor or the master servicer.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act of 1933 and to which reference is made.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of securities offered hereby evidencing interest therein; provided, however, this prospectus does not incorporate by reference any of the issuing entity’s annual reports filed on Form 10-K with respect to a trust fund. Finalized agreements, including the exhibits to these agreements, will be filed by Form 8-K and incorporated by reference into the registration statement. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to its principal executive office at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance, or by telephone at (212) 816-6000. The depositor has determined that its financial statements are not material to the offering of any securities offered by this prospectus.

GLOSSARY

Accrual Securities: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

Applicable Federal Rate: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

Arm Loan: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

Bif: Bank Insurance Fund Savings Association Insurance Fund (“SAIF”).

Call Class: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under “Description of the Securities—Termination” in this prospectus.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

Charter Act: Federal National Mortgage Association Charter Act.

Clean-up Call: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding issuing entity assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the issuing entity assets at the cut-off date for that series and which percentage will be between 25% and 0%.

Closing Date: With respect to any series of securities, the date on which the securities are issued.

Code: The Internal Revenue Code of 1986, as amended.

Commission: The Securities and Exchange Commission.

Contract: Any conditional sales contracts and installment loan agreements with respect to manufactured homes.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

Crime Control Act: The Comprehensive Crime Control Act of 1984.

DIDMC: The Depository Institutions Deregulation and Monetary Control Act of 1980.

DOL: The U.S. Department of Labor.

DOL Regulations: The regulations promulgated by the U.S. Department of Labor at 29 C.F.R.ss.2510. 3-101.

DTC: Depository Trust Company.

Due Period: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

Equity Certificates: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

ERISA: Employment Retirement Income Security Act of 1974, as amended

ERISA Permitted Investments: The types of investments permitted by the rating agencies named in the Prohibited Transaction Exemption 91-23 issued by the DOL in which funds in a pre-funding account may be invested.

Fannie Mae: Federal National Mortgage Association.

FDIC: Federal Deposit Insurance Corporation.

FHA: Federal Housing Administration.

FHA Loans: Any mortgage loan originated by the FHA.

Freddie Mac: Federal Home Loan Mortgage Corporation.

Freddie Mac Act: Title III of the Emergency Home Finance Act of 1970, as amended.

FTC Rule: The “Holder in the Due Course” Rule of the Federal Trade Commission.

Garn-st. Germain Act: The Garn-St. Germain Depositor Institutions Act of 1982.

GNMA: Government National Mortgage Association.

Grantor Trust Certificate: A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Certificate: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

High Cost Loan: A mortgage loan subject to the Home Ownership and Equity Protection Act of 1994.

Homeownership Act: The Home Ownership and Equity Protection Act of 1994.

Housing Act: Title II of the National Housing Act of 1934, as amended.

Insurance Proceeds: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

Liquidated Loan: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

Liquidation Proceeds: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

Lockout Date: The date of expiration of the Lockout Period with respect to a mortgage loan.

Lockout Period: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

LTV: loan to value ratio.

Mortgage: The mortgage, deed of trust or similar instrument securing a mortgage loan.

Multifamily Loans: Mortgage loans relating to Multifamily Properties.

Multifamily Properties: Rental apartments or projects (including apartment buildings owned by cooperative housing corporations) containing five or more dwelling units.

NBRC: The National Bankruptcy Review Commission.

NCUA: The National Credit Union Administration.

Nonrecoverable Advance: An advance made or to be made with respect to a mortgage loan which the master servicer determines is not ultimately recoverable from Related Proceeds.

OID Regulations: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

Partnership Certificate: A certificate representing an interest in a Partnership Trust Fund.

Partnership Trust Fund: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

Plans: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or Individual Retirement Accounts described in Section 408 of the Code.

Prepayment Assumption: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

Prepayment Period: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption

Purchase Price: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of the servicing fee and any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and (6) if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

Record Date: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

Related Proceeds: Recoveries on a mortgage loan related to amounts which the master servicer has previously advanced to the related trust fund.

Relief Act: The Servicemembers' Civil Relief Act.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Certificates: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions: Sections 860A through 860G of the Code.

REMIC Regular Certificate: A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC Residual Certificate: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC Regulations: The REMIC Provisions and the related Treasury regulations.

Retained Interest: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SAIF: The Savings Association Insurance Fund.

Scheduled Principal Balance: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

Senior/Subordinate Series: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

Single Family Properties: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments.

SMMEA: Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Subordination Amount: The amount of any Special Hazard RealizedLoss that is allocated to the subordinate securities of a series.

Stated Principal Balance: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

Strip Securities: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or (b) interest distributions, with disproportionate, nominal or no principal distributions.

Stripped Interest: The distributions of interest on a Strip Security with no or a nominal principal balance.

United States Person: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

VA: Veterans' Administration.

VA Loans: Any mortgage loan originated by the VA.

$507,851,000 (Approximate)

Citigroup Mortgage Loan Trust 2007-AHL2
Issuing Entity

Citigroup Mortgage Loan Trust Inc.
Depositor

Citigroup Global Markets Realty Corp.
Sponsor

Countrywide Home Loans Servicing LP
Servicer

Prospectus Supplement

Dated May [___], 2007

Asset-Backed Pass-Through Certificates, Series 2007-AHL2

Citi

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates offered hereby in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days following the date of this prospectus supplement.